Prospectus Supplement (to Prospectus Dated March 1, 2007)

                        HOME EQUITY MORTGAGE TRUST 2007-1
                                 Issuing Entity

                           DLJ MORTGAGE CAPITAL, INC.
                               Sponsor and Seller

              CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
                                    Depositor

                                 PNC BANK, N.A.
                                    Servicer

                        HOME EQUITY MORTGAGE TRUST 2007-1
                      MORTGAGE-BACKED NOTES, SERIES 2007-1
                                  $175,000,100
                                  (Approximate)

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You should  carefully  review the  information in "Risk Factors" on page S-11 in this prospectus supplement and page 6 in the prospectus.

This prospectus supplement may be used to offer and sell the securities only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The issuing entity will issue:

o One class of the Series 2007-1 Notes and one class of Series 2007-1 Certificates are being offered hereby. You can find a list of the offered notes and certificates, together with their initial class principal balances, initial interest rates and certain other characteristics in the table beginning on page S-6 of this prospectus supplement and the footnotes that follow. Principal and interest, as applicable, on the offered notes and certificates will be paid monthly. The first expected payment date will be March 26, 2007.

o The offered notes and certificates represent obligations of the Home Equity Mortgage Trust 2007-1 only and do not represent an interest in or obligation of the sponsor, the depositor, the servicer, the seller, the indenture trustee, the owner trustee, the underwriter or any of their affiliates or any other entity.

Home Equity Mortgage Trust 2007-1:

      o     will consist primarily of home equity revolving lines of credit.

Credit Enhancement:

      o     Excess interest used to create and maintain overcollateralization.

      o A certificate guaranty insurance policy with respect to the Class A-1 Notes and the Class G Certificates.

                                  [Ambac LOGO]

      Credit Suisse Securities (USA) LLC, as underwriter, will buy the offered securities from Credit Suisse First Boston Mortgage Acceptance Corp., the depositor, at a price equal to approximately 100.00% of their face value. The depositor will pay the expenses related to the issuance of the notes from these proceeds. The underwriter will sell the offered securities purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale.

      Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

                                  Credit Suisse

                                  March 8, 2007

              Important Notice About Information Presented in this
                    Prospectus Supplement and the Prospectus

      You should rely only on the information contained in this document or to which we have referred you in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

      We provide information to you about the offered securities in two separate documents that progressively provide more detail:

      o the prospectus, which provides general information, some of which may not apply to your series of securities; and

      o this prospectus supplement, which describes the specific terms of your series of securities.

      The depositor's principal executive offices are located at Eleven Madison Avenue, 4th Floor, New York, New York 10010. Its telephone number is (212) 325-2000.

      We  include   cross-references  in  this  prospectus  supplement  and  the accompanying prospectus to captions in these materials where you can find further related discussions.

      Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consists of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," "assumed characteristics" "structuring assumptions," "prepayment assumption," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

      Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Securities--Glossary of Terms."

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY .................................................................    S-4
RISK FACTORS ............................................................   S-11
THE MORTGAGE POOL .......................................................   S-19
    General .............................................................   S-19
    Pool Characteristics ................................................   S-21
    Representations and Warranties Regarding the Mortgage Loans .........   S-32
    Pre-Funding and Conveyance of Subsequent Mortgage Loans .............   S-33
    Additional Information ..............................................   S-34
THE ORIGINATORS .........................................................   S-34
STATIC POOL INFORMATION .................................................   S-35
THE SPONSOR .............................................................   S-36
THE DEPOSITOR ...........................................................   S-36
THE SERVICER ............................................................   S-37
    PNC Bank, N.A .......................................................   S-37
THE ISSUING ENTITY ......................................................   S-39
THE OWNER TRUSTEE .......................................................   S-40
THE INDENTURE TRUSTEE ...................................................   S-40
THE CUSTODIAN ...........................................................   S-42
THE INSURER .............................................................   S-42
THE SERVICING AGREEMENT .................................................   S-44
    General .............................................................   S-44
    Servicing Compensation and Payment of Expenses ......................   S-45
    Interest Shortfalls in Connection with Prepaid Mortgage Loans .......   S-46
    Advances ............................................................   S-46
    Loss Mitigation Procedures ..........................................   S-46
    Appointment of Special Servicer; Specially Serviced Loans ...........   S-47
    Credit Risk Manager .................................................   S-47
    Servicer Events of Default ..........................................   S-48
THE INDENTURE AND TRUST AGREEMENT .......................................   S-48
    General .............................................................   S-48
    Assignment of Mortgage Loans ........................................   S-48
    Events of Default ...................................................   S-49
    Rights Upon Event of Default ........................................   S-50
    Reports to Noteholders ..............................................   S-50
DESCRIPTION OF THE SECURITIES ...........................................   S-53
    General .............................................................   S-53
    Notes ...............................................................   S-53
    Certificates ........................................................   S-53
    Payments ............................................................   S-53
    Book-Entry Notes ....................................................   S-53
    Pre-Funding Account .................................................   S-54
    Capitalized Interest Account ........................................   S-55
    Glossary of Terms ...................................................   S-55
    Calculation of One-Month LIBOR ......................................   S-62
    Payments of Interest ................................................   S-62
    Payments of Principal ...............................................   S-63
    Credit Enhancement ..................................................   S-64
    Purchase of Additional Balances .....................................   S-68
    Voting Rights .......................................................   S-68
    Optional Termination ................................................   S-68
    Final Scheduled Payment Date ........................................   S-70
    Certain Rights of the Insurer .......................................   S-70
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS ...........................   S-70
    General Prepayment Considerations ...................................   S-70
    Special Yield Considerations ........................................   S-71
    Principal Prepayments ...............................................   S-72
    Mandatory Prepayment ................................................   S-72
    Overcollateralization ...............................................   S-72
    Weighted Average Lives ..............................................   S-72
    Additional Yield Considerations Applicable Solely to the
       Class A-R Certificates ...........................................   S-76
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ................................   S-76
    Backup Withholding with Respect to the Offered Notes ................   S-78
    Special Tax Considerations Applicable to Residual Certificates ......   S-78
METHOD OF DISTRIBUTION ..................................................   S-80
LEGAL MATTERS ...........................................................   S-80
EXPERTS .................................................................   S-80
ACCOUNTING CONSIDERATIONS ...............................................   S-81
LEGAL PROCEEDINGS .......................................................   S-81
AFFILIATES AND RELATED TRANSACTIONS .....................................   S-81
RATINGS .................................................................   S-81
LEGAL INVESTMENT ........................................................   S-82
ERISA CONSIDERATIONS ....................................................   S-82
ANNEX I  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES ..    I-1

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                                     Summary

This summary highlights selected information from this prospectus supplement and does not contain all of the information necessary to make your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered securities.

Issuing Entity or Trust ....  Home Equity Mortgage Trust 2007-1.

Title of the offered
  securities ...............  Mortgage-Backed Notes, Series 2007-1.

Depositor ..................  Credit  Suisse  First Boston  Mortgage  Acceptance
                              Corp.

Sponsor and Seller .........  DLJ Mortgage Capital, Inc.

Servicer ...................  PNC Bank,  N.A.  (referred  to in this  prospectus
                              supplement   as  PNC)  will  service  the  initial
                              mortgage loans.

Originators ................  DLJ Mortgage  Capital,  Inc.  and Secured  Funding
                              Corporation are the originators with respect to approximately 48.88% and 29.30%, respectively, of the initial mortgage loans (by principal balance as of the cut-off date), and no other entity is the originator with respect to 10% or more of the initial mortgage loans.

Indenture Trustee ..........  U.S. Bank National Association.

Owner Trustee ..............  Wilmington Trust Company.

Custodian ..................  LaSalle Bank National Association.

Insurer ....................  Ambac Assurance  Corporation  (referred to in this prospectus supplement as Ambac or the insurer).

Credit Risk Manager ........  Clayton Fixed Income Services Inc.

Mortgage pool ..............  The  initial   mortgage  loans  consist  of  2,563
                              adjustable rate primarily second lien home equity revolving credit lines with an aggregate principal balance of approximately $169,010,848 as of the cut-off date.

Cut-off date ...............  For the initial mortgage loans, February 1, 2007.

Closing date ...............  On or about March 9, 2007.

Payment dates ..............  Beginning on March 26, 2007 and  thereafter on the
                              25th of each month or, if the 25th is not a business day, on the next business day.

Determination dates ........  The second  business day following the 15th day of each month.

Form of offered
  securities ...............  The offered  notes will be book-entry  notes.  The
                              Class   A-R   Certificates    will   be   physical
                              certificates.

                              See "Description of the Securities--Book-Entry Notes" in this prospectus supplement.

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                                      S-4

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Minimum denominations ......  The  offered  notes  will  be  issued  in  minimum denominations (by principal balance) of $25,000 and integral multiples of $1 in excess thereof. The Class A-R Certificates will be issued in minimum percentage interests of 20%.

ERISA considerations .......  The offered  notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Sales of the Class A-R Certificates to such plans or retirement arrangements are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement.

                              See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Legal investment ...........  The  offered  securities  will  not  be  "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                              See   "Legal   Investment"   in  this   prospectus
                              supplement and in the accompanying prospectus.

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                                      S-5

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
                                              Offered Securities
----------------------------------------------------------------------------------------------------------
                               Initial Class    Initial Rating
   Class      Interest Rate      Balance(1)     (S&P/Moody's)      Designations         Final Payment Date
----------------------------------------------------------------------------------------------------------
Class A Notes
----------------------------------------------------------------------------------------------------------
    A-1        LIBOR plus      $175,000,000        AAA/Aaa        Senior/Insured/          May 25, 2037
                0.170%(2)                                         Adjustable Rate
----------------------------------------------------------------------------------------------------------
Residual Certificates
----------------------------------------------------------------------------------------------------------
    A-R            (3)         $        100         AAA/NA            Senior/                    NA
                                                                     Residual
----------------------------------------------------------------------------------------------------------
Total Offered Securities       $175,000,100
----------------------------------------------------------------------------------------------------------
                                             Non-Offered Securities
----------------------------------------------------------------------------------------------------------
Certificates
----------------------------------------------------------------------------------------------------------
     P             (3)         $        100         AAA/NA         Prepayment Charges            NA
----------------------------------------------------------------------------------------------------------
    X-1         Variable       $          0           NA               Subordinate               NA
----------------------------------------------------------------------------------------------------------
    X-2           0.00%        $          0           NA            Charged Off Loans            NA
----------------------------------------------------------------------------------------------------------
     G         LIBOR plus      $          0        AAA/NA/NA         Senior/Insured/             NA
                0.170%(2)                                            Adjustable Rate/
                                                                        Residual
----------------------------------------------------------------------------------------------------------

(1) All note balances are subject to a variance of no more than 10.00% prior to their issuance.

(2) Interest on the Class A-1 Notes and the Class G Certificates will accrue based upon One-Month LIBOR plus the margin specified above, subject to caps as described in this prospectus supplement. After the first possible related optional termination date, the applicable note margin for the Class A-1 Notes and the Class G Certificates will increase as described in this prospectus supplement. For additional information on the calculation of the interest rates, see "Description of the Securities--Payment of Interest."

(3) Interest on the Class A-R Certificates and the Class P Certificates will initially accrue at approximately 10.031% per annum, which is the weighted average of the net mortgage rates of the initial mortgage loans, and will vary after the first payment date.

      The securities offered hereby represent interest solely in the issuing entity and do not represent interests in or obligations of the sponsor, the depositor, the indenture trustee, the owner trustee, the servicer, the underwriter or any of their affiliates.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Record Date

With respect to the Class A-1 Notes and any payment date, the close of business on the business day immediately prior to that payment date. With respect to the Class A-R Certificates and any payment date, the close of business on the last business day of the preceding calendar month (or with respect to the first payment date, the closing date).

The Mortgage Pool

On the closing date, the issuing entity will acquire an initial pool of home equity revolving credit lines which will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

As of the cut-off date, the initial mortgage loans consist of 2,563 adjustable rate, primarily second lien home equity revolving credit lines with an aggregate principal balance of approximately $169,010,848, all of which have original terms to stated maturity of between 10 and 30 years.

The initial mortgage loans will generally have the following characteristics:

Weighted  average  remaining term
to stated maturity ..........................  258 months
Weighted average mortgage  rate .............     10.555%
Weighted  average net mortgage rate .........     10.031%
Maximum original combined
loan-to-value ratio .........................     100.00%
Weighted average original combined
loan-to-value ratio .........................      86.10%

As described herein, additional mortgage loans, referred to herein as subsequent mortgage loans, may be added to the mortgage pool after the closing date.

We refer you to "The Mortgage Pool" in this prospectus supplement for more detail.

Removal, Substitution and Repurchase of a Mortgage Loan

In the event of a material breach of a representation and warranty made by the sponsor with respect to a mortgage loan, or in the event that a required loan document is not included in the mortgage file for a mortgage loan, the sponsor will be required to either cure the breach in all material respects, substitute a new mortgage loan for the affected mortgage loan or repurchase the mortgage loan from the issuing entity.

Fees and Expenses

Before forwarding all collections on the mortgage loans it services, the servicer will be entitled to deduct any reimbursable expenses and its servicing fee, equal to its servicing fee rate (subject to reduction as described in this prospectus supplement) multiplied by the total principal balance of the mortgage loans. The sum of the servicing fee rate and the excess servicing fee rate, if any, for the servicer is expected to be 0.5000% per annum of the outstanding principal balance of each mortgage loan. The servicer will also receive as compensation all reinvestment income earned on amounts on deposit in the collection and escrow accounts, as well as late payment fees, assumption fees and other similar charges, other than prepayment charges.

The indenture trustee will be entitled to its indenture trustee fee rate multiplied by the total principal balance of the mortgage loans. The indenture trustee fee rate is expected to be 0.0085% per annum of the outstanding principal balance of each mortgage loan.

The credit risk manager is entitled to a credit risk manager's fee, equal to the credit risk manager's fee rate multiplied by the total principal balance of the mortgage loans. The credit risk manager's fee rate is expected to be 0.015% per annum of the outstanding principal balance of each mortgage loan.

Expenses of the servicer and the indenture trustee that are permitted to be reimbursed under the servicing agreement and the indenture will be paid prior to any payments to the securityholders.

We refer you to "The Servicing Agreement--Servicing Compensation and Payment of Expenses" and "The Indenture Trustee" in this prospectus supplement for more detail.

Pre-Funding Account

On the closing date, the depositor will deposit into a segregated account maintained with the indenture trustee approximately $5,989,352, which is referred to in this prospectus supplement as the pre-funding account. The issuing entity will use that amount to buy additional mortgage loans from the sponsor to be added to the mortgage pool, after the closing date and prior to May 24, 2007. The depositor must satisfy certain conditions specified in the indenture before it can sell additional mortgage loans to the issuing

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

entity. If any amounts are left in the pre-funding account on May 24, 2007, the holders of the offered notes will receive those amounts as a principal payment, in accordance with the priorities set forth herein, on the May 2007 payment date.

Capitalized Interest Account

On the closing date, the depositor will deposit into a segregated account maintained with the indenture trustee, referred to in this prospectus supplement as the capitalized interest account, the amount, if any, specified in the indenture. Funds on deposit in the capitalized interest account may be applied by the indenture trustee to cover a portion of certain shortfalls in the amount of interest generated by the assets of the mortgage pool attributable to the pre-funding feature during the pre-funding period.

Distributions on the Offered Securities

Interest Payments

The accrual period for the Class A-1 Notes and the Class G Certificates and any payment date is the period commencing on the immediately preceding payment date (or, in the case of the first payment date, the closing date) and ending on the day preceding that payment date. The accrual period for the Class A-R Certificates and Class P Certificates is the calendar month preceding that payment date.

On each payment date, you will be entitled to the following:

      o interest at the related note interest rate during the related accrual period;

      o interest due on a prior payment date that was not paid and interest thereon; and

      o basis risk shortfalls from prior payment dates, payable from the monthly excess cashflow available therefor as described in this prospectus supplement.

We refer you to "Description of the Securities" in this prospectus supplement for more detail.

Principal Payments

General. As the mortgagors pay principal on the mortgage loans, that principal is passed on to the holders of the securities. However, not every class of securities will be entitled to receive principal on each payment date.

Except as set forth below, on each payment date, all of the principal received on the mortgage loans will be distributed to the holders of the Class A-1 Notes and the Class A-R, Class P, Class G and Class X-1 Certificates as described in "Description of the Securities" in this prospectus supplement.

The amount of principal payable with respect to the securities will be determined in accordance with a formula that takes into account the principal collections received each month on the mortgage loans less the portion thereof used to fund additional draws made by borrowers on the mortgage loans for such month. The mortgage loans are home equity revolving lines of credit that may be drawn upon during the related draw period. All draws that occur on the mortgage loans during any collection period during the managed amortization period will be funded by principal collections on the mortgage loans during that collection period and those principal collections will not be payable to the holders of the securities. In the event that draws during a particular collection period are greater than principal collections for that collection period, then PNC, as the initial holder of the Class G Certificates, or its successor, will fund the difference as an additional balance advance amount and future principal collections received in a collection period on the mortgage loans will be remitted to PNC, as holder of the Class G Certificates, as reimbursement of the additional balance advance amounts prior to distributions of principal on the securities. Notwithstanding the preceding two sentences, draws made during the rapid amortization period will not be transferred to the issuing entity but will be retained by PNC and PNC will be reimbursed on a pro rata basis as described in this prospectus supplement with the issuing entity for collections received on the related mortgage loans.

We refer you to "Description of the Securities" in this prospectus supplement for more detail.

Prepayment Charges on the Mortgage Loans

The prepayment charges received by the servicer from collections on the mortgage loans will not be available for distributions of principal or interest due on the offered securities. The Class P Certificates are entitled to all prepayment charges collected by the servicer.

Credit Enhancement

Credit enhancement for the offered securities includes overcollateralization, subordination features

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

and the certificate guaranty insurance policy with respect to the Class A-1 Notes and Class G Certificates only, to reduce delays in payments and losses on the notes, in varying degrees.

Overcollateralization. The mortgage loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the offered securities, the Class G Certificates and the Class P Certificates and certain fees and expenses of the issuing entity. This excess interest will be applied, as necessary, in reduction of the principal balance of the offered securities and the Class G Certificates and Class P Certificates, in order to create and maintain the required level of overcollateralization. The overcollateralization will be available to absorb losses on the mortgage loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the mortgage loans to create or maintain the required level of overcollateralization.

Subordination. There are two types of subordination in this transaction:

      o The Class A-1 Notes will have payment priority over the Class X-1 Certificates.

      o Losses that are realized when the unpaid principal balance on a mortgage loan and accrued but unpaid interest on such mortgage loan exceed the proceeds recovered upon liquidation will first reduce available excess interest and then reduce the overcollateralization amount. If the excess interest and overcollateralization is insufficient to absorb losses, holders of the senior notes may never receive all of their principal payments. In the case of the Class A-1 Notes and Class G Certificates, the certificate guaranty insurance policy will unconditionally and irrevocably guarantee (i) for any payment date prior to the final scheduled payment date, the excess, if any, of the aggregate class principal balance of the Class A-1 Notes and Class G Certificates (after giving effect to any principal payments, other than amounts paid in respect of the certificate guaranty insurance policy, on such payment date) over the aggregate collateral balance and (ii) on the final scheduled payment date, the class principal balance of the Class A-1 Notes and Class G Certificates to the extent unpaid on that payment date in May 2037.

We     refer     you    to     "Description     of    the     Securities--Credit
Enhancement--Subordination" in this prospectus supplement for more detail.

Certificate Guaranty Insurance Policy. The Class A-1 Notes and Class G Certificates will have the benefit of a certificate guaranty insurance policy pursuant to which Ambac Assurance Corporation will unconditionally and irrevocably guarantee (i) certain interest shortfalls on each payment date, (ii) for any payment date prior to the final scheduled payment date, the excess, if any, of the aggregate class principal balance of the Class A-1 Notes and Class G Certificates (after giving effect to any principal payments, other than amounts paid in respect of the certificate guaranty insurance policy, on such payment date) over the related aggregate collateral balance and (iii) the class principal balance of the Class A-1 Notes and Class G Certificates to the extent unpaid on the payment date in May 2037. However, the certificate guaranty insurance policy will not cover any amounts that constitute interest shortfalls or basis risk shortfalls in respect of the Class A-1 Notes or the Class G Certificates including interest shortfalls due to the application of the Relief Act.

We  refer  you  to  "Description  of  the  Securities--Credit   Enhancement--The
Certificate Guaranty Insurance Policy" in this prospectus supplement.

Optional Termination

On any payment date on which the aggregate principal balance of the mortgage loans, together with any amount on deposit in the pre-funding account, is less than 10% of the aggregate principal balance of the initial mortgage loans as of the cut-off date plus the amount on deposit in the pre-funding account on the closing date, and certain conditions in the indenture are satisfied, the terminating entity, as described in the indenture, may, but will not be required to, purchase from the issuing entity all remaining mortgage loans, thereby causing an early retirement of the securities.

If the option to purchase the mortgage loans as described above is not exercised on the first possible payment date, then beginning on the next payment date the margins on the Class A-1 Notes and Class G Certificates will be increased as described in this prospectus supplement.

We refer you to "Description of the Securities-- Optional Termination" in this prospectus supplement for more detail.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Advances

PNC will not be required to make any advances with respect to the mortgage loans.

We refer you to "The Servicing Agreement-- Advances" in this prospectus supplement for more detail.

Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the basis risk reserve fund, the pre-funding account and the capitalized interest account) will be treated as multiple REMICs. All classes of securities, other than the Class G, Class A-R and Class X-2 Certificates, will represent regular interests in a REMIC. The Class G Certificates will represent ownership of the residual interest in REMIC I, which will hold the mortgage loans. The Class A-R Certificates will represent ownership of the residual interest in each additional REMIC.

For further information regarding material income tax considerations in respect of an investment in the offered securities, we refer you to "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Considerations" and "State and Other Tax Considerations" in the attached prospectus.

ERISA Considerations

The offered notes are expected to be eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and Keogh plans. However, any fiduciary or other investor of assets of a plan that proposes to acquire or hold the offered notes on behalf of or with assets of any plan is encouraged to consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, to the proposed investment. Sales of the Class A-R Certificates to plans or retirement accounts are prohibited.

We refer you to "ERISA Considerations" in this prospectus supplement and in the attached prospectus for further information.

Legal Investment

The offered securities will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You are encouraged to consult your legal advisor in determining whether and to what extent the certificates are legal investments for you.

Ratings

The issuing entity will not issue the offered securities unless they have been assigned ratings at least as high as those listed on page S-6. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency.

--------------------------------------------------------------------------------

                                  Risk Factors

      This prospectus supplement together with the prospectus describes the material risk factors related to your securities. The securities offered under this prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement in the context of your financial situation and tolerance for risk.

The return on your            Approximately   97.93%  of  the  initial  mortgage
securities may be reduced loans, by principal balance as of the cut-off by losses on the related date, are mortgage loans secured by second liens. mortgage loans, which are In the case of second liens, proceeds from the
more likely because           liquidation  of the  mortgaged  property  will  be
substantially all are         available  to satisfy the  mortgage  loans only if
secured only by second        the  claims  of any  senior  mortgages  have  been
liens.                        satisfied  in  full.  When it is  uneconomical  to
                              foreclose  on a  mortgaged  property  or engage in
                              other loss mitigation procedures, the servicer may
                              write off the  entire  outstanding  balance of the
                              mortgage  loan  as a bad  debt.  These  are  risks
                              particularly  applicable to mortgage loans secured
                              by  second   liens   that   have   high   combined
                              loan-to-value   ratios  or  have  small   balances
                              relative to the total indebtedness of the borrower because it is more likely that the servicer would determine foreclosure to be uneconomical for those types of mortgage loans than for first lien mortgage loans with low loan-to-value ratios. As of the cut-off date, the weighted average combined loan-to-value ratio at origination of the mortgage loans is approximately 86.10%.

Increased risk of loss as     Approximately 4.09% of the initial mortgage loans,
a result of balloon           by principal  balance as of the cut-off date,  are
loans.                        balloon  loans.   Balloon  loans  pose  a  special
                              payment risk because the mortgagor must pay, and the servicer is NOT obligated to advance, a lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss if the net proceeds from the collateral for such loan available after satisfaction of the first lien is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Underwriting Standards.       The  mortgage  loans were  originated  or acquired
                              generally  in  accordance  with  the  underwriting
                              guidelines    described    in   this    prospectus
                              supplement.  The  underwriting  standards  for the
                              mortgage  loans  typically  differ  from,  and are
                              generally  less stringent  than, the  underwriting
                              standards  established  by Fannie  Mae or  Freddie
                              Mac. In addition, the mortgage loans may have been
                              made   to   mortgagors   with   imperfect   credit
                              histories,  ranging  from minor  delinquencies  to
                              bankruptcy,  or mortgagors  with  relatively  high
                              ratios of monthly  mortgage  payments to income or
                              relatively  high  ratios of total  monthly  credit
                              payments  to income.  Consequently,  the  mortgage
                              loans  may   experience   rates  of   delinquency,
                              foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

                              Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the issuing entity than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the mortgage loans.

                              We refer you to "The Mortgage Pool--Underwriting Standards" in this prospectus supplement.

Inadequate amount of          If  the  amount  of  subsequent   mortgage   loans
subsequent mortgage loans     purchased  by the issuing  entity is less than the
will affect the timing        amount deposited in the pre-funding account on the
and rate of return on an closing date, holders of the offered notes will investment in the offered receive a payment of principal in accordance with
notes.                        the  priorities  set forth  herein on the  payment
                              date in May 2007 equal to the amount remaining in the related pre-funding account on May 24, 2007.
                              The depositor expects that the characteristics of the mortgage loans as described in this prospectus supplement will not be materially changed by the addition of the subsequent mortgage loans.

Increased risk of loss as     The   concentration   of  the  related   mortgaged
a result of geographic        properties in one or more  geographic  regions may
concentration.                increase   the   risk  of   loss  to  the   notes.
                              Approximately   33.06%  of  the  initial  mortgage
                              loans,   by  principal   balance  of  the  initial
                              mortgage loans as of the cut-off date, are secured by mortgaged properties located in California. If any of the mortgage loans in the residential real estates markets in California should experience an overall decline in property values after the dates of origination of those mortgage loans, the rates of delinquency, foreclosure, bankruptcy and loss on the mortgage loans may increase, as compared to those rates in a stable or improving real estate market. The economic condition and housing market in that area may be adversely affected by a variety of events, including a downturn in certain industries or other businesses concentrated in that area, natural disasters such as earthquakes, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

Debt incurred by the          With respect to mortgage loans which were used for
borrowers in addition to      debt consolidation, there can be no assurance that
that related to the           the  borrower  will  not  incur  further  debt  in
mortgage loans could          addition to the  mortgage  loan.  This  additional
increase your risk.           debt could  impair the  ability  of  borrowers  to
                              service their debts, which in turn could result in higher rates of delinquency and loss on the mortgage loans.

Loss mitigation may           The  servicer  may use a wide variety of practices
increase your risk.           to  limit  losses  on  defaulted  mortgage  loans,
                              including writing off part of the debt, reducing future payments, and deferring the collection of past due payments. The use of these practices may result in recognition of losses.

Credit scores mentioned       Investors  should be aware that credit  scores are
in this prospectus            based  on  past  payment  history  of the  related
supplement are not an         borrower.  Investors  should  not  rely on  credit
indicator of future           scores  as  an   indicator   of  future   borrower
performance of borrowers.     performance.

                              We refer you to "The Mortgage Pool" in this prospectus supplement for more detail.

You may have to hold your The underwriter intends to make a secondary market securities to maturity if for the offered securities, but is not obligated
their marketability is        to do so. There is  currently no secondary  market
limited.                      for the offered securities. The underwriter cannot
                              give you any assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your offered securities readily or at prices that will enable you to realize your desired yield. The market values of the offered securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                              The secondary markets for these types of securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The yield on your             The  yield  on  the   Class  A-1  Notes   will  be
securities will vary          particularly  sensitive  to the rate and timing of
depending on the rate of      principal prepayments and defaults on the mortgage
prepayments.                  loans. The rate of principal payments and yield to
                              maturity on your notes will be directly related to the rate of principal payments on the related mortgage loans, which will be affected by factors including:

                                 o the amortization schedules of those mortgage loans;

                                 o  the  rate  of   prepayments  by  mortgagors,
                                    including    prepayments    resulting   from
                                    refinancing;

                                 o rapid prepayment of the related mortgage loans will result in a reduction of excess spread which will make it difficult to create or maintain overcollateralization;

                                 o  whether  draws on the mortgage  loans exceed
                                    principal   collections  on  those  mortgage
                                    loans;

                                 o liquidations of defaulted related mortgage loans; and

                                 o  repurchases  of related  mortgage loans as a
                                    result  of   defective   documentation   and
                                    breaches of representations and warranties.

                              The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. For example, if currently offered mortgage rates for similar mortgage loans fall below the mortgage rates on the mortgage loans, the prepayment rate should increase. Conversely, if currently offered mortgage rates rise above the mortgage rates on the mortgage loans, the prepayment rate should decrease.

                              Approximately 19.06% of the initial mortgage loans, by principal balance of the initial mortgage loans as of the cut-off date, impose a charge for early full prepayments (and subsequent closure of the related credit line) of a mortgage loan if such prepayments are made by the mortgagor during a specified period occurring generally during the first one to five years after origination. Such prepayment charges may discourage borrowers from prepaying their mortgage loans during the charge period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. Any such prepayment charges collected by the servicer will be paid to the Class P
                              Certificateholders and will not, in any circumstances, be available for payment of the other securities.

                              The rate of principal payments on your securities will also be affected by any optional termination of the issuing entity. In addition, the sponsor may be required to purchase mortgage loans from the issuing entity in the event certain breaches of representations and warranties have not been cured. In addition, any special servicer appointed pursuant to the servicing agreement has the option to purchase mortgage loans from the trust that become ninety days or more delinquent.

                              These  purchases  will have the same effect on the
                              holders   of  the   offered   certificates   as  a
                              prepayment of the related mortgage loans.

If the rate of                We  cannot  predict  the rate at which  mortgagors
prepayments on the            will repay their mortgage  loans.  Please consider
related mortgage loans is     the following:
different than expected,
your yield may be                o  In general,  if you are purchasing a note at
considerably lower than             a  discount,  your  yield may be lower  than
anticipated.                        expected  if   principal   payments  on  the
                                    related mortgage loans occur at a slower rate than you expected.

                                 o In general, if you are purchasing a note at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected.

                                 o The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a note at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

                                 o The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a note at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

                              We refer you to "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for more detail.

There is a risk that          Substantial   delays  could  be   encountered   in
there may be a delay in       connection   with  the  liquidation  of  defaulted
receipt of liquidation        mortgage loans. Further, liquidation expenses such
proceeds and liquidation as legal fees, real estate taxes and maintenance proceeds may be less than and preservation expenses will reduce the portion
the mortgage loan             of  liquidation   proceeds   payable  to  you.  In
balance.                      addition,   substantially   all  of  the   initial
                              mortgage  loans are secured by second liens on the
                              related  mortgaged  property.  If a mortgagor on a
                              mortgage  loan secured by a second lien  defaults,
                              the  issuing  entity's  rights to  proceeds on the
                              liquidation of the related mortgaged property
                              are subordinate to the rights of the holder of the
                              first  lien  on the  related  mortgaged  property.
                              There may not be enough  proceeds  to pay both the
                              first lien and the  second  lien.  If a  mortgaged
                              property  fails to provide  adequate  security for
                              the  mortgage  loan  and  the   available   credit
                              enhancement is insufficient to cover the loss, you will incur a loss on your investment.

There are risks relating      Certain   mortgage   loans   are  or  may   become
to alternatives to            delinquent  after the closing  date.  The servicer
foreclosure.                  may either foreclose on a delinquent mortgage loan
                              or, under certain circumstances, work out an agreement with the related mortgagor, which may involve waiving or modifying any term of the mortgage loan or charge off the mortgage loan. If a servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charges off the mortgage loan, your yield may be reduced.

Potential inadequacy of       The    overcollateralization   and   subordination
credit enhancement.           features,  and the certificate  guaranty insurance
                              policy described in this prospectus supplement are
                              intended to enhance the likelihood that holders of
                              the classes of notes will receive regular payments
                              of  interest  and   principal,   but  such  credit
                              enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans.

                              Overcollateralization. In order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the securities, to cover losses and to cover the fees and expenses of the issuing entity, including the premium due to the insurer. We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average net mortgage rate on the mortgage loans will be initially higher than the weighted average note interest rate on the notes and certificates. We cannot assure you, however, that enough excess interest will be generated to reach and maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

                                 o Prepayments. Each time a mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. Prepayment of a disproportionately high number of high rate mortgage loans would have a greater adverse effect on future excess interest.

                                 o  Defaults.   The  rate  of  defaults  on  the
                                    mortgage loans may turn out to be higher than expected. Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

                                 o Level of One-Month LIBOR. If One-Month LIBOR increases, more money will be needed to distribute interest to the holders of the Class A-1 Notes and the Class G Certificates, so less money will be available from the mortgage loans as excess interest.

                                 o Adjustable-rate mortgage loans. The mortgage rates on the adjustable-rate mortgage loans will be sensitive to fluctuations in the levels of the related indices on those adjustable-rate mortgage loans. If the index on an adjustable-rate mortgage loan decreases, that adjustable-rate mortgage loan will generate less interest.

                              Subordination. If the excess interest, overcollateralization and, in the case of the Class A-1 Notes, the certificate guaranty insurance policy, are insufficient to absorb losses, then certain classes of the related offered securities may never receive all of their principal payments.

Loan rates may limit          The loan rates of the mortgage  loans adjust based
interest rates on the         on an index  different  than One-Month  LIBOR.  As
offered securities.           such, if One-Month LIBOR rises, the holders of the
                              Class A-1 Notes and the Class G  Certificates  may
                              receive  interest at a rate equal to the net funds
                              cap. The difference will be paid to holders of the
                              Class A-1 Notes  and the Class G  Certificates  on
                              that or  future  payment  dates  only if  there is
                              enough cash flow generated from excess interest on
                              the mortgage  loans pursuant to the priorities set
                              forth   in   this   prospectus   supplement.   The
                              certificate guaranty insurance policy will not cover any basis risk shortfalls in respect of the Class A-1 Notes or the Class G Certificates.

                              We refer you to "Description of the Securities--Payments of Interest" and "--Credit Enhancement--Overcollateralization" in this prospectus supplement.

The ratings on the Class      The   ratings  on  the  Class  A-1  Notes   depend
A-1 Notes are based           primarily on an assessment by the rating  agencies
primarily on the              of the  financial  strength  of the  insurer.  Any
financial strength of the     reduction of the rating  assigned to the financial
insurer.                      strength of the insurer may cause a  corresponding
                              reduction in the rating  assigned to the Class A-1
                              Notes.  A reduction in the rating  assigned to the
                              Class A-1 Notes will  reduce  the market  value of
                              these   notes  and  may  affect  the   ability  of
                              investors in these notes to sell them.

Violations of consumer        Applicable state laws generally  regulate interest
protection laws may           rates  and  other  charges  and  require  specific
result in losses.             disclosures. In addition, other state laws, public
                              policy and general  principles of equity  relating
                              to  the   protection  of  consumers,   unfair  and
                              deceptive practices and debt collection  practices
                              may  apply  to  the  origination,   servicing  and
                              collection of the mortgage loans, including:

                                 o the federal Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the mortgage loans;

                                 o the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

                                 o the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

                                 o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

                              Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of a servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and in addition, could subject the issuing entity, as owner of the mortgage loans, to damages and administrative enforcement.

Consequences of owning        Limit  on  Liquidity  of  Notes.  Issuance  of the
book-entry notes.             offered  notes in  book-entry  form may reduce the
                              liquidity of such notes in the  secondary  trading
                              market  since   investors   may  be  unwilling  to
                              purchase   notes  for  which  they  cannot  obtain
                              physical notes.

                              Limit on Ability  to  Transfer  or  Pledge.  Since
                              transactions in the book-entry notes can be effected only through certain depositories, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry note to persons or entities that are not affiliated with these organizations or otherwise to take actions in respect of such notes, may be limited due to lack of a physical note representing the book-entry notes.

                              Delays in Payments. You may experience some delay in the receipt of payments on the book-entry notes since the payments will be forwarded by the indenture trustee to a depository to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

                              We   refer    you   to    "Description    of   the
                              Securities--Book-Entry Notes" in this prospectus supplement for more detail.

It is impossible to           There is no way to predict the likelihood that the
predict the likelihood        terminating  entity  described in this  prospectus
that the terminating          supplement  will  exercise  its option to purchase
entity will exercise its      the remaining  loans (or have the financial  means
option to purchase the        to do so) on the  payment  date  when it is  first
mortgage loans on or          entitled to do so.
after the first possible
optional termination          We   refer    you   to    "Description    of   the
date.                         Securities--Optional    Termination"    in    this
                              prospectus supplement for more detail.

The recording of              The mortgages or  assignments of mortgage for some
mortgages in the name of of the mortgage loans may be recorded in the name MERS may affect the yield of Mortgage Electronic Registration Systems, Inc,
on the notes.                 or MERS,  solely as nominee for the originator and
                              its successors and assigns. Subsequent assignments
                              of those  mortgages are registered  electronically
                              through  the  MERS(R)  System.  However,  if  MERS
                              discontinues  the  MERS(R)  System  and it becomes
                              necessary to
                              record  an  assignment  of  the  mortgage  to  the
                              indenture trustee, then any related expenses shall
                              be paid by the issuing  entity and will reduce the
                              amount  available to pay principal of and interest
                              on the outstanding  class or classes of securities
                              with the lowest payment priorities.  The recording
                              of mortgages in the name of MERS is a new practice
                              in the mortgage lending industry. Public recording
                              officers  and  others  may have  limited,  if any,
                              experience   with  lenders  seeking  to  foreclose
                              mortgages,  assignments  of which  are  registered
                              with  MERS.  Accordingly,  delays  and  additional
                              costs in  commencing,  prosecuting  and completing
                              foreclosure proceedings and conducting foreclosure
                              sales of the  mortgaged  properties  could result.
                              Those  delays and  additional  costs could in turn
                              delay the distribution of liquidation  proceeds to
                              securityholders  and increase the amount of losses
                              on the mortgage loans. For additional  information
                              regarding  MERS and the MERS(R)  System,  see "The
                              Indenture and the Trust  Agreement--Assignment  of
                              Mortgage  Loans"  and  "  Yield,   Prepayment  and
                              Maturity   Considerations"   in  this   prospectus
                              supplement.

If servicing is               In certain circumstances,  the sponsor may request
transferred,                  that PNC resign and appoint a successor  servicer.
delinquencies may             If this  happens,  a transfer  of  servicing  will
increase.                     occur that may result in a  temporary  increase in
                              delinquencies on the transferred mortgage loans.

Recent events.                The   current   situation   in  Iraq  has   caused
                              significant  uncertainty  with  respect  to global
                              markets.  The short  term and long term  impact of
                              these  events  is  uncertain,  but  could  have  a
                              material  effect on general  economic  conditions,
                              consumer  confidence  and  market  liquidity.   No
                              assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto.

                              Any adverse impact as a result of these events would be borne by the holders of the offered securities.

The return on your            The response of the United States to the events of
securities could be           September  11, 2001 and the current  situation  in
reduced by shortfalls due     Iraq    involves    military    operations.    The
to the Servicemembers         Servicemembers  Civil  Relief  Act and  comparable
Civil Relief Act.             state and local  laws,  collectively  referred  to
                              herein  as  the  Relief  Act,  provide  relief  to
                              borrowers who enter active military service and to
                              borrowers in reserve status,  including members of
                              the National Guard,  who are called to active duty
                              after the  origination of their mortgage loan. The
                              Servicemembers Civil Relief Act provides generally
                              that these  borrowers may not be charged  interest
                              on a  mortgage  loan  in  excess  of 6% per  annum
                              during the period of the  borrower's  active duty.
                              Shortfalls  that occur due to the  application  of
                              the Relief Act are not  required to be paid by the
                              borrower at any future time,  will not be advanced
                              by the servicer and, to the extent excess interest
                              is  insufficient,  will reduce accrued interest on
                              each  class  of  notes  on a pro  rata  basis.  In
                              addition,  the act imposes  limitations that would
                              impair the ability of the servicer to foreclose on
                              an affected loan during the  borrower's  period of
                              active duty status,  and, under some circumstances
                              during  an  additional  period   thereafter.   The
                              certificate guaranty insurance policy will not cover any interest shortfalls on the Class A-1
                              Notes and Class G Certificates resulting from application of the Relief Act.

                                The Mortgage Pool

General

      On the closing date, the depositor will sell to the issuing entity an initial pool of mortgage loans secured primarily by second liens on one- to four- family residential properties. The depositor will acquire 2,563 initial adjustable-rate primarily second lien home equity lines of credit ("HELOCs") with terms to maturity of up to thirty years from the date of origination with an aggregate Principal Balance as of the cut-off date of approximately $169,010,848 from DLJ Mortgage Capital, Inc. ("DLJMC," or the seller or the sponsor) pursuant to a mortgage loan purchase agreement. These mortgage loans were previously purchased by DLJMC in secondary market transactions from various underlying sellers. The sponsor selected the mortgage loans for sale to the depositor from among its portfolio of mortgage loans based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics. In making this selection, the depositor took into account investor preferences and the depositor's objective of obtaining the most favorable combination of ratings on the notes.

      None of the initial mortgage loans had combined loan-to-value ratios at origination in excess of 100%.

      Under the trust agreement, the depositor will sell the mortgage loans to the issuing entity for the benefit of the holders of the notes, the certificates and the insurer. Under the trust agreement, the depositor will assign representations and warranties made by DLJMC relating to the characteristics of the mortgage loans. In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the noteholders or the insurer in that mortgage loan (without regard to the certificate guaranty insurance policy), DLJMC will be obligated to do one of the following:

      o     cure that breach;

      o repurchase that mortgage loan at an amount equal to the sum of the unpaid Principal Balance of the mortgage loan on the date of repurchase, and accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the mortgagor to the date of repurchase; or

      o     substitute a replacement mortgage loan for that mortgage loan.

      The depositor will make no representations or warranties for the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The sponsor is selling the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above. The obligations of the servicer is limited to its contractual servicing obligations under the servicing agreement.

      Information relating to the initial mortgage loans to be included in the mortgage pool is presented in this section. Prior to the closing date, mortgage loans may be removed from the mortgage pool and other mortgage loans may be substituted for those mortgage loans. The depositor believes that the information in this prospectus supplement relating to the initial mortgage loans to be included in the mortgage pool as presently constituted is representative of the characteristics of the initial mortgage loans as it will be constituted at the closing date, although some characteristics of the mortgage loans in the initial mortgage pool may vary. Information presented below expressed as a percentage, other than rates of interest, are approximate percentages based on the Principal Balances of the initial mortgage loans as of the cut-off date, unless otherwise indicated.

      The combined loan-to-value ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the sum of the credit limit of the mortgage loan at origination and the Principal Balance of all related senior liens as of either (i) the date of origination of the mortgage loan included in the issuing entity or (ii) the date of origination of the related first lien and the denominator of which is the most recent valuation of the related mortgaged property used to determine the combined loan-to-value ratio of the related mortgage loan by or on behalf of the sponsor. In the case of any mortgage loan for which a related senior lien is subject to negative amortization, the maximum principal balance (giving effect to all possible negative amortization) of the related senior lien is used to calculate the related combined loan-to-value ratio. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values overall or in a particular geographic area decline, the combined loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

      Substantially all of the HELOCs are currently in their draw period and the scheduled payment on each such HELOC consists currently of an interest only payment, plus any additional charges due. Effective with the first payment due on a HELOC after the tenth anniversary of the date of origination thereof in the case of substantially all of the HELOCs, on each related interest Adjustment Date, the principal portion of the scheduled payment will be adjusted to an amount equal to the then-outstanding Principal Balance of such HELOC divided by the number of months in the repayment period, provided that some of the HELOCs provide for a balloon payment at maturity. Interest on each HELOC is generally calculated based on the average daily principal balance thereof outstanding during the related billing cycle. With respect to certain HELOCs, interest is calculated pursuant to a daily simple interest method or some other method.

      A mortgagor with a HELOC may make a draw at any time during the period stated in the related loan agreement. In addition, the mortgagor will be required to make repayments, and will not be permitted to make any draw, during the period stated in the related loan agreement. The draw period and the repayment period for any HELOC may vary based on such HELOC's state of origination.

      The maximum amount of each draw with respect to any HELOC is equal to the excess, if any, of the related credit limit thereof over the outstanding principal balance thereof at the time of such draw. Under limited circumstances, the servicer may waive an otherwise enforceable prepayment charge. In addition, a mortgagor with a HELOC has the option to pay the principal balance of his line down to $0 but keep the line of credit open without incurring a prepayment charge. However, a mortgagor with a HELOC has the right during the related draw period to make a draw in the amount of any prepayment theretofore made with respect to such HELOC, unless during that draw period the mortgagor pays the outstanding balance of such HELOC in full and requests that the account be closed.

      A mortgagor's right to make draws during the draw period may be suspended, or the credit limit of the related HELOC may be reduced, for cause under a number of circumstances, including, but not limited to, (i) a material and adverse change in such mortgagor's financial circumstances; (ii) a decline in the value of the related mortgaged property significantly below the appraised value thereof at origination of such HELOC; or (iii) a payment default by such mortgagor. However, such suspension or reduction generally will not affect the payment terms for previously drawn amounts. Neither the servicer nor any subservicer will have any obligation to investigate whether any such circumstances have transpired, and may have no knowledge thereof. As such, there can be no assurance that any mortgagor's ability to make draws will be suspended or reduced in the event that any of the foregoing circumstances occur. In the event of a default under a HELOC, the HELOC may be suspended, or the credit limit of the HELOC may be reduced, or the HELOC may be terminated and declared immediately due and payable in full. For such purpose, a default includes, but is not limited to, (i) the related mortgagor's failure to make any payment as required; (ii) any action or inaction by such mortgagor that adversely affects the related mortgaged property or the mortgagee's rights therein; or (iii) fraud or material misrepresentation by such mortgagor in connection with such HELOC.

      With respect to each HELOC, (i) the "finance charge" for any billing cycle will be an amount equal to the aggregate of, as calculated for each day in such billing cycle, the then applicable mortgage interest rate divided by 365, and multiplied by the average daily Principal Balance of such HELOC (provided that with respect to certain HELOCs, the "finance charge" is calculated pursuant to a daily simple interest method or some other method) and (ii) the "Account Balance" on any day generally will be the aggregate unpaid Principal Balance outstanding at the beginning of such day, plus the sum of any unpaid fees, insurance premiums and other charges, if any, and any unpaid finance charges due, plus the aggregate of all draws funded on such day, minus the aggregate of all payments and credits applied to the repayment of any such draws on such day. Generally, payments made by or on behalf of the mortgagor will be applied to any unpaid finance charges, fees and late charges, if any, due thereon, prior to application to any unpaid Principal Balance outstanding. No proceeds from any mortgage loans were used by the related borrowers to finance single-premium credit insurance policies.

      The proceeds of the mortgage loans generally were used by the related borrowers for:

      o     debt consolidation;

      o     home improvement;

      o     the partial refinancing of the related mortgaged property;

      o     provision of a limited amount of cash to the borrower; or

      o     a combination of any of the above.

      The mortgage loans were underwritten as described under "--Underwriting Standards."

Pool Characteristics

      The initial mortgage loans had mortgage rates as of the cut-off date ranging from approximately 1.800% per annum to approximately 17.500% per annum, and the weighted average mortgage rate was approximately 10.555% per annum. The weighted average combined loan-to-value of the initial mortgage loans at origination was approximately 86.10%. At origination, no initial mortgage loan had a combined loan-to-value greater than 100.00%. Approximately 4.09% of the initial mortgage loans are balloon loans. The weighted average remaining term to stated maturity of the initial mortgage loans will be approximately 258 months as of the cut-off date. None of the initial mortgage loans will have a first due date prior to October 1, 2003, or after March 9, 2007, or will have a remaining term to stated maturity of less than 101 months or greater than 349 months as of the cut-off date. The latest maturity date of any initial mortgage loan is March 16, 2036. None of the initial mortgage loans are 30 or more days delinquent as of the closing date. For purposes of describing the characteristics of the mortgage loans in this prospectus supplement, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month. For example, a mortgage loan with a payment on July 1 that remained unpaid as of the close of business on July 31 would then be described as 30 to 59 days delinquent in the description of the mortgage loans contained in this prospectus supplement for August.

      Approximately 19.06% of the initial mortgage loans are subject to a prepayment charge. Generally, each such mortgage loan provides for payment of a prepayment charge in connection with certain voluntary, full prepayments (and subsequent closure of the related credit line) made within the period specified in the related mortgage note, ranging from one to three years from the date of origination of such mortgage loan. The Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and those amounts will not be available to make payments on the other classes of securities.

      Most of the initial mortgage loans were originated requiring full documentation or reduced documentation from the related borrowers. However, some of the initial mortgage loans have been originated under "stated income" programs that require less documentation and verification than do traditional full documentation programs. Under a stated income program, some borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken.

      The initial mortgage loans are expected to have the following characteristics as of the cut-off date, unless otherwise specified; however, the sum in any column may not equal the total indicated due to rounding. As of the closing date, no more than 5% of the mortgage loans, by aggregate Principal Balance, will deviate from the characteristics described in this prospectus supplement.

                                 Credit Score of
                             Initial Mortgage Loans
--------------------------------------------------------------------------------
                                                                        % of
                                                   Aggregate          Aggregate
                                                   Principal          Principal
                                                    Balance            Balance
                                 Number of        Outstanding        Outstanding
                                  Initial         of Initial         of Initial
                                 Mortgage          Mortgage           Mortgage
Credit Score                       Loans             Loans              Loans
------------------------------   ---------      ---------------      -----------
576 - 600 ....................         4        $    357,547.92          0.21%
601 - 625 ....................        24           1,568,822.07          0.93
626 - 650 ....................       266          17,584,972.67         10.40
651 - 675 ....................       519          35,885,273.80         21.23
676 - 700 ....................       589          42,959,962.85         25.42
701 - 725 ....................       360          25,890,194.28         15.32
726 - 750 ....................       280          17,940,946.75         10.62
751 - 775 ....................       263          13,993,213.65          8.28
776 - 800 ....................       197           9,423,074.39          5.58
801 - 825 ....................        61           3,406,839.55          2.02
                                   -----        ---------------        ------
Total: .......................     2,563        $169,010,847.93        100.00%
                                   =====        ===============        ======

----------
      o As of the cut-off date, the weighted average credit score of the initial mortgage loans was approximately 700.

                        Cut-off Date Principal Balance of
                             Initial Mortgage Loans
--------------------------------------------------------------------------------
                                                                        % of
                                                   Aggregate          Aggregate
                                                   Principal          Principal
                                                    Balance            Balance
                                 Number of        Outstanding        Outstanding
                                  Initial         of Initial         of Initial
Cut-off Date                     Mortgage          Mortgage           Mortgage
Principal Balance ($)              Loans             Loans              Loans
------------------------------   ---------      ---------------      -----------
0.01 - 25,000.00 .............       624        $  5,372,028.41          3.18%
25,000.01 - 50,000.00 ........       680          25,490,717.51         15.08
50,000.01 - 75,000.00 ........       479          29,772,064.25         17.62
75,000.01 - 100,000.00 .......       309          27,333,083.86         16.17
100,000.01 - 125,000.00 ......       123          13,939,186.40          8.25
125,000.01 - 150,000.00 ......       135          19,057,744.20         11.28
150,000.01 - 175,000.00 ......        57           9,310,444.78          5.51
175,000.01 - 200,000.00 ......        83          16,066,355.83          9.51
200,000.01 - 225,000.00 ......        14           3,001,514.93          1.78
225,000.01 - 250,000.00 ......        17           4,108,776.33          2.43
250,000.01 - 275,000.00 ......         2             531,000.00          0.31
275,000.01 - 300,000.00 ......         9           2,660,517.86          1.57
300,000.01 - 325,000.00 ......         6           1,866,780.47          1.10
325,000.01 - 350,000.00 ......         5           1,687,238.03          1.00
350,000.01 - 375,000.00 ......         4           1,458,346.19          0.86
375,000.01 - 400,000.00 ......         2             785,722.98          0.46
400,000.01 - 425,000.00 ......         2             822,895.00          0.49
425,000.01 - 450,000.00 ......         4           1,766,958.75          1.05
450,000.01 - 475,000.00 ......         2             940,997.72          0.56
475,000.01 - 500,000.00 ......         5           2,488,474.43          1.47
525,000.01 - 550,000.00 ......         1             550,000.00          0.33
                                   -----        ---------------        ------
Total: .......................     2,563        $169,010,847.93        100.00%
                                   =====        ===============        ======

----------
      o As of the cut-off date, the average Principal Balance of the initial mortgage loans was approximately $65,942.59.

                                Interest Rates of
                             Initial Mortgage Loans
--------------------------------------------------------------------------------
                                                                        % of
                                                   Aggregate          Aggregate
                                                   Principal          Principal
                                                    Balance            Balance
                                 Number of        Outstanding        Outstanding
                                  Initial         of Initial         of Initial
                                 Mortgage          Mortgage           Mortgage
Interest Rate (%)                  Loans             Loans              Loans
------------------------------   ---------      ---------------      -----------
1.501 - 2.000 ................         1        $     48,640.29          0.03%
3.501 - 4.000 ................         1              36,500.00          0.02
5.501 - 6.000 ................         1              21,293.23          0.01
6.501 - 7.000 ................         1              50,000.00          0.03
7.501 - 8.000 ................        48           3,857,130.57          2.28
8.001 - 8.500 ................       454          31,300,859.70         18.52
8.501 - 9.000 ................       260          14,408,021.76          8.52
9.001 - 9.500 ................       201          11,957,782.59          7.08
9.501 - 10.000 ...............       210          13,253,035.63          7.84
10.001 - 10.500 ..............       145          11,789,918.66          6.98
10.501 - 11.000 ..............       159          14,313,419.21          8.47
11.001 - 11.500 ..............       211          14,074,742.58          8.33
11.501 - 12.000 ..............       174          10,247,181.21          6.06
12.001 - 12.500 ..............       223          16,083,840.81          9.52
12.501 - 13.000 ..............        80           4,308,414.73          2.55
13.001 - 13.500 ..............       120           7,187,308.37          4.25
13.501 - 14.000 ..............       166          10,738,969.93          6.35
14.001 - 14.500 ..............        79           4,318,135.42          2.55
14.501 - 15.000 ..............        17             611,712.20          0.36
15.001 - 15.500 ..............         7             316,851.51          0.19
15.501 - 16.000 ..............         3              72,015.65          0.04
16.001 - 16.500 ..............         1               9,625.55          0.01
17.001 - 17.500 ..............         1               5,448.33          0.00
                                   -----        ---------------        ------
Total: .......................     2,563        $169,010,847.93        100.00%
                                   =====        ===============        ======

----------
      o As of the cut-off date, the weighted average interest rate of the initial mortgage loans was approximately 10.555% per annum.

                 Combined Loan-to-Value Ratio at Origination of
                             Initial Mortgage Loans
--------------------------------------------------------------------------------
                                                                        % of
                                                   Aggregate          Aggregate
                                                   Principal          Principal
                                                    Balance            Balance
                                 Number of        Outstanding        Outstanding
                                  Initial         of Initial         of Initial
Combined Loan-to-Value           Mortgage          Mortgage           Mortgage
Ratio at Origination (%)           Loans             Loans              Loans
------------------------------   ---------      ---------------      -----------
5.01 - 10.00 .................         3        $     72,514.73          0.04%
15.01 - 20.00 ................         4             170,997.90          0.10
20.01 - 25.00 ................         4             315,217.59          0.19
25.01 - 30.00 ................         5             523,447.95          0.31
30.01 - 35.00 ................         9             614,909.97          0.36
35.01 - 40.00 ................        11             426,070.49          0.25
40.01 - 45.00 ................        12             590,151.67          0.35
45.01 - 50.00 ................        25           1,285,954.33          0.76
50.01 - 55.00 ................        23           1,350,035.06          0.80
55.01 - 60.00 ................        41           3,285,643.17          1.94
60.01 - 65.00 ................        57           3,826,402.99          2.26
65.01 - 70.00 ................        81           6,286,735.02          3.72
70.01 - 75.00 ................       125          10,932,520.70          6.47
75.01 - 80.00 ................       274          23,528,411.27         13.92
80.01 - 85.00 ................       207          14,551,993.97          8.61
85.01 - 90.00 ................       676          35,470,164.44         20.99
90.01 - 95.00 ................       362          19,998,580.85         11.83
95.01 - 100.00 ...............       644          45,781,095.83         27.09
                                   -----        ---------------        ------
Total: .......................     2,563        $169,010,847.93        100.00%
                                   =====        ===============        ======

----------
      o As of the date of origination, the weighted average combined loan-to-value ratio of the initial mortgage loans is expected to be approximately 86.10%. The calculation of the CLTV assumes that all mortgage loans are fully drawn.

                           Geographic Distribution of
                             Initial Mortgage Loans
--------------------------------------------------------------------------------
                                                                        % of
                                                   Aggregate          Aggregate
                                                   Principal          Principal
                                                    Balance            Balance
                                 Number of        Outstanding        Outstanding
                                  Initial         of Initial         of Initial
                                 Mortgage          Mortgage           Mortgage
Geographic Distribution            Loans             Loans              Loans
------------------------------   ---------      ---------------      -----------
Alabama ......................         5        $    280,675.86          0.17%
Arizona ......................       183          12,367,829.71          7.32
California ...................       741          55,873,573.31         33.06
Colorado .....................        93           5,305,944.08          3.14
Connecticut ..................        18           1,062,697.83          0.63
Delaware .....................         2             115,600.00          0.07
District of Columbia .........         2              82,950.01          0.05
Florida ......................       355          22,359,879.48         13.23
Georgia ......................        75           3,166,648.44          1.87
Hawaii .......................         8             709,709.30          0.42
Idaho ........................         6             320,716.54          0.19
Illinois .....................        69           3,735,720.29          2.21
Indiana ......................        25             839,857.63          0.50
Iowa .........................         3             103,808.96          0.06
Kansas .......................         1                   0.01          0.00
Kentucky .....................         4              73,053.33          0.04
Maine ........................         9             448,325.32          0.27
Maryland .....................        55           2,892,504.99          1.71
Massachusetts ................        27           1,858,967.69          1.10
Michigan .....................        90           3,330,228.13          1.97
Minnesota ....................        23           1,338,691.33          0.79
Mississippi ..................         1                   0.01          0.00
Missouri .....................        26           1,230,319.30          0.73
Montana ......................         3             405,000.01          0.24
Nebraska .....................         3             123,992.16          0.07
Nevada .......................       161          11,732,536.98          6.94
New Hampshire ................         9             364,685.00          0.22
New Jersey ...................       146           9,780,970.63          5.79
New Mexico ...................         4             294,344.39          0.17
New York .....................       130          13,704,645.27          8.11
North Carolina ...............        16             348,043.33          0.21
Ohio .........................         3             169,045.21          0.10
Oklahoma .....................         2              84,000.00          0.05
Oregon .......................        46           2,738,784.80          1.62
Pennsylvania .................        36           1,864,134.78          1.10
Rhode Island .................         2              96,578.91          0.06
South Carolina ...............         9             270,180.45          0.16
Tennessee ....................         1              11,843.33          0.01
Utah .........................        34           2,371,761.46          1.40
Vermont ......................         1              19,608.14          0.01
Virginia .....................        47           2,430,752.55          1.44
Washington ...................        60           3,525,599.18          2.09
West Virginia ................         2             103,459.89          0.06
Wisconsin ....................        25             953,577.79          0.56
Wyoming ......................         2             119,602.12          0.07
                                   -----        ---------------        ------
Total: .......................     2,563        $169,010,847.93        100.00%
                                   =====        ===============        ======

----------
      o As of the cut-off date, no more than approximately 0.71% of the initial mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                     Property Type of Initial Mortgage Loans
--------------------------------------------------------------------------------
                                                                        % of
                                                   Aggregate          Aggregate
                                                   Principal          Principal
                                                    Balance            Balance
                                 Number of        Outstanding        Outstanding
                                  Initial         of Initial         of Initial
                                 Mortgage          Mortgage           Mortgage
Property Type                      Loans             Loans              Loans
------------------------------   ---------      ---------------      -----------
Single Family Residence ......     1,774        $114,406,052.77         67.69%
PUD ..........................       449          34,987,995.12         20.70
Condo ........................       237          11,328,939.55          6.70
2-4 Family ...................        73           6,682,179.12          3.95
Town House ...................        30           1,605,681.37          0.95
                                   -----        ---------------        ------
Total: .......................     2,563        $169,010,847.93        100.00%
                                   =====        ===============        ======

                               Occupancy Status of
                             Initial Mortgage Loans
--------------------------------------------------------------------------------
                                                                        % of
                                                   Aggregate          Aggregate
                                                   Principal          Principal
                                                    Balance            Balance
                                 Number of        Outstanding        Outstanding
                                  Initial         of Initial         of Initial
                                 Mortgage          Mortgage           Mortgage
Occupancy Status                   Loans             Loans              Loans
------------------------------   ---------      ---------------      -----------
Primary ......................     2,298        $152,835,998.47         90.43%
Investment ...................       205          11,740,248.64          6.95
Secondary ....................        60           4,434,600.82          2.62
                                   -----        ---------------        ------
Total: .......................     2,563        $169,010,847.93        100.00%
                                   =====        ===============        ======

----------
      o The occupancy status of a mortgaged property is as represented by the mortgagor in its mortgage loan application.

                          Original Term to Maturity of
                             Initial Mortgage Loans
--------------------------------------------------------------------------------
                                                                        % of
                                                   Aggregate          Aggregate
                                                   Principal          Principal
                                                    Balance            Balance
                                 Number of        Outstanding        Outstanding
                                  Initial         of Initial         of Initial
                                 Mortgage          Mortgage           Mortgage
Original Term (Months)             Loans             Loans              Loans
------------------------------   ---------      ---------------      -----------
61 - 120 .....................         3        $     79,664.48          0.05%
121 - 180 ....................       487          35,854,657.94         21.21
181 - 240 ....................       358          28,863,094.95         17.08
241 - 300 ....................     1,505          95,663,630.37         56.60
301 - 360 ....................       210           8,549,800.19          5.06
                                   -----        ---------------        ------
Total: .......................     2,563        $169,010,847.93        100.00%
                                   =====        ===============        ======

----------
      o As of the cut-off date, the weighted average original term to maturity of the initial mortgage loans was approximately 267 months.

                          Remaining Term to Maturity of
                             Initial Mortgage Loans
--------------------------------------------------------------------------------
                                                                        % of
                                                   Aggregate          Aggregate
                                                   Principal          Principal
                                                    Balance            Balance
                                 Number of        Outstanding        Outstanding
                                  Initial         of Initial         of Initial
                                 Mortgage          Mortgage           Mortgage
Remaining Term (Months)            Loans             Loans              Loans
------------------------------   ---------      ---------------      -----------
61 - 120 .....................         3        $     79,664.48          0.05%
121 - 180 ....................       487          35,854,657.94         21.21
181 - 240 ....................       358          28,863,094.95         17.08
241 - 300 ....................     1,505          95,663,630.37         56.60
301 - 360 ....................       210           8,549,800.19          5.06
                                   -----        ---------------        ------
Total: .......................     2,563        $169,010,847.93        100.00%
                                   =====        ===============        ======

----------
      o As of the cut-off date, the weighted average remaining term to maturity of the initial mortgage loans was approximately 258 months.

                                 Loan Purpose of
                             Initial Mortgage Loans
--------------------------------------------------------------------------------
                                                                        % of
                                                   Aggregate          Aggregate
                                                   Principal          Principal
                                                    Balance            Balance
                                 Number of        Outstanding        Outstanding
                                  Initial         of Initial         of Initial
                                 Mortgage          Mortgage           Mortgage
Loan Purpose                       Loans             Loans              Loans
------------------------------   ---------      ---------------      -----------
Refinance - Cash Out .........     1,843        $130,943,068.65         77.48%
Purchase .....................       593          32,874,039.71         19.45
Refinance - Rate/Term ........       127           5,193,739.57          3.07
                                   -----        ---------------        ------
Total: .......................     2,563        $169,010,847.93        100.00%
                                   =====        ===============        ======

                             Debt-to-Income Ratio of
                             Initial Mortgage Loans
--------------------------------------------------------------------------------
                                                                        % of
                                                   Aggregate          Aggregate
                                                   Principal          Principal
                                                    Balance            Balance
                                 Number of        Outstanding        Outstanding
                                  Initial         of Initial         of Initial
                                 Mortgage          Mortgage           Mortgage
Debt-to-Income Ratio               Loans             Loans              Loans
------------------------------   ---------      ---------------      -----------
Not Available ................         3        $     54,730.84          0.03%
0.01 - 5.00 ..................         7             102,459.11          0.06
5.01 - 10.00 .................         9             598,473.31          0.35
10.01 - 15.00 ................        23           1,903,259.26          1.13
15.01 - 20.00 ................        56           4,227,128.55          2.50
20.01 - 25.00 ................       124           9,436,488.58          5.58
25.01 - 30.00 ................       181          11,923,047.68          7.05
30.01 - 35.00 ................       342          19,431,940.14         11.50
35.01 - 40.00 ................       537          35,632,765.51         21.08
40.01 - 45.00 ................       695          44,691,515.79         26.44
45.01 - 50.00 ................       494          33,624,323.19         19.89
50.01 - 55.00 ................        91           7,354,715.97          4.35
60.01 - 65.00 ................         1              30,000.00          0.02
                                   -----        ---------------        ------
Total: .......................     2,563        $169,010,847.93        100.00%
                                   =====        ===============        ======

----------
      o The debt-to-income ratio was calculated at each loan's date of origination.

                              Documentation Type of
                             Initial Mortgage Loans
--------------------------------------------------------------------------------
                                                                        % of
                                                   Aggregate          Aggregate
                                                   Principal          Principal
                                                    Balance            Balance
                                 Number of        Outstanding        Outstanding
                                  Initial         of Initial         of Initial
                                 Mortgage          Mortgage           Mortgage
Documentation Type                 Loans             Loans              Loans
------------------------------   ---------      ---------------      -----------
Reduced ......................     1,079        $ 85,630,147.56         50.67%
Full/Alt .....................     1,080          56,373,145.54         33.35
Stated Income ................       404          27,007,554.83         15.98
                                   -----        ---------------        ------
Total: .......................     2,563        $169,010,847.93        100.00%
                                   =====        ===============        ======

                            Minimum Interest Rates of
                             Initial Mortgage Loans
--------------------------------------------------------------------------------
                                                                        % of
                                                   Aggregate          Aggregate
                                                   Principal          Principal
                                                    Balance            Balance
                                 Number of        Outstanding        Outstanding
                                  Initial         of Initial         of Initial
                                 Mortgage          Mortgage           Mortgage
Minimum Interest Rate (%)          Loans             Loans              Loans
------------------------------   ---------      ---------------      -----------
-0.49 - 0.00 .................       340        $ 25,145,623.67         14.88%
0.01 - 0.50 ..................       302          17,350,788.86         10.27
0.51 - 1.00 ..................       219          12,932,934.98          7.65
1.01 - 1.50 ..................       203          11,604,259.26          6.87
1.51 - 2.00 ..................       183          13,699,125.42          8.11
2.01 - 2.50 ..................       146          13,131,879.93          7.77
2.51 - 3.00 ..................       176          13,926,832.53          8.24
3.01 - 3.50 ..................       195          11,050,313.94          6.54
3.51 - 4.00 ..................       275          19,106,999.05         11.31
4.01 - 4.50 ..................        83           4,887,712.69          2.89
4.51 - 5.00 ..................       137           7,752,259.04          4.59
5.01 - 5.50 ..................       176          11,863,385.50          7.02
5.51 - 6.00 ..................        85           4,922,838.36          2.91
6.01 - 6.50 ..................        23             901,325.35          0.53
6.51 - 7.00 ..................        10             452,115.99          0.27
7.01 - 7.50 ..................         2              72,015.64          0.04
8.01 - 8.50 ..................         4              95,292.06          0.06
8.51 - 9.00 ..................         2              39,697.33          0.02
9.01 - 9.50 ..................         1               5,448.33          0.00
13.01 - 13.50 ................         1              70,000.00          0.04
                                   -----        ---------------        ------
Total: .......................     2,563        $169,010,847.93        100.00%
                                   =====        ===============        ======

----------
      o As of the cut-off date, the weighted average minimum interest rates of the initial mortgage loans was approximately 2.348% per annum.

                            Maximum Interest Rates of
                             Initial Mortgage Loans
--------------------------------------------------------------------------------
                                                                        % of
                                                   Aggregate          Aggregate
                                                   Principal          Principal
                                                    Balance            Balance
                                 Number of        Outstanding        Outstanding
                                  Initial         of Initial         of Initial
                                 Mortgage          Mortgage           Mortgage
Maximum Interest Rate (%)          Loans             Loans              Loans
------------------------------   ---------      ---------------      -----------
14.01 - 15.00 ................         1        $     75,982.40          0.04%
15.01 - 16.00 ................        54           6,094,440.65          3.61
17.01 - 18.00 ................     2,496         162,665,936.32         96.25
23.01 - 24.00 ................        12             174,488.56          0.10
                                   -----        ---------------        ------
Total: .......................     2,563        $169,010,847.93        100.00%
                                   =====        ===============        ======

----------
      o As of the cut-off date, the weighted average the maximum interest rate of the initial mortgage loans was approximately 17.933% per annum.

                                   Margins of
                             Initial Mortgage Loans
--------------------------------------------------------------------------------
                                                                        % of
                                                   Aggregate          Aggregate
                                                   Principal          Principal
                                                    Balance            Balance
                                 Number of        Outstanding        Outstanding
                                  Initial         of Initial         of Initial
                                 Mortgage          Mortgage           Mortgage
Margins (%)                        Loans             Loans              Loans
------------------------------   ---------      ---------------      -----------
-1.49 - -1.00 ................         1        $     50,000.00          0.03%
-0.99 - -0.50 ................        21           1,930,364.95          1.14
-0.49 - 0.00 .................       322          23,370,818.78         13.83
0.01 - 0.50 ..................       299          17,181,228.80         10.17
0.51 - 1.00 ..................       220          13,004,364.21          7.69
1.01 - 1.50 ..................       202          11,532,830.03          6.82
1.51 - 2.00 ..................       182          13,663,125.42          8.08
2.01 - 2.50 ..................       146          13,131,879.93          7.77
2.51 - 3.00 ..................       176          13,926,832.53          8.24
3.01 - 3.50 ..................       195          11,050,313.94          6.54
3.51 - 4.00 ..................       276          19,192,665.54         11.36
4.01 - 4.50 ..................        84           4,887,712.70          2.89
4.51 - 5.00 ..................       140           7,928,156.36          4.69
5.01 - 5.50 ..................       176          11,863,385.50          7.02
5.51 - 6.00 ..................        86           4,922,838.37          2.91
6.01 - 6.50 ..................        22             835,125.35          0.49
6.51 - 7.00 ..................        10             452,115.99          0.27
7.01 - 7.50 ..................         2              72,015.64          0.04
8.01 - 8.50 ..................         2               9,625.56          0.01
9.01 - 9.50 ..................         1               5,448.33          0.00
                                   -----        ---------------        ------
Total: .......................     2,563        $169,010,847.93        100.00%
                                   =====        ===============        ======

----------
As of the cut-off date, the weighted average margin of the initial mortgage loans was approximately 2.332%.

                           Credit Utilization Rates of
                             Initial Mortgage Loans
--------------------------------------------------------------------------------
                                                                        % of
                                                   Aggregate          Aggregate
                                                   Principal          Principal
                                                    Balance            Balance
                                 Number of        Outstanding        Outstanding
                                  Initial         of Initial         of Initial
                                 Mortgage          Mortgage           Mortgage
Credit Utilization Rates (%)       Loans             Loans              Loans
------------------------------   ---------      ---------------      -----------
0.01 - 10.00 .................       334        $    167,827.50          0.10%
10.01 - 20.00 ................        39             710,943.14          0.42
20.01 - 30.00 ................        45           1,261,014.80          0.75
30.01 - 40.00 ................        43           1,968,389.08          1.16
40.01 - 50.00 ................        54           2,659,788.52          1.57
50.01 - 60.00 ................        58           2,970,433.01          1.76
60.01 - 70.00 ................        70           4,251,180.51          2.52
70.01 - 80.00 ................        89           7,127,939.03          4.22
80.01 - 90.00 ................       111           9,127,474.36          5.40
90.01 - 100.00 ...............     1,719         138,703,176.41         82.07
100.01 - 110.00 ..............         1              62,681.57          0.04
                                   -----        ---------------        ------
Total: .......................     2,563        $169,010,847.93        100.00%
                                   =====        ===============        ======

----------
As of the cut-off date, the weighted average credit utilization rates of the initial mortgage loans was approximately 75.16% based on the original principal balances of the mortgage loans.

                                  Draw Term of
                             Initial Mortgage Loans
--------------------------------------------------------------------------------
                                                                        % of
                                                   Aggregate          Aggregate
                                                   Principal          Principal
                                                    Balance            Balance
                                 Number of        Outstanding        Outstanding
                                  Initial         of Initial         of Initial
                                 Mortgage          Mortgage           Mortgage
Draw Term (Months)                 Loans             Loans              Loans
------------------------------   ---------      ---------------      -----------
60 ...........................       395        $ 28,935,114.83         17.12%
120 ..........................     1,747         107,733,396.48         63.74
180 ..........................       421          32,342,336.62         19.14
                                   -----        ---------------        ------
Total: .......................     2,563        $169,010,847.93        100.00%
                                   =====        ===============        ======

                                Repayment Term of
                             Initial Mortgage Loans
--------------------------------------------------------------------------------
                                                                        % of
                                                   Aggregate          Aggregate
                                                   Principal          Principal
                                                    Balance            Balance
                                 Number of        Outstanding        Outstanding
                                  Initial         of Initial         of Initial
                                 Mortgage          Mortgage           Mortgage
Repayment Term (Months)            Loans             Loans              Loans
------------------------------   ---------      ---------------      -----------
0 ............................        94        $  6,906,360.12          4.09%
60 ...........................         4             225,328.14          0.13
120 ..........................     1,078          83,156,341.75         49.20
180 ..........................     1,176          70,065,565.40         41.46
240 ..........................       211           8,657,252.52          5.12
                                   -----        ---------------        ------
Total: .......................     2,563        $169,010,847.93        100.00%
                                   =====        ===============        ======

                             Delinquency History of
                             Initial Mortgage Loans
--------------------------------------------------------------------------------
                                                                        % of
                                                   Aggregate          Aggregate
                                                   Principal          Principal
                                                    Balance            Balance
                                 Number of        Outstanding        Outstanding
                                  Initial         of Initial         of Initial
                                 Mortgage          Mortgage           Mortgage
Number of Days Delinquent          Loans             Loans              Loans
------------------------------   ---------      ---------------      -----------
30-59 ........................        87        $  5,766,027.98          3.41%
60-89 ........................        21           1,308,815.55          0.77
90 or more ...................         4             210,074.01          0.12
Never Delinquent .............     2,451         161,725,930.39         95.69
                                   -----        ---------------        ------
Total: .......................     2,563        $169,010,847.93        100.00%
                                   =====        ===============        ======

----------
      o Each initial mortgage loan is categorized based upon the greatest amount by which it was delinquent during the 12 months preceding the cut-off date.

Representations and Warranties Regarding the Mortgage Loans

      In the mortgage loan purchase agreement, pursuant to which the depositor will purchase the mortgage loans from the sponsor, the sponsor will make certain representations and warranties to the depositor regarding the mortgage loans as of the closing date or subsequent transfer date (or such earlier date, as specified in the subsequent transfer documents), as applicable. These representations and warranties include the following:

      o each mortgage note and related mortgage is a legal and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy and other laws affecting the rights of creditors and general equitable principles;

      o each mortgage loan at the time it was made complied in all material respects with applicable federal, state or local law, including, without limitation, predatory and abusive lending laws;

      o none of the mortgage loans are classified as a "high cost home," "covered," "high-cost," "high-risk home," or "predatory" loan under applicable state, federal or local law;

      o the information set forth in the mortgage loan schedule is complete, true and correct in all material respects as of the cut-off date;

      o no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date, and at origination of each mortgage loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the related mortgaged property;

      o each mortgage loan complies with all the terms, conditions and requirements of the originator's underwriting standards in effect at the time of origination;

      o each mortgage loan had a combined loan-to-value ratio at origination of 100.00% or less; and

      o each mortgage loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Internal Revenue Code.

      In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the securityholders in that mortgage loan (without regard to the certificate guaranty insurance policy), the sponsor will be obligated to do one of the following:

      o     cure that breach,

      o repurchase that mortgage loan at an amount equal to the sum of the unpaid principal balance of the mortgage loan on the date of repurchase, and accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the mortgagor to the date of repurchase, or

      o     substitute a replacement mortgage loan for that mortgage loan.

      However, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC, or result in a prohibited transaction under the Internal Revenue Code. The depositor will make no representations or warranties for the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The sponsor is selling the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above. The obligations of the servicer are limited to its contractual servicing obligations under the servicing agreement.

      The  indenture  trustee will be assigned all right,  title and interest in
the  mortgage   loan  purchase   agreement   insofar  as  they  relate  to  such
representations and warranties made by the sponsor.

Pre-Funding and Conveyance of Subsequent Mortgage Loans

      On the closing date the excess of the aggregate class principal balance of the notes and certificates over the aggregate Principal Balance of the initial mortgage loans as of the cut-off date, which amount in the aggregate is not expected to exceed approximately $5,989,352, will be deposited in a separate pre-funding account (the "Pre-Funding Account") established and maintained by the indenture trustee on behalf of the securityholders. Any investment income earned from amounts in the Pre-Funding Account shall be paid to the depositor, and will not be available for payments on the securities. During the period from the closing date to May 24, 2007 (the "Funding Period"), the depositor is expected to purchase mortgage loans ("Subsequent Mortgage Loans") from the sponsor, using funds on deposit in the Pre-Funding Account, and sell such Subsequent Mortgage Loans to the issuing entity for inclusion in the mortgage pool. The purchase price for each Subsequent Mortgage Loan will equal the principal balance of such Subsequent Mortgage Loan and will be paid from the Pre-Funding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the Pre-Funding Account and increase the aggregate Principal Balance of the mortgage loans.

      The aggregate characteristics of the mortgage loans will vary upon the acquisition of Subsequent Mortgage Loans.

      The obligation of the issuing entity to purchase Subsequent Mortgage Loans during the Funding Period is subject to the following requirements:

      o     such   Subsequent   Mortgage  Loan  may  not  be  30  or  more  days
            contractually delinquent as of its cut-off date;

      o     the servicer of each Subsequent Mortgage Loan will be PNC;

      o such Subsequent Mortgage Loan may not have a final maturity date later than April 1, 2037;

      o the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years for fully amortizing loans or 15 years for balloon loans;

      o such Subsequent Mortgage Loan will not have a Net Mortgage Rate less than 8.000% per annum;

      o such Subsequent Mortgage Loan will not have a CLTV greater than 100.00%;

      o such Subsequent Mortgage Loan will not have a principal balance greater than $550,000;

      o such Subsequent Mortgage Loan will be secured by a first or second lien; and

      o such Subsequent Mortgage Loan will be otherwise acceptable to the rating agencies and the insurer.

      Following the purchase of such Subsequent Mortgage Loans by the issuing entity, the mortgage loans, including the related Subsequent Mortgage Loans, will have the following characteristics (based on the initial mortgage loans as of the cut-off date and the Subsequent Mortgage Loans as of the date of their transfer to the issuing entity):

      o     a weighted average mortgage rate of at least 10.000% per annum;

      o a weighted average remaining term to stated maturity of less than 200 months;

      o     a weighted average CLTV ratio of not more than 100%;

      o     a weighted average credit score of at least 680;

      o no more than 5.00% of the mortgage loans, by aggregate principal balance, will be balloon loans;

      o no more than 40.00% of the mortgage loans, by aggregate principal balance, will be concentrated in one state; and

      o no more than 15.00% of the mortgage loans, by aggregate principal balance, will relate to non-owner occupied properties.

Additional Information

      The description in this prospectus supplement of the initial mortgage pool and the mortgaged properties is based on the initial mortgage pool as constituted as of the close of business on the cut-off date. Prior to the issuance of the notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems their removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the notes unless including those mortgage loans would materially alter the characteristics of the initial mortgage pool as described in this prospectus supplement. The depositor believes that the information presented in this prospectus supplement will be representative of the characteristics of the initial mortgage pool as it will be constituted at the time the notes are issued,  although  the range of  mortgage  rates and  maturities  and some other characteristics of the initial mortgage loans may vary. If, as of the closing date, any pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

                                 The Originators

General

      DLJ Mortgage Capital acquired 48.88% of the initial mortgage loans (by principal balance as of the cut-off date). Secured Funding Corporation originated 29.30% of the initial mortgage loans, by principal balance as of February 1, 2007. No other originator originated or acquired more than 10% of the initial mortgage loans (by principal balance as of the cut-off date).

DLJ Mortgage Capital, Inc.

      The sponsor acquired approximately 48.88% of the initial mortgage loans (by principal balance as of the cut-off date) through its whole-loan flow acquisition channel from originators that the sponsor has determined met its qualified correspondent requirements. Such standards require that the following conditions be satisfied: (i) the related mortgage loans were originated pursuant to a mortgage loan purchase agreement between the sponsor and the applicable qualified correspondent that contemplated that such qualified correspondent would underwrite mortgage loans from time to time, for sale to the sponsor, in accordance with underwriting guidelines designated by the sponsor ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such mortgage loans were in fact underwritten as described in clause (i) above and were acquired by the sponsor within 270 days after the related origination dates; (iii) the Designated Guidelines were, at the time such mortgage loans were underwritten, designated by the sponsor on a consistent basis for use by originators in originating mortgage loans to be purchased by the sponsor; and (iv) the sponsor employed, at the time such mortgage loans were acquired by the sponsor, certain quality assurance procedures designed to ensure that the applicable qualified correspondent from which it purchased the related mortgage loans properly applied the underwriting criteria designated by the sponsor. The Designated Guidelines are substantially similar to the guidelines described in the prospectus under "The Trust Funds--Underwriting Standards."

Secured Funding Corporation

      Secured Funding Corporation has its principal offices located at 2955 Red Hill Avenue, Costa Mesa, California. Secured Funding Corporation is a California state chartered Mortgage Banking Company.

      Generally, the Secured Funding Corporation underwriting guidelines do not follow Fannie Mae or Freddie Mac guidelines. Generally, the Secured Funding Corporation underwriting guidelines are applied to evaluate the applicant's credit standing and repayment ability and the value and adequacy of the real property and improvements that will be the collateral for the mortgage loan. Based on these and other factors, Secured Funding Corporation determines the level of documentation to be provided by the applicant. Exceptions to Secured Funding Corporation's underwriting guidelines are permitted where acceptable compensating factors are present.

      In determining whether an applicant has sufficient monthly income available to meet the applicant's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, Secured Funding Corporation generally considers, when required by the applicable documentation program, the ratio of those amounts to the applicant's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan to value ratios, and are determined on a loan by loan basis.

      Secured Funding Corporation originates many mortgage loans under "limited documentation" or "Stated Income documentation" programs. Under the limited documentation program, more emphasis is placed on the value and adequacy of the real property and improvements that will be the collateral for the mortgage loan, the credit history and other assets of the applicant, than on verified income of the applicant. Mortgage loans underwritten under this type of program are generally limited to applicants with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. Certain credit underwriting documentation relating to income or income verification and/or employment verification is waived. Mortgage loans originated or acquired under the limited documentation program include cash out refinance loans, and mortgages secured on second homes. Permitted maximum loan to value ratios (including secondary financing) under the limited documentation program are generally more restrictive than mortgage loans originated with full documentation or alternative documentation requirements.

      Under the Stated Income documentation program, income for the applicant is not verified. Emphasis is placed on the value and adequacy of the real property and improvements that will be the collateral for the mortgage loan and the credit history of the applicant, rather than on verified income and assets of the applicant. Documentation concerning income and asset verification is not required. Mortgage loans underwritten under the stated income documentation program are generally limited to applicants with favorable credit histories and who satisfy other standards for limited documentation programs.

      Secured Funding Corporation has originated loans since 1993 with experience in originating assets of the type included in the current transaction since 1993. In 2006, Secured Funding Corporation's origination volume was approximately $1.25 billion.

                             Static Pool Information

      The depositor will make available any of the sponsor's material static pool information as required under the SEC's rules and regulations on a website on the world wide web. The static pool information material to this offering of securities is located in the hyperlink labeled "HEMT 2007-1" at http://www.credit-suisse.hemt.static-pool.com. Access to this web address is unrestricted and free of charge. The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool. For purposes of describing delinquency information about each prior securitized pool, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. The determination as to whether the mortgage loan falls into this category is made as of the close of business on the last business day of each month. For example, a mortgage loan due for July 1 at the close of business on August 31 would be described as 30 to 59 days delinquent in the September trust and static pool reporting.

      The static pool information is not deemed to be a part of the accompanying prospectus or the depositor's registration statement to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of Home Equity Mortgage Trust 2007-1, which information relates to periods prior to January 1, 2006.

                                   The Sponsor

      DLJ Mortgage Capital, Inc., a Delaware corporation ("DLJMC"), is referred to in this prospectus supplement as the "sponsor" or the "seller." Its executive offices are located at 11 Madison Avenue, New York, NY 10010. The sponsor is an affiliate of the depositor and the underwriter.

      The sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements. The sponsor has been engaged in the securitization of assets since its inception in 1988. In connection with these activities, the sponsor uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

      From the period  beginning  January 1, 2006 and ending September 30, 2006,
the  sponsor   publicly   securitized   through  the   depositor  in  excess  of
approximately $23.5 billion of residential mortgages.

      In the normal course of its securitization program, the sponsor acquires mortgage loans from third party originators and through its affiliates. The sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the depositor and the depositor issues the securities supported by the cash flows generated by the mortgage loans and secured by the mortgage loans. The sponsor will make certain representations and warranties to the depositor and the indenture trustee regarding the mortgage loans and if such representations and warranties are breached, the sponsor may have an obligation to repurchase or substitute such mortgage loans from the depositor (or directly from the indenture trustee). To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

      Credit Suisse Financial Corporation ("CSFC"), an affiliate of the sponsor and an originator, is a Delaware corporation. CSFC conducts lending through wholesale loan production offices. CSFC operates more than 2 wholesale loan production offices located in 3 states and makes loans throughout all 50 states and the District of Columbia. CSFC has been originating mortgage loans since 2003. The principal executive offices of CSFC are located at 302 Carnegie Center, 2nd Floor, Princeton, New Jersey 08540.

                                  The Depositor

      Credit Suisse First Boston Mortgage Acceptance Corp., the depositor, was incorporated in the State of Delaware on April 14, 1988 and is a wholly-owned subsidiary of Credit Suisse First Boston (USA), Inc. (formerly Donaldson, Lufkin & Jenrette, Inc.), a Delaware corporation, the name of which was subsequently changed to Credit Suisse (USA), Inc. The principal executive offices of the depositor are located at Eleven Madison Avenue, 4th Floor, New York, New York 10010. Its telephone number is (212) 325-2000.

      On November 3, 2000, Donaldson, Lufkin & Jenrette, Inc., a corporation organized under the laws of Delaware ("DLJ"), merged with and into an indirect wholly owned subsidiary of Credit Suisse Group, a corporation organized under the laws of Switzerland ("CSG"). As a result of this transaction, DLJ became an indirect wholly owned subsidiary of CSG and changed its name to Credit Suisse First Boston (USA), Inc. All former subsidiaries of DLJ, including the depositor, are currently subsidiaries of Credit Suisse (USA), Inc. (formerly known as Credit Suisse First Boston (USA), Inc.).

      The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. The depositor has one class of common stock, all of which is owned by Credit Suisse (USA), Inc.

      After issuance of the securities, the depositor will have no material obligations with respect to the notes and mortgage loans, other than (i) the right to appoint a successor indenture trustee upon the resignation or removal of the indenture trustee, (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities

Act of 1933, as amended and (iii) any obligations with respect to the filing of any reports under the Exchange Act, as set forth in the indenture.

      See "The Depositor" in the prospectus.

                                  The Servicer

      The summary of servicing functions provided by the servicer reflects relevant and current servicing operations and procedures and are included for informational purposes. This summary does not purport to be a complete description of the servicer's servicing operations and procedures and are qualified by reference to the provisions of the servicing agreement as described in this prospectus supplement and the prospectus. The obligations of the servicer to service the mortgage loans for the securityholders are governed by the provisions of the servicing agreement and certain of these obligations may result in the application of different procedures than those described in the summary provided by the servicer.

PNC Bank, N.A.

      The information set forth in the following paragraphs has been provided by PNC. PNC Bank N.A., ("PNC") through its business unit PNC Consumer Services ("PNCCS"), will act as a servicer of the mortgage loans. PNCCS's obligations with respect to the related mortgage loans are limited to its contractual servicing obligations. On and after the closing date, PNCCS will service the related mortgage loans in accordance with the servicing agreement.

      PNC, a national banking association organized under the laws of the United States of America is a wholly-owned subsidiary of The PNC Financial Services Group, Inc., ("PNCFS") which is one of the nation's largest diversified financial services organizations. The principal executive offices of PNC are located at 249 Fifth Avenue, One PNC Plaza - 30th Floor, Pittsburgh, Pennsylvania 15222. A telephone number for such offices is (888) 762-2265.

      As of December 31, 2006, PNCFS had total assets of approximately $101.8 billion and shareholder's equity of approximately $10.8 billion, compared to approximately $92.0 billion in assets and approximately $8.6 billion in shareholder's equity on December 31, 2005. Net income increased to approximately $2.6 billion for the full year 2006 from $1.3 billion in 2005.

      In addition to servicing PNC's (bank owned) consumer loans, PNCCS has been servicing consumer loan portfolios for unaffiliated third parties since 1999. As of December 31, 2006, PNCCS serviced a combined total of approximately 1,326,435 consumer loan accounts and $27,826,033,882 unpaid principal balance. Of that total, home equity lines of credit ("HELOCs") comprised 242,746 accounts and $8,949,515,824 unpaid principal balance and home equity installment loans ("HEILs") comprised 173,741 accounts and $10,246,715,719 unpaid principal balance.

      PNCCS is currently rated "Above Average" as an Alternative Mortgage Loan Servicer by S&P and "SQ2+" as a Primary Servicer by Moody's Investors Service, Inc.

      PNCCS's management team has an average of 22 years of industry experience and 13 years of tenure with the company. All new hires are required to attend a new employee orientation program that covers PNCCS's code of conduct, compliance guidelines, policies and procedures, and an overview of the consumer lending business. Upon completion of the program, new hires also take additional job-specific training classes.

      For existing employees, PNCCS provides refresher and remedial courses. Classes are also offered in conjunction with system enhancements and client acquisitions as needed. Additionally, leadership and supervisory/management development courses are offered through PNC University, a corporate-wide training platform. Corporate compliance maintains a schedule of mandatory regulatory training curricula that includes sessions on Regulation B, fair lending, HMDA and privacy.

The approximate size, composition and growth of PNCCS's servicing portfolio of Home Equity assets are as follows:

-------------------------------------------------------------------------------------------------------------------------------
Total Home Equity                   Year Ended                Year Ended                Year Ended                Year Ended
(HEIL and HELOC):                December 31, 2003        December 31, 2004         December 31, 2005         December 31, 2006
-------------------------------------------------------------------------------------------------------------------------------
HEIL accounts                         112,501                  130,275                   154,269                   173,741
-------------------------------------------------------------------------------------------------------------------------------
HELOC accounts                        207,604                  242,347                   277,875                   242,746
-------------------------------------------------------------------------------------------------------------------------------
Total Home Equity accounts            320,105                  372,622                   432,144                   416,487
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
HEIL ($)                          $ 6,591,046,416          $ 8,150,098,005           $ 9,300,498,036           $10,246,715,719
-------------------------------------------------------------------------------------------------------------------------------
HELOC ($)                         $ 5,686,057,355          $ 7,806,093,801           $10,106,777,327           $ 8,949,515,824
-------------------------------------------------------------------------------------------------------------------------------
Total ($)                         $12,277,103,771          $15,956,191,806           $19,407,275,363           $19,196,231,543
-------------------------------------------------------------------------------------------------------------------------------

      The servicing of home equity lines of credit requires substantial personal interaction with the obligors to encourage them to make their payments timely, to work with them on missed payments, and to structure solutions for delinquent obligors. Servicing these loans requires strong adherence to PNCCS policies since the servicer's interaction often may involve an obligor who is experiencing financial difficulties. PNCCS has established the following processes and procedures to address these factors.

      Customer service is performed through PNC's customer service group, the National Financial Services Center ("NFSC"). The NFSC provides 24/7 live customer service and a toll free phone number. In addition, there is an Interactive Voice Response system.

      The customer service agents are a highly-trained and tenured group of specialists. A centralized customer assistance team supports the customer service agents in resolving more complex issues that arise. PNCCS also has a team of Spanish-speaking loan specialists to assist borrowers.

      Customer service agents are formally monitored by their team leader and by another team leader to ensure a non-biased assessment. A scorecard is utilized to assess the quality of monitored calls and is factored into an incentive program for customer service agents.

      PNCCS utilizes call recording software to randomly record customer service calls, which are then used to monitor agents and provide them feedback on their performance.

      The collection group is divided into two units: early and late stage collections. PNCCS blends its inbound and outbound collection calls, allowing for more efficient use of the collection staff. Complex inbound calls are handled by more experienced collectors, while newly-hired collectors handle the more complex calls only after two-to-four months of tenure with the company.

      PNCCS utilizes a series of collection behavioral scorecards developed by an external vendor. PNCCS recently narrowed the number of scorecards utilized from ten to five to better reflect the attributes of its HEIL and HELOC borrowers. These scorecards run through a decision engine ("STRATA") within PNCCS's servicing application. When an account becomes past due, STRATA rescores the account and determines the appropriate collection strategy. Calls may be initiated as early as the first day of delinquency, depending on the score derived by STRATA, and optimizer software is then utilized to determine the best time to call.

      PNCCS  employs  a  predictive   auto-dialer   in  calling   campaigns  for
early-stage delinquent accounts (1-59 days past due), which are pooled across all asset types (home equity, auto, etc.). A predictive dialer facilitates more voice-connects between collectors and borrowers by eliminating from the calling queue busy signals, answering machines and other barriers to live communication.

      All  collectors  are  subject  to call  monitoring  by  their  supervisor.
Monitoring frequency varies according to the collector's experience. The frequency ranges from 20 calls per month for a new collector to 20 calls per year for a senior manager.

      PNCCS has a policy to record 100% of both its inbound and outbound collection calls. Recordings are stored for 90 days unless there is a complaint, in which case the recording is stored until the complaint has been resolved.

      PNCCS late stage collection unit handles accounts that are 60+ days delinquent and continues collections efforts until the month in which the account is exposed for charge-off. The late stage staff focuses on specific product types (home equity vs. auto, etc.) as opposed to the pooling of asset types used by the early-stage collection staff. Late-stage collectors can negotiate and approve repayment plans.

      PNCCS proactively reaches out to troubled borrowers through calling and letter campaigns. PNCCS also sends out loss mitigation letters to delinquent borrowers at approximately 75 days past due, one month after a property is referred to foreclosure and two-months prior to a scheduled foreclosure sale. A property inspection is performed by an external vendor when an account is assigned for foreclosure.

      PNCCS pursues a dual-track loss mitigation and foreclosure strategy. PNCCS makes several follow-up calls to confirm that the letter was received and loss mitigation services were offered. PNCCS determines the optimal default resolution  based  on  the  analysis  of  the  borrower's  financial  situation, intentions, and history of loss mitigations options, as well as loan characteristics such as lien position, collateral value, and outstanding balance.

      A foreclosure specialist typically refers loans for foreclosure between 90 and 120 days of delinquency, and the foreclosure manager approves each referral. A property report and a broker price opinion (BPO) are ordered pre-foreclosure and a subsequent equity analysis is performed. After a loan is referred to foreclosure, PNCCS monitors the attorney to ensure all steps in the foreclosure process are performed in a timely and cost-effective manner. PNCCS manages the foreclosure process using a network of external attorneys.

      Once the foreclosure sale is completed, properties are transferred to PNC's Realty Services department and a full appraisal is obtained. Properties are analyzed individually to determine the best remarketing strategy. The REO inventory is monitored for timely disposal at the optimal price.

      PNCCS does not have custodial responsibilities for the mortgage loan documents except to the extent that it receives such documents in connection with pay-offs of the mortgage loans.

      PNCCS made the following material changes to its policies and procedures in servicing all its home equity assets during the past three years:

      o In January 2003, PNCCS completed a multi million dollar investment in a digital storage and retrieval platform ("Filenet"). All servicing file contents are imaged, stored and easily retrieved. Numerous PNCCS servicing departments have access to the retrieval tools.

      o In November  2004,  PNCCS  launched an  internally  developed  mainframe system ("Mortgage Recording System") to manage mortgage/deed of trust reconcilement, tracking, and satisfaction throughout the home equity life cycle. In addition the system calculates recording and satisfaction fees, prints checks and prints all required documentation for recording and satisfaction.

                               The Issuing Entity

      Home Equity Mortgage Trust 2007-1 is a statutory trust formed under the laws of the State of Delaware under the trust agreement, dated as of the closing date, between the depositor and the owner trustee for the transactions described in this prospectus supplement. The trust agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to statutory trusts. After its formation, the issuing entity will not engage in any activity other than:

      o acquiring and holding the mortgage loans and the proceeds from the mortgage loans;

      o issuing the Class A-1 Notes and the Class G, Class P, Class A-R, Class X-1 and Class X-2 Certificates;

      o making payments on the Class A-1 Notes and the Class G, Class P, Class A-R, Class X-1 and Class X-2 Certificates; and

      o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with the foregoing.

      The issuing entity is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes. The assets of the issuing entity will consist of the mortgage loans pledged to secure the notes. The issuing entity's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee.

                                The Owner Trustee

      Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company's principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

      Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

      Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained herein.

      Wilmington Trust Company is the owner trustee under the trust agreement.

      Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuing entity or the noteholders under the trust agreement under any circumstances, except for the owner trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of various representations made by the owner trustee in the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from that merger or consolidation shall be the successor of the owner trustee under the trust agreement.

      The principal compensation to be paid to the owner trustee relating to its obligations under the trust agreement will have been paid by or no behalf of the issuing entity on or prior to the closing date.

                              The Indenture Trustee

      The information set forth in the following paragraphs has been provided by U.S. Bank National Association.

      U.S. Bank National Association ("U.S. Bank") will act as indenture trustee under the indenture. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $219 billion as of December 31, 2006. As of December 31, 2006, U.S. Bancorp served approximately 14.2 million customers, operated 2,472 branch offices in 24 states and had over 50,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

      U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The indenture will be administered from U.S. Bank's corporate trust office located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

      U.S. Bank has provided corporate trust services since 1924. As of December 31, 2006, U.S. Bank was acting as trustee with respect to over 76,000 issuances of securities with an aggregate outstanding principal balance of over $2.1 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

      U.S. Bank shall make each monthly statement available to the securityholders via the indenture trustee's internet website at http://www.usbank.com/abs. Securityholders with questions may direct them to the indenture trustee's bondholder services group at (800) 934-6802.

      As of December 31, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 253 issuances of sub-prime mortgage backed securities with an outstanding aggregate principal balance of approximately $76,176,100,000.

      U.S. Bank's procedures for performing its duties as required by the indenture are set forth as follows:

      A U.S. Bank analyst (an "Analyst") will review the relevant executed legal transaction documents for this transaction (collectively, the "Documents") and program the distribution module of U.S. Bank's cash-flow modeling system (the "System") to provide the necessary calculations for this transaction. The programming will consist of modeling all collection and withdrawal activity that will take place in all of the issuing entity accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the securityholders and various other parties. All trigger events set forth in the Documents will be modeled without regard to probability of occurrence.

      Prior to the first distribution to the securityholders, a supervisor for the transaction (the "Supervisor") will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output. The Supervisor will also review the content of the securityholder statements prior to the first distribution date to ensure that all information required by the Documents is present and correct.

      The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions, and in no event later than the earliest date a trigger event could occur. The Supervisor's responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the securityholder statement includes all items required to be reported by the Documents.

      On a monthly basis, an Analyst will obtain from the servicer a file containing the payment activity for the related collection period on a loan-by-loan basis. The loan file will be converted to a database format and loaded into the System program. Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the cut-off date or the most recent collection period. Once the loan data is confirmed with the servicer, the analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

      To the extent U.S. Bank is required by the Documents to re-compute any loan-data elements supplied by the servicer, U.S. Bank will do so based on information received from the underwriter or the servicer. U.S. Bank will identify all discrepancies and bring them to the attention of the related servicer for resolution. If all discrepancies are not resolved by the date required in the Documents, U.S. Bank will deliver a discrepancy memorandum to the servicer.

      The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific checklist. Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor. The Supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items.

      In the past three years, U.S. Bank has not made material changes to the policies and procedures of its securities administration services for mortgage-backed securities. However, U.S. Bank acquired the securities administration business of State Street Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of U.S. Bank acquired from State Street used slightly different procedures than those set forth above to review the data for each securityholder statement. Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed securityholder statement prior to its distribution. As of January 1, 2006, all offices of U.S. Bank will use the procedures set forth above.

      Pursuant to the indenture, the indenture trustee will post on the website referred to above, on a monthly basis, current loan level data reports about the mortgage loans in the trust fund. The format of these loan level data reports may be modified, as permitted by the indenture trustee, or they may be discontinued at any time.

      The principal compensation to be paid to the indenture trustee relating to its obligations under the indenture will be the monthly trustee fee.

      Under the indenture, the issuing entity, from cashflows in the priorities described in this prospectus supplement, shall reimburse the indenture trustee for all reasonable out-of-pocket expenses and shall indemnify the indenture trustee against any and all loss, liability or expense, including reasonable attorneys' fees, incurred by the indenture trustee in connection with the administration of the trust estate and the performance of the indenture trustee's duties thereunder ("Trustee's Additional Expenses"). The issuing entity is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee's own willful misconduct, negligence or bad faith.

      The indenture requires the indenture trustee to maintain, at its own expense, an office or agency where notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the indenture trustee and the note registrar in respect of the notes pursuant to the indenture may be served.

      The indenture trustee will also act as paying agent and note registrar under the indenture.

      The indenture trustee shall be entitled to the investment earnings on amounts on deposit in the payment account maintained by the indenture trustee.

      U.S. Bank's duties are limited solely to its express obligations under the indenture.

                                  The Custodian

      LaSalle  Bank  National   Association  (the  "custodian")  will  serve  as
custodian pursuant to the custodial agreement, dated as of the cut-off date, between the custodian and the indenture trustee.

      The custodian will hold the mortgage notes, mortgages and other legal documents in the mortgage files for the benefit of the securityholders. Each custodian will maintain the related mortgage files in secure and fire-resistant facilities. The mortgage files will not be physically segregated from other mortgage files in the related custodian's custody but will be kept in shared facilities. However, the custodian's proprietary document tracking system will show the location within the custodian's facilities of each mortgage file and will show that the mortgage loan documents are held by the custodian on behalf of the issuing entity. The custodian will review each mortgage file in accordance with the review criteria specified in the custodial agreement and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received. Additional responsibilities of each custodian are set forth in the related custodial agreement.

                                   The Insurer

      The insurer has supplied the following information for inclusion in this prospectus supplement.

      Ambac Assurance Corporation ("Ambac") is a leading financial guarantee insurance company that is primarily engaged in guaranteeing public finance and structured finance obligations. Ambac is the successor to the founding financial guarantee insurance company, which wrote the first bond insurance policy in 1971. Ambac is licensed to transact financial guarantee and surety business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac is subject to the insurance laws and regulations of the State of Wisconsin, its state of incorporation, and the insurance laws and regulations of other states in which it is licensed to transact business. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc.("Ambac Financial Group"), a 100% publicly-held company. Ambac has earned triple-A financial strength ratings from Moody's Investors Service, Inc., Standard & Poor's Ratings Services, and Fitch, Inc.

Capitalization

      The  following   table  sets  forth  the   capitalization   of  Ambac  and
subsidiaries as of December 31, 2006 and December 31, 2005 in conformity with U.
S. generally accepted accounting principles.

                  Ambac Assurance Corporation and Subsidiaries

                        CONSOLIDATED CAPITALIZATION TABLE

                              (Dollars in Millions)

                                          December 31, 2006    December 31, 2005
                                          -----------------    -----------------

Long term debt .........................        $    0               $    0
                                                ======               ======
Stockholder's equity:
  Common stock .........................            82                   82
  Additional paid-in capital ...........         1,509                1,453
  Accumulated other
     comprehensive income ..............           142                  137
  Retained earnings ....................         5,259                4,510
                                                ------               ------
Total stockholder's equity .............        $6,992               $6,182
                                                ======               ======

      There has been no material adverse change in the capitalization of Ambac and subsidiaries from December 31, 2006 to the date of this prospectus supplement.

      For additional financial information concerning Ambac, see the audited consolidated financial statements of Ambac incorporated by reference herein.

Incorporation of Certain Documents by Reference

      The portions of the following documents relating to Ambac, which have been filed with the SEC by Ambac Financial Group, Inc. (Exchange Act registration file No.1-10777), are incorporated by reference into this prospectus supplement. Any information referenced in this way is considered part of this prospectus supplement.

            o Ambac Financial Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and filed on March 1, 2007.

      Ambac's consolidated financial statements and all other information relating to Ambac and subsidiaries included in Ambac Financial Group's periodic reports filed with the SEC subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A-1 Notes shall, to the extent filed (rather than furnished pursuant to Item 9 of Form 8-K), be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such reports.

      Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

      Copies of all information regarding Ambac that is incorporated by reference in this prospectus supplement can be read and copied at the SEC's website at http://www.sec.gov, the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and the offices of the NYSE, 20 Broad Street, New York, New York 10005. Copies of Ambac's annual statement for the year ended December 31, 2006 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from Ambac. The address of Ambac's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

Other Information

      Ambac makes no representation regarding the Class A-1 Notes or Class G Certificates or the advisability of investing in the Class A-1 Notes or Class G Certificates. Ambac has not independently verified, is not responsible for, and makes no representation regarding, the accuracy or completeness of this prospectus supplement, other than the information supplied by Ambac and presented, included or incorporated by reference in this prospectus supplement under the heading "The Insurer".

THE POLICY IS NOT COVERED BY THE  PROPERTY/CASUALTY  SECURITY FUND  SPECIFIED IN
ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                             The Servicing Agreement

General

      As of the closing date, the servicer will have entered into a servicing agreement pursuant to which the servicer shall be committed to service the mortgage loans, for the benefit of the indenture trustee and the insurer.

      The servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans and, to the extent those procedures are consistent with the servicing agreement, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located. Under the servicing agreement, the servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts, into which payments and collections on the mortgage loans, net of the related servicing compensation, will be deposited by it within two business days of receipt. Funds credited to a collection account may be invested for the benefit and at the risk of the servicer in permitted investments as described in the servicing agreement.

      The servicing agreement prohibits the resignation of the servicer except upon (a) appointment of a successor servicer (which may be with respect to all or a portion of the mortgage loans) and receipt by the indenture trustee of a letter from each rating agency that such a resignation and appointment will not result in a downgrading or withdrawal of the rating of any of the notes (without regard to the certificate guaranty insurance policy) or (b) a determination that its duties thereunder are no longer permitted under applicable law. No such resignation will be effective until a successor, with the consent of the insurer, has assumed such servicing obligations in the manner provided in the servicing agreement. Notwithstanding the foregoing, the seller, as owner of the servicing rights, may require, with the consent of the insurer, that PNC resign upon the appointment of a successor servicer, meeting the requirements in the servicing agreement.

      Under the servicing agreement, the servicer may contract with subservicers to perform some or all of its servicing duties. Regardless of its servicing arrangement, the servicer will remain liable for its servicing duties and obligations under the servicing agreement as if the servicer alone were servicing the related mortgage loans.

Servicing Compensation and Payment of Expenses

      The expenses of the issuing entity are payable out of the interest payments on each mortgage loan. The rate at which these expenses accrue is expected to initially be approximately 0.5235% for each mortgage loan. The expenses consist of the servicing fee, the excess servicing fee, the indenture trustee fee and fees payable to the credit risk manager. In addition, the premium due to the insurer will be equal to 0.160% per annum multiplied by the aggregate Class Principal Balance of the Class A-1 Notes and the Class G Certificates. With respect to each mortgage loan, the sum of the servicing fee and the excess servicing fee will be equal to 0.50% per annum of the outstanding principal balance of each such mortgage loan. The excess servicing fee will be payable solely out of collections in respect of the mortgage loans and will be payable to the seller, as owner of the servicing rights, or to an affiliate of the seller. The indenture trustee fee will be equal to 0.0085% per annum of the outstanding principal balance of each mortgage loan. The servicer is obligated to pay some ongoing expenses associated with the issuing entity that it incurs in connection with its responsibilities under the servicing agreement and those amounts will be paid by the servicer out of its servicing fee. The servicer will also be entitled to receive late payment fees, assumption fees and other similar charges, other than prepayment charges. The servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the Collection Account.

      The following table sets forth certain information with respect to the fees payable to the servicer, the indenture trustee, the credit risk manager and the insurer out of the cash flows for this transaction.

                                                Amount/                     Priority/
      Party           Fee Payable         Description of Fee            Source of Payment
-----------------     -----------      -------------------------    -------------------------
Servicer              Monthly          With   respect   to  each    The     servicer     will
                                       mortgage loan serviced by    withdraw or withhold from
                                       it,  an  amount  equal to    the  collection   account
                                       1/12  of the  product  of    its  aggregate  servicing
                                       (1) the principal balance    fee     from     interest
                                       of such  mortgage loan as    actually   collected   on
                                       of the  first  day of the    each     mortgage    loan
                                       calendar  month  and  (2)    serviced by it,  prior to
                                       the  servicing  fee  rate    such    amounts     being
                                       with   respect   to  such    available     to     make
                                       mortgage     loan.    The    payments      on      the
                                       servicer   will  also  be    securities.
                                       entitled to  reinvestment
                                       income  earned on amounts
                                       on    deposit    in   the
                                       collection   account  and
                                       escrow account.

Indenture Trustee     Monthly          With   respect   to  each    On each payment date, the
                                       mortgage  loan, an amount    indenture   trustee  will
                                       equal   to  1/12  of  the    withdraw  the   indenture
                                       product    of   (1)   the    trustee  fee  and the net
                                       principal balance of such    investment   earnings  on
                                       mortgage  loan  as of the    amounts on deposit in the
                                       first day of the calendar    payment  account prior to
                                       month and (2) 0.0085% per    distributions          to
                                       annum.    The   indenture    securityholders.
                                       trustee   will   also  be
                                       entitled      to      net
                                       investment   earnings  on
                                       amounts on deposit in the
                                       payment account.

                                                Amount/                     Priority/
      Party           Fee Payable         Description of Fee            Source of Payment
-----------------     -----------      -------------------------    -------------------------
Credit Risk           Monthly          With   respect   to  each    On each payment date, the
Manager                                mortgage  loan, an amount    indenture   trustee  will
                                       equal   to  1/12  of  the    pay   the   credit   risk
                                       product    of   (1)   the    manager's   fee   to  the
                                       principal balance of such    credit risk  manager from
                                       mortgage  loan  as of the    amounts on deposit in the
                                       first day of the calendar    payment  account prior to
                                       month and (2)  0.015% per    distributions          to
                                       annum.                       securityholders.

Insurer               Monthly          An  amount  equal to 1/12    On each payment date, the
                                       of the product of (1) the    indenture   trustee  will
                                       aggregate Class Principal    pay the  premium  for the
                                       Balance  of the Class A-1    certificate      guaranty
                                       Notes    and    Class   G    insurance  policy  to the
                                       Certificates  immediately    insurer  from  amounts on
                                       prior   to  the   related    deposit  in  the  payment
                                       payment   date   and  (2)    account      prior     to
                                       0.160% per annum.            distributions          to
                                                                    securityholders.

Interest Shortfalls in Connection with Prepaid Mortgage Loans

      When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the day of receipt, with a resulting reduction in interest payable for the month during which the partial principal prepayment is made. PNC will not be obligated to remit any amount to the indenture trustee to cover interest shortfalls resulting from these prepayments. Any such shortfall in interest collections resulting from principal prepayments will be allocated pro rata to the Class A-1 Notes and certificates according to the amount of interest to which each class of notes and certificates would otherwise be entitled in reduction thereof.

      The certificate guaranty insurance policy will not cover any prepayment interest shortfalls allocated to the Class A-1 Notes or Class G Certificates.

Advances

      PNC will not be required to advance any amounts pursuant to the servicing agreement relating to payments from the mortgagors that were due on the previous due date and which were delinquent on the determination date for that payment date.

Loss Mitigation Procedures

      The servicer is authorized to engage in a wide variety of loss mitigation practices. With respect to mortgage loans which become defaulted and continue to be in default, the servicer will decide whether to (i) foreclose upon the mortgaged properties securing those mortgage loans, (ii) write off the unpaid principal balance of the mortgage loans as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the mortgage loan for an amount less than the total amount contractually owed in order to facilitate a sale of the mortgaged property by the mortgagor) or permit a short refinancing (a payoff of the mortgage loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the mortgagor not involving a sale of the mortgaged property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with the servicing agreement.

      As to any mortgage loan that becomes 120 days delinquent, the servicer will be required to have obtained or to obtain a broker's price opinion with respect to the related mortgage property, the cost of which will be reimbursable as a servicing advance. After obtaining the broker's price opinion, the servicer will determine whether a significant net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property. If the servicer determines that no such recovery is possible, it must charge off the related mortgage loan during the month in which it becomes seven payments past due. Once a mortgage loan has been charged off, the servicer will not be entitled to accrue additional servicing fees (except as provided below), and the loan will be treated as a Liquidated Loan giving rise to a Realized Loss. If the servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a mortgage loan that becomes seven payments past due, the servicer will be required to notify the credit risk manager of such decision.

      Any mortgage loan that is charged off may continue to be serviced by PNC for the securityholders and the insurer using specialized collection procedures (including foreclosure, if appropriate). The servicer will not be entitled to any servicing fees or reimbursement of expenses in connection with such mortgage loans serviced using specialized collection procedures after the date of charge off, except to the extent of funds available from the aggregate amount of recoveries on all such mortgage loans serviced by it. Any such mortgage loans serviced by the servicer in accordance with the specialized collection procedures shall be serviced for approximately six months. Any net recoveries received on such mortgage loans during such six month period will be included in Principal Collections. On the date which is six months after the date on which the servicer begins servicing such mortgage loans using the specialized collection procedures, unless specific net recoveries are anticipated by the servicer on a particular mortgage loan, such charged off loan will be released to the Class X-2 Certificateholders, and thereafter, (i) the Class X-2 Certificateholders (as identified with contact information in writing to the servicer by the depositor) will be entitled to any amounts subsequently received in respect of any such released loans, (ii) the servicing thereof and a servicing fee therefor shall be pursuant to a servicing agreement between DLJMC and the servicer if the servicing of such charged off loan is not transferred from the servicer, (iii) the holder of the majority of the Class X-2 Certificates may designate any servicer to service any such released loan and
(iv) the holder of the majority of the Class X-2 Certificates may sell any such released loan to a third party.

      Notwithstanding the foregoing, the procedures described above relating to the treatment of charged off loans, prior to release thereof to the Class X-2 Certificateholders, may be modified at any time at the discretion of the holder of the majority of the Class X-2 Certificates, with the consent of the servicer and the insurer, which consents shall not be unreasonably withheld.

Appointment of Special Servicer; Specially Serviced Loans

      Subject to the conditions set forth in the servicing agreement, the holder of the majority of the Class X-1 Certificates may, at its option, appoint a special servicer (with the consent of the insurer, which consent shall not be unreasonably withheld) to act as servicer of any mortgage loan that is delinquent 90 days or more or which is in foreclosure. If this option is exercised, the servicer, at the direction of the Class X-1 Certificateholder, shall transfer the servicing of such mortgage loan to such special servicer. If the servicing of any mortgage loan which is 90 or more days delinquent or which is in foreclosure is transferred to such special servicer, such special servicer will be entitled to receive the servicing fee and other servicing compensation for each such mortgage loan. Upon the transfer of servicing of any such delinquent mortgage loan to a special servicer, the prior servicer of that mortgage loan will have no servicing obligation with respect to that mortgage loan and will be reimbursed for all outstanding servicing advances and accrued and unpaid servicing fees.

      In addition, subject to the conditions set forth in the servicing agreement, the holder of the majority of the Class X-1 Certificates also may, at its option, direct such special servicer to purchase from the trust any mortgage loan that is delinquent 90 days or more for the purpose of loss mitigation. That purchase shall be at a price equal to 100% of the Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed and any unreimbursed servicing advances (other than with respect to servicing advances made by such special servicer) and transferring costs. All references herein to servicer include any special servicer in its capacity as special servicer of any such mortgage loans under the servicing agreement, unless otherwise indicated.

Credit Risk Manager

      Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company, a Colorado corporation will be the credit risk manager, and in that capacity will act as the depositor's representative in advising PNC regarding certain delinquent and defaulted mortgage loans and in monitoring and reporting to the depositor on the performance of such mortgage loans. In performing its advisory and monitoring functions, the credit risk manager will rely upon mortgage loan data that is provided to it by the servicer pursuant to the servicing agreement.

      The credit risk manager will be entitled to receive a credit risk manager fee until the termination of the issuing entity or until its removal by the depositor. Such fee will be paid from the issuing entity in accordance with the indenture.

Servicer Events of Default

      If the servicer is removed in connection with an Event of Default applicable to the servicer under the terms of the servicing agreement, the indenture trustee will become the successor servicer of the related mortgage loans serviced by the terminated servicer. If this happens, the indenture trustee will appoint a successor servicer (at the direction of the insurer, which successor will be acceptable to the insurer) as soon as practicable and if no successor servicer is available, the indenture trustee shall petition a court of competent jurisdiction to appoint a new successor servicer.

                        The Indenture and Trust Agreement

      The following summary describes specific terms of the indenture and the trust agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the trust agreement and indenture. Whenever particular defined terms of the indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy, without exhibits, of the indenture and the trust agreement. Requests should be addressed to Credit Suisse First Boston Mortgage Acceptance Corp., c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629.

General

      The notes will be issued under the indenture, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the notes containing a copy of the indenture, the trust agreement and the servicing agreement as executed will be filed by the depositor with the SEC after the initial issuance of the notes. Reference is made to the prospectus for important information in addition to that described in this prospectus supplement regarding the trust estate, the terms and conditions of the indenture and the trust agreement and the notes. The definitive notes will be transferable and exchangeable at the corporate trust offices of the indenture trustee, located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: HEMT 2007-1 or at other addresses as the indenture trustee may designate from time to time.

Assignment of Mortgage Loans

      Pursuant to the trust agreement, the depositor on the closing date for the initial mortgage loans and any subsequent transfer date for Subsequent Mortgage Loans, will sell, transfer, assign, set over and otherwise convey without recourse to the issuing entity all right, title and interest of the depositor in and to each mortgage loan (including Additional Balances) and all right, title and interest of the depositor in and to all other assets included in the trust fund, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due prior to the cut-off date. Simultaneously with the issuance of the notes, the issuing entity will pledge the assets of the trust to the indenture trustee as collateral for the notes.

      The original mortgages or assignments of mortgage for some of the mortgage loans may be, at the sole discretion of the servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc, or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages will be registered electronically through the MERS(R) System. For each of these mortgage loans, MERS will serve as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any interest in the mortgage loan.

      In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the indenture trustee, or a custodian for the indenture trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first or second lien on the related mortgaged property except in the case of a mortgage registered with MERS(R) System, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the indenture trustee, or a custodian for the indenture trustee, as soon as the same is available to the depositor. Even for mortgage loans not registered through the MERS(R) System, no assignment of the mortgage loans to the indenture trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where required by the loan purchase agreement.

      The indenture trustee, or custodian for the indenture trustee, will review each mortgage file within 90 days of the closing date or a subsequent transfer date, as applicable, or 90 days after the indenture trustee's or such custodian's receipt of any document permitted to be delivered after the closing date or a subsequent transfer date, as applicable, and if any document in a mortgage file is found to be missing or defective in a material respect and the seller or other entity specified in the mortgage loan purchase agreement does not cure such defect within 120 days of notice thereof from the indenture trustee or such custodian or within such longer period not to exceed 270 days after the closing date or a subsequent transfer date, as applicable, in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the issuing entity. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan, from the issuing entity and substitute in its place another mortgage loan, a replacement mortgage loan. Any replacement mortgage loan generally will have, on the date of substitution, in addition to other characteristics set forth in the mortgage loan purchase agreement, the following characteristics:

      o a Principal Balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for payment to the noteholders);

      o a mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan;

      o a combined loan-to-value not higher than that of the deleted mortgage loan;

      o a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan; and

      o comply with all of the representations and warranties set forth in the mortgage loan purchase agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to noteholders or the indenture trustee for omission of, or a material defect in, a mortgage loan document.

Events of Default

      An "Event of Default" is defined in the indenture as follows: (i) the failure of the issuing entity to pay the Current Interest on the notes on any payment date; (ii) the failure by the issuing entity on the final maturity date to reduce the Class Principal Balance of the notes then outstanding to zero;
(iii) a default in the observance of certain negative covenants in the indenture; (iv) a default by the issuing entity in the observance of any other covenant of the indenture, and the continuation of any such default for a period of thirty days after notice to the issuing entity by the indenture trustee, or by the insurer; (v) any representation or warranty made by the issuing entity in the indenture or in any notes or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the issuing entity by the indenture trustee, or by the insurer; (vi) certain events of bankruptcy, insolvency, receivership or reorganization of the issuing entity or (vii) any draw in respect of the certificate guaranty insurance policy.

      The insurer shall have the right to call or direct an Event of Default.

Rights Upon Event of Default

      In case an Event of Default should occur and be continuing, the indenture trustee may, and on request of the insurer shall, declare the principal of such notes to be immediately due and payable. Such declaration may under certain circumstances be rescinded by the insurer.

      If, following an Event of Default, the notes have been declared to be due and payable, the indenture trustee shall (provided that the insurer has directed the indenture trustee to refrain from selling the assets included in the issuing entity), continue to apply all amounts received on such assets to payments due on the notes in accordance with their terms, notwithstanding the acceleration of the maturity of such notes. Subject to the consent of the insurer (unless the Class A-1 Notes and Class G Certificates and all other amounts owed to the insurer will be paid in full as a result of such sale), the indenture trustee, however, must sell the assets included in the issuing entity if collections in respect of such assets are determined to be insufficient to pay certain expenses payable under the indenture and to make all scheduled payments on the notes, in which case payments will be made on the notes in the same manner as described in the next sentence with regard to instances in which such assets are sold. In addition, upon an Event of Default the indenture trustee shall, if directed, sell or cause the sale of the assets included in the issuing entity, in which event the collections on, or the proceeds from the sale of such assets relating to the mortgage loans will be applied: (i) to the Class A-1 Notes, the amount of interest due and unpaid and principal in reduction of the Class Principal Balance thereof, until reduced to zero, (ii) to the Class G Certificates, the amount of interest due and unpaid and principal in reduction of the Class
Principal Balance thereof, until reduced to zero, (iii) to the insurer, all amounts owed to the insurer in respect of the certificate guaranty insurance policy and the insurance agreement and (iv) any applicable Basis Risk Shortfalls in respect of the Class A-1 Notes and the Class G Certificates.

      The indenture trustee shall be under no obligation to exercise any of the rights and powers under the indenture at the request or direction of any of the noteholders, unless such noteholders shall have offered to the indenture trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, noteholders representing more than 50% of the Class Principal Balance of the notes shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to such notes; and noteholders representing more than 50% of the Class Principal Balance of the notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holder of each outstanding note affected thereby; provided, however, that so long as an insurer default has not occurred and is continuing, such rights are only exercisable by the insurer.

      The insurer has the right to consent to any termination of the indenture trustee under the indenture and any successor to the indenture trustee shall be approved by the insurer.

Reports to Noteholders

      The monthly statement to noteholders prepared by the indenture trustee will include the following information with respect to each payment date:

      o the Class Principal Balance of each class of securities before giving effect to the distribution of principal and interest;

      o the amount of the related distribution on each class of securities allocable to interest;

      o the amount of the related distribution on each class of securities allocable to principal;

      o the sum of the principal and interest payable to each class of securities;

      o     any Realized Loss allocable to each class of securities;

      o     any Carryforward Interest allocable to each class of securities;

      o the Class Principal Balance of each class of securities after giving effect to the distribution of principal and interest;

      o     the pass-through rate for each class of securities;

      o the applicable record dates, Accrual Periods, determination date and payment date;

      o the Principal Payment Amount, Principal Collections and Principal Remittance Amount;

      o     the total cash flows received and the general sources thereof;

      o     the amount of principal prepayments;

      o     the amount of principal as a result of repurchased mortgage loans;

      o the aggregate amount of scheduled interest prior to reduction for fees;

      o     the amount of any Additional Balance Advance Amount for any period;

      o     the amount of net recoveries on charged off mortgage loans;

      o the amount of reimbursements of nonrecoverable servicing advances previously made;

      o     the amount of Net Liquidation Proceeds;

      o     the amount of Insurance Proceeds;

      o the number of mortgage loans as of the first and last day of the related Collection Period;

      o     the amount of Excluded Amounts for the related Collection Period;

      o the aggregate Stated Principal Balance of the mortgage loans as of the first and last day of the related Collection Period;

      o the Expense Fee, with an identification of each payee and the general purpose of such fees;

      o the amount of current servicing advances (including the general purpose of such advances);

      o     the amount of outstanding servicing advances;

      o the number and aggregate Stated Principal Balance of mortgage loans delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 days or more, including delinquent bankrupt mortgage loans but excluding mortgage loans in foreclosure and REO property;

      o the number and aggregate Stated Principal Balance of mortgage loans that are currently in bankruptcy, but not delinquent;

      o the number and aggregate Stated Principal Balance of mortgage loans that are in foreclosure;

      o the Delinquency Rate, Rolling Three Month Delinquency Rate and the Senior Enhancement Percentage and whether a Trigger Event is in effect;

      o the number and aggregate principal amount of any REO properties as of the close of business on the determination date preceding such payment date;

      o     current Realized Losses;

      o     cumulative net Realized Losses;

      o the weighted average term to maturity of the mortgage loans as of the close of business on the last day of the calendar month preceding the related payment date;

      o the number of mortgage loans that have prepayment charges and for which prepayments were made during the related Collection Period, as applicable;

      o the amount of any funds remaining in the Pre-Funding Account as of such payment date;

      o     the Net Funds Cap;

      o     the Monthly Excess Interest and the Monthly Excess Cashflow;

      o the amount of Interest Shortfalls and each Collection Period, separately identifying the shortfalls attributable to principal prepayments and shortfalls attributable to the application of the Relief Act;

      o the Targeted Overcollateralization Amount, the Overcollateralization Amount, the amount, if any, by which the Targeted Overcollateralization Amount exceeds the Overcollateralization Amount and the Overcollateralization Release Amount; and

      o     the  amount,  if  any,  received  under  the  certificate   guaranty
            insurance policy; and

      o the occurrence of any Rapid Amortization Event or any Event of Default in respect of the notes under the indenture.

      For purposes of describing information reported in the monthly statement to securityholders prepared by the indenture trustee, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. The determination as to whether the mortgage loan falls into this category is made as of the close of business on the last business day of each month. For example, a mortgage loan due for July 1 at the close of business on August 31 would be described as 30 to 59 days delinquent in the September trust and static pool reporting.

                          Description of the Securities

General

      The notes will be issued under the indenture. The certificates, will be issued under the trust agreement. Described below in this section are summaries of the specific terms and provisions under which the notes and certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the indenture and the trust agreement.

Notes

      Home Equity Mortgage Trust 2007-1, Mortgage-Backed Notes, Series 2007-1 will consist of the Class A-1 Notes, which are the class of senior notes that are offered hereby.

Certificates

      The Class G, Class P, Class A-R, Class X-1 and Class X-2 Certificates are referred to in this prospectus supplement as the certificates. The certificates will represent the beneficial ownership interest in the issuing entity. Only the Class A-R Certificates are being offered by this prospectus supplement.

Payments

      Payments on the offered securities will be made on the 25th of each month, or, if that day is not a business day, on the next succeeding business day, beginning in March 2007. Each day on which payments on the offered securities are made is referred to as a payment date.

      The notes represent non-recourse debt obligations of the issuing entity secured by the trust estate, which consists primarily of (i) a segregated pool of adjustable rate primarily second lien HELOCs, (ii) the Pre-Funding Account and capitalized interest account and (iii) the basis risk reserve fund. The initial mortgage loans have an aggregate Principal Balance as of the cut-off date of approximately $169,010,848. Proceeds of the issuing entity will be the sole source of payments on the notes.

      The offered notes will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $25,000 and integral multiples of $1 in excess of that minimum denomination. The Class A-R Certificates will be offered in minimum denominations of 20% percentage interests.

Book-Entry Notes

      The offered notes will be book-entry notes. The book-entry notes will be issued in one or more notes which equal the aggregate initial Class Principal Balance of each of those classes of offered notes and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered notes. Beneficial interests in the DTC registered notes will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

      Investors in the DTC registered notes may hold their beneficial interests in these notes in minimum denominations of $25,000 and multiples of $1 in excess of $25,000. The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered notes. No person acquiring a DTC registered note will be entitled to receive a physical note representing that offered note, referred to in this prospectus supplement as a definitive note, except as described in the third paragraph below.

      Unless and until definitive notes are issued, it is anticipated that the only "noteholder" of the DTC registered notes will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered notes will not be "noteholders," as that term is used in the indenture. Beneficial owners are only permitted to exercise the rights of noteholders indirectly through participants and DTC. Monthly and annual reports on the issuing entity provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered notes of those beneficial owners are credited.

      Definitive notes will be issued to beneficial owners of DTC registered notes, or their nominees, rather than to DTC, only if:

      o DTC or the depositor advises the indenture trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered notes and the depositor or the indenture trustee is unable to locate a qualified successor;

      o the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry notes agree to initiate a termination; or

      o after the occurrence of an event of default, beneficial owners of any class of DTC registered notes representing not less than 51% of the related aggregate Class Principal Balances advise the indenture trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners.

      In the case of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive notes. At the time of surrender by DTC of the global note or notes representing the DTC registered notes and instructions for re-registration, the indenture trustee will issue the definitive notes. After that, the indenture trustee will recognize the holders of those definitive notes as noteholders under the indenture.

      According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

      For additional information regarding DTC, Clearstream, Euroclear and the notes, see Annex I to this prospectus supplement and "Description of the Securities--Book-Entry Registration" in the prospectus.

Pre-Funding Account

      On the closing date, the depositor will deposit cash in the aggregate amount of approximately $5,989,352 (the "Pre-Funding Account Deposit") into the Pre-Funding Account. All mortgage loans purchased by the issuing entity through application of amounts on deposit in the Pre-Funding Account are referred to in this prospectus supplement as the Subsequent Mortgage Loans. The Pre-Funding Account Deposit may be increased by an amount equal to the aggregate of the principal balances of any initial mortgage loan removed from the mortgage pool prior to the closing date. During the period from the closing date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is reduced to zero, or (ii) an event of default occurs under the indenture or (iii) May 24, 2007 (the "Funding Period"), the amount on deposit in the Pre-Funding Account will be allocated for purchase of Subsequent Mortgage Loans from the depositor in accordance with the applicable provisions of the indenture for inclusion in the mortgage pool. Subsequent Mortgage Loans purchased by the issuing entity and added to the trust fund on any date during the Funding Period, a subsequent transfer date, must satisfy the criteria set forth in the indenture. On the payment date in May 2007, any amounts that are remaining in the Pre-Funding Account on May 24, 2007 will be applied to reduce the Class Principal Balance of the offered securities in accordance with the priorities set forth herein. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the issuing entity will require application of substantially all of the Pre-Funding Account Deposit and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the Pre-Funding Account, no assurance can be given that such payments will not occur on the payment date in May 2007. In any event, it is unlikely that the depositor will be able to deliver Subsequent Mortgage Loans with aggregate principal balances that exactly equal the amount of the Pre-Funding Account Deposit.

      Amounts on deposit in the Pre-Funding Account may be invested in permitted investments as defined in the indenture. Such permitted investments are required to mature no later than the business day prior to a subsequent transfer date and, in any case, no later than May 24, 2007. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will not be available for the purchase of Subsequent Mortgage Loans and will not be considered in any calculation of the amount on deposit in the Pre-Funding Account on any date. Any such amounts will be distributed to the depositor on the May 2007 payment date. The Pre-Funding Account will not be included as an asset of any REMIC created pursuant to the indenture.

Capitalized Interest Account

      On the closing date and if required pursuant to the indenture, the depositor will deposit cash into the capitalized interest account. The amount on deposit in the capitalized interest account will be specifically allocated to cover shortfalls in interest on each class of securities that may arise as a result of the utilization of the related Pre-Funding Account for the purchase by the issuing entity of Subsequent Mortgage Loans after the closing date. Any amounts remaining in the capitalized interest account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the securityholders. Amounts on deposit in the capitalized interest account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next payment date as specified in the indenture. The capitalized interest account will not be included as an asset of any REMIC created pursuant to the indenture.

Glossary of Terms

      Accrual Period--With respect to any payment date and the Class A-1 Notes and the Class G Certificates, the period commencing on the immediately preceding payment date (or, in the case of the first payment date, the closing date) and ending on the day immediately preceding the related payment date. With respect to any payment date and the Class A-R Certificates and Class P Certificates, the calendar month preceding that payment date.

      Additional Balance--With respect to any mortgage loan, any future draw (other than draws representing Excluded Amounts) made by the related mortgagor pursuant to the related loan agreement after the cut-off date, together with all money due or to become due in respect of such draw.

      Additional Balance Advance Amount--With respect to any payment date during the Managed Amortization Period, the sum of (a) the excess, if any, of (1) the aggregate principal amount of Additional Balances conveyed to the issuing entity during the related Collection Period, over (2) related Principal Collections applied to purchase such Additional Balances from the collection account and (b) any Additional Balance Advance Amount remaining unreimbursed from the prior payment date. The Additional Balance Advance Amount shall be evidenced by the Class G Certificates. With respect to any payment date during a Rapid Amortization Period, the Additional Balance Advance Amount for any such payment date shall only equal the amount noted in clause (b) above as reduced by any amounts paid to the Class G Certificates in respect of principal prior to the related payment date during the Rapid Amortization Period, as described under "--Payments of Principal," and shall not be subject to any further increases.

      Adjustment Date--With respect to each HELOC, the date set forth in the related mortgage note on which the related mortgage interest rate on the HELOC is adjusted in accordance with the terms of such mortgage note.

      Aggregate Collateral Balance--As of any date of determination, an amount equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Pre-Funding Account. The Aggregate Collateral Balance as of the cut-off date is equal to the Aggregate Loan Balance as of the cut-off date plus the amount on deposit in the Pre-Funding Account as of the closing date.

      Aggregate Loan Balance--As of any date of determination, an amount equal to the aggregate of the Principal Balances of the mortgage loans as of the last day of the prior month.

      Basis Risk Shortfall--With respect to any payment date and the Class A-1 Notes and the Class G Certificates, the sum of:

      (a) the excess, if any, of (1) interest payable for that class of securities calculated using the lesser of (x) One-Month LIBOR plus the applicable note margin with respect to such class of securities and (y) the Maximum Note Interest Rate for that payment date, over
            (2) interest payable for that class of securities calculated using the related Net Funds Cap for that payment date,

      (b) any amount calculated pursuant to clause (a) remaining unpaid from prior payment dates, and

      (c) interest on the amount in clause (b) calculated on the basis of the lesser of (1) One-Month LIBOR plus the applicable note margin with respect to such class of securities and (2) the Maximum Note Interest Rate for that payment date, on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.

      Capitalization Reimbursement Amount--For any payment date, the aggregate of the amounts added to the Principal Balances of the mortgage loans during the preceding calendar month representing reimbursements to the servicer on or prior to such payment date in connection with the modification of such mortgage loans.

      Carryforward Interest--For the Class A-1 Notes and the Class G Certificates and any payment date, the sum of (1) the amount, if any, by which
(x) the sum of (A) Current Interest for such class for the immediately preceding payment date and (B) any unpaid Carryforward Interest from previous payment dates exceeds (y) the amount paid in respect of interest on such class on such immediately preceding payment date, and (2) for the Class A-1 Notes and the Class G Certificates, interest on such amount for the related Accrual Period at the applicable interest rate.

      Class Principal Balance--With respect to the Class A-1 Notes and the Class A-R Certificates and Class P Certificates and as of any date of determination, an amount equal to the initial principal balance of that class, reduced by all amounts previously distributed to holders of notes or certificates of that class as payments of principal.

      With respect to the Class G Certificates and as of any date of determination, any unreimbursed Additional Balance Advance Amounts. After the occurrence of the Rapid Amortization Period, the Class Principal Balance of the Class G Certificates will not increase but will be reduced on each payment date by amounts paid to the Class G Certificates, as described under "--Payments of Principal."

      Collection Period--With respect to any payment date, the calendar month preceding the month in which that payment date occurs.

      Current Interest--With respect to the Class A-1 Notes and the Class G Certificates and any payment date, the amount of interest accruing at the applicable Note Interest Rate on the related Class Principal Balance during the related Accrual Period. With respect to the Class A-R Certificates and Class P Certificates and any payment date, the amount of interest accruing at the interest rate described on page S-6 during the related Accrual Period. As to each class of notes and certificates, the Current Interest will be reduced by a pro rata portion of any Interest Shortfalls.

      Delinquency Rate--For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding balance of all mortgage loans 60 or more days delinquent (including all foreclosures and REO Properties but excluding mortgage loans that have been liquidated) as of the close of business on the last day of such month and the denominator of which is the Aggregate Collateral Balance as of the close of business on the last day of such month.

      Excluded Amount--For any payment date during the Rapid Amortization Period, the aggregate portion of all draws made by an obligor under the related mortgage loan during the related Collection Period.

      Interest Remittance Amount--For any payment date will equal the sum of (1) all interest collected (other than Payaheads and any pro rata portion of interest collections collected and allocable to an Excluded Amount) in respect of Scheduled Payments on the related mortgage loans during the related Collection Period, the interest portion of Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on the mortgage loans during the related Prepayment Period, less the sum of the servicing fee, the indenture trustee fee, the credit risk manager fee and the premium due to the insurer, for that payment date and any unreimbursed servicing advances and other amounts due to the servicer, to the extent allocable to interest, (2) the portion of any Substitution Amount or purchase price paid with respect to the mortgage loans during the related Collection Period allocable to interest, (3) all Net Liquidation Proceeds and any other recoveries (net of any servicing expenses, to the extent allocable to interest, unreimbursed advances and unpaid servicing fees) collected with respect to the mortgage loans during the related Collection Period, to the extent allocable to interest and (4) any amounts withdrawn from the capitalized interest account to pay interest on the securities with respect to such payment date.

      Interest Shortfall--For any payment date is equal to the aggregate shortfall, if any, in collections of interest for the previous month (adjusted to the related Net Mortgage Rate) on the mortgage loans resulting from (a) principal prepayments in full and in part received during the related Prepayment Period and (b) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Servicemembers Civil Relief Act and similar state laws.

      Managed Amortization Period--The period beginning on the cut-off date and ending on the occurrence of a Rapid Amortization Event.

      Maximum Note Interest Rate--With respect to any payment date, a per annum rate equal to the weighted average of the maximum mortgage rates on the mortgage loans as of the end of the related Collection Period, less the sum of the per annum rates at which the servicing fee, the indenture trustee fee and the credit risk manager fee accrue on the mortgage loans, multiplied by 30 divided by the actual number of days in the related Accrual Period. The Maximum Note Interest Rate shall be reduced by a per annum rate equal to the product of (1) 0.160%,
(2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period and (3) a fraction, the numerator of which is the aggregate Class Principal Balance of the Class A-1 Notes and the Class G Certificates for such payment date and the denominator of which is the related Aggregate Collateral Balance for such payment date.

      Monthly Excess Cashflow--For any payment date, an amount equal to the sum of (1) the Monthly Excess Interest and (2) the Overcollateralization Release Amount for such date.

      Net Funds Cap--For any payment date, the annual rate equal to a fraction, expressed as a percentage, (a) the numerator of which is (1) the sum of (A) the amount of interest which accrued on the mortgage loans and (B) amounts withdrawn from the capitalized interest account to pay interest on the securities minus
(2) the sum of the servicing fee, the indenture trustee fee and the credit risk manager fee on the mortgage loans for that payment date and (b) the denominator of which is the product of (i) the related Aggregate Collateral Balance as of the immediately preceding payment date (or as of the cut-off date with respect to the first payment date) and (ii)(x) 1/12 in the case of the Class P Certificates and Class A-R Certificates and (y) the actual number of days in the related Accrual Period divided by 360 with respect to the Class A-1 Notes and the Class G Certificates. In the case of the Class A-1 Notes and the Class G Certificates, such rate shall be reduced by a per annum rate equal to the product of (1) 0.160% and (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related

Accrual Period and (3) a fraction, the numerator of which is the aggregate Class Principal Balance of the Class A-1 Notes and the Class G Certificates for such payment date and the denominator of which is the related Aggregate Collateral Balance for such payment date.

      Net Liquidation Proceeds--All amounts, net of unreimbursed and reasonable out-of-pocket expenses and unreimbursed servicing advances, received and retained in connection with the liquidation of defaulted mortgage loans, through insurance or condemnation proceedings, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the noteholders by foreclosure or deed in lieu of foreclosure.

      Net Mortgage Rate--As to each mortgage loan, the mortgage rate of that mortgage loan, minus the sum of the per annum rates at which the servicing fee, the excess servicing fee, the indenture trustee fee and the credit risk manager fee accrue.

      Note Interest Rate--With respect to the Class A-1 Notes and the Class G Certificates and any payment date, a per annum rate equal to the lesser of (i) One-Month LIBOR plus the applicable Note Margin and (ii) the Net Funds Cap for that payment date.

      Note Margin--The note margins for the Class A-1 Notes and the Class G Certificates are as follows:

Class                                            Note Margin
--------------------------------------------------------------------------------
                                On or prior to the optional   After the optional
                                      termination date         termination date
                                ---------------------------   ------------------
Class A-1                                   0.170%                   0.340%
Class G                                     0.170%                   0.340%

      One-Month LIBOR--As of the second LIBOR business day prior to the first day of each Accrual Period, the LIBOR rate adjustment date, the London interbank offered rate for one-month U.S. dollar deposits which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on that date.

      See "--Calculation of One-Month LIBOR" below.

      Overcollateralization Amount--For any payment date, the amount, if any, by which (x) the Aggregate Collateral Balance for such payment date exceeds (y) the aggregate Class Principal Balance of the Class A-1 Notes and the Class G, Class A-R and Class P Certificates after giving effect to payments on such payment date.

      Overcollateralization  Release Amount--For any payment date, the lesser of
(x) the Principal Remittance Amount for such payment date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount and Excess Cashflow Loss Payment for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Class A-1 Notes and the Class G, Class P and Class A-R Certificates, as applicable, exceeds (2) the Targeted Overcollateralization Amount for such date.

      Payahead--Any Scheduled Payment intended by the related mortgagor (as directed in writing by the mortgagor) to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

      Prepayment Period--For any payment date and any principal prepayment in full or any partial prepayment received on a mortgage loan, the calendar month preceding the month of that payment date.

      Principal Balance--For any mortgage loan as of any date of determination will be generally equal to its outstanding principal balance as of the cut-off date plus any Additional Balances in respect of such mortgage loan, increased by the portion of any Capitalization Reimbursement Amount allocable to such mortgage loan, reduced by the principal portion of all payments received during all prior Collection Periods.

      Principal Collections--For any payment date, (A) the sum of (1) all principal collected (other than Payaheads and any portion of principal collections allocable to an Excluded Amount) in respect of Scheduled Payments on the mortgage loans during the related Collection Period and the principal portion of Payaheads previously received and intended for application in the related Collection Period less any unreimbursed servcing advances and other amounts due to the servicer with respect to such mortgage loans, to the extent allocable to principal, (2) all principal prepayments on the related mortgage loans received during the related Prepayment Period, (3) the outstanding Principal Balance of each related mortgage loan that was repurchased by the sponsor or the servicer during the related Collection Period, the person described under "--Optional Termination" in this prospectus supplement or by a special servicer during the calendar month immediately preceding that payment date, (4) the portion of any Substitution Amount paid with respect to any replaced related mortgage loans during the related Collection Period allocable to principal, (5) all Net Liquidation Proceeds and any other recoveries (net of any unreimbursed servicing advances, servicing expenses, to the extent allocable to principal, and unpaid servicing fees) and any net recoveries on previously charged off mortgage loans collected with respect to the mortgage loans during the related Collection Period, to the extent allocable to principal and (6) with respect to the May 2007 payment date, the amount remaining in the Pre-Funding Account at the end of the Funding Period minus (B) the Capitalization Reimbursement Amount for such payment date.

      Principal Payment Amount--For any payment date, the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such date.

      Principal Remittance Amount--For any payment date, an amount equal to:

      (i) with respect to any payment date during the Managed Amortization Period, the excess, if any, of (a) Principal Collections for such payment date over (b) the sum of the aggregate amount of Additional Balances created during the related Collection Period and amounts distributed in respect of the Additional Balance Advance Amount; and

      (ii) with respect to any payment date during the Rapid Amortization Period, Principal Collections for for such payment date.

      Rapid Amortization Event--A Rapid Amortization Event will be in effect for any payment date if any one of the following events is in effect with respect to such payment date:

      (a) the Class Principal Balance of the Class G Certificates, after giving effect to all payments on that payment date, is equal to or greater than 3.00% of the Aggregate Collateral Balance on that payment date;

      (b) a servicing default with respect to PNC occurs;

      (c) the issuing entity becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

      (d) a declaration of bankruptcy or insolvency by the issuing entity, the depositor or PNC;

      (e) a draw is made on the certificate guaranty insurance policy that remains unreimbursed for three months;

      (f) the issuing entity becomes subject to entity level tax or is taxable as a corporation;

      (g) an event of default occurred and is continuing under the indenture or the insurance agreement;

      (h) the failure on the part of the sponsor:

      o To make any payment or deposit required to be made under the mortgage loan purchase agreement within five business days after the date the payment or deposit is required to be made; or

      o To observe or perform in any material respect any other covenants or agreements of the sponsor set forth in the mortgage loan purchase agreement, which failure continues unremedied for a period of sixty days after written notice thereof to the sponsor, and the failure materially and adversely affects the interests of the insurer or the securityholders; provided that a Rapid Amortization Event will not be deemed to occur if the sponsor has repurchased or caused to be repurchased or substituted for the related mortgage loans or all mortgage loans, as applicable, during that period in accordance with the provisions of the indenture;

      (i) any representation or warranty made by the sponsor in the mortgage loan purchase agreement shall prove to have been incorrect in any material respect when made and shall continue to be incorrect in any material respect for the related cure period specified in the servicing agreement after written notice and as a result of which the interests of the insurer or the securityholders are materially and adversely affected; provided, that a Rapid Amortization Event will not be deemed to occur if the sponsor has repurchased or caused to be repurchased or substituted for the mortgage loans or all mortgage loans, as applicable, during that period in accordance with the provisions of the indenture;

      (j) the entry against the sponsor of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any decree or order unstayed and in effect for a period of sixty consecutive days;

      (k) the sponsor shall voluntarily submit to proceedings under any federal or state bankruptcy, insolvency or other similar law or code relating to the sponsor or the issuing entity or relating to all or substantially all of its property or the sponsor or the issuing entity shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

      (l) the cumulative Realized Losses on the mortgage loans for that payment date exceeds the percentage of the initial related Aggregate Collateral Balance as specified below:

                                                                                Percentage of Initial
               Payment Date                                                 Aggregate Collateral Balance
-------------------------------------------  ---------------------------------------------------------------------------------------
March 2007 - February 2010 ................                                              N/A
March  2010 - February 2011 ...............  3.15% for the first month, plus an additional 1/12th of 1.40% for each month thereafter
March  2011 - February 2012 ...............  4.55% for the first month, plus an additional 1/12th of 1.05% for each month thereafter
March  2012 - February 2013 ...............  5.60% for the first month, plus an additional 1/12th of 0.70% for each month thereafter
March  2013 - February 2014 ...............  6.30% for the first month, plus an additional 1/12th of 0.70% for each month thereafter
March  2014 and thereafter ................                                             7.00%

      Rapid Amortization Period--The period beginning upon the occurrence of a Rapid Amortization Event.

      Realized Losses--The excess of the outstanding Principal Balance of a mortgage loan over the related Net Liquidation Proceeds, to the extent allocable to principal. Any charged off loan will give rise to a Realized Loss at the time it is charged off.

      Reference Banks--Leading banks selected by the indenture trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

      o     with an established place of business in London;

      o     which have been designated as such by the indenture trustee; and

      o not controlling, controlled by, or under common control with, the depositor or the issuing entity.

      Remittance Amount--The sum of the related Interest Remittance Amount and the related Principal Remittance Amount.

      Rolling Three Month Delinquency Average--For any payment date, the average of the Delinquency Rates for each of the three (or one through two, in the case of the first through second payment dates) immediately preceding months.

      Scheduled Payment--For any mortgage loan, the monthly scheduled payment of interest and principal, as determined in accordance with the provisions of the related mortgage note.

      Senior  Enhancement   Percentage--For  any  payment  date,  the  fraction,
expressed as a percentage, the numerator of which is the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), after giving effect to payments on such payment date, and the denominator of which is the excess, if any, of the Aggregate Collateral Balance for such payment date over the then-current Class Principal Balance of the Class G Certificates.

      Stepdown Date--For any payment date, the later to occur of (x) the payment date occurring in March 2010 and (y) the first payment date on which the Senior Enhancement Percentage, calculated for purposes of calculating the related Overcollateralization Amount only, after taking into account payments of principal on the related mortgage loans, is greater than or equal to approximately 8.26%.

      Substitution Amount--The amount, if any, by which the Principal Balance of a mortgage loan required to be removed from the issuing entity due to a breach of a representation and warranty or defective documentation exceeds the Principal Balance of the related substitute mortgage loan, plus unpaid interest accrued thereon.

      Targeted Overcollateralization Amount--With respect to any payment date prior to the Stepdown Date, the sum of (i) 4.13% of the Aggregate Collateral Balance as of the cut-off date and (ii) the Additional Balance Advance Amount for that payment date. With respect to any payment date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of
(a) 8.26% of the Aggregate Collateral Balance for such payment date and (b) 0.50% of the Aggregate Collateral Balance as of the cut-off date. With respect to any payment date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for the payment date immediately preceding such payment date; provided, however, that the Targeted Overcollateralization Amount may be reduced at any time with the consent of the rating agencies and the insurer in connection with the delivery of additional credit enhancement to the issuing entity. No person is obligated to provide such additional credit enhancement.

      Trigger Event--A Trigger Event will be in effect for any payment date on or after the Stepdown Date if either (i) the related Rolling Three Month Delinquency Average on the first day of the immediately preceding calendar month equals or exceeds 5.50% of the Aggregate Collateral Balance as of such payment date or (ii) the cumulative realized losses on the mortgage loans (as reduced by any net recoveries from previously charged off mortgage loans that are included in the Principal Collections) equal or exceed the percentage of the initial Aggregate Collateral Balance for that payment date as specified below:

                                                                                Percentage of Initial
               Payment Date                                                 Aggregate Collateral Balance
-------------------------------------------  ---------------------------------------------------------------------------------------
March 2007 - February 2010 ................                                              N/A
March  2010 - February 2011 ...............  2.65% for the first month, plus an additional 1/12th of 1.15% for each month thereafter
March  2011 - February 2012 ...............  3.80% for the first month, plus an additional 1/12th of 0.85% for each month thereafter
March  2012 - February 2013 ...............  4.65% for the first month, plus an additional 1/12th of 0.95% for each month thereafter
March 2013 and thereafter .................                                             5.60%

Calculation of One-Month LIBOR

      The Note Interest Rate on the Class A-1 Notes and the Class G Certificates for any Accrual Period, including the initial Accrual Period, will be determined on the second LIBOR business day prior to the first day of that Accrual Period, referred to as the LIBOR rate adjustment date.

      On each LIBOR rate adjustment date, One-Month LIBOR shall be established by the indenture trustee and as to any Accrual Period, One-Month LIBOR will equal the rate for United States dollar deposits for one month which appears on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, on that LIBOR rate adjustment date. Reuters Screen LIBOR01 Page means the display designated on the Reuters Monitor Money Rates Service or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying One-Month LIBOR or comparable rates as may be selected by the indenture trustee, the rate will be the reference bank rate.

      The reference bank rate will be determined on the basis of the rates at which deposits in the U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee. The reference bank rate will be determined as of 11:00 A.M., London time, on the LIBOR rate adjustment date on the basis of rates offered by the reference banks to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the Class A-1 Notes and the Class G Certificates. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the indenture trustee, as of 11:00 A.M., New York City time, on that date for mortgage loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the Class A-1 Notes and the Class G Certificates. If no quotations can be obtained, the rate will be One-Month LIBOR for the prior payment date; provided however, if, under the priorities listed previously in this paragraph, One-Month LIBOR for a payment date would be based on One-Month LIBOR for the previous payment date for the third consecutive payment date, the indenture trustee shall select an alternative comparable index over which the indenture trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

      The establishment of One-Month LIBOR by the indenture trustee and the indenture trustee's subsequent calculation of the Note Interest Rate applicable to the Class A-1 Notes and the Class G Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

Payments of Interest

      The amount of interest payable on each payment date in respect of each class of offered securities and the Class G Certificates will equal the sum of
(1) Current Interest for that class for that payment date and (2) any Carryforward Interest for that class and payment date. Interest on the Class A-1 Notes and the Class G Certificates will accrue on the basis of a 360-day year and the number of days elapsed in each Accrual Period. Interest on the Class P Certificates and Class A-R Certificates will accrue on the basis on the basis of a 360 day year consisting of twelve 30 day months.

      If the person described under "--Optional Termination" does not or cannot exercise its option to purchase the mortgage loans when it is first entitled to do so, as described in this prospectus supplement under "--Optional Termination," then with respect to each succeeding payment date, the note margins will increase for the Class A-1 Notes and the Class G Certificates as indicated in the definition of "Note Margin" above in "--Glossary of Terms."

      With respect to each payment date, to the extent that a Basis Risk Shortfall exists for the Class A-1 Notes, such class will be entitled to the amount of such Basis Risk Shortfall in accordance with the priority of payments described in this prospectus supplement under "--Credit Enhancement--Overcollateralization." Such class will be entitled to receive the amount of any Basis Risk Shortfall from Monthly Excess Cashflow treated as paid from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund"). The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $1,000 and amounts that would otherwise be paid on the Class X-1 Certificates. The certificate guaranty insurance policy will not cover any Basis Risk Shortfalls on the Class A-1 Notes or Class G Certificates.

      On each payment date, prior to any distributions to the securityholders, the indenture trustee will remit the certificate guaranty insurance policy premium for such payment date to the insurer.

      On each payment date, the Interest Remittance Amount for that payment date will be paid in the following order of priority:

      (1) to the Class G Certificates, Current Interest and any Carryforward Interest for that payment date;

      (2) pro rata, Current Interest to the Class A-1 Notes and the Class A-R Certificates and Class P Certificates, and any Carryforward Interest for such classes for that payment date;

      (3) to the insurer, any reimbursement for amounts paid under the certificate guaranty insurance policy, including interest thereon, and all amounts due under the insurance agreement; and

      (4)   for  application as part of related Monthly Excess Cashflow for such
            payment      date,      as      described       under      "--Credit
            Enhancement--Overcollateralization" below, any such portion of the Interest Remittance Amount remaining after application pursuant to clauses (1) through (3) above for such payment date.

Payments of Principal

      Payments will be made on the Class P Certificates on each payment date of any amounts received representing prepayment charges on the mortgage loans, in addition to the other distributions described below. Distributions of prepayment charges to the Class P Certificates will not be used to reduce its Class Principal Balance.

      On each payment date, holders of the Class G Certificates will receive from related Principal Collections for that payment date, an amount equal to the lesser of such Principal Collections and the Additional Balance Advance Amount, if any, as of that payment date.

      On each payment date, the holders of the Class A-1 Notes and the Class A-R Certificates and Class P Certificates shall be entitled to receive payments of principal from the Remittance Amount remaining after payment of interest on the securities, reimbursement to the insurer and payment in respect of the Class G Certificates, to the extent of the Principal Payment Amount, in the following order of priority:

      On each payment date, the Principal Payment Amount, less any payments made in respect of the Class G Certificates, shall be distributed:

            (1) commencing on the payment date in May 2012, to the Class P Certificates, until the Class Principal Balance of that class has been reduced to zero;

            (2) to the Class A-R Certificates, until the Class Principal Balance of such class has been reduced to zero, and then to the Class A-1 Notes, until the Class Principal Balance thereof has been reduced to zero;

            (3) to the insurer, any reimbursement for amounts paid under the certificate guaranty insurance policy and all amounts owed to the insurer pursuant to the insurance agreement, to the extent not paid from interest distributions; and

            (4) for application in the same manner as the Monthly Excess Cashflow for such payment date, as described under "--Credit Enhancement--Overcollateralization" below, any such Principal Payment Amount remaining after application pursuant to clauses
                  (1) through (3) above.

      The note balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the trust estate.

Credit Enhancement

      Credit enhancement for the offered securities consists of subordination, the priority of application of Realized Losses, overcollateralization, and the certificate guaranty insurance policy, in each case as described in this prospectus supplement.

      Subordination. The limited protection afforded to securities with a higher priority of payment by means of the subordination of certain classes of securities having a lower priority of payment will be accomplished by the preferential right of holders of such classes of securities with a higher priority of payment to receive payments of interest and principal, respectively, on any payment date prior to securities with a lower priority of payment.

      Application of Realized Losses. If a mortgage loan becomes a Liquidated Loan, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding Principal Balance of such mortgage loan. The amount of such insufficiency is a "Realized Loss." A "Liquidated Loan" is, in general, a defaulted mortgage loan as to which the servicer has determined that all amounts that it expects to recover in respect of such mortgage loan have been recovered (exclusive of any possibility of a deficiency judgment).

      If on any payment date, after giving effect to all Realized Losses incurred with respect to mortgage loans during the Collection Period for such payment date and payments of principal on such payment date, the aggregate Class Principal Balance of the notes exceeds the Aggregate Collateral Balance for such payment date and there is no excess interest, the excess of the aggregate Class Principal Balance of the notes over the Aggregate Collateral Balance will not result in a reduction in the Class Principal Balance of the Class A-1 Notes and the Class G, Class A-R and Class P Certificates.

      Overcollateralization. The weighted average Net Mortgage Rate of the mortgage loans is generally expected to be higher than the weighted average note interest rate of the Class A-1 Notes and the certificates plus certain fees and expenses of the issuing entity, thus generating excess interest collections. Monthly Excess Interest, if any, will be available on each payment date to accelerate the reduction of the Class Principal Balance of the notes. Such application of interest collections as payments of principal will cause the Class Principal Balance of the notes to amortize more rapidly than the Aggregate Loan Balance, thus creating and maintaining overcollateralization. However, Realized Losses, to the extent not covered by excess interest, will reduce the overcollateralization and could result in the Targeted Overcollateralization Amount exceeding the related Overcollateralization Amount.

      In addition, on and after the Stepdown Date, to the extent that the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of the related Principal Remittance Amount equal to the Overcollateralization Release Amount will not be applied in reduction of the aggregate Class Principal Balance of the Class A-1 Notes but will instead be applied as described below.

      On each payment date, the related Monthly Excess Cashflow, if any, will be distributed in the following order of priority:

      (1) an amount equal to the aggregate Realized Losses on the mortgage loans incurred during the related Collection Period, such amount to be distributed in the same manner as the Principal Payment Amount as set forth above under "--Payments of Principal" (any such amount, an "Excess Cashflow Loss Payment");

      (2) for the first two payment dates, 100% of any remaining related Monthly Excess Cashflow will be released to the holders of the Class X-1 Certificates;

      (3) to the holders of the Class G Certificates, an amount equal to the lesser of the Monthly Excess Cashflow and the Additional Balance Advance Amount after the application of all other payments thereon on that payment date;

      (4) to the insurer, any reimbursement for amounts paid under the certificate guaranty insurance policy and all amounts due to the insurer under the insurance agreement, to the extent not paid from interest and principal distributions;

      (5) until the Overcollateralization Amount equals the Targeted Overcollateralization Amount for such date, on each payment date to the extent of Monthly Excess Interest for such payment date, to the Class A-1 Notes and the related certificates, as additional principal distributions as set forth above in subclause (a) under "--Payments of Principal", after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

      (6)   on  a  pro  rata  basis,   to  the  Class  A-1  Notes  and  Class  G
            Certificates, any applicable Basis Risk Shortfall for those classes;

      (7)   to the indenture trustee, any Trustee's Additional Expenses;

      (8) to the related Basis Risk Reserve Fund, any amounts required pursuant to the indenture to be deposited therein; and

      (9)   to be paid in accordance with the terms of the indenture.

      The Certificate Guaranty Insurance Policy. The insurer will issue a certificate guaranty insurance policy (the "certificate guaranty insurance policy") for the benefit of the Class A-1 Notes and Class G Certificates. The following summary of the provisions of the certificate guaranty insurance policy does not purport to be complete and is qualified in its entirety by reference to the certificate guaranty insurance policy.

      The insurer, in consideration of the right of the insurer to receive monthly premiums pursuant to the indenture and the insurance agreement (the "insurance agreement") among the sponsor, the seller, the depositor, PNC as servicer of the mortgage loans, the indenture trustee, the issuing entity and the insurer, and subject to the terms of the certificate guaranty insurance policy, unconditionally and irrevocably agrees to pay each Insured Amount on the Class A-1 Notes and Class G Certificates, to the extent set forth in the indenture, to the indenture trustee, not in its individual capacity, but solely as indenture trustee for the related Insured Securityholder, except as otherwise provided in the certificate guaranty insurance policy with respect to Preference Amounts.

      For the purposes of the certificate guaranty insurance policy, the following terms have the following meanings:

      "Deficiency Amount" means, with respect to any payment date and each of the Class A-1 Notes and Class G Certificates, an amount, if any, equal to the sum of: (i) the excess of (x) Current Interest for the Class A-1 Notes or Class G Certificates, as applicable, on such payment date, over (y) the Interest Remittance Amount on such payment date allocated to pay Current Interest on the Class A-1 Notes or Class G Certificates, as applicable, on such payment date as provided in the indenture, (ii) on any payment date prior to the final scheduled payment date, the excess, if any, of the aggregate Class Principal Balance of the Class A-1 Notes and the Class G Certificates (after giving effect to any principal payments other than any amounts paid in respect of the certificate guaranty insurance policy on such payment date) over the Aggregate Collateral Balance for such payment date and (iii) the Class Principal Balance of the Class A-1 Notes or Class G Certificates, as applicable, to the extent unpaid on the final scheduled payment date or earlier termination of the issuing entity pursuant to the terms of the indenture, in each case after giving effect to payments made on such date from sources other than the certificate guaranty insurance policy.

      "Due for Payment" means, with respect to any Insured Amounts, such amount is due and payable pursuant to the terms of the indenture.

      "Insured Amount" means, with respect to the Class A-1 Notes or Class G Certificates, as applicable, any Deficiency Amount with respect to any payment date.

      "Insured Payments" means the aggregate amount actually paid by the insurer to the indenture trustee in respect of (i) Insured Amounts for any payment date and (ii) Preference Amounts for any given business day.

      "Insured Securityholder" means, as to a particular Class A-1 Note or Class G Certificate, as applicable, the person other than the depositor, any servicer, the indenture trustee, the owner trustee, the sponsor, or any subservicers retained by the servicer who, on the applicable payment date, is entitled under the terms of the Class A-1 Notes or Class G Certificates, as applicable, to a distribution on the Class A-1 Notes or Class G Certificates, as applicable.

      "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the certificate guaranty insurance policy, the original of which is subsequently delivered by registered or certified mail, executed by the indenture trustee and prepared and delivered by the indenture trustee, specifying the Insured Amount or Preference Amount which shall be due and owing on the applicable payment date.

      "Preference Amount" means any payment of principal or interest on a Class A-1 Note or Class G Certificate, which has become Due for Payment and which is made to an Insured Securityholder of a Class A-1 Note or Class G Certificate, by or on behalf of the indenture trustee which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

      "Reimbursement Amount" means, with respect to any payment date, the sum of
(x)(i) all Insured Payments paid by the insurer, but for which the insurer has not been reimbursed prior to such payment date, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the rate set forth in the insurance agreement, from the date the indenture trustee received the related Insured Payments, and (y) without duplication (i) any amounts then due and owing to the insurer under the insurance agreement, but for which the insurer has not been paid or reimbursed prior to such payment date, plus (ii) interest on such amounts at the rate set forth in the insurance agreement.

      The insurer will pay a Deficiency Amount with respect to the Class A-1 Notes or Class G Certificates, as applicable, by 12:00 noon (New York City time) in immediately available funds to the indenture trustee on the later of (i) the second business day following the business day on which the insurer shall have received Notice that a Deficiency Amount is due in respect of the Class A-1 Notes or Class G Certificates, as applicable, and (ii) the payment date on which the related Deficiency Amount is payable to the Insured Securityholders pursuant to the indenture, for payment to the Insured Securityholders in the same manner as other payments with respect to the Class A-1 Notes or Class G Certificates, as applicable, are required to be made. Any Notice received by the insurer after 12:00 noon New York City time on a given business day or on any day that is not a business day shall be deemed to have been received by the insurer on the next succeeding business day.

      Upon such payment of an Insured Amount under the certificate guaranty insurance policy, the insurer shall be fully subrogated to the rights of the Insured Securityholders to receive the amount so paid. In so doing, the insurer does not waive its rights to seek full payment of all Reimbursed Amounts owed to it under the insurance agreement and the indenture. The insurer's obligations with respect to the Class A-1 Notes or Class G Certificates, as applicable, under the certificate guaranty insurance policy with respect to each payment date shall be discharged to the extent funds consisting of the related Deficiency Amount are received by the indenture trustee, as trustee for the Insured Securityholders for payment to such Insured Securityholders, as provided in the indenture and under the certificate guaranty insurance policy, whether or not such funds are properly applied by the indenture trustee.

      Pursuant to the certificate guaranty insurance policy, the insurer shall pay any Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the third business day following receipt by the insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the indenture trustee or Insured Securityholder, as applicable, is required to return such Preference Amount paid during the term of the certificate guaranty insurance policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the indenture trustee or Insured Securityholder (the "Order"), (ii) a certificate by or on behalf of the indenture trustee or Insured Securityholder that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the insurer, duly executed and delivered by the indenture trustee or Insured Securityholder, irrevocably assigning to the insurer all rights and claims of the indenture trustee or Insured Securityholder relating to or arising under the indenture against the estate of the indenture trustee or otherwise with respect to such Preference Amount and (iv) a notice (in the form provided in the certificate guaranty insurance policy) appropriately prepared and executed by the indenture trustee and delivered by the indenture trustee; provided, that if such documents are received after 12:00 noon, New York City time on such business day, they will be deemed to be received on the following business day; provided further, that the insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Class A-1 Notes or the Class G Certificates prior to the time the insurer would have been required to make a payment in respect of such principal pursuant to the first paragraph of the certificate guaranty insurance policy. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Insured Securityholder directly, unless the Insured Securityholder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the insurer will pay the indenture trustee for the benefit of the Insured Securityholder, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the insurer and (b) evidence satisfactory to the insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

      The certificate guaranty insurance policy is non-cancelable for any reason, including nonpayment of any premium. The premium on the certificate guaranty insurance policy is not refundable for any reason, including the payment of any Class A-1 Note or Class G Certificate, as applicable, prior to the maturity of the Class A-1 Notes or Class G Certificates, as applicable. The certificate guaranty insurance policy shall expire and terminate without any action on the part of the insurer or any other person on the date that is the later of (i) the date that is one year and one day following the date on which the Class A-1 Notes or Class G Certificates, as applicable, shall have been paid in full and (ii) if any insolvency proceeding referenced in the second preceding paragraph with respect to which the depositor is a debtor has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

      A monthly premium shall be due and payable in arrears as provided in the indenture and the insurance agreement.

      The certificate guaranty insurance policy does not cover Interest Shortfalls or Basis Risk Shortfalls on the Class A-1 Notes or Class G Certificates, nor does it guarantee to the Insured Securityholders any particular rate of principal payment. In addition, the certificate guaranty insurance policy does not cover shortfalls, if any, attributable to the liability of the depositor, the issuing entity, any REMIC, the indenture trustee or the Insured Securityholders for withholding taxes or REMIC liabilities, if any (including interest and penalties in respect of any liability for withholding taxes). The certificate guaranty insurance policy does not cover the failure of the indenture trustee to make any distribution required under the indenture to any Insured Securityholders. The certificate guaranty insurance policy does not guaranty the payment of any Excluded Amount or any interest accrued thereon.

      The certificate guaranty insurance policy is subject to and shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws and principles thereof.

      THE INSURANCE PROVIDED BY THE CERTIFICATE GUARANTY INSURANCE POLICY IS NOT COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND.

      In  the  event  that  payments  under  any  Class  A-1  Note  or  Class  G
Certificate, as applicable, are accelerated, nothing contained in the certificate guaranty insurance policy shall obligate the insurer to make any payment of principal and interest on such Class A-1 Note or Class G Certificate, as applicable, on an accelerated basis, unless such acceleration of payment by the insurer is at the sole option of the insurer; it being understood that a payment shortfall in respect of the redemption of any Class A-1 Note or Class G Certificate, as applicable, by reason of the repurchase of the assets of the issuing entity pursuant to the indenture does not constitute acceleration for the purposes of the certificate guaranty insurance policy.

Purchase of Additional Balances

      During the Managed Amortization Period, PNC will apply Principal Collections to purchase Additional Balances. In the event that draws on the mortgage loans during a particular Collection Period during the Managed Amortization Period are greater than Principal Collections on the mortgage loans for that Collection Period, PNC, as holder of the Class G Certificates, will fund the difference as an Additional Balance Advance Amount and the Class Principal Balance of the Class G Certificates will increase by such amount.

      During the Rapid Amortization Period, no Additional Balances will be purchased and any draws made by borrowers under the mortgage loans will be retained by PNC and constitute Excluded Amounts. Any Excluded Amounts will be the property of PNC, and not the issuing entity and will not constitute a part of trust estate even if a Rapid Amortization Event is not in effect in a subsequent Collection Period. Interest and principal collections on each mortgage loan for each related Collection Period during the Rapid Amortization Period will be allocated to the issuing entity and the Excluded Amount based on a pro rata allocation between the related Excluded Amount and the Principal Balance of such mortgage loan in proportion to the respective amounts outstanding as of the end of the calendar month preceding such Collection Period.

Voting Rights

      Voting rights will be allocated to the Class A-1 Notes in accordance with their respective Class Principal Balances. So long as no insurer default under the insurance agreement has occurred and is continuing, the voting rights of the Insured Securityholders will be allocated to, and exercisable by, the insurer as described further under "--Certain Rights of the Insurer."

Optional Termination

      On any payment date on or after which the sum of the Aggregate Collateral Balance and the appraised value of the related REO properties is less than 10% of the Aggregate Collateral Balance as of the cut-off date, and certain conditions in the indenture are satisfied (including that such termination shall not be exercised without the consent of the insurer if such exercise would result in a draw on the certificate guaranty insurance policy), the terminating entity, as described in the indenture, may, but is not required to, direct the servicer to purchase, on behalf of the terminating entity, the mortgage loans, all real property acquired in respect of the mortgage loans remaining in the trust, and any remaining trust assets for a price equal to the sum of (i) 100% of the aggregate outstanding Principal Balance of the mortgage loans plus one month's accrued interest thereon at the applicable mortgage rate to but not including the due date in the month of such payment date, (ii) with respect to any REO property, the lesser of (x) the appraised value of any REO property as determined by the higher of two appraisals completed by two independent appraisers selected by the depositor at the expense of the depositor and (y) the Principal Balance of each mortgage loan related to any REO property, in each case plus accrued and unpaid interest thereon at the applicable mortgage rate, (iii) any unreimbursed servicing advances and servicing fees payable to the servicer (other than a servicer that is the terminating entity) and any unpaid fees and expenses payable to the indenture trustee and (iv) any amounts owed to the insurer under the insurance agreement.

      The "terminating entity" on each optional termination date shall be:

      (i) the holder of the largest percentage interest of Class X-1 Certificates, unless the holder of the largest percentage interest of Class X-1 Certificates is the depositor or an affiliate of the depositor and DLJMC does not own any servicing rights with respect to any mortgage loan on such optional termination date;

      (ii) the holder of the next largest percentage interest of Class X-1 Certificates if the holder of the largest percentage interest of Class X-1 Certificates is the depositor or an affiliate of the depositor and DLJMC does not own any servicing rights with respect to any mortgage loan on such optional termination date; or

      (iii) the servicer if the depositor or an affiliate of the depositor is the holder of 100% of the Class X-1 Certificates and DLJMC does not own any servicing rights with respect to any mortgage loan on such optional termination date; provided, that, if the holder of the Class X-1 Certificates is eligible to be the terminating entity on any optional termination date and does not exercise its right to purchase all of the mortgage loans from the trust, the option to purchase the mortgage loans on such optional termination date shall not be exercised.

      Payments on the securities relating to any optional termination will first be paid to the insurer, all amounts owed in respect of the certificate guaranty insurance policy and the insurance agreement, then to the Class A-1 Notes and Class G Certificates and Class P Certificates, and then to the Class X-1 Certificates, with each class receiving its Class Principal Balance plus Current Interest and any Carryforward Interest before any payments are made to the next class. The Overcollateralization Amount will be distributed to the Class X-1 Certificates in connection with any optional termination. The proceeds from any distribution may not be sufficient to distribute the full amount to which each class of securities is entitled.

      For purposes of payments on the notes and certificates on the payment date of any optional termination, the optional termination price shall be applied by the indenture trustee as a final liquidation of each of the related mortgage loans and properties. In the case of any optional termination, the remaining assets in the trust estate with respect to the related mortgage loans shall be released from the lien of the indenture.

      The servicing fee, the indenture trustee fee, the credit risk manager fee and the premium due to the insurer, as well as expenses and reimbursements permitted to be paid from the assets of the trust estate under the indenture or the servicing agreement, in each case to the extent payable or reimbursable as to the mortgage loans, will be payable from the amount received relating to the redemption price and therefore, as provided in the indenture, will be excluded from the available funds for the payment date of the redemption. Therefore, the redemption price may result in a shortfall in payment to one or more classes of the securities; provided that no optional termination shall be exercised without the consent of the insurer if such exercise would result in a draw on the certificate guaranty insurance policy.

      In no event will the issuing entity created by the trust agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the trust agreement.

Final Scheduled Payment Date

      The Final Scheduled Payment Dates for the notes is the payment date in May 2037, which is the payment date in the month following the month of the latest maturity (or possible maturity in the case of Subsequent Mortgage Loans) of the mortgage loans. As to each class, the actual final payment date may be earlier or later, and could be substantially earlier, than such class's Final Scheduled Payment Date.

Certain Rights of the Insurer

      The insurer shall be subrogated to the rights of each holder of a Class A-1 Note or Class G Certificate to receive distributions on the Class A-1 Notes or Class G Certificates, as applicable, to the extent of any payment by the insurer under the certificate guaranty insurance policy.

      Unless it is in default in its payment obligations under the certificate guaranty insurance policy, pursuant to the terms of the indenture, each Class A-1 Noteholder and Class G Certificateholder agrees that the insurer shall be treated by the depositor, the servicer, the indenture trustee, the owner trustee and the sponsor as if the insurer were the holder of all Class A-1 Notes and Class G Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Class A-1 Noteholders or Class G Certificateholders under the indenture or the trust agreement without any further consent of the holders of the Class A-1 Notes or Class G Certificates and the holders of the Class A-1 Notes and Class G Certificates will not exercise any of such rights without the prior written consent of the insurer. Once the Class A-1 Notes and Class G Certificates have been paid in full and any reimbursement amount owed to the insurer has been paid, these rights will terminate.

                  Yield, Prepayment and Maturity Considerations

General Prepayment Considerations

      The rate of principal payments on the notes, the aggregate amount of payments on the notes and the yield to maturity of the notes will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments on the mortgage loans, including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the sponsor or the terminating entity, as the case may be. The mortgage loans, in most cases, may be prepaid by the mortgagors at any time.

      Prepayments, liquidations and repurchases of the mortgage loans will result in payments of principal to the holders of the related class or classes of notes then entitled to receive those payments that otherwise would be distributed over the remaining terms of the mortgage loans. See "Yield, Prepayment and Maturity Considerations" in the prospectus. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, as described more fully in this section and in the prospectus under "Yield, Prepayment and Maturity Considerations," no assurance can be given as to the rate of principal payments or the rate of principal prepayments. The extent to which the yield to maturity of the notes may vary from the anticipated yield will depend on the degree to which the notes are purchased at a discount or premium and the degree to which the timing of payments on the notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In the case of any note purchased at a premium, an investor should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the notes. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the notes would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

      Approximately 19.06% of the initial mortgage loans, by aggregate principal balance as of the cut-off date, are subject to prepayment charges during intervals ranging from one year to five years following origination, as described under "The Mortgage Loans--Prepayment Charges" herein. Such prepayment charges may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

      It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

      The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment, and refinancing, would be expected to increase. On the other hand, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the notes. See "Yield, Prepayment and Maturity Considerations" in the prospectus.

      In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment.

Special Yield Considerations

      The Note Interest Rate for each class of the Class A-1 Notes and the Class G Certificates adjusts monthly based on One-Month LIBOR as described under "Description of the Securities--Calculation of One-Month LIBOR" in this prospectus supplement, subject to the Net Funds Cap. Because of the application of the Net Funds Cap, increases in the Note Interest Rate on the Class A-1 Notes and the Class G Certificates, as applicable, may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the mortgage loans during any Accrual Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable note margin on the notes during the related Accrual Period. As a result of the foregoing as well as other factors, including the prepayment behavior of the mortgage loans, relative increases in One-Month LIBOR or relative decreases in the weighted average of the mortgage rates on the mortgage loans (1) could cause the Interest Remittance Amount to be less than the aggregate of the Current Interest that would otherwise be payable on the notes, leading to Carryforward Interest, or (2) could cause the Net Funds Cap to apply to the notes.

      The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. While the depositor expects that the servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the noteholders and increase the amount of losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the indenture trustee, then any related expenses shall be reimbursable by the issuing entity to the servicer, which will reduce the amount available to pay principal of and interest on the outstanding related class or classes of notes with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see "The Indenture and Trust Agreement--Assignment of Mortgage Loans" in this prospectus supplement.

Principal Prepayments

      When a mortgagor prepays a mortgage loan in full between its due dates, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a prepayment in part is made on a mortgage loan together with the Scheduled Payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount of the prepayment in part as of that due date, but the principal from that mortgage loan is not paid to the holders of notes until the payment date in the next month; therefore, one month of interest shortfall accrues on the amount of such principal prepayment in part.

      PNC is not required to pay any compensating interest and any deficiency in interest payable as a result of the timing of a principal prepayment in full or a principal prepayment in part will be covered solely by excess interest collections on the mortgage loans. If excess interest collections are insufficient, the notes will be allocated such shortfall. Prepayment interest shortfalls allocated to the Class A-1 Notes and Class G Certificates will not be covered by the certificate guaranty insurance policy.

Mandatory Prepayment

      In the event that at the end of the Funding Period there are any remaining amounts on deposit in the Pre-Funding Account, the holders of the offered notes will receive an additional payment allocable to principal in an amount equal to the amount remaining in the Pre-Funding Account, in accordance with the priorities set forth herein. Although there can be no assurance, the depositor anticipates that there should be no material principal prepayment to the holders of the offered notes due to a lack of Subsequent Mortgage Loans.

Overcollateralization

      The yield of the notes will be affected by the application of the Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of such Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the mortgage loans. There can be no assurance as to the rate at which overcollateralization will be created, or whether such overcollateralization will be maintained at the levels described herein.

Weighted Average Lives

      Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of notes will be influenced by the rate at which principal on the related mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure relating to the mortgage loans, and the timing of those payments or prepayments.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement, the "Prepayment Assumption" or "PPC," represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% prepayment assumption describes prepayments (i) starting at a constant prepayment rate of 15% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans, (ii) an additional 1.909% (21%/11) per annum in each month thereafter through the eleventh month and (iii) a constant prepayment rate of 36% per annum beginning in the twelfth month and in each month thereafter during the life of the mortgage loans and a 0.00% draw rate.

      The table following the next paragraph indicates the percentage of the initial note balance of the notes that would be outstanding after each of the payment dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of the notes. The table is based on the following assumptions:

      o with respect to each mortgage loan, each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in March 2007;

      o principal prepayments are received in full and on the last day of each month commencing in February 2007 and include 30 days of interest and there are no Interest Shortfalls;

      o     there are no defaults or delinquencies on the mortgage loans;

      o payment dates occur on the 25th day of each month, commencing in March 2007;

      o     there are no purchases or substitutions of the mortgage loans;

      o the value of One-Month LIBOR remains constant at 5.32% and the value of PRIME remains constant at 8.25%;

      o     the notes are issued on March 9, 2007;

      o     no prepayment premiums are collected on the mortgage loans;

      o     there are no Payaheads;

      o the Class Principal Balance of the Class P Certificates and Class A-R Certificates is zero;

      o interest on the mortgage loans are based on twelve 30-day months and a 360-day year;

      o Subsequent Mortgage Loans were acquired by the issuing entity in February 2007 and payments thereon are included in payment amounts on the first payment date;

      o there are no Capitalization Reimbursement Amounts added to the Principal Balances of the mortgage loans;

      o the mortgage loans were aggregated into assumed mortgage loans having the characteristics in the Assumed Loan Characteristics tables below; and

      o the interest rates of the mortgage loans adjust monthly based on the PRIME rate.

      The assumptions listed above are collectively referred to in this prospectus supplement as the modeling assumptions.

                          Assumed Loan Characteristics

           Principal
            Balance
           as of the        Gross       Net      Remaining              Lifetime
 Loan       Cut-off       Mortgage    Mortgage      Term        Age      Maximum
Number      Date ($)      Rate (%)   Rate (%)*   (Months)    (Months)   Rate (%)
------   -------------    --------   ---------   ---------   --------   --------
  1      47,850,174.88    11.3661     10.8426       270          4       17.8959
  2      85,605,896.22    10.6706     10.1471       249          8       17.9348
  3      24,920,737.22     9.1913      8.6678       272         15       17.9676
  4       8,884,644.44     8.9940      8.4705       253         19       18.0000
  5         895,310.79     9.2814      8.7579       221         25       18.0000
  6         699,333.12    11.2801     10.7566       260         32       18.0000
  7         154,751.26     8.9240      8.4005       262         38       18.0000
 8**      5,989,152.07    10.5548     10.0313       258          9       17.9327

----------
* Net Mortgage Rate is equal to the Gross Mortgage Rate less the rates at which the servicing fee, excess servicing fee, if any, indenture trustee fee and credit risk manager fee accrue.

**    Represents Subsequent Mortgage Loans.

                                                              Next
                                      Initial               Interest    Original
              Lifetime               Periodic  Subsequent     Rate        Draw
 Loan         Minimum     Gross        Rate     Periodic   Adjustment     Term
Number        Rate (%)  Margin (%)    Cap (%)   Cap (%)     (Months)    (Months)
------        --------  ----------   --------  ----------  ----------   --------
   1           3.2047     3.1957      17.8959   17.8959         1          125
   2           2.4412     2.4278      17.9348   17.9348         1          119
   3           0.9655     0.9481      17.9676   17.9676         1          120
   4           0.7563     0.7440      18.0000   18.0000         1          121
   5           1.4859     1.0314      18.0000   18.0000         1          118
   6           3.2430     3.0301      18.0000   18.0000         1          124
   7           0.7459     0.6740      18.0000   18.0000         1          120
  8**          2.3479     2.3320      17.9327   17.9327         1          121

----------
**    Represents Subsequent Mortgage Loans.

      There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the table. Any discrepancy may have an effect on the percentages of the initial note balance outstanding, and the weighted average lives, of the notes presented in the table. In addition, since the actual mortgage loans included will have characteristics that differ from those assumed in preparing the table presented below and since it is not likely the level of One-Month LIBOR will remain constant as assumed, the notes may mature earlier or later than indicated by the table. In addition, as described under "Description of the Securities--Payments of Principal" in this prospectus supplement, the occurrence of a Stepdown Date will have the effect of accelerating or decelerating the amortization of the notes affecting the weighted average life of the notes. Based on the foregoing assumptions, the table indicates the weighted average lives of the notes and the percentages of the initial note balance of the notes that would be outstanding after each of the payment dates shown, at various percentages of PPC. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial note balance and weighted average lives, shown in the following table. Those variations may occur even if the average prepayment experience of the mortgage loans equals any of the specified percentages of PPC.

 Percent of Initial Note Balance Outstanding at the Specified Percentages of PPC

                                                      Class A-1
                                               Prepayment Assumptions

Payment Date                         50%       75%      100%      150%     200%
----------------------------------   ----      ----     ----      ----     ----
Initial ..........................   100%      100%     100%      100%     100%
February 2008 ....................    80        71       63        46       29
February 2009 ....................    64        50       38        18       6*
February 2010 ....................    52        35       23        6         0
February 2011 ....................    42        26       16        4*        0
February 2012 ....................    34        19       10        2*        0
February 2013 ....................    28        14       6*        0         0
February 2014 ....................    23        10       4*        0         0
February 2015 ....................    19        8*       2*        0         0
February 2016 ....................    15        5*       1*        0         0
February 2017 ....................    12        4*       1*        0         0
February 2018 ....................    9*        2*        0        0         0
February 2019 ....................    7*        1*        0        0         0
February 2020 ....................    5*        1*        0        0         0
February 2021 ....................    3*        0         0        0         0
February 2022 ....................    2*        0         0        0         0
February 2023 ....................    1*        0         0        0         0
February 2024 ....................    1*        0         0        0         0
February 2025 ....................    0         0         0        0         0
February 2026 ....................    0         0         0        0         0
February 2027 ....................    0         0         0        0         0
February 2028 ....................    0         0         0        0         0
February 2029 ....................    0         0         0        0         0
February 2030 ....................    0         0         0        0         0
February 2031 ....................    0         0         0        0         0
February 2032 ....................    0         0         0        0         0
February 2033 ....................    0         0         0        0         0
February 2034 ....................    0         0         0        0         0
February 2035 ....................    0         0         0        0         0
February 2036 ....................    0         0         0        0         0
February 2037 ....................    0         0         0        0         0
Weighted Average
Life to Maturity
(in years)(1) ....................   4.46      2.97     2.12      1.23     0.77
Weighted Average
Life to Call
 (in years)(2) ...................   4.22      2.74     1.95      1.13     0.74

----------
* Indicates a number that would equal zero assuming the optional purchase of the related mortgage loans, described in this prospectus supplement, is exercised.

(1) The weighted average life to maturity of the notes is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the notes to the related payment date, (b) adding the results and (c) dividing the sum by the Class Principal Balance.

(2) The weighted average life to call of the notes was calculated as described in the preceding sentence and based on the assumptions set forth above under "--Weighted Average Lives."

      There is no assurance that prepayments of the mortgage loans will conform to any of the levels of PPC indicated in the tables above, or to any other level, or that the actual weighted average lives of the notes will conform to any of the weighted average lives indicated in the table above. Furthermore, the information contained in the table relating to the weighted average lives of the notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or One-Month LIBOR assumptions.

      The characteristics of the mortgage loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans will prepay at the same rate or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Additional Yield Considerations Applicable Solely to the Class A-R Certificates

      The Class A-R Certificateholders' after-tax rate of return on their Class A-R Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Class A-R Certificates. Holders of Class A-R Certificates may have tax liabilities with respect to their Class A-R Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Class A-R Certificates may have tax liabilities with respect to their Class A-R Certificates, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class A-R Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class A-R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the related mortgage loans.

      The Class A-R Certificateholders are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of Class A-R Certificates on after-tax rates of return on the Class A-R Certificates. See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                    Material Federal Income Tax Consequences

      Thacher Proffitt & Wood LLP, counsel to the depositor, will file with the depositor's registration statement one or more opinions stating that the discussion in this section, along with the discussion in the prospectus under "Material Federal Income Tax Consequences," represents counsel's opinion as to the material federal income tax consequences of investing in the offered notes and certificates.

      Assuming compliance with all provisions of the indenture, the trust agreement and the servicing agreement, for federal income tax purposes, portions of the trust will be treated as multiple REMICs. For federal income tax purposes, the Class A-1 Notes will represent ownership of REMIC regular interests and the Class G Certificates will constitute the sole class of residual interest in REMIC I and the Class A-R Certificates will constitute the sole class of residual interests in each additional REMIC. Income on the notes must be reported under an accrual method of accounting.

      For federal income tax purposes, the Class A-1 Notes will not be treated as having been issued with original issue discount, or OID. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 100% PPC. No representation is made that the mortgage loans will prepay at the forgoing rate or at any other rate. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus. Computing accruals of OID in the manner described in the prospectus may, depending on the actual rate of prepayments during the interest accrual period, result in the accrual of negative amounts of OID on the certificates issued with OID in an interest accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on those certificates.

      The holders of the Class A-1 Notes will be required to include in income interest on their notes in accordance with the accrual method of accounting.

      The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code, addressing the treatment of debt instruments issued with OID.
Purchasers  of the regular  notes should be aware that the OID  regulations  and
Section 1272(a)(6) of the Internal Revenue Code do not adequately address particular issues relevant to, or are not applicable to, securities such as the regular certificates.

      In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, it is possible that the holder of a note may be able to select a method for recognizing original issue discount that differs from that used by the servicer in preparing reports to the noteholders and the Internal Revenue Service.

      The Class A-1 Notes may be treated for federal income tax purposes as having been issued at premium. Whether any holder of the Class A-1 Notes will be treated as holding a note with amortizable bond premium will depend on the noteholder's purchase price and the distributions remaining to be made on the note at the time of its acquisition by the noteholder. Holders of those classes of notes are encouraged to consult their tax advisors regarding the possibility of making an election to amortize such premium.

      With respect to the Class A-1 Notes, this paragraph applies exclusive of any rights in respect of the related Basis Risk Shortfall. The Class A-1 Notes will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the issuing entity would be so treated. In addition, interest on the offered notes will be treated as "interest on obligations secured by mortgages on real property" under
Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that such offered notes are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered notes will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code. However, prospective investors in the offered notes that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding such treatment, any repurchase of such a note pursuant to the right of the person described under "Description of the Securities--Optional Termination" in this prospectus supplement to repurchase such offered notes may adversely affect any REMIC that holds such offered notes if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Description of the Securities--Optional Termination" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

      Each holder of a Class A-1 Note is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments in respect of the related Basis Risk Shortfall. The treatment of amounts received by a Class A-1 Noteholder under such noteholder's right to receive the related Basis Risk Shortfall will depend on the portion, if any, of the Class A-1 Noteholder's purchase price allocable thereto. Under the REMIC regulations, each holder of a Class A-1 Note must allocate its purchase price for that note between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments in respect of the related Basis Risk Shortfall in accordance with the relative fair market values of each property right. The indenture trustee will be directed to treat payments made to the holders of the Class A-1 Notes with respect to the related Basis Risk Shortfall as includible in income based on the tax regulations relating to notional principal contracts. The OID regulations provide that the issuing entity's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the issuing entity's allocation. For tax reporting purposes, the servicer may estimate that the right to receive payments in respect of Basis Risk Shortfall has a de minimis value. Under the REMIC regulations, the servicer is required to account for the REMIC regular interest and the right to receive payments in respect of the Basis Risk Shortfall as discrete property rights. It is possible that the right to receive payments in respect of the related Basis Risk Shortfall could be treated as a partnership among the holders of the Class A-1 Notes and Class X-1 Certificates in respect of the Class X-1 Certificateholders' entitlement to REMIC distributions, in which case holders of the Class A-1 Notes would be subject to potentially different timing of income and foreign holders of the Class A-1 Notes could be subject to withholding in respect of any related Basis Risk Shortfall. Holders of the Class A-1 Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their notes. Treasury regulations have been promulgated under Section

1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the Class A-1 Notes will be unable to use the integration method provided for under such regulations with respect to such notes. If the indenture trustee's treatment of any Basis Risk Shortfalls is respected, ownership of the right to payments in respect of the related Basis Risk Shortfall will nevertheless entitle the owner to amortize the separate price paid for the right to payments in respect of the Basis Risk Shortfalls under the notional principal contract regulations.

      In the event that the right to receive payments in respect of the related Basis Risk Shortfall is characterized as a "notional principal contract" for federal income tax purposes, upon the sale of a Class A-1 Note, the amount of the sale allocated to the selling noteholder's right to receive payments in respect of the related Basis Risk Shortfall would be considered a "termination payment" under the notional principal contract regulations allocable to the Class A-1 Notes. A Class A-1 Noteholder would have gain or loss from such a termination of the right to receive payments in respect of the related Basis Risk Shortfall equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the noteholder upon entering into or acquiring its interest in the right to receive payments in respect of the related Basis Risk Shortfall.

      Gain or loss realized upon the termination of the right to receive payments in respect of any Basis Risk Shortfall will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Backup Withholding with Respect to the Offered Notes

      Distributions with respect to the offered notes, may be subject to the "backup withholding tax" under Section 3406 of the Code if the holder of such notes fails to furnish to the indenture trustee certain information, including its taxpayer identification number, or otherwise fails to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a noteholder would be allowed as a credit against the holder's federal income tax. Furthermore, penalties may be imposed by the IRS on a noteholder that is required to supply information but that does not do so in the proper manner.

Special Tax Considerations Applicable to Residual Certificates

      The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Class G Certificates and Class A-R
Certificates. The trust agreement includes other provisions regarding the transfer of Class G Certificates and Class A-R Certificates, including:

o the requirement that any transferee of a Class G Certificate or Class A-R Certificate provide an affidavit representing that the transferee:

      o     is not a disqualified organization;

      o is not acquiring the Class G Certificate or Class A-R Certificate on behalf of a disqualified organization; and

      o will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Class G Certificate or Class A-R Certificate;

o a provision that any transfer of a Class G Certificate or Class A-R Certificate to a disqualified organization shall be null and void; and

o a grant to a servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Class G Certificate or Class A-R Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the trust agreement, the Class G Certificates and Class A-R Certificates may not be transferred to non-United States persons.

      The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interest will continue to remain liable for any taxes due with respect to the income on the residual interest, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Class G Certificates and Class A-R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class G Certificates and Class A-R Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Class G Certificates and Class A-R Certificates. All transfers of the Class G Certificates and Class A-R Certificates will be restricted in accordance with the terms of the trust agreement that are intended to reduce the possibility of any transfer of a Class G Certificate or Class A-R Certificate being disregarded to the extent that the Class G Certificates and Class A-R Certificates constitute noneconomic residual interests.

      The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

      The Class G Certificateholders and Class A-R Certificateholders may be required to report an amount of taxable income with respect to the earlier interest accrual periods of the term of the REMIC that significantly exceeds the amount of cash distributions received by the Class G Certificateholders and Class A-R Certificateholders from the REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Class G Certificateholders and Class A-R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC's term as a result of their ownership of the Class G Certificates and Class A-R Certificates, respectively. In addition, the required inclusion of this amount of taxable income during the REMIC's earlier interest accrual periods and the deferral of corresponding tax losses or deductions until later interest accrual periods or until the ultimate sale or disposition of a Class G Certificate or Class A-R Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the Class G Certificateholders' or Class A-R Certificateholders' after-tax rate of return is positive. That is, on a present value basis, the Class G Certificateholders' or Class A-R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of cash distributions on the Class G Certificates or Class A-R Certificates, as applicable, over their life.

      An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Class G Certificate or Class A-R Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

      Purchasers of the Class G Certificates or Class A-R Certificates are strongly encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Class G Certificates and Class A-R Certificates.

      For further information regarding the federal income tax consequences of investing in the Class G Certificates and Class A-R Certificates, see "Material Federal Income Tax Considerations--REMICs--Taxation of Owners of Residual Securiites" in the prospectus.

                             Method of Distribution

      Subject to the terms and conditions provided in the underwriting agreement dated the date hereof, the depositor has agreed to sell, and Credit Suisse Securities (USA) LLC, the underwriter, has agreed to purchase the offered securities. The underwriter is obligated to purchase all securities of the respective classes offered by this prospectus supplement if it purchases any. The underwriter is an affiliate of the depositor.

      The offered securities will be purchased from the depositor by the underwriter and will be offered by the underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered securities, before deducting expenses payable by the depositor, will be approximately 100.00% of the aggregate initial Class Principal Balance of the offered securities. In connection with the purchase and sale of the offered securities, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

      The offered securities are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered securities will be made through the facilities of DTC on or about the closing date.

      The underwriting agreement provides that the depositor will indemnify the underwriter against various civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make relating to that indemnification.

      There can be no assurance that a secondary market for the offered securities will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the offered securities will be the monthly statements discussed in the prospectus under "The Agreements--Reports to Securityholders," which will include information as to the outstanding Principal Balance of the offered securities and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the offered securities will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered securities will be available on an ongoing basis. The limited nature of information regarding the offered securities may adversely affect the liquidity of the offered securities, even if a secondary market for the offered securities becomes available.

                                  Legal Matters

      Some specific legal matters relating to the offered securities will be passed on for the depositor and the underwriter by Thacher Proffitt & Wood LLP, New York, New York.

                                     Experts

      The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three year period ended December 31, 2006, are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus supplement, and in the registration statement upon the authority of that firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2006, in Ambac Assurance Corporation's methods of accounting for variable interest entities and stock-based compensation.

                            Accounting Considerations

      Various factors may influence the accounting treatment applicable to an investor's acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the offered securities.

                                Legal Proceedings

      There are no material legal proceedings pending against the sponsor, the depositor, the issuing entity or Secured Funding Corporation, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the securityholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the securityholders.

                       Affiliates and Related Transactions

      The sponsor and the underwriter are affiliated entities and wholly owned subsidiaries of Credit Suisse Holdings (USA), Inc. The depositor is an affiliate of Credit Suisse Holdings (USA), Inc. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the sponsor, the depositor or the underwriter that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm's length transaction with unaffiliated entities.

                                     Ratings

      It is a condition of the issuance of the offered notes and certificates that they receive ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's" and together with S&P, the "Rating Agencies") as indicated:

              Class                             S&P       Moody's
              -------------------------------  -----     ---------
              A-1 ...........................   AAA         Aaa
              A-R ...........................   AAA          NR

      A securities rating addresses the likelihood of the receipt by a securityholder of distributions on the related mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the securities. The ratings on the offered securities do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of any basis risk shortfall or the possibility that a holder of an offered security might realize a lower than anticipated yield.

      The depositor has not engaged any rating agency other than the S&P to provide a rating on the Class 2A-R Certificates and Class A-R Certificates, and the Rating Agencies to provide ratings on the offered notes. However, there can be no assurance as to whether any other rating agency will rate the offered securities, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the offered securities by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered securities by the Rating Agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the offered securities by the Rating

Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to those offered securities.

      The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered securities in accordance with the rating agencies' particular surveillance policies, unless the depositor requests a rating without surveillance. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                Legal Investment

      The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      The depositor makes no representations as to the proper characterization of the offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase the offered securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the offered securities. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent the offered securities constitute a legal investment or are subject to investment, capital or other restrictions.

      See "Legal Investment" in the prospectus.

                              ERISA Considerations

      Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code impose fiduciary and prohibited transaction restrictions on the activities of employee benefit plans (as defined in Section 3(3) of ERISA) and certain other retirement plans and arrangements discussed in Section 4975(e)(1) of the Internal Revenue Code and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which such plans are invested (together referred to as "plans").

      Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), plans maintained outside the United States primarily for the benefit of persons substantially all of whom are non-resident aliens as described in Section 4(b)(4) of ERISA and, if no election has been made under
Section 410(d) of the Internal Revenue Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the offered notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

      ERISA generally imposes on plan fiduciaries general fiduciary requirements, including the duties of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. Any person who has discretionary authority or control with respect to the management or disposition of a plan's assets, (referred to as "plan assets") and any person who provides investment advice with respect to plan assets for a fee is a fiduciary of the investing plan. If the mortgage loans and other assets included in the issuing entity were to constitute plan assets, then any party exercising management or discretionary control with respect to those plan assets may be deemed to be a plan "fiduciary," and subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to any investing plan. In addition, the acquisition or holding of offered notes by or on behalf of a plan or with plan assets, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA and the Internal Revenue Code unless a statutory or administrative exemption is available. Further, ERISA prohibits plans to which it applies from engaging in "prohibited transactions" under Section 406 of ERISA and Section 4975 of the Internal Revenue Code imposes excise taxes with respect to transactions described in Section 4975 of the Internal Revenue Code. These transactions described in ERISA and the Internal Revenue Code prohibit a broad range of transactions involving plan assets and persons, called parties in interest, unless a statutory or administrative exemption is available.

      Some transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a plan that purchases the offered notes if the mortgage loans and other assets included in the issuing entity are deemed to be assets of the plan. The U.S. Department of Labor ("DOL") has promulgated the DOL regulations (29 C.F.R. 2510.3-101) concerning whether or not a plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code. Under the DOL regulations, generally, when a plan acquires an
"equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be plan assets unless an exception applies. Exceptions contained in the DOL regulations provide that plan assets will not include an undivided interest in each asset of an entity in which the plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) benefit plan investors do not own 25% or more in value of any class of equity securities issued by the entity. Under the DOL regulations, plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a plan as well as an interest in the underlying assets of the entity in which a plan acquires an interest (such as the mortgage loans and other assets included in the issuing entity). In addition, the purchase, sale and holding of the offered notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the depositor, the seller, the indenture trustee or any of their respective affiliates is or becomes a party in interest with respect to the plan.

      Because the issuing entity, the underwriter, the servicer, or any indenture trustee may receive certain benefits in connection with the sale of the notes, the purchase of notes using plan assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available. Whether or not the mortgage loans and other assets of the trust estate were deemed to include plan assets, prior to making an investment in the notes, prospective plan investors should determine whether the issuing entity, the underwriter, the servicer, or any indenture trustee is a "party in interest" (within the meaning of ERISA) or "disqualified person" (within the meaning of the Code) with respect to such plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. The DOL has granted certain class exemptions ("Class Exemptions") which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including, but not limited to: Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest (or Disqualified Persons); PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest (or Disqualified Persons); PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest (or Disqualified Persons); and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an "in- house asset manager." There can be no assurance that any DOL exemption will apply with respect to any particular plan investment in the notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

      In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the notes by an insurance company general account,
Section 401(c) to ERISA, provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.

      Although there is no authority directly on point, the issuing entity believes that, at the date of this prospectus supplement, the offered notes should be treated as indebtedness without substantial equity features for purposes of the DOL regulations. The issuing entity also believes that, so long as the offered notes retain a rating of at least investment grade, the offered notes should continue to be treated as indebtedness without substantial equity features for the purposes of the DOL regulations. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of the offered notes, the subsequent transfer of such notes or any interest therein to a plan trustee or other person acting on behalf of a plan, or using plan assets to effect such transfer, is restricted. A prospective transferee of the offered notes or any interest therein who is a plan trustee or is acting on behalf of a plan, or using plan assets to effect such transfer, is required to provide written confirmation (or in the case of any note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer such notes are rated at least investment grade, and that such transferee believes that such notes are properly treated as indebtedness without substantial equity features for purposes of the DOL regulations, and agrees to so treat such notes and that the acquisition and holding of such notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Regardless of the rating of the offered notes, a prospective purchaser or transferee may instead provide the indenture trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the indenture trustee, the issuing entity, the servicer or the underwriter, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the indenture trustee, the issuing entity, the servicer or the underwriter to any obligation in addition to those undertaken in the indenture.

      Any fiduciary or other investor of plan assets that proposes to acquire or hold the offered notes on behalf of or with plan assets of any plan is encouraged to consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code (and in the case of non-ERISA plans and arrangements, any additional federal, state or local law considerations) before making the proposed investment.

      The sale of the offered notes to a plan is in no respect a representation by the depositor or the indenture trustee that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

      Transfers of the Class A-R Certificates to any Plan Investor will not be registered by the owner trustee unless the transferee provides the depositor, the owner trustee and the indenture trustee with an opinion of counsel satisfactory to the depositor, the owner trustee and the indenture trustee, which opinion will not be at the expense of the depositor, the owner trustee and the indenture trustee, that the purchase of such Class A-R Certificates by or on behalf of such Plan Investor is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Internal Revenue Code and will not subject the depositor, the owner trustee or the indenture trustee to any obligation in addition to those undertaken in the trust agreement.

                                     ANNEX I

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                   PROCEDURES

      Except in certain limited circumstances, the offered notes will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of asset backed securities in same-day funds.

      Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such Accrual Period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such Accrual Period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participants or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (i) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing systems customary procedures;

      (ii) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

      (iii) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can generally obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States tax withholding). Non-U.S. Persons residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. Form W-8BEN may be filed by noteholders or their agent.

      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of such change. Form W-8ECI may be filed by Noteholders or their agent.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The note owner of a Global Security or his agent files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the issuing entity and one or more United States persons have authority to control all substantial decisions of the issuing entity. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

Mortgage Pass-Through Certificates Mortgage-Backed Notes

Credit Suisse First Boston Mortgage Acceptance Corp.

Depositor

--------------------------------------------------------------------------------
You should carefully consider the Risk Factors beginning on Page 6 in this prospectus.

This prospectus together with the accompanying prospectus supplement will constitute the full prospectus.
--------------------------------------------------------------------------------

The Depositor may periodically establish trusts to issue securities in series backed by mortgage collateral.

Each trust will consist primarily of:

o One or more pools of senior or junior mortgage loans, which may include closed-end loans and/or revolving credit loans, secured by residential properties or loans secured by manufactured homes.

o     Agency mortgage-backed securities.

o     Private mortgage-backed securities.

The securities in a series:

o Will consist of certificates representing interests in, or notes secured by, a trust and will be paid only from the assets of that trust.

o May include multiple classes of securities with differing payment terms and priorities.

o     Will have the benefit of credit enhancement.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The securities may be offered to the public through several different methods. Credit Suisse Securities (USA) LLC, an affiliate of Credit Suisse First Boston Mortgage Acceptance Corp., may act as agent or underwriter in connection with the sale of those securities. This prospectus and the accompanying prospectus supplement may be used by Credit Suisse Securities (USA) LLC in secondary market transactions in connection with the offer and sale of any securities. Credit Suisse Securities (USA) LLC may act as principal or agent in those transactions and those sales will be made at prevailing market prices or otherwise.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  March 1, 2007

              Important notice about information presented in this
             prospectus and the accompanying prospectus supplement

We provide information to you about the securities in two separate documents that provide progressively more detail:

o this prospectus, which provides general information, some of which may not apply to your series of securities; and

o the accompanying prospectus supplement, which describes the specific terms of your series of securities.

If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

You can find a listing of definitions for capitalized terms used in this prospectus under the caption "Glossary" in this prospectus.

                             European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

      (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 United Kingdom

The underwriter has represented and agreed that:

      (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the "FSMA")) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

      (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
RISK FACTORS .............................................................     6
DESCRIPTION OF THE SECURITIES ............................................    24
   General ...............................................................    24
   Distributions on the Securities .......................................    24
   Determination of LIBOR ................................................    26
   Categories of Classes of Securities ...................................    26
   Funding Account .......................................................    28
   Optional Termination ..................................................    29
   Book-entry Registration ...............................................    29
EXCHANGEABLE SECURITIES ..................................................    30
   General ...............................................................    30
   Exchanges .............................................................    31
   Procedures ............................................................    32
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS ............................    32
   Payment Delays ........................................................    32
   Principal Prepayments .................................................    32
   Timing of Reduction of Principal Balance ..............................    32
   Interest or Principal Only Securities .................................    33
   Funding Account .......................................................    33
   Final Scheduled Distribution Date .....................................    33
   Prepayments and Weighted Average Life .................................    33
   Other Factors Affecting Weighted Average Life .........................    34
THE TRUST FUNDS ..........................................................    36
   Private Mortgage-Backed Securities ....................................    38
   The Agency Securities .................................................    39
   The Mortgage Loans ....................................................    41
   The Manufactured Home Loans ...........................................    47
   Static Pool Information ...............................................    49
   Underwriting Standards ................................................    49
   FICO Scores ...........................................................    50
   Collection Account and Payment Account ................................    50
   Other Funds or Accounts ...............................................    51
LOAN UNDERWRITING PROCEDURES AND STANDARDS ...............................    52
   Underwriting Standards ................................................    52
   Loss Experience .......................................................    54
   Representations and Warrants ..........................................    54
SERVICING OF LOANS .......................................................    56
   General ...............................................................    56
   Collection Procedures; Escrow Accounts ................................    57
   Modifications .........................................................    57
   Deposits to and Withdrawals from the Collection Account ...............    58
   Servicing Accounts ....................................................    59
   Buy-down Loans, GPM Loans and Other Subsidized Loans ..................    59
   Advances..............................................................     60
   Maintenance of Insurance Policies and Other Servicing Procedures ......    60
   Presentation of Claims; Realization on Defaulted Loans ................    63
   Enforcement of Due-on-sale Clauses ....................................    64
   Servicing Compensation and Payment of Expenses ........................    64
   Evidence as to Compliance .............................................    65
   Matters Regarding the Master Servicer and the Depositor ...............    65
CREDIT SUPPORT ...........................................................    67
   General ...............................................................    67
   Subordinate Securities; Subordination Reserve Fund ....................    68
   Overcollateralization .................................................    69
   Cross-Support Features ................................................    69
   Insurance .............................................................    69
   Letter of Credit ......................................................    70
   Financial Guarantee Insurance .........................................    70
   Reserve Funds .........................................................    70
   Derivatives ...........................................................    71
   Performance Bond ......................................................    72
DESCRIPTION OF MORTGAGE AND OTHER INSURANCE ..............................    74
   Mortgage Insurance on the Loans .......................................    74
   Hazard Insurance on the Loans .........................................    77
   Bankruptcy Bond .......................................................    78
   Repurchase Bond .......................................................    79
THE AGREEMENTS ...........................................................    79
   Assignment of Mortgage Assets .........................................    79
   Repurchase and Substitution of Loans ..................................    82
   Reports to Securityholders ............................................    83
   Investment of Funds ...................................................    85
   Event of Default and Rights in the Case of Events of Default ..........    86
   The Owner Trustee .....................................................    88
   The Trustee ...........................................................    88
   Duties of the Trustee .................................................    88
   Resignation of Trustee ................................................    89
   Payment Account .......................................................    89
   Expense Reserve Fund ..................................................    90
   Amendment of Agreements ...............................................    90
   Voting Rights .........................................................    91
   REMIC Administrator ...................................................    91
   Termination ...........................................................    91
LEGAL ASPECTS OF LOANS ...................................................    92
   Cooperative Loans .....................................................    92
   Tax Aspects of Cooperative Ownership ..................................    94
   Foreclosure on Mortgage Loans .........................................    94
   Realizing on Cooperative Loan Security ................................    96
   Rights of Redemption ..................................................    97
   Anti-deficiency Legislation and Other Limitations on Lenders ..........    98

                                                                            Page
                                                                            ----
   Leasehold Considerations ..............................................   100
   Servicemembers Civil Relief Act .......................................   100
   Junior Mortgages; Rights of Senior Mortgagees .........................   101
   Due-on-sale Clauses in Mortgage Loans .................................   102
   Enforceability of Prepayment and Late Payment Fees ....................   103
   Equitable Limitations on Remedies .....................................   103
   Applicability of Usury Laws ...........................................   104
   Adjustable Interest Rate Loans ........................................   104
   Environmental Legislation .............................................   104
   Forfeitures in Drug and RICO Proceedings ..............................   105
   Negative Amortization Loans ...........................................   105
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .................................   106
   General ...............................................................   106
   REMICs ................................................................   106
   Classification of REMICs ..............................................   107
   Characterization of Investments in REMIC Certificates .................   107
   Tiered REMIC Structures ...............................................   108
   Taxation of Owners of REMIC Regular Certificates.......................   108
   Taxation of Owners of REMIC Residual Certificates .....................   114
   Notes .................................................................   124
   Reportable Transactions ...............................................   125
PENALTY AVOIDANCE ........................................................   125
STATE AND OTHER TAXCONSEQUENCES ..........................................   125
ERISA CONSIDERATIONS .....................................................   125
LEGAL INVESTMENT .........................................................   133
LEGAL MATTERS ............................................................   134
THE DEPOSITOR ............................................................   135
USE OF PROCEEDS ..........................................................   135
PLAN OF DISTRIBUTION .....................................................   135
ADDITIONAL INFORMATION ...................................................   136
REPORTS TO SECURITYHOLDERS ...............................................   137
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........................   137
GLOSSARY .................................................................   139

                                  RISK FACTORS

      The prospectus and related prospectus supplement will describe the material risk factors related to your securities. The securities offered under this prospectus and the related prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the prospectus supplement in the context of your financial situation and tolerance for risk.

There is no source of payments     When you buy a security, you will not own an
for your securities other than     interest in or a debt obligation of Credit
payments on the mortgage loans     Suisse First Boston Mortgage Acceptance
in the trust and any credit        Corp., the master servicer or any of their
enhancement.                       affiliates. You will own an interest in the
                                   trust in the case of a series of
                                   certificates, or you will be entitled to proceeds from the trust established in the case of a series of notes. Your payments come only from assets in the trust. Therefore, the mortgagors' payments on the mortgage loans included in the trust (and any credit enhancements) will be the sole source of payments to you. If those amounts are insufficient to make required payments of interest or principal to you, there is no other source of payments. Moreover, no governmental agency either guarantees or insures payments on the securities or any of the mortgage loans, except as otherwise described in the related prospectus supplement.

In some instances, the return      In certain instances, a large percentage of
on your securities may be          the mortgage loans are secured by second
reduced by losses on the           liens. In the case of second liens, proceeds
mortgage loans, which are more     from liquidation of the mortgaged property
likely if substantially all        will be available to satisfy the mortgage
are secured only by second         loans only if the claims of any senior
liens.                             mortgages have been satisfied in full. When
                                   it is uneconomical to foreclose on a
                                   mortgaged property or engage in other loss mitigation procedures, the related servicer may write off the entire outstanding balance of the mortgage loan as a bad debt. These are risks particularly applicable to mortgage loans secured by second liens that have high combined loan to value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the related servicer would determine foreclosure to be uneconomical for those types of mortgage loans than for first lien mortgage loans with low loan-to-value ratios.

Debt incurred by the borrowers     With respect to mortgage loans that were used
in addition to that related to     for debt consolidation, there can be no
the mortgage loans could           assurance that the borrower will not incur
increase your risk.                further debt in addition to the mortgage
                                   loan. This additional debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the mortgage loans.

Loss mitigation may increase       In some instances, the related servicer may
your risk.                         use a wide variety of practices to limit
                                   losses on defaulted mortgage loans, including writing off part of the debt, reducing future payments, and deferring the collection of past due payments. The use of these practices may result in recognition of losses.

You bear the risk of mortgagor     Because your securities are backed by the
defaults; some kinds of            mortgage loans, your investment may be
mortgage loans may be              affected by a decline in real estate values
especially prone to defaults.      and changes in each individual mortgagor's
                                   financial conditions. You should be aware that the value of the mortgaged properties may decline. If the outstanding balance of a mortgage loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses. To the extent your securities are not covered by credit enhancements, you will bear all of the risks resulting from defaults by mortgagors.
                                   In addition, several types of mortgage loans which have higher than average rates of default or loss may be included in the trust that issues your security or note. The following types of loans may be included:

                                     o  mortgage loans that are subject to
                                        "negative amortization". The principal
                                        balances of these loans may be increased to amounts greater than the value of the underlying property. This increases the likelihood of default;

                                     o  mortgage loans that do not fully
                                        amortize over their terms to maturity
                                        which are sometimes referred to as
                                        "balloon loans" and some revolving
                                        credit loans that do not significantly
                                        amortize prior to maturity. Balloon
                                        loans and revolving credit loans, if
                                        applicable, involve a greater degree of
                                        risk because the ability of a mortgagor
                                        to make the final payment on these types of mortgage loans typically depends on the ability to refinance the loan or sell the related mortgaged property. In addition, due to the unpredictable nature of principal payments for revolving credit loans, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent the principal payments on certain revolving credit loans are being reinvested on Draws on other revolving credit loans in the pool, principal distributions on your securities may be further reduced;

                                     o adjustable rate mortgage loans and other mortgage loans that provide for escalating or variable payments by the mortgagor. The mortgagor may have qualified for those loans based on an income level sufficient to make the initial payments only. As the payments increase, the likelihood of default will increase;

                                     o  loans secured by second or more junior
                                        liens. The cost of foreclosure on these
                                        loans compared to the potential
                                        foreclosure proceeds, after repaying all senior liens, may cause these loans to be effectively unsecured; and

                                     o  mortgage loans that are concentrated in
                                        one or more regions, states (including,
                                        but not limited to, California) or zip
                                        code areas of the United States. If the
                                        regional economy or housing market in
                                        that area weakens, the mortgage loans
                                        may experience high rates of loss and
                                        delinquency, resulting in losses to
                                        securityholders. The economic condition
                                        and housing market in that area may be
                                        adversely affected by a variety of
                                        events, including a downturn in certain
                                        industries or other businesses
                                        concentrated in that area, natural
                                        disasters such as
                                        earthquakes, mudslides, hurricanes,
                                        floods, wildfires and eruptions, and
                                        civil disturbances such as riots. The
                                        depositor cannot predict whether, or to
                                        what extent or for how long, such events may occur. See "The Mortgage Pool" in the prospectus supplement to see if any of these or other types of special risk loans are included in the mortgage pool applicable to your securities.

The underwriting guidelines        The mortgage loans were originated or
used to originate the mortgage     acquired generally in accordance with the
loans may impact losses.           underwriting guidelines described in this
                                   prospectus. The underwriting standards
                                   typically differ from, and are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac. In addition, the mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.
                                   Consequently, the mortgage loans may
                                   experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

Recent developments in the         Investors should note that the residential
residential mortgage market        mortgage market has recently encountered
may adversely affect the           difficulties which may adversely affect the
market value of your               performance or market value of your
securities.                        securities.

                                   In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or a lack of increase in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values. In addition, a number of residential mortgage loan originators, particularly those who originate subprime loans, have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults. The inability to repurchase such loans in the event of early payment defaults may also affect the performance of any securities backed by those loans.

                                   All of these general market conditions may affect the performance of the mortgage loans backing your securities and, even if they do not affect performance, may adversely affect the market value of your securities.

There is a risk that there may     Substantial delays could be encountered in
be a delay in receipt of           connection with the liquidation of defaulted
liquidation proceeds and           mortgage loans. Further, liquidation expenses
liquidation proceeds may be        such as legal fees, real estate taxes and
less than the mortgage loan        maintenance and preservation expenses will
balance.                           reduce the portion of liquidation proceeds
                                   payable to you. In addition, in some
                                   instances a large portion of the mortgage loans are secured by second liens on the related mortgaged property. If a mortgagor on a mortgage loan secured by a second lien defaults, the trust's rights to proceeds on the liquidation of the related mortgaged property are subordinate to the rights of the holder of the first lien on the related mortgaged property. There may not be enough proceeds to pay both the first lien and the second lien. If a mortgaged property fails to provide adequate security for the mortgage loan and the available credit enhancement is insufficient to cover the loss, you will incur a loss on your investment.

There are risks relating to        Certain mortgage loans are or may become
alternatives to foreclosure.       delinquent after the closing date. A servicer
                                   may either foreclose on a delinquent mortgage loan or, under certain circumstances, work out an agreement with the related mortgagor, which may involve waiving or modifying any term of the mortgage loan or charge off the mortgage loan. If a servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charges off the mortgage loan, your yield may be reduced.

To the extent applicable,          To the extent applicable, with respect to
losses on the mortgage loans       some series and any group of subordinate
in one asset group related to      securities, the applicable coverage for
a group of subordinate             special hazard losses, fraud losses and
securities may reduce the          bankruptcy losses covers all of the mortgage
yield on certain senior            loans in each asset group related to that
securities related to one or       group of subordinate securities. Therefore,
more other asset groups            if mortgage loans in any of such asset groups
related to that group of           suffer a high level of these types of losses,
subordinate securities.            it will reduce the available coverage for all
                                   of the senior securities related to each of such asset groups and certain classes of such group of subordinate securities. Investors should be aware that after the applicable coverage amounts have been exhausted, if a mortgage loan in any of such asset groups suffers these types of losses, all of the senior securities related to such asset groups will, and certain principal only securities related to such asset groups may be allocated a portion of that loss.

                                   Because each group of subordinate securities represents interests in the mortgage loans in each asset group related to such group of subordinate securities, the class principal balances of these classes of securities could be reduced to zero as a result of realized losses on the mortgage loans in any of such asset groups. Therefore, the allocation of realized losses on the mortgage loans in each asset group related to such group of subordinate securities will reduce the subordination provided by those classes of securities to all of the senior securities related to such asset groups and certain classes of such group of subordinate securities, including the senior securities related to the asset group that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to senior securities related to the asset group that did not suffer those previous losses.

Credit enhancements may be         The prospectus supplement related to your
limited or reduced and this        securities may specify that credit
may cause your securities to       enhancements will provide some protection to
bear more risk of mortgagor        cover various losses on the underlying
defaults.                          mortgage loans. The forms of credit
                                   enhancement include (but are not limited to) the following: subordination of one or more classes of securities to other classes of securities in the same series evidencing beneficial ownership in the same pool of collateral or different pools; having assets in the trust with a greater amount of aggregate principal balance than the aggregate principal balance of the securities in a series; an insurance policy on a particular class of securities; a letter of credit; a mortgage pool insurance policy; a reserve fund; or any combination of the above. See "Credit Support" in this prospectus. See also "Credit Enhancement" in the prospectus supplement in order to see what forms of credit enhancements apply to your securities.

                                   Regardless of the form of credit enhancement, an investor should be aware that:

                                     o  The amount of coverage is usually
                                        limited;

                                     o  The amount of coverage will usually be
                                        reduced over time according to a
                                        schedule or formula;

                                     o  The particular forms of credit
                                        enhancement may provide coverage only to some types of losses on the mortgage loans, and not to other types of losses;

                                     o  The particular forms of credit
                                        enhancement may provide coverage only to some certificates or notes and not other securities of the same series; and

                                     o  If the applicable rating agencies
                                        believe that the rating on the
                                        securities will not be adversely
                                        affected, some types of credit
                                        enhancement may be reduced or
                                        terminated.

If you hold auction                For certain series, certain securities may be
securities, when those             offered, referred to in this prospectus as
securities are transferred on      auction securities, which will be transferred
the auction distribution date,     to third-party investors on a certain
you may not receive par for        distribution date, referred to in this
those securities if the money      prospectus as the auction distribution date.
available under the auction        If you purchase an auction security, your
and the swap agreement is          investment in that security will end on the
insufficient                       related auction distribution date.

                                   If the outstanding principal balance of any class of auction securities, after application of principal distributions and realized losses on the related auction distribution date, is greater than the amount received in the auction, a swap counterparty, pursuant to a swap agreement, will be obligated to pay the amount of that excess to the auction administrator for distribution to the holders of the auction securities. If all or a portion of a class of auction securities is not sold in the auction, the auction price for such unsold securities will be deemed to be zero and the swap counterparty will pay the auction administrator the entire outstanding principal balance of the unsold securities, after application of principal distributions and realized losses on the related auction distribution date. If the swap counterparty defaults on its obligations under the swap agreement, you may receive an amount less than the outstanding principal balance of your auction security, after application of principal distributions and realized losses on the auction distribution date. In addition, if the swap counterparty defaults and if not all of a class of securities is purchased by third-party investors in the auction, then your auction security (or part of your auction security) will not be transferred, in which case you will not receive any proceeds from the auction and you will retain your auction security (or part of your auction security).

The ratings of your securities     Any class of securities offered under this
may be lowered or withdrawn,       prospectus and the accompanying prospectus
and do not take into account       supplement will be rated in one of the four
risks other than credit risks      highest rating categories of at least one
which you will bear.               nationally recognized rating agency. A rating
                                   is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor. If the performance of the related mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. None of the depositor, the servicers, the master servicer, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

                                   A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating, entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                     o  a decrease in the adequacy of the value
                                        of the trust assets or any related
                                        credit enhancement, an adverse change in the financial or other condition of a credit enhancement provider, or

                                     o  a change in the rating of the credit
                                        enhancement provider's long-term debt.

                                   The amount, type, and nature of credit
                                   enhancement established for a class of
                                   securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based on an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis on which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any a particular pool of mortgage loans.

Your yield may be reduced due      The master servicer or another entity
to the optional redemption of      specified in the related prospectus
the securities or the options      supplement may elect to repurchase all of the
repurchase of underlying           assets of the trust if the aggregate
mortgage loans.                    outstanding principal balance of those assets
                                   is less than a percentage of their initial outstanding principal amount specified in the prospectus supplement. This kind of event will subject the trust related to your securities to early retirement and would affect the average life and yield of each class of securities in those series. See
                                   "Yield, Prepayment and Maturity
                                   Considerations" in this prospectus and in the accompanying prospectus supplement.

Violation of various federal       Applicable state laws generally regulate
and state laws may result in       interest rates and other charges, require
losses on the mortgage loans       certain disclosures, and require licensing of
                                   mortgage loan originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                   The mortgage loans are also subject to
                                   federal laws, including:

                                     o  the Federal Truth-in-Lending Act and
                                        Regulation Z promulgated thereunder,
                                        which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

                                     o  the Equal Credit Opportunity Act and
                                        Regulation B promulgated thereunder,
                                        which prohibit discrimination on the
                                        basis of age, race, color, sex,
                                        religion, marital status, national
                                        origin, receipt of public assistance or
                                        the exercise of any right under the
                                        Consumer Credit Protection Act, in the
                                        extension of credit; and

                                     o  the Fair Credit Reporting Act, which
                                        regulates the use and reporting of
                                        information related to the borrower's
                                        credit experience.

                                   Violations of certain provisions of these state and federal laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages, including monetary penalties, and administrative enforcement. In particular, an originator's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the related trust to monetary penalties, and result in the related obligors' rescinding the mortgage loans against that trust.

                                   The seller will represent that any and all requirements of any federal and state law (including applicable predatory and abusive lending laws) applicable to the origination of each mortgage loan sold by it have been complied with. In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus.

                                   Given that the mortgage lending and servicing business involves compliance with numerous local, state and federal lending laws, lenders and servicers, including the originators and the servicers of the mortgage loans, are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business. It is impossible to determine the outcome of any such actions, investigations or inquiries and the resultant legal and financial liability with respect thereto. If any finding were to have a material adverse effect on the financial condition or results of an originator or on the validity of the mortgage loans, losses on the securities could result.

You may have to hold your          A secondary market for the offered securities
offered securities to their        may not develop. Even if a secondary market
maturity because of difficulty     does develop, it may not continue or it may
in reselling the offered           be illiquid. Neither the underwriter nor any
securities.                        other person will have any obligation to make
                                   a secondary market in your securities.
                                   Illiquidity means an investor may not be able to find a buyer to buy its securities readily or at prices that will enable the investor to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of the offered securities. Any class of offered securities may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The absence of physical            The offered securities, other than certain
securities may cause delays in     classes of residual securities, will not be
payments and cause difficulty      issued in physical form. Securityholders will
in pledging or selling the         be able to transfer securities, other than
offered securities.                such residual securities, only through The
                                   Depository Trust Company (referred to in this prospectus as DTC), participating organizations, indirect participants and certain banks. The ability to pledge a security to a person that does not participate in DTC may be limited because of the absence of a physical security. In addition, securityholders may experience some delay in receiving distributions on these securities because the trustee or trust administrator, as applicable, will not send distributions directly to them. Instead, the trustee or trust administrator, as applicable, will send all distributions to DTC, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts securityholders have either directly or indirectly through indirect participants.

The yield to maturity on your      The yield to maturity on each class of
securities will depend on          offered securities will depend on a variety
various factors, including the     of factors, including:
rate of prepayments.

                                     o  the rate and timing of principal
                                        payments on the related mortgage loans
                                        (including prepayments, defaults and
                                        liquidations, and repurchases due to
                                        breaches of representations or
                                        warranties);

                                     o  the pass-through rate for that class;

                                     o  with respect to any class of securities
                                        that receives payments under a yield
                                        maintenance agreement, whether the
                                        required payments are made under the
                                        yield maintenance agreement and are
                                        sufficient;

                                     o  interest shortfalls due to mortgagor
                                        prepayments on the related mortgage
                                        loans;

                                     o whether losses on the mortgage loans are covered by credit enhancements;

                                     o  rapid prepayment of the mortgage loans
                                        may result in a reduction of excess
                                        spread which will make it difficult to
                                        create or maintain
                                        overcollateralization, if applicable;

                                     o  if applicable, whether draws on the
                                        HELOCs exceed principal collections on
                                        the mortgage loans;

                                     o  repurchases of mortgage loans as a
                                        result of defective documentation and
                                        breaches of representations and
                                        warranties

                                     o  whether an optional termination or an
                                        auction sale of the related loan group
                                        or loan groups occurs; and

                                     o  the purchase price of that class.

                                   The rate of prepayments is one of the most important and least predictable of these factors.

                                   In general, if a class of securities is
                                   purchased at a price higher than its
                                   outstanding principal balance and principal distributions on that class occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a class of securities is purchased at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.

The rate of prepayments on the     Since mortgagors can generally prepay their
mortgage loans will be             mortgage loans at any time, the rate and
affected by various factors.       timing of principal distributions on the
                                   offered securities are highly uncertain.
                                   Generally, when market interest rates
                                   increase, borrowers are less likely to prepay their mortgage loans. Such reduced prepayments could result in a slower return of principal to holders of the offered securities at a time when they may be able to reinvest such funds at a higher rate of interest than the pass-through rate on their class of securities. Conversely, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. Such increased prepayments could result in a faster return of principal to holders of the offered securities at a time when they may not be able to reinvest such funds at an interest rate as high as the pass-through rate on their class of securities.

                                   Some of the mortgage loan in a trust may be adjustable rate mortgage loans, in which case, the mortgage loans generally adjust after a one year, two year, three year, five year or seven year initial fixed rate period. We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of mortgage loans of the type included in the trust over an extended period of time, and the experience with respect to the mortgage loans included in the trust is insufficient to draw any conclusions with respect to the expected prepayment rates on such mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing mortgage interest rates fall significantly, adjustable rate mortgage loans with an initial fixed rate period could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to "lock in" lower fixed interest rates. The features of adjustable rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest rate environment, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

                                   Refinancing programs, which may involve
                                   soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by an originator, the servicers, the master servicer, any sub-servicer or their affiliates and may include streamlined documentation programs.

                                   Certain mortgage loans in each asset group may provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from six months to five years from the date of origination of such mortgage loan. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months' interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Such prepayment premiums may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. All prepayment premiums will either be retained by the related servicer, or in some instances, be paid to the holder of a class of non-offered securities, if applicable, and in either case, will not be available for distribution to the offered securities.

                                   The seller may be required to purchase
                                   mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured. In addition, a special servicer may have the option to purchase certain mortgage loans from the trust that become ninety days or more delinquent. These purchases will have the same effect on the holders of the offered securities as a prepayment of the mortgage loans.

The yield on your securities       With respect to certain adjustable-rate
may also be affected by            mortgage loans, after an initial fixed-rate
changes in the mortgage            period, each mortgage loan provides for
interest rate, if applicable.      adjustments to the interest rate generally
                                   every six months or twelve months. The
                                   interest rate on each mortgage loan will adjust to equal the sum of an index and a margin. Interest rate adjustments may be subject to limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a "periodic cap").
                                   In addition, the interest rate may be subject to an overall maximum and minimum interest rate.

                                   With respect to certain of the variable rate offered securities, if applicable, the pass-through rates may decrease, and may decrease significantly, after the mortgage interest rates on the mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins, changes in the indices and any applicable periodic cap or lifetime rate change limitations. Each adjustable-rate mortgage loan has a maximum mortgage interest rate and substantially all of the adjustable-rate mortgage loans have a minimum mortgage interest rate. Generally, the minimum mortgage interest rate is the applicable margin. In the event that, despite prevailing market interest rates, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on the securities could be adversely affected.

                                   Further, investment in the variable rate offered securities, if applicable, involves the risk that the level of one-month LIBOR may change in a direction or at a rate that is different from the level of the index used to determine the interest rates on the related adjustable-rate mortgage loans. In addition, because the mortgage rates on the adjustable-rate mortgage loans adjust at different times and in different amounts, there may be times when one-month LIBOR plus the applicable margin could exceed the applicable rate cap. This will have the effect of reducing the pass-through rates on the related securities, at least temporarily. This difference up to certain limits described herein will be paid to you on future distribution dates only to the extent that there is sufficient cashflow as described in the prospectus supplement. No assurances can be given that such additional funds will be available.

Interest only mortgage loans       Certain of the mortgage loans may not provide
have a greater degree of risk      for any payments of principal (i) for a
of default.                        period generally ranging from five to fifteen
                                   years following the date of origination or
                                   (ii) prior to their first adjustment date.
                                   These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan.

Additional risk is associated      Investors in certain classes of securities,
with mezzanine securities.         referred to in this prospectus as mezzanine
                                   securities, should be aware that, on any distribution date, certain losses which would otherwise be allocated to one ore more other classes of securities, will be allocated to the related class of mezzanine securities, until its class principal balance is reduced to zero.

An optional termination or, in     With respect to each group of subordinate
some instances, an auction         securities and any series, when the aggregate
sale of the trust may              outstanding principal balance of the mortgage
adversely affect the               loans in the asset groups related to such
securities.                        group of subordinate securities is less than
                                   10% of the aggregate principal balance of those mortgage loans as of the cut-off date for that series, the terminating entity, as provided in the related pooling and servicing agreement or servicing agreement, may purchase from the trust all of the remaining mortgage loans in those asset groups.

                                   If so specified in the related prospectus supplement, if the option to purchase the mortgage loans in each asset group related to a group of subordinate securities as described above is not exercised and the aggregate outstanding principal balance of those mortgage loans declines below 5% of the aggregate principal balance of those mortgage loans as of the cut-off date for that series, the related trustee or trust administrator, as applicable, will conduct an auction to sell those mortgage loans and the other assets in the trust related to each asset group related to such group of subordinate securities.

                                   If the purchase option is exercised or a successful auction occurs with respect to the remaining mortgage loans in the asset groups related to a group of subordinate securities as described above, such purchase of mortgage loans would cause an early retirement or partial prepayment of the senior securities and subordinate securities related to those asset groups. If this happens, the purchase price paid by the terminating entity or the auction purchaser will be passed through to the related securityholders. This would have the same effect as if all of such remaining mortgagors made prepayments in full. No assurance can be given that the purchase price will be sufficient to pay your security in full. Any class of securities purchased at a premium could be adversely affected by an optional purchase or auction sale of the related mortgage loans. See "Maturity and Prepayment Considerations" in this prospectus.

If you own a special retail        Certain classes of securities that may be
security, you may not receive      offered with respect to any series, referred
a principal distribution on        to in this prospectus as special retail
any particular date principal      securities, are subject to special rules
                                   regarding the
distributions are made on that     procedures, practices and class. limitations
                                   applicable to the distribution of principal to the holders of these securities. Special retail securities may not be an appropriate investment for you if you require a distribution of a particular amount of principal on a predetermined date or an otherwise predictable stream of principal distributions. If you purchase special retail securities, we cannot give you any assurance that you will receive a distribution in reduction of principal on any particular distribution date.

Rapid prepayments on the           Payments to the holders of certain classes of
mortgage loans in a loan group     interest only securities that may be offered
will reduce the yield on any       with respect to any series, referred to in
related classes of                 this prospectus as ratio-stripped interest
interest-only securities.          only securities, come only from interest
                                   payments on certain of the mortgage loans in the related asset groups. These mortgage loans are called premium rate mortgage loans because in general they have the highest mortgage interest rates in the loan group. In general, the higher the mortgage interest rate is on a mortgage loan in a loan group, the more interest the related class of ratio-stripped interest only securities, if any, receives from that mortgage loan. If mortgage interest rates decline, these premium rate mortgage loans are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur. If the related mortgage loans prepay faster than expected or if the related asset group or asset groups are terminated earlier than expected, you may not fully recover your initial investment.

                                   Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as interest only securities, receive only distributions of interest. Distributions to the holders of any class of interest only securities are based on its related notional amount, calculated as described in the related prospectus supplement. You should fully consider the risks associated with an investment in any class of interest-only securities. If the mortgage loans in the related asset group prepay faster than expected or if the related asset group is terminated earlier than expected, you may not fully recover your initial investment.

Slower prepayments on the          Payments to the holders of certain principal
mortgage loans will reduce the     only securities that may be offered with
yield on any related class of      respect to any series, referred to in this
principal-only securities.         prospectus as ratio-stripped principal only
                                   securities, come only from principal
                                   payments on the discount mortgage loans in the related asset group or asset groups.
                                   These discount mortgage loans are the
                                   mortgage loans in each of such asset groups with net mortgage rates less than a certain percentage for each asset group, referred to in this prospectus and the related prospectus supplement as the required coupon. In general, the lower the net mortgage rate is on a mortgage loan, the more principal the related class of ratio-stripped principal only securities receive from that mortgage loan. Because holders of the ratio-stripped principal only securities receive only distributions of principal, they will be adversely affected by slower than expected prepayments on the related mortgage loans. If you are investing in a class of ratio-stripped principal only securities, you should consider that since the discount mortgage loans have lower net mortgage rates, they are likely to have a slower prepayment rate than other mortgage loans.

                                   Certain classes of securities that may be offered with respect to any series of securities, referred to in this prospectus as principal only securities, receive only distributions of principal. You should fully consider the risks associated with an investment in any class of principal only securities. If the mortgage loans in the related asset group prepay slower than expected, your yield will be adversely affected.

Any yield maintained               The mortgage loans in the asset group
securities may not receive         related to any class of yield maintained
amounts expected from the          securities may not generate enough interest
related yield maintenance          to pay the full pass-through rate on that
agreement.                         class on certain distribution dates and
                                   interest distributions on those distribution dates will be made in part from payments under the related yield maintenance agreement. Payments under the related yield maintenance agreement for any distribution date will be based on a notional amount (as set forth in an annex to the related prospectus supplement), which will decrease during the life of that yield maintenance agreement. The notional amounts specified in the annex were derived by assuming a certain rate of payment on the mortgage loans in the related asset group (which will be described in the related prospectus supplement). The actual rate of payment on those mortgage loans is likely to differ from the rate assumed. If prepayments on those mortgage loans occur at a rate slower than the rate used in determining the notional amounts specified in the related annex, the class principal balance of the class of yield maintained securities may be greater than such notional amount for a distribution date. For any class of yield maintained securities and any distribution date on which the notional amount is lower than the actual class principal balance of that class of securities, the amount paid by the related cap counterparty under the related yield maintenance agreement will not be enough to pay the full amount of interest due for such distribution date, adversely affecting the yield on those securities.

Certain classes of securities      Certain classes of securities that may be
that may be offered with           offered with respect to any series, referred
respect to any series              to in this prospectus as floating rate
will be sensitive to changes       securities, will receive interest at a rate
in LIBOR.                          which varies directly with the rate of LIBOR
                                   subject, in each case, to a certain minimum pass-through rate and a certain maximum pass-through rate. Accordingly, these securities will be sensitive to changes in the rate of LIBOR.

Certain classes of certificates    Certain classes of securities that may be
that may be offered with           offered with respect to any series, referred
respect to any series will be      to in this prospectus as inverse floating
very sensitive to increases        rate securities, will receive interest at a
in the level of LIBOR.             rate which varies inversely with the rate of
                                   LIBOR to a certain minimum pass-though rate and a certain maximum pass-through rate.
                                   Accordingly, the yield to maturity on these securities will be extremely sensitive to changes in the rate of LIBOR.

With respect to certain            Certain classes of securities that may be
classes of securities that may     offered with respect to any series, referred
be offered with respect to any     to in this prospectus as planned
series, referred to in this        amortization classes or PAC securities, will
prospectus as PAC securities,      generally be less affected by the rate of
although principal payments to     principal prepayments than other related
the PAC securities generally       classes of senior securities. This is
follow a schedule, the rate        because on each distribution date, each
of prepayments on the related      class of PAC securities will receive
mortgage loans may still           principal distributions according to a
affect distributions to these      schedule set forth in an annex to the
securities.                        related prospectus supplement. The schedule
                                   for each class of PAC securities assumes that the rate of prepayments on the mortgage loans in the related asset group remains at a constant rate between a range set forth in the related prospectus supplement. However, there is no guarantee that the rate of prepayments on the mortgage loans in the related asset group will remain at a constant rate between those levels. If the mortgage loans in the related asset group prepay at a rate faster or slower than the related schedule allows for, or do not prepay at a constant rate between these levels, distributions of principal may no longer be made according to such schedule.
                                   Moreover, once certain classes of securities set forth in the related prospectus supplement have been paid in full, the PAC securities will become very sensitive to the rate of prepayments and may no longer be paid according to their schedule.

With respect to certain            Certain classes of securities that may be
classes of securities that may     offered with respect to any series, referred
be offered with respect to any     to in this prospectus as targeted
series, referred to in this        amortization classes or TAC securities, will
prospectus as TAC securities,      generally be less affected by the rate of
although principal payments to     principal prepayments than other related
the TAC securities generally       classes of senior securities. This is
follow a schedule, the rate        because on each distribution date, each
of prepayments on the related      class of TAC securities will receive
mortgage loans may still           principal distributions according to a
affect distributions to these      schedule set forth in an annex to the
securities.                        related prospectus supplement. The schedule
                                   for each class of TAC securities assumes that the rate of prepayments on the mortgage loans in the related asset group remains at a constant rate set forth in the related prospectus supplement. However, it is very unlikely that the rate of prepayments on the mortgage loans in the related asset group will remain constant at that level. If the mortgage loans in the related asset group prepay at a rate faster or slower than the related schedule allows for, or do not prepay at a constant rate between these levels, distributions of principal may no longer be made according to such schedule.
                                   Moreover, once certain classes of securities set forth in the related prospectus supplement have been paid in full, the TAC securities will become very sensitive to the rate of prepayments and may no longer be paid according to their schedule.

Certain classes of securities      Certain classes of securities that may be
that may be offered with           offered with respect to any series, referred
respect to any series, referred    to in this prospectus as support securities,
to in this prospectus as           will be especially sensitive to the rate of
support securities, will be        prepayments on the mortgage loans in the
very sensitive to the rate of      related asset group. The support securities
prepayments on the related         will act as a prepayment cushion for certain
mortgage loans and may not         classes of PAC and/or TAC securities,
receive distributions of           absorbing excess principal prepayments. On
principal for a long time.         each distribution date, each class of
                                   support securities receive principal only if the related PAC and/or TAC securities have been paid according to schedule. If the rate of prepayments on the mortgage loans in the related asset group is slow enough so that the TAC and/or PAC securities are not paid according to their aggregate schedule, then the support securities will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the TAC and PAC securities have been paid according to their schedule, then all or certain of the classes of support securities will receive all of the remaining principal otherwise available for distribution to the TAC and PAC securities in accordance with the priority of payment rules set forth in the related prospectus supplement. This may cause wide variations in the amount of principal the support securities will receive on each distribution date. Certain classes of support securities may be more stable than other classes of support securities if they are also TAC or PAC securities.

Potential inadequacy of            The subordination and other credit
credit enhancement.                enhancement features described in this
                                   prospectus are intended to enhance the
                                   likelihood that the classes of securities will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans.

                                   None of the depositor, the master servicer, the servicers, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement.

To the extent applicable,          In some instances, in order to create
certain factors may limit the      overcollateralization, it will be necessary
amount of excess interest on       that certain of the mortgage loans generate
the mortgage loans reducing        more interest than is needed to pay interest
overcollateralization.             on the related securities and the related
                                   fees and expenses of the trust. In such
                                   scenario, we expect that such mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average mortgage rate on the those mortgage loans is higher than the net WAC rate on the related securities. We cannot assure you, however, that enough excess interest will be generated to reach the rating agencies' targeted overcollateralization level. The following factors will affect the amount of excess interest that such mortgage loans will generate:

                                   Prepayments. Each time one of such mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. Prepayment of a disproportionately high number of such mortgage loans with high mortgage rates would have a greater adverse effect on future excess interest.

                                   Defaults. The actual rate of defaults on such mortgage loans may be higher than expected. Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

                                   Level of One-Month LIBOR. If one-month LIBOR increases, more money will be needed to distribute interest to the holders of the related securities, so less money will be available as excess interest.

Holding subordinate securities     In some instances, the protections afforded
creates additional risks.          the senior securities in any transaction
                                   create risks for the related subordinate securities. Prior to any purchase of these types of subordinate securities, consider the following factors that may adversely impact your yield:

                                     o Because the subordinate securities
                                       receive interest and principal
                                       distributions after the related senior
                                       securities receive such distributions,
                                       there is a greater likelihood that the
                                       subordinate securities will not receive
                                       the distributions to which they are
                                       entitled on any distribution date.

                                     o With respect to certain series, the
                                       subordinate securities will not be
                                       entitled to a proportionate share of
                                       principal prepayments on the related
                                       mortgage loans until the beginning of the tenth and in some cases, twelfth, year after the closing date.

                                     o If certain losses on the related mortgage
                                       loans exceed stated levels, a portion of the principal distribution payable to classes of subordinate securities with higher alphanumerical class designations will be paid to the related classes of subordinate securities with lower alphanumerical class designations.

                                     o If a related servicer or the master
                                       servicer determines not to advance a
                                       delinquent payment on a mortgage loan
                                       because such amount is not recoverable
                                       from a mortgagor, there may be a
                                       shortfall in distributions on the
                                       securities which will impact the related subordinate securities.

                                     o Losses on the mortgage loans will
                                       generally be allocated to the related
                                       subordinate securities in reverse order
                                       of their priority of payment. A loss
                                       allocation results in a reduction of a
                                       security balance without a corresponding distribution of cash to the holder. A lower security balance will result in less interest accruing on the security.

                                     o Certain of the subordinate securities may
                                       not be expected to receive principal
                                       distributions until, at the earliest, the distribution date occurring in the thirty-six month after the related closing date, unless the class principal balances of certain senior securities have been reduced to zero prior to such date.

                                     o In some instances, after extinguishing
                                       all other credit enhancement available to a group, losses on the mortgage loans will be allocated to the related subordinate securities in reverse order of their priority of payment. A loss allocation results in a reduction of a class principal balance without a corresponding distribution of cash to the holder. A lower class principal balance will result in less interest accruing on the security.

                                     o The earlier in the transaction that a
                                       loss on a mortgage loan occurs, the
                                       greater the impact on the yield.

If servicing is transferred,       In certain circumstances, the entity
delinquencies may increase.        specified in the pooling and servicing
                                   agreement or servicing agreement and its transferee or assigns may request that that certain servicers or the master servicer, subject to certain conditions specified in the related pooling and servicing agreement or servicing agreement, resign and appoint a successor servicer or master servicer, as applicable. If this happens, a transfer of servicing will occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in distributions on the offered securities and/or losses on the offered securities.

                                   Any servicing transfer will involve
                                   notifying mortgagors to remit payments to the new servicer, transferring physical possession of the loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors and other problems. Servicing transfers may result in a temporary increase in delinquencies, defaults and losses on the mortgage loans. There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing.

The yield, market price,           A trust may include one or more financial
rating and liquidity of your       instruments including interest rate or other
securities may be reduced if       swap agreements and interest rate cap or
the provider of any financial      floor agreements. These financial
instrument defaults or is          instruments provide protection against some
downgraded.                        types of risks or provide specific cashflow
                                   characteristics for one or more classes of a series. The protection or benefit to be provided by any specific financial instrument will be dependent on, among other things, the credit strength of the provider of that financial instrument. If that provider were to be unable or unwilling to perform its obligations under the financial instrument, the securityholders of the applicable class or classes would bear that credit risk. This could cause a material adverse effect on the yield to maturity, the rating or the market price and liquidity for that class. For example, suppose a financial instrument is designed to cover the risk that the interest rates on the mortgage assets that adjust based on one index will be less than the interest rate payable on the securities based on another index. If that financial instrument does not perform, then the investors will bear basis risk, or the risk that their yield will be reduced if the first index declines relative to the second. Even if the provider of a financial instrument performs its obligations under that financial instrument, a withdrawal or reduction in a credit rating assigned to that provider may adversely affect the rating or the market price and liquidity of the applicable class or classes of securities.

                          DESCRIPTION OF THE SECURITIES

General

      The securities will be issued in one or more series. Each series of certificates will be issued under separate pooling and servicing agreements among the depositor, the master servicer and the trustee for the related series identified in the related prospectus supplement. Each series of notes will be issued under separate indentures between the related issuing entity and the trustee for the related series identified in the related prospectus supplement. The trust for each series of notes will be created under an owner trust agreement between the depositor and the owner trustee. The following summaries describe provisions common to each series. The summaries do not purport to be complete, but together with the related prospectus supplement they describe the material provisions of the agreements relating to each series. As to each series of securities, the related agreements will be filed with the Securities and Exchange Commission in a current report on Form 8-K following the issuance of the securities.

      Each series will consist of one or more classes of securities, one or more of which may consist of accrual securities, floating rate securities, interest only securities or principal only securities. A series may also include one or more classes of subordinate securities. A class of subordinate securities will be offered by this prospectus and by the related prospectus supplement, as specified, only if rated by a rating agency in at least its fourth highest applicable rating category. If stated in the related prospectus supplement, the mortgage assets in a trust may be divided into multiple groups of individual mortgage assets, or asset groups, which share similar characteristics. These mortgage assets are aggregated into separate groups and the securities of each separate class will evidence beneficial ownership of, or be secured by, each corresponding asset group.

      The securities for each series will be issued in fully registered form, in the minimum original principal amount, notional amount or percentage interest specified in the related prospectus supplement. The transfer of the securities may be registered, and the securities may be exchanged, without the payment of any service charge payable in connection with the registration of transfer or exchange. However, the trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of securities. If stated in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

Distributions on the Securities

      Commencing on the date specified in the related prospectus supplement, distributions of principal and interest on the securities will be made on each distribution date to the extent of the Available Distribution Amount as described in the related prospectus supplement.

      Distributions of interest on securities which receive interest will be made periodically at the intervals and at the security interest rate specified or, for floating rate securities, determined in the manner described in the related prospectus supplement. Interest on the securities will be calculated as described in the related prospectus supplement.

      Distributions of principal of and interest on securities of a series will be made by check mailed to securityholders of that series registered on the close of business on the record date specified in the related prospectus supplement at their addresses appearing on the security register. However, distributions may be made by wire transfer in the circumstances described in the related prospectus supplement, and the final distribution in retirement of a security will be made only on presentation and surrender of that security at the corporate trust office of the trustee for that series or another office of the trustee as specified in the prospectus supplement. If specified in the related prospectus supplement, the securities of a series or some classes of a series may be available only in book-entry form. See "Book-Entry Registration" in this prospectus.

      For information regarding reports to be furnished to securityholders concerning a distribution, see "The Agreements -- Reports to Securityholders."

      Single Class Series. For a series other than a multiple class series, distributions on the securities on each distribution date will, in most cases, be allocated to each security entitled to those distributions on the basis of the undivided percentage interest evidenced by that security in the trust or on the basis of their outstanding principal amounts or notional amounts. If the mortgage assets for a series have adjustable or variable interest or pass-through rates, then the security interest rate of the related securities may also vary, due to changes in those rates and due to prepayments on loans comprising or underlying the related mortgage assets. If the mortgage assets for a series have fixed interest or pass-through rates, then the security interest rate on the related securities may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the mortgage assets. If the mortgage assets have lifetime or periodic adjustment caps on their respective pass-through rates, then the security interest rate on the related securities may also reflect those caps.

      Multiple Class Series. Each security of a multiple class series will have a principal amount or a notional amount and a specified security interest rate, which may be zero. Interest distributions on a multiple class series will be made on each security entitled to an interest distribution on each distribution date at the security interest rate specified. For floating rate securities, interest distributions will be determined as described in the related prospectus supplement, to the extent funds are available in the Payment Account, subject to any subordination of the rights of any subordinate securities to receive current distributions. See "Subordinate Securities" and "Credit Support" in this prospectus.

      Interest on all securities of a multiple class series currently entitled to receive interest will be distributed on the distribution date specified in the related prospectus supplement, to the extent funds are available in the Payment Account, subject to any subordination of the rights of any subordinate class to receive current distributions. See "Subordinate Securities" and "Credit Support" in this prospectus. Distributions of interest on a class of accrual securities will commence only after the related Accrual Termination Date. On each distribution date prior to and including the Accrual Termination Date, interest on the class of accrual securities will accrue and the amount of interest accrued on that distribution date will be added to the principal balance of that class on the related distribution date. On each distribution date after the Accrual Termination Date, interest distributions will be made on classes of accrual securities on the basis of the current principal balance of that class.

      The securities of a multiple class series may include one or more classes of floating rate securities. The security interest rate of a floating rate security will be a variable or adjustable rate, subject to a maximum floating rate, a minimum floating rate, or both. For each class of floating rate securities, the related prospectus supplement will describe the initial floating rate or the method of determining it, the interest accrual period, and the formula, index, or other method by which the floating rate will be determined.

      A series may include one or more classes of interest only securities, principal only securities, or both. Payments received from the mortgage assets will be allocated on the basis of the interest of each class in the principal component of the distributions, the interest component of the distributions, or both. Those distributions will be further allocated on a pro rata basis among the securities within each class.

      In the case of a multiple class series, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to any of those determinations for each class of securities shall be as described in the related prospectus supplement. A multiple class series may contain two or more classes of securities as to which distributions of principal or interest or both on any class may be made on the occurrence of specified events, in accordance with a schedule or formula, including planned amortization classes and targeted amortization classes, or on the basis of collections from designated portions of the trust.

      Subordinate Securities. One or more classes of a series may consist of subordinate securities. Subordinate securities may be included in a series to provide credit support as described in this prospectus under "Credit Support" in lieu of or in addition to other forms of credit support. The extent of subordination of a class of subordinate securities may be limited as described in the related prospectus supplement. See "Credit Support." If the mortgage assets are divided into separate asset groups with separate classes of securities, credit support may be provided by a cross-support feature which requires that distributions be made to senior securities evidencing beneficial ownership of one asset group prior to making distributions on subordinate securities evidencing a beneficial ownership interest in another asset group within the trust. Subordinate securities will not be offered by this prospectus or by the related prospectus supplement unless they are rated in one of the four highest rating categories by at least one rating agency. As to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuing entity, will be subordinate to the related notes.

Determination of LIBOR

      With respect to certain of the securities, the annual interest rates of such securities are based upon the London Interbank Offered Rate for one-month United States dollar deposits ("LIBOR") as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Interest Accrual Period (a "LIBOR Determination Date"). Telerate Page 3750 means the display designated as page 3750 on the Moneyline Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate principal balance of related securities. The trustee or trust administrator, as applicable, will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal balance of the related securities. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed. The trustee's or trust administrator's, as applicable, calculation of LIBOR and the resulting pass-through rate on any class of such securities with respect to any distribution date shall be final and binding in the absence of manifest error.

Categories of Classes of Securities

      In general, classes of pass-through securities fall into different categories. The following chart identifies and describes some typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

                                                 Description
Categories of Classes                          Principal Types
---------------------                          ---------------

Accretion directed .........  A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying mortgage assets or other assets of the trust fund for the related series.

Component securities .......  A class consisting of "components." The components of a class of component securities may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

                                                 Description
Categories of Classes                          Principal Types
---------------------                          ---------------

Notional amount
  securities ...............  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned principal class
  or PACs ..................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying mortgage assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories, for example, primary planned principal classes, secondary planned principal classes and so forth, having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of the series.

Scheduled principal
  class ....................  A class that is designed to receive principal payments using a predetermined principal balance but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying mortgage assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential pay .............  Classes that receive principal payments in a prescribed sequence, that do not have
                              predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip ......................  A class that receives a constant proportion, or
                              "strip," of the principal payments on the underlying mortgage assets or other assets of the trust fund.

Support class (also
  sometimes referred to as
  "companion classes") .....  A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Targeted principal
  class or TACs ............  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying mortgage assets.

                                                 Description
                                               Interest Types
                                               --------------

Lockout ....................  A senior class that does not receive principal payments for a specific period of time.

Fixed rate .................  A class with an interest rate that is fixed throughout the life of the class.

Floating rate ..............  A class with an interest rate that resets periodically based on a designated index and that varies directly with changes in the index.

                                                 Description
Categories of Classes                          Principal Types
---------------------                          ---------------

Inverse floating rate ......  A class with an interest rate that resets periodically based on a designated index that varies inversely with changes in the index.

Variable rate ..............  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments, for example, the mortgage rates borne by the underlying mortgage loans.

Interest only ..............  A class that receives some or all of the interest payments made on the underlying mortgage assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal only .............  A class that does not bear interest and is entitled to receive only distributions of principal.

Partial accrual ............  A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual ....................  A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Funding Account

      The related agreement may provide for the transfer by the seller of additional loans to the related trust after the closing date. The additional loans will be required to conform to the requirements described in the related prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a Funding Account. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the loans of principal will be deposited in that account to be released as additional loans are transferred. In most cases, all amounts deposited in a Funding Account will be required to be invested in eligible investments, as described under "The Agreements--Investment of Funds" in this prospectus. The amount held in those eligible investments shall at no time exceed 50% of the proceeds of the offering of the securities. The related agreement or other agreement providing for the transfer of additional loans will provide that all those transfers must be made within 3 months after the closing date. Amounts set aside to fund those transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner described in that prospectus supplement. A Funding Account can affect the application of the requirements under ERISA. See "ERISA Considerations."


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

Optional Termination

      The master servicer or another entity designated in the related prospectus supplement may have the option to cause an early termination of a trust. This would be effected by repurchasing all of the mortgage assets from that trust on or after a date specified in the related prospectus supplement, or on or after that time as the aggregate outstanding principal amount of the mortgage assets is less than their initial aggregate principal amount times a percentage, not greater than 25%, stated in the related prospectus supplement. The repurchase price will be at least equal to the entire unpaid principal balance, plus accrued and unpaid interest, of the securities that are the subject of that optional termination. In the case of a trust for which a REMIC election or elections have been made, the trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the REMIC status of the REMIC or REMICs, and that the optional termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. See "The Agreements--Termination."

      In addition to the optional repurchase of the property in the related trust, a holder of the Call Class may have the right, solely at its discretion, to terminate the related trust and by that termination effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or other entity specified in the related prospectus supplement become exercisable. The Call Class will not be offered under the prospectus supplement. That call will be of the entire trust at one time; multiple calls as to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call Price. To exercise the call, the Call Class certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the Call Class certificateholder, the final payment to the certificateholders will be made on surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

      In the event of an optional termination as described in the preceding two paragraphs, the trust and the securityholders will have no continuing liability as sellers of assets of the trust fund.

Book-entry Registration

      The securities may be issued in book-entry form in the minimum denominations specified in the prospectus supplement and integral multiples of those minimum denominations. Each class will be represented by a single security registered in the name of the nominee of the Depository Trust Company, or DTC, a limited-purpose trust company organized under the laws of the State of New York. In most cases, a securityowner will be entitled to receive a security issued in fully registered, certificated form, or definitive security, representing that person's interest in the securities only if the book-entry system for the securities is discontinued, as described in the fifth paragraph below. Unless and until definitive securities are issued, it is anticipated that the only securityholder of the securities will be Cede & Co., as nominee of DTC. Securityowners will not be registered securityholders or registered holders under the related agreement. Securityowners will only be permitted to exercise the rights of securityholders indirectly through DTC participants. For each series of certificates or notes, securityowners and securityholders will be referred to as certificate owners and certificateholders or noteowners and noteholders, respectively.

      DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants, entities that clear through or maintain a custodial relationship with a participant.

      Securityowners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities may do so only though participants and indirect participants.

Because DTC can only act on behalf of participants and indirect participants, the ability of a securityowner to pledge that owner's security to persons or entities that do not participate in the DTC system, or otherwise take actions relating to that security, may be limited. In addition, under a book-entry format, securityowners may experience some delay in their receipt of principal and interest distributions on the securities since those distributions will be forwarded to DTC and DTC will then forward those distributions to its participants which in turn will forward them to indirect participants or securityowners.

      Under DTC rules, DTC participants may make book-entry transfers among participants through DTC facilities for the securities. DTC, as registered holder, is required to receive and transmit principal and interest distributions and distributions on the securities. Participants and indirect participants with which securityowners have accounts for securities similarly are required to make book-entry transfers and receive and transmit those distributions on behalf of their respective securityowners. Accordingly, although securityowners will not possess certificates or notes, the DTC rules provide a mechanism by which securityowners will receive distributions and will be able to transfer their interests.

      The depositor understands that DTC will take any action permitted to be taken by a securityholder under the related agreement only at the direction of one or more participants to whose account with DTC the securities are credited. Additionally, the depositor understands that DTC will take those actions for holders of a specified interest in the certificates or notes or holders having a specified voting interest only at the direction of and on behalf of participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions as to other holders of securities to the extent that those actions are taken on behalf of participants whose holdings represent that specified interest or voting interest.

      DTC may discontinue providing its services as securities depository for the securities at any time by giving reasonable notice to the depositor or the trustee. Under those circumstances, in the event that a successor securities depository is not obtained, definitive securities will be printed and delivered. In addition, the depositor may, with the consent of the participants, elect to discontinue use of the book-entry system through DTC. In that event, too, definitive securities will be printed and delivered.

                             EXCHANGEABLE SECURITIES

General

      As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

      If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

      Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

      If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

      o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

      o the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

      o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

      There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

      o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

      o An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

      o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

      These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

      o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

      o A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

      A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

      The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

      The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Payment Delays

      For any series, a period of time will elapse between receipt of payments or distributions on the mortgage assets and the distribution date on which those payments or distributions are passed through to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related prospectus supplement may describe an example of the timing of receipts and the distribution of those receipts to securityholders.

Principal Prepayments

      For a series for which the mortgage assets consist of loans, when a loan prepays in full, the borrower will in most cases be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the securities, thus effectively reducing the yield that would be obtained if interest continued to accrue on the loan until the date on which the principal prepayment was scheduled to be paid. To the extent specified in the related prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the master servicer or servicer for those prepaid loans. See "Servicing of Loans--Advances."

Timing of Reduction of Principal Balance

      A multiple class series may provide that, for purposes of calculating interest distributions, the principal amount of the securities is deemed reduced as of a date prior to the distribution date on which principal on those securities is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal balance of the security outstanding. The effect of those provisions is to produce a lower yield on the securities than would be obtained if interest were to accrue on the securities on the actual unpaid principal amount of those securities to each distribution date. The related prospectus supplement will specify the time at which the principal amounts of the securities are determined or are deemed to reduce for purposes of calculating interest distributions on securities of a multiple class series.

Interest or Principal Only Securities

      A lower rate of principal prepayments, net of any portion reinvested in Draws, than anticipated will negatively affect the yield to investors in principal only securities, and a higher rate of principal prepayments, net of any portion reinvested in Draws, than anticipated will negatively affect the yield to investors in interest only securities. The prospectus supplement for a series including those securities will include a table showing the effect of various levels of prepayment on yields on those securities. The tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

Funding Account

      If the applicable agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional loans to the related trust, as described under "Description of the Securities--Funding Account" in this prospectus, and the trust is unable to acquire those additional loans within any applicable time limit, the amounts set aside for that purpose may be applied as principal payments on one or more classes of securities of that series. See "Risk Factors--Yield, Prepayment and Maturity."

Final Scheduled Distribution Date

      The final scheduled distribution date of each class of any series other than a multiple class series will be the distribution date following the latest stated maturity of any mortgage asset in the related trust. The final scheduled distribution date of each class of any multiple class series, if specified in the related prospectus supplement, will be the date, calculated on the basis of the assumptions applicable to the related series, on which the aggregate principal balance of that class will be reduced to zero. Since prepayments on the loans underlying or comprising the mortgage assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual maturity of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.

Prepayments and Weighted Average Life

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of that security will be repaid to the investor. The weighted average life of the securities of a series will be influenced by the rate at which principal on the loans comprising or underlying the mortgage assets for those securities is paid, which may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include those prepayments made in whole or in part, and liquidations due to default.

      The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In most cases, however, if prevailing mortgage market interest rates fall significantly below the interest rates on the loans comprising or underlying the mortgage assets for a series, those loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those loans. In this regard, it should be noted that the loans comprising or underlying the mortgage assets of a series may have different interest rates, and the stated pass-through or interest rate of some of the mortgage assets or the security interest rate on the securities may be a number of percentage points less than interest rates on those loans. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans comprising or underlying the mortgage assets. If any loans comprising or underlying the mortgage assets for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more class of the series may be fully paid prior to its final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than assumed.

      Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month after that month until the thirtieth month. Beginning in the thirtieth month and in each month after that month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum.

      Neither CPR or SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the loans underlying or comprising the mortgage assets. Thus, it is likely that prepayment of any loans comprising or underlying the mortgage assets for any series will not conform to any level of CPR or SPA.

      The prospectus supplement for each multiple class series may describe the prepayment standard or model used to prepare the illustrative tables showing the weighted average life of each class of that series under a given set of prepayment assumptions. The related prospectus supplement may also describe the percentage of the initial principal balance of each class of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the loans comprising or underlying the related mortgage assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in that prospectus supplement. The tables and assumptions are intended to illustrate the sensitivity of weighted average life of the securities to various prepayment rates. They will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the securities or prepayment rates of the loans comprising or underlying, the related mortgage assets.

Other Factors Affecting Weighted Average Life

      Type of Loan. Some types of loans may experience a rate of principal prepayments which is different from the principal prepayment rate for conventional fixed rate loans or from other adjustable rate loans. These include:

      o     revolving credit loans,

      o     Additional Collateral Loans,

      o     ARM loans,

      o     Balloon Loans,

      o     Bi-Weekly Loans,

      o     GEM Loans,

      o     GPM Loans, or

      o     Buy-Down Loans.

      In the case of negatively amortizing ARM loans, if interest rates rise without a simultaneous increase in the related scheduled payment, deferred interest and negative amortization may result. However, borrowers may pay amounts in addition to their scheduled payments in order to avoid that negative amortization and to increase tax deductible interest payments. To the extent that any of those mortgage loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of that mortgage loan and a smaller portion of the scheduled payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of those loans will increase. During a period of declining interest rates, the portion of each scheduled payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related loan, resulting in accelerated amortization of that negatively amortizing ARM loan. This acceleration in amortization of the principal balance of any negatively amortizing ARM loan will shorten the weighted average life of that mortgage loan. The application of partial prepayments to reduce the outstanding principal balance of a negatively amortizing ARM loan will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to holders who purchased their securities at a premium, if any, and holders of an interest only class.

      If the loans comprising or underlying the mortgage assets for a series include ARM loans that permit the borrower to convert to a long-term fixed interest rate loan if specified in the related prospectus supplement, some entity may be obligated to repurchase any loan so converted. This conversion and repurchase would reduce the average weighted life of the securities of the related series.

      Some of the revolving credit loans are not expected to significantly amortize during the related Repayment Period. As a result, a borrower will, in most cases, be required to pay a substantial principal amount at the maturity of the revolving credit loan. Because of the payment terms of Balloon Loans, there is a risk that those mortgage loans and revolving credit loans and Additional Collateral Loans that require substantial principal payments at maturity may default at maturity, or that the maturity of those mortgage loans may be extended in connection with a workout. Based on the amortization schedule of those mortgage loans, such payment is expected to be the entire or a substantial amount of the original principal balance. Payment of a substantial principal amount at maturity will usually depend on the mortgagor's ability to obtain refinancing of those mortgage loans, to sell the mortgaged property prior to the maturity of that loan or to otherwise have sufficient funds to make that final payment. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation:

      o     real estate values,

      o     the mortgagor's financial situation,

      o     prevailing mortgage market interest rates,

      o     the mortgagor's equity in the related mortgaged property,

      o     tax laws, and

      o     prevailing general economic conditions.

      In most cases, none of the depositor, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

      A GEM Loan provides for scheduled annual increases in the borrower's scheduled payment. Because the additional portion of the scheduled payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

      Revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter terms may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former terms, because of the relative ease of making new Draws. Furthermore, revolving credit loans may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

      For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. As a result of the payment terms of the revolving credit loans or of the mortgage note provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the related prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

      For revolving credit loans, due to the unpredictable nature of principal payments, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent these principal payments are being reinvested on Draws on other revolving credit loans in the pool, principal payments will be further reduced.

      The prepayment experience for manufactured home loans will, in most cases, not correspond to the prepayment experience on other types of housing loans.

      Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the loans which are foreclosed in relation to the number of loans which are repaid in accordance with their terms will affect the weighted average life of the loans and that of the related series of securities. Servicing decisions made relating to the loans, including the use of payment plans prior to a demand for acceleration and the restructuring of loans in bankruptcy proceedings, may also have an impact on the payment patterns of particular loans. In particular, the return to holders of securities who purchased their securities at a premium, if any, and the yield on an interest only class may be adversely affected by servicing policies and decisions relating to foreclosures.

      Due on Sale Clauses. The acceleration of prepayment as a result of various transfers of the mortgaged property securing a loan is another factor affecting prepayment rates. Most types of mortgage loans may include "due-on-sale" clauses. In most cases, the servicer of loans constituting or underlying the mortgage assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any applicable "due-on-sale" clause in the manner it enforces those clauses on other similar loans in its portfolio. FHA loans and VA loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the mortgaged property is usually sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

      Optional Termination. The entity specified in the related prospectus supplement may cause an early termination of the related trust by its repurchase of the remaining mortgage assets in that trust. See "Description of the Securities--Optional Termination."

                                 THE TRUST FUNDS

      The trust for each series will be held by the trustee for the benefit of the related securityholders. Each trust will consist of:

      o     the mortgage assets;

      o amounts held from time to time in the Collection Account and the Payment Account established for that series;

      o     mortgaged property;

      o     the credit line agreements related to any revolving credit loans;

      o any reserve fund for that series, if specified in the related prospectus supplement;

      o     the subservicing agreements, if any, relating to loans in the trust;

      o any primary mortgage insurance policies relating to loans in the trust;

      o any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the series;

      o eligible investment of funds held in any Eligible Account of the trust, or any guaranteed investment contract for the investment of those funds; and

      o any other instrument or agreement relating to the trust and described in the related prospectus supplement, which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association.

      Some of the items listed above may be held outside of the trust. The value of any guaranteed investment contract held by a trust will not exceed 10% of the total assets of the trust.

      Any Retained Interests which are received on a private mortgage-backed security or loan comprising the mortgage assets for a series will not be included in the trust for that series. Instead, that Retained Interest will be retained by or payable to the originator, servicer or seller of that private mortgage-backed security or loan, free and clear of the interest of securityholders under the related agreement.

      Mortgage assets in the trust for a series may consist of any combination of the following to the extent and as specified in the related prospectus supplement:

      o     private mortgage-backed securities;

      o     mortgage loans and manufactured home loans; or

      o     Agency Securities.

Unless otherwise indicated, references to the term "mortgage loans" or "loans" includes closed-end loans and revolving credit loans. In connection with a series of securities backed by revolving credit loans, if the related prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

      As of the closing date, no more than 5% of the loans or securities, as applicable, relative to the aggregate asset pool balance, will deviate from the characteristics of the loans or securities as described in the prospectus supplement. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K. Loans which comprise the mortgage assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions from the seller. Some of the loans may have been originated by an affiliate of the depositor.

      Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from unaffiliated sellers or affiliated sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from unaffiliated sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

      In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act of 1933, as amended, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act of 1933.

      Each trust will be established under either a pooling and servicing agreement, or an owner trust agreement, that limits the activities of the trust to those necessary or incidental to the securities. Each trust will issue only one series of securities, and will not be authorized to incur other obligations. As a result of the limited purpose and activities of each trust, the possibility that any trust will be involved in a bankruptcy proceeding is remote. At the time that each series of securities is issued, the depositor will deliver an opinion of counsel, acceptable to the rating agencies rating the series, addressing the effect on the trust of the bankruptcy of the depositor, or of the transferor of the trust's assets to the depositor. That opinion will state that in the event of that bankruptcy, the assets of the trust would not be treated as property of the depositor or the transferor and therefore would not be subject to an automatic stay in those bankruptcy proceedings.

Private Mortgage-Backed Securities

      General. Private mortgage-backed securities may consist of:

      o mortgage pass-through certificates, evidencing an undivided interest in a pool of loans;

      o     collateralized mortgage obligations secured by loans; or

      o pass-through certificates representing beneficial interests in Agency Securities.

Private mortgage-backed securities will have been issued under a private mortgage-backed securities agreement, or PMBS agreement. The seller/servicer of the underlying loans will have entered into the PMBS agreement with the private mortgage-backed securities trustee, or PMBS trustee. The PMBS trustee or its agent, or a custodian, will possess the loans underlying that private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more subservicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the private mortgage-backed securities, approved by HUD as a FHA mortgagee.

      The private mortgage-backed securities issuer, or PMBS issuer, will be a financial institution or other entity engaged in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts, and selling beneficial interests in those trusts. In some cases, the PMBS issuer may be the depositor or an affiliate of the depositor. The obligations of the PMBS issuer will, in most cases, be limited to various representations and warranties relating to the assets conveyed by it to the related trust. In most cases, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS agreement. Additionally, although the loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

      Underlying Loans. The loans underlying the private mortgage-backed securities may consist of:

      o     revolving credit loans,

      o     fixed rate, level payment, fully amortizing loans,

      o     Additional Collateral Loans,

      o     GEM Loans,

      o     GPM Loans,

      o     Balloon Loans,

      o     Buy-Down Loans,

      o     Bi-Weekly Loans,

      o     ARM loans, or

      o     loans having other special payment features.

Loans may be secured by single family property which is property consisting of one- to four-family attached or detached residential housing including Cooperative Dwellings, manufactured homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. The following criteria apply to most loans:

      o no loan will have had a Loan-to-Value Ratio, or LTV ratio, at origination in excess of 125%;

      o each loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

      o no loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS agreement;

      o each loan, other than a Cooperative Loan, will be required to be covered by a standard hazard insurance policy which may be a blanket policy; and

      o each loan, other than a Cooperative Loan or a loan secured by a manufactured home or a junior lien, will be covered by a title insurance policy.

      Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS agreement, overcollateralization, letters of credit or insurance policies may be provided for the loans underlying the private mortgage-backed securities or for the private mortgage-backed securities themselves. The type, characteristics and amount of credit support, if any, will be a function of various characteristics of the loans and other factors and will have been established for the private mortgage-backed securities on the basis of requirements of the rating agencies which initially assigned a rating to the private mortgage-backed securities.

      Additional Information. The prospectus supplement for a series for which the trust includes private mortgage-backed securities will specify:

      o the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust;

      o various characteristics of the loans which comprise the underlying assets for the private mortgage-backed securities including:

            o the payment features of those loans, i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features;

            o the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity;

            o     the servicing fee or range of servicing fees for the loans;

            o the minimum and maximum stated maturities of the underlying loans at origination;

      o the maximum original term-to-stated maturity of the private mortgage-backed securities;

      o the weighted average term-to-stated maturity of the private mortgage-backed securities;

      o the note interest rate, pass-through or certificate rate or ranges of those rates for the private mortgage-backed securities;

      o the weighted average note interest rate, pass-through or certificate rate of the private mortgage-backed securities;

      o the PMBS issuer, the PMBS servicer, if other than the PMBS issuer, and the PMBS trustee for those private mortgage-backed securities;

      o various characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

      o the terms on which the underlying loans for those private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

      o the terms on which loans may be substituted for those originally underlying the private mortgage-backed securities.

The Agency Securities

      All of the Agency Securities will be registered in the name of the trustee or its nominee or, in the case of Agency Securities issued only in book-entry form, a financial intermediary, which may be the trustee, that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions on those loans. All of the Agency Securities in a trust will be issued or guaranteed by the United States or a United States government-sponsored agency.

      The descriptions of GNMA, Freddie Mac and Fannie Mae Certificates that are presented in the remaining paragraphs of this subsection are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest on those loans. GNMA, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of those issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described under "The Mortgage Loans" in this prospectus. The terms of any of those certificates to be included in a trust and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any of those certificates that are actually included in a trust.

      GNMA. The Government National Mortgage Association, or GNMA, is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development, or HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, or the Housing Act, authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages either:

      o insured by the Federal Housing Administration, or the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or

      o partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under that guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable GNMA to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding GNMA and GNMA certificates.

      GNMA Certificates. In most cases, each GNMA certificate relating to a series, which may be a "GNMA I Certificate" or a "GNMA II Certificate" as referred to by GNMA, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA, except for any stripped mortgage-backed securities guaranteed by GNMA or any REMIC securities issued by GNMA. The characteristics of any GNMA certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

      Freddie Mac. The Federal Home Loan Mortgage Corporation, or Freddie Mac, is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the FHLMC Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in those loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet various standards presented in the FHLMC Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of that quality and type as to meet most of the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information regarding Freddie Mac and Freddie Mac certificates. Neither the United States nor any agency of the United States is obligated to finance Freddie Mae's operations or to assist Freddie Mac in any other manner.

      Freddie Mac Certificates. In most cases, each Freddie Mac certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except for any stripped mortgage-backed securities issued by Freddie Mac. That pool will consist of mortgage loans:

      o substantially all of which are secured by one- to four-family residential properties or

      o if specified in the related prospectus supplement, are secured by five or more family residential properties.

      The characteristics of any Freddie Mac certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

      Fannie Mae. The Federal National Mortgage Association, or Fannie Mae, is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, replenishing their funds for additional lending. See "Additional Information" for the availability of further information regarding Fannie Mae and Fannie Mae certificates. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency of the United States is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

      Fannie Mae Certificates. In most cases, each Fannie Mae certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except for any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae certificates will consist of:

      o     fixed, variable or adjustable rate conventional mortgage loans or

      o     fixed-rate FHA loans or VA loans.

      Those mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

The Mortgage Loans

      The trust for a series may consist of senior or junior mortgage loans, which may include closed-end loans and/or revolving credit loans or certain balances forming a part of the revolving credit loans. The mortgage loans may have been originated by mortgage lenders which are Fannie Mae- or Freddie Mac-approved seller/servicers or by their wholly-owned subsidiaries, and, in the case of FHA loans, approved by HUD as an FHA mortgagee. Some of the mortgage loans may have been originated by an affiliate of the depositor. The mortgage loans may include FHA loans which are fixed rate housing loans secured by the FHA, or VA loans which are housing loans partially guaranteed by the Department of Veteran Affairs, or the VA, or conventional loans which are not insured or guaranteed by the FHA or the VA. The mortgage loans:

      o may have fixed interest rates or adjustable interest rates and may provide for fixed level payments, or may be:

      o     revolving credit loans,

      o     Additional Collateral Loans,

      o     GPM Loans,

      o     GEM Loans,

      o     Balloon Loans,

      o     Buy-Down Loans,

      o     Bi-Weekly Loans, or

      o mortgage loans with other payment characteristics as described under "The Mortgage Loans" in this prospectus or in the related prospectus supplement.

ARM loans may have a feature which permits the borrower to convert the rate on those ARM loans to a long-term fixed rate. The mortgage loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or a junior lien on mortgaged property. The mortgage loans may also include Cooperative Loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings. The mortgage loans may also include condominium loans secured by a mortgage on a condominium unit together with that condominium unit's appurtenant interest in the common elements.

      The mortgaged properties may include single family property including:

      o     detached individual dwellings,

      o     cooperative dwellings,

      o     individual condominiums,

      o     townhouses,

      o     duplexes,

      o     row houses,

      o     individual units in planned unit developments and

      o     other attached dwelling units.

Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower. The fee interest in any leased land will be subject to the lien securing the related mortgage loan. Attached dwellings may include owner-occupied structures where each borrower owns the land on which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is in most cases subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land.

      Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by that tenant-stockholder. See "Legal Aspects of Loans."

      If stated in the related prospectus supplement, some of the mortgage pools may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

      o first, to the payment of court costs and fees in connection with the foreclosure,

      o     second, to real estate taxes,

      o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and

      o fourth, any other sums due and owing to the holder of the senior liens.

The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if those proceeds are sufficient, before the trust as holder of the junior lien receives any payments on the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at that sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that those proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities bear the risk of delay in distributions while a deficiency judgment against the borrower is obtained and the risk of loss if the deficiency judgment is not collected. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

      Liquidation expenses for defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the master servicer took the same steps in realizing on a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the mortgage loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a mortgage loan than would be the case in a typical pool of first priority mortgage loans.

      If specified in the related prospectus supplement, a trust will contain Additional Collateral Loans. In most cases, the security agreements and other similar security instruments related to the Additional Collateral for the loans in a trust will, in the case of Additional Collateral consisting of personal property, create first liens on that personal property, and, in the case of Additional Collateral consisting of real estate, create first or junior liens on that Additional Collateral. Additional Collateral, or the liens on that Additional Collateral in favor of the related Additional Collateral Loans, may be greater or less in value than the principal balances of those Additional Collateral Loans, the appraised values of the underlying mortgaged properties or the differences, if any, between those principal balances and those appraised values.

      The requirements that Additional Collateral be maintained may be terminated in the case of the reduction of the LTV Ratios or principal balances of the related Additional Collateral Loans to pre-determined amounts. In most cases, appraised value means:

      o For mortgaged property securing a single family property, the lesser of:

            o the appraised value determined in an appraisal obtained at origination of the related mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in that subsequent appraisal, and

            o the sales price for the related mortgaged property, except in circumstances in which there has been a subsequent appraisal;

      o For refinanced, modified or converted mortgaged property, the lesser of:

            o the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion, and

            o the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements; and

      o For mortgaged property securing a manufactured home loan, the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums.

Additional Collateral, including any related third-party guarantees, may be provided either in addition to or in lieu of primary mortgage insurance policies for the Additional Collateral Loans in a trust, as specified in the related prospectus supplement. Guarantees supporting Additional Collateral Loans may be guarantees of payment or guarantees of collectability and may be full guarantees or limited guarantees. If a trust includes Additional Collateral Loans, the related prospectus supplement will specify the nature and extent of those Additional Collateral Loans and of the related Additional Collateral. If specified in that prospectus supplement, the trustee, on behalf of the related securityholders, will have only the right to receive various proceeds from the disposition of that Additional Collateral consisting of personal property and the liens on that personal property will not be assigned to the trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Additional Collateral for any of the Additional Collateral Loans. See "Legal Aspects of Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

      The percentage of mortgage loans which are owner-occupied will be disclosed in the related prospectus supplement. In most cases, the sole basis for a representation that a given percentage of the mortgage loans are secured by single family property that is owner-occupied will be either:

      o the making of a representation by the mortgagor at origination of the mortgage loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

      o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

      To the extent specified in the related prospectus supplement, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes. Mortgage loans secured by investment properties may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans to the extent specified in the related prospectus supplement.

      A mortgage pool may include mortgage loans made to borrowers that are corporations, limited liability partnerships or limited liability companies.

      The characteristics of the mortgage loans comprising or underlying the mortgage assets for a series may vary to the extent that credit support is provided in levels satisfactory to the rating agency which assigns a rating to a series of securities. In most cases, the following selection criteria shall apply for the mortgage loans comprising the mortgage assets:

      o no mortgage loan will have had a LTV ratio at origination in excess of 125%;

      o each mortgage loan must have an original term to maturity of not less than 10 years and not more than 40 years;

      o no mortgage loan may be included which, as of the cut-off date, is more than 30 days delinquent as to payment of principal or interest; and

      o no mortgage loan, other than a Cooperative Loan, may be included unless a title insurance policy and a standard hazard insurance policy, which may be a blanket policy, is in effect for the mortgaged property securing that mortgage loan.

      Each mortgage loan will be selected by the depositor for inclusion in a trust from among those purchased by the depositor, either directly or through its affiliates, from a seller or sellers. The related prospectus supplement will specify the extent of mortgage loans so acquired. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a trust but were not selected for inclusion in that trust.

      The mortgage loans to be included in a trust will, in most cases, be acquired by the depositor under a Designated Seller Transaction. Those securities may be sold in whole or in part to seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Plan of Distribution." The related prospectus supplement for a trust composed of mortgage loans acquired by the depositor under a Designated Seller Transaction will in most cases include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans. Neither the depositor nor any of its affiliates, other than the seller, if applicable, will make any representation or warranty as to that mortgage loan, and no assurances are made as to that seller's financial strength, stability or wherewithal to honor its repurchase obligations for breaches of representations and warranties or otherwise honor its obligations.

      The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. In most cases, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a Cooperative Note do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to that borrower's Cooperative Dwelling or that cooperative's building could significantly reduce the value of the collateral securing that Cooperative Note.

      The initial LTV ratio of any mortgage loan represents the ratio of the principal amount of the mortgage loan at origination, plus in the case of a mortgage loan secured by a junior lien, the principal amount of the related senior lien, to the appraised value of that mortgaged property.

      In most cases, for Buy-Down Loans, during the Buy-Down Period when the borrower is not obligated to pay the full scheduled payment otherwise due on that loan, each of the Buy-Down Loans will provide for scheduled payments based on the Buy-Down Mortgage Rate that will not have been more than 3% below the mortgage rate at origination, and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%. The Buy-Down Period will not exceed three years. The Buy-Down Amounts that may be contributed by the servicer of the related Buy-Down Loan is limited to 6% of the appraised value of the related mortgaged property. This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. The borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger scheduled payments after the Buy-Down Amounts have been depleted and, for some Buy-Down Loans, while those Buy-Down Amounts are being depleted.

      In most cases, the Bi-Weekly Loans will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing mortgage loans payable on every other Friday during the term of that loan and secured by first mortgages on one-to four-family residential properties.

      In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or another party specified in the related prospectus supplement will be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the securities unless the prospectus supplement discloses that those charges will be available for payment. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of eligible mortgage loans, preempting any contrary state law prohibitions, some states do not recognize the preemptive authority of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

      In most cases, adjustable rate mortgage loans, or ARM loans, will provide for a fixed initial mortgage rate for either the first six or twelve scheduled payments. After that period, the mortgage rate is subject to periodic adjustment based, subject to the applicable limitations, on changes in the relevant index described in the applicable prospectus supplement, to a rate equal to the index plus the gross margin, which is a fixed percentage spread over the index established contractually for each ARM loan, at the time of its origination. An ARM loan may be convertible into a fixed-rate mortgage loan. To the extent specified in the related prospectus supplement, any ARM loan so converted may be subject to repurchase by the seller, the servicer or the master servicer.

      ARM loans have features that can cause payment increases that some borrowers may find difficult to make. However, each of the ARM loans provides that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for that ARM loan. In addition, some of the ARM loans provide for Periodic Rate Caps. Some ARM loans are payable in self-amortizing payments of principal and interest. Negatively amortizing ARM loans instead provide for limitations on changes in the scheduled payment on those ARM loans to protect borrowers from payment increases due to rising interest rates. Those limitations can result in scheduled payments which are greater or less than the amount necessary to amortize a negatively amortizing ARM loan by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the scheduled payment is not sufficient to pay the interest accruing on a negatively amortizing ARM loan, then the deferred interest is added to the principal balance of that ARM loan causing the negative amortization of that ARM loan, and will be repaid through future scheduled payments. If specified in the related prospectus supplement, negatively amortizing ARM loans may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant prospectus supplement will specify whether the ARM loans comprising or underlying the mortgage assets are negatively amortizing ARM loans.

      Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

      If applicable, the prospectus supplement for each series will specify the index to be used for any mortgage loans underlying that series.

      The related prospectus supplement for each series will provide information for the mortgage loans as of the cut-off date, including, among other things:

      o     the aggregate outstanding principal balance of the mortgage loans;

      o the weighted average mortgage rate on the mortgage loans, and, in the case of ARM loans, the weighted average of the current mortgage rates and the maximum mortgage rates, if any;

      o     the average outstanding principal balance of the mortgage loans;

      o the weighted average remaining term-to-stated maturity of the mortgage loans and the range of remaining terms-to-stated maturity;

      o     the range of LTV ratios of the mortgage loans;

      o the relative percentage, by outstanding principal balance as of the cut-off date, of mortgage loans that are revolving credit loans, Additional Collateral Loans, ARM loans, Balloon Loans, Buy-Down Loans, GEM Loans, GPM Loans, Cooperative Loans, conventional loans, Bi-Weekly Loans, FHA loans and VA loans;

      o the percentage of mortgage loans, by outstanding principal balance as of the cut-off date, that are covered by primary mortgage insurance policies;

      o any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the mortgage loans;

      o the geographic distribution of the mortgaged properties securing the mortgage loans;

      o the percentage of mortgage loans, by principal balance as of the cut-off date, that are secured by single family property, Cooperative Dwellings, investment property and vacation or second homes;

      o the applicable index, the range of gross margins, the weighted average gross margin and the frequency of mortgage rate adjustments;

      o for revolving credit loans, the aggregate credit limits and the range of credit limits of the related credit line agreements; and

      o for mortgage loans secured by a junior lien, the amount of the related senior liens.

The related prospectus supplement will also specify any other limitations on the types or characteristics of mortgage loans which may comprise or underlie the mortgage assets for a series.

      If information of the nature described in the preceding paragraph for the mortgage loans is not known to the depositor at the time the securities are initially offered, more general information of the nature described in that paragraph will be provided in the prospectus supplement. The final specific information will be presented in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Securities and Exchange Commission, or the Commission, within 15 days after the initial issuance of those securities. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the related prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the

Current Report on Form 8-K if the composition of the mortgage pool is effected thereby. Additions or deletions of this type, if any, will be made prior to the related closing date.

      As more fully described in the related prospectus supplement, the revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan, excluding introductory rates, if any, offered from time to time during promotional periods, will be calculated based on the average daily balance outstanding of that loan. Any revolving credit loan may have a mortgage rate that is subject to adjustment on the day specified in the related mortgage note. As specified in the related mortgage note and described in the related prospectus supplement, the mortgage rate will be equal to the sum of (a) the index indicated on the related mortgage note as of the specified date of determination and (b) the gross margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. Under certain circumstances, under a revolving credit line loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. If the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. During the Draw Period, the borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. During the Repayment Period, the borrower will not be permitted to make Draws and the revolving credit loan will either amortize in equal monthly installments until maturity, or the borrower will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount.

      Subject to the terms of the related mortgage note, the maximum amount of any Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer or another entity specified in the related prospectus supplement.

      With respect to any series of securities backed by revolving credit loans, the related trust may include either the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or the Trust Balance of each revolving credit loan. The related prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance.

      The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded Balance, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

The Manufactured Home Loans

      Manufactured home loans comprising or underlying the mortgage assets for a series of securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each manufactured home loan will have been originated by a bank or savings institution which is a Fannie Mae- or Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. Mortgage loans, including an interest in that mortgage loan, or manufactured home loans, including an interest in that manufactured home, that are conveyed to the trust for a series is referred to throughout this prospectus as the "loans."

      The manufactured home loans may be conventional loans, FHA loans or VA loans. Each manufactured home loan will be secured by a manufactured home. In most cases, the manufactured home loans will be fully amortizing and will bear interest at a fixed interest rate.

      The manufactured homes securing the manufactured home loans, in most cases, consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and as to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter. In addition, the following restrictions, in most cases, apply for manufactured home loans comprising or underlying the mortgage assets for a series:

      o no manufactured home loan will have had a LTV ratio at origination in excess of 125%;

      o each manufactured home loan must have an original term to maturity of not less than three years and not more than 25 years;

      o no manufactured home loan may be more than 30 days delinquent as to payment of principal or interest as of the cut-off date; and

      o each manufactured home loan must have, as of the cut-off date, a standard hazard insurance policy, which may be a blanket policy, in effect for that manufactured home loan.

The initial LTV ratio of any manufactured home loan represents the ratio of the principal amount of the manufactured home loan at origination to the appraised value of that manufactured home. For underwriting of manufactured home loans, see "Loan Underwriting Procedures and Standards." For servicing of manufactured home loans, see "Servicing of Loans."

      The related prospectus supplement for each series will provide information for the manufactured home loans comprising the mortgage assets as of the cut-off date, including, among other things:

      o the aggregate outstanding principal balance of the manufactured home loans comprising or underlying the mortgage assets;

      o     the weighted average interest rate on the manufactured home loans;

      o the average outstanding principal balance of the manufactured home loans;

      o the weighted average remaining scheduled term to maturity of the manufactured home loans and the range of remaining scheduled terms to maturity;

      o     the range of LTV ratios of the manufactured home loans;

      o the relative percentages, by principal balance as of the cut-off date, of manufactured home loans that were made on new manufactured homes and on used manufactured homes;

      o any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the manufactured home loans; and

      o     the distribution by state of manufactured homes securing the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of manufactured home loans which may be included in the mortgage assets for a series.

      If information of the nature specified in the preceding paragraph for the manufactured home loans is not known to the depositor at the time the securities are initially offered, more general information of the nature described in that paragraph will be provided in the prospectus supplement. The final specific information will be presented in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of those securities.

Static Pool Information

      For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

      With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Underwriting Standards

      The mortgage loans either have been originated by the seller or purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described herein.

      The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re underwritten any mortgage loan.

      Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

      Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

      The mortgage loans have been originated under "full" or "alternative," "reduced documentation," "stated income/stated assets" or "no income/no asset" programs. The "alternative," "reduced," "stated income/stated asset" and "no income/no asset" programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W 2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a "full doc" loan, however, alternative forms of standard verifications are used. Generally, under both "full" and "alternative" documentation programs at least one year of income documentation is provided. Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test" is applied. Generally, under a "no income/no asset" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

      The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Generally, appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor. In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation. An automated valuation evaluates, through the use of computer models, various types of publicly available information, such as recent sales prices for similar homes within the same geographic area and within the same price range. For several reasons, the results of an automated valuation review may not be consistent with the results of an appraisal.

FICO Scores

      The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Score is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter' s judgment.

Collection Account and Payment Account

      In most cases, a separate Collection Account for each series will be established by the master servicer in the name of the trustee for deposit of:

      o     all distributions received on the mortgage assets for that series,

      o     all Advances, other than Advances deposited into the Payment
            Account,

      o the amount of cash to be initially deposited in that Collection Account, if any,

      o reinvestment income on those funds and other amounts required to be deposited in that Collection Account under the related pooling and servicing agreement or the related servicing agreement and indenture.

Any reinvestment income or other gain from investments of funds in the Collection Account will usually be credited to that Collection Account, and any loss resulting from those investments will be charged to that Collection Account. That reinvestment income may, however, be payable to the master servicer or to a servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements--Investment of Funds." In this case, that reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Securities--Distributions on the Securities."

      Funds on deposit in the Collection Account will be available for deposit into the Payment Account for various payments provided for in the related pooling and servicing agreement or the related servicing agreement and indenture. In most cases, amounts in the Collection Account constituting reinvestment income which is payable to the master servicer as additional servicing compensation will not be included in determining amounts to be remitted to the trustee for deposit into the Payment Account. In addition, amounts in the Collection Account for the reimbursement of advances or expenses, amounts relating to any Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Payment Account.

      A separate Payment Account will be established by the trustee or by the master servicer, in either case in the name of the trustee for the benefit of the securityholders. References in the related prospectus supplement to a Certificate Account will be referred to in this prospectus as a Payment Account. All funds received from the master servicer and all required withdrawals from any reserve funds and any draws on any financial guarantee insurance for that series will be deposited into that Payment Account, pending distribution to the securityholders. Any reinvestment income or other gain from investments of funds in the Payment Account will usually be credited to the Payment Account and any loss resulting from those investments will be charged to that Payment Account. That reinvestment income, may, however, be payable to the master servicer or the trustee as additional servicing compensation. On each distribution date, all funds on deposit in the Payment Account, subject to permitted withdrawals by the trustee as described in the related agreement, will be available for remittance to the securityholders. If it is specified in the related prospectus supplement that the Payment Account will be maintained by the master servicer in the name of the trustee, then, prior to each distribution date, funds in the Payment Account will be transferred to a separate account established by and in the name of the trustee from which the funds on deposit in that Collection Account will, subject to permitted withdrawals by the trustee as specified in the related agreement, be available for remittance to the securityholders. See also "The Agreements--Payment Account" in this prospectus.

Other Funds or Accounts

      A trust may include other funds and accounts or a security interest in various funds and accounts for the purpose of, among other things, paying administrative fees and expenses of the trust and accumulating funds pending their distribution. In some cases, funds may be established with the trustee for Buy-Down Loans, GPM Loans, or other loans having special payment features included in the trust in addition to or in lieu of those similar funds to be held by the master servicer. See "Servicing of Loans--Buy-Down Loans, GPM Loans and Other Subsidized Loans." If private mortgage-backed securities are backed by GPM Loans and the value of a multiple class series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established which will be similar to that which would be established if GPM Loans constituted the mortgage assets. See "Servicing of Loans--Buy-Down Loans, GPM Loans and Other Subsidized Loans" in this prospectus. Other similar accounts may be established as specified in the related prospectus supplement.

                   LOAN UNDERWRITING PROCEDURES AND STANDARDS

Underwriting Standards

      The depositor expects that all loans comprising the mortgage assets for a series will have been originated in accordance with the underwriting procedures and standards described in this prospectus, as supplemented by the related prospectus supplement.

      Sellers of the loans may include banks, savings and loan associations, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, or the FDIC, and others. These sellers will make representations and warranties concerning compliance with those underwriting procedures and standards. Additionally, all or a sample of the loans comprising mortgage assets for a series may be reviewed by or on behalf of the depositor to determine compliance with those underwriting standards and procedures and compliance with other requirements for inclusion in the trust.

      Mortgage loans will have been originated by:

      o     a savings and loan association,

      o     savings bank,

      o     commercial bank,

      o     credit union,

      o     insurance company, or

      o similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development under Sections 203 and 211 of the National Housing Act.

Manufactured home loans may have been originated by those institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. The originator of a loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA loans and VA loans will have been originated in compliance with the underwriting policies of FHA and VA, respectively.

      Each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information relating to its assets, liabilities, income, credit history, employment history and personal information. The borrower will have also furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. If the borrower was self-employed, the borrower will have been required to submit copies of recent tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. Various considerations may cause an originator of loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

      The adequacy of the property financed by the related loan as security for repayment of that loan will in most cases have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the loan originator or independent appraisers selected in accordance with pre-established guidelines established by the loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. The appraisal will have been based on a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

      The value of the property being financed, as indicated by the appraisal, must currently support, and is anticipated to support in the future, the outstanding loan balance. In most cases, appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform,


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

Recovery and Enforcement Act of 1989, or FIRREA, and must be on forms acceptable to Fannie Mae and/or Freddie Mac.

      Based on the data provided, various verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the loan and other expenses related to the property. These expenses include property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative, and other fixed obligations other than housing expenses. The originating lender's guidelines for loans secured by single family property in most cases will specify that scheduled payments plus taxes and insurance and all scheduled payments extending beyond one year, including those mentioned above and other fixed obligations, such as car payments, would equal no more than specified percentages of the prospective borrower's gross income. In most cases, these guidelines will be applied only to the payments to be made during the first year of the loan.

      For FHA loans and VA loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each loan will in most cases have been applied. For manufactured home loans that are conventional loans, the related prospectus supplement will specify:

      o     the required minimum down payment,

      o     the maximum amount of purchase price eligible for financing,

      o     the maximum original principal amount that may be financed, and

      o the limitations on ratios of borrower's scheduled payment to gross monthly income and monthly income net of other fixed payment obligations.

For mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

      Other types of loans that may be included in the mortgage assets for a series are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, Balloon Loans, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger scheduled payments in subsequent years. ARM loans may involve similar assessments.

      To the extent specified in the related prospectus supplement, the depositor may purchase loans for inclusion in a trust that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, loans may be underwritten under a "limited documentation program," if specified in the prospectus supplement. For those loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and those loans may be underwritten primarily on the basis of an appraisal of the mortgaged property and LTV ratio on origination. Thus, if the LTV ratio is less than a percentage specified in the related prospectus supplement, the originator may forego other aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be applied.

      In addition, mortgage loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property in spite of higher risks of default and losses. The related prospectus supplement describes the underwriting standards applicable to those mortgage loans.

      The underwriting standards applied by the loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. Some states where the mortgaged properties may be located have "antideficiency" laws requiring that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See "Legal Aspects of Loans" in this prospectus.


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

      For the underwriting standards applicable to any mortgage loans, those underwriting standards, in most cases, include a set of specific criteria under which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in those underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

Loss Experience

      The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing the conventional loans will continue. Further, there is no assurance that appreciation of real estate values will limit loss experiences on non-traditional housing such as manufactured homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the mortgaged property, including Cooperative Dwellings, securing a loan has remained or will remain at the level existing on the date of origination of that loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties securing those loans become equal to or greater than the value of the mortgaged properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans, could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Legal Aspects of Loans" in this prospectus.

      No assurance can be given that values of manufactured homes have or will remain at the levels existing on the dates of origination of the related loan. Manufactured homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of mortgaged property. Additionally, delinquency, loss and foreclosure experience on manufactured home loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional mortgaged property.

      To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for loans included in the mortgage assets for a series of securities are not covered by the methods of credit support or the insurance policies described in this prospectus or in the related prospectus supplement, those losses will be borne by holders of the securities of that series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage assets, thus reducing average weighted life and affecting yield to maturity. See "Yield, Prepayment and Maturity Considerations."

Representations and Warrants

      The seller, or another party as described in the related prospectus supplement, will represent and warrant to the depositor and the trustee regarding the mortgage loans comprising the mortgage assets in a trust, on delivery of the mortgage loans to the trustee under a trust, among other things, that:

      o any required hazard and primary mortgage insurance policies were effective at the origination of that mortgage loan, and that policy remained in effect on the date of sale, or another date as described in the related prospectus supplement, of that mortgage loan from the seller, or another party specified in the related prospectus supplement, by or on behalf of the depositor;

      o for each mortgage loan required to have title insurance, either (A) a title insurance policy insuring, subject only to permissible title insurance exceptions, the lien status of the mortgage was effective at the origination of that mortgage loan and that policy remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor or (B) if the mortgaged


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

            property securing that mortgage loan is located in an area where those policies are often not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to those permissible exceptions stated in that certificate, the first lien status of the mortgage,

      o the seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buy-Down Loan;

      o there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage, subject only to permissible title insurance exceptions;

      o the related mortgaged property is free from material damage and at least in adequate repair;

      o there are no delinquent tax or assessment liens against the related mortgaged property;

      o if a primary mortgage insurance policy is required for that mortgage loan, that mortgage loan is the subject of that policy; and

      o that mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

      If the mortgage loans include Cooperative Loans, no representations or warranties concerning title insurance or hazard insurance will be given. In addition, if the mortgage loans include condominium loans, no representation regarding hazard insurance will be given. In most cases, the Cooperative or condominium association itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the condominium association is responsible for maintaining standard hazard insurance, insuring the entire condominium building including each individual condominium unit, and the borrowers of that Cooperative or condominium do not maintain separate hazard insurance on their individual Cooperative Dwellings or condominium units. See "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures" in this prospectus. For a Cooperative Loan, the seller, or other party as described in the related prospectus supplement, will represent and warrant that (a) the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan. subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments, and (b) the related Cooperative Dwelling is free of material damage and in good repair.

      For each manufactured home loan, the seller, or other party as described in the related prospectus supplement, will represent and warrant, among other things that:

      o immediately prior to the transfer and assignment of the manufactured home loans to the trustee, the seller had good title to, and was the sole owner of, each manufactured home loan;

      o as of the date of the transfer and assignment, the manufactured home loans are subject to no offsets, defenses or counterclaims;

      o each manufactured home loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;

      o as of the date of the transfer and assignment, each manufactured home loan constitutes a valid first lien on the related manufactured home and that manufactured home is free of material damage and is in good repair;

      o as of the date of the representation and warranty, no manufactured home loan is more than 30 days delinquent and there are no delinquent tax or assessment liens against the related manufactured home; and

      o for each manufactured home loan, any required hazard insurance policy was effective at the origination of each manufactured home loan and remained in effect on the date of the transfer and assignment of the manufactured home loan from the depositor and that all premiums due on that insurance have been paid in full.

In the case of the discovery of the breach of any representation or warranty made by the master servicer concerning a loan that materially and adversely affects the interest of the securityholder in that loan, the


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

seller, or other party as described in the prospectus supplement, will be obligated to cure that breach in all material respects, repurchase that loan from the trustee, or deliver a qualified substitute mortgage loan as described under "The Agreements--Assignment of Mortgage Assets" in this prospectus. See "Risk Factors--Limited Obligations and Assets of the Depositor" in this prospectus. If the seller or other party fails to cure or repurchase, another party may be required to cure or repurchase as described in the prospectus supplement. The PMBS trustee, in the case of private mortgage-backed securities, or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of that loan. The master servicer may be obligated to enforce those obligations rather than the trustee or PMBS trustee.

                               SERVICING OF LOANS

General

      Customary servicing functions for loans constituting the mortgage assets in the trust will be provided by the master servicer directly or through one or more servicers subject to supervision by the master servicer. If the master servicer is not directly servicing the loans, then the master servicer will:

      o administer and supervise the performance by the servicers of their servicing responsibilities under their subservicing agreements with the master servicer;

      o maintain any standard or special hazard insurance policy, primary mortgage insurance bankruptcy bond or pool insurance policy required for the related loans; and

      o     advance funds as described under "Advances" in this prospectus.

If the master servicer services the loans through servicers as its agents, the master servicer will be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, regardless of its delegation of various responsibilities to that servicer. The servicing agreements will not contain any terms that are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer, as specified in the related prospectus supplement

      The master servicer will be a party to the pooling and servicing agreement or servicing agreement for any series for which loans comprise the mortgage assets. The master servicer may be an affiliate of the depositor. The master servicer and each servicer will usually be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA loans, approved by HUD as an FHA mortgagee.

      The master servicer will be paid the Servicing Fee for the performance of its services and duties under each pooling and servicing agreement or servicing agreement as specified in the related prospectus supplement. Each servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the master servicer or servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer. The master servicer will be entitled to retain the portion of the Servicing Fee paid to the servicer under a terminated subservicing agreement if the master servicer elects to perform those servicing functions itself.

      The master servicer, at its election, may pay itself the Servicing Fee for a series for each mortgage loan either by:

      o withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of that payment in the Collection Account for that series,

      o withdrawing the Servicing Fee from the Collection Account after the entire scheduled payment has been deposited in the Collection Account, or

      o requesting that the trustee pay the Servicing Fee out of amounts in the Payment Account.


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

Collection Procedures; Escrow Accounts

      The master servicer will make reasonable efforts to collect all payments required to be made under the mortgage loans and will, consistent with the related pooling and servicing agreement or servicing agreement for a series and any applicable insurance policies and other forms of credit support, and follow the collection procedures as it follows for comparable loans held in its own portfolio. Consistent with the preceding sentence, the master servicer may, in its discretion:

      o waive any assumption fee, late payment charge, or other charge in connection with a loan;

      o increase the credit limit or extend the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement; and

      o arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on that loan. However, the master servicer shall first determine that the waiver or extension will not impair the coverage of any related insurance policy or materially and adversely affect the lien of the related mortgage or the lien on any related Additional Collateral.

In addition, if a material default occurs or a payment default is reasonably foreseeable, the master servicer will be permitted, subject to any specific limitations required by the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of that mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. This modification, waiver or amendment will be permitted only if it (1) is reasonably likely to produce a greater recovery for that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

      In most cases, the master servicer, to the extent permitted by law, will establish and maintain Escrow Accounts in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. Mortgage loans and manufactured home loans may not require those payments under the loan related documents, in which case the master servicer would not be required to establish any Escrow Account for those loans. Withdrawals from the Escrow Accounts are to be made:

      o to effect timely payment of taxes, assessments, mortgage and hazard insurance,

      o     to refund to borrowers amounts determined to be overages,

      o to pay interest to borrowers on balances in the Escrow Account to the extent required by law, and

      o to repair or otherwise protect the property securing the related loan and to clear and terminate that Escrow Account.

The master servicer will be responsible for the administration of the Escrow Accounts and, in most cases, will make advances to that account when a deficiency exists in that account.

Modifications

      In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if in the master servicer's or servicer's determination such modification is not materially adverse to the interests of the securityholders (taking into account any estimated realized loss that might result absent such action), the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer's and servicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Such modification shall not change the mortgage rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related mortgage loan or except in connection with principal prepayments to the extent that such reamortization is not inconsistent with the terms of the mortgage loan, or increase the principal balance). The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. In no event shall a modification reduce the interest rate on a mortgage loan below the rate at which the servicing fee with respect to such mortgage loan accrues. No modification will be granted without the prior written consent of the credit insurance provider if so required in any credit insurance policy. In the event any such modification permits the deferment of principal and interest payment on any mortgage loan, the master servicer or servicer shall make Advances on the related mortgage loan in accordance with the provisions of the related pooling and servicing agreement during the scheduled period in accordance with the amortization schedule of such mortgage loan without modification thereof by reason of such arrangements.

Deposits to and Withdrawals from the Collection Account

      In most cases, the Collection Account will be an Eligible Account and the funds held in that account may be invested, pending remittance to the trustee, in eligible investments. The master servicer will usually be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

      In most cases, the master servicer will deposit into the Collection Account for each series on the business day after the closing date any amounts representing scheduled payments due after the related cut-off date but received by the master servicer on or before the related cut-off date. After the cut-off date, the master servicer will deposit into the Collection Account after the date of receipt of those scheduled payments, the following payments and collections received or made by it, other than payments representing principal of and interest on the related loans due on or before that cut-off date:

      o All payments on account of principal, including prepayments, on those loans;

      o All payments on account of interest on those loans net of any portion of that payment retained by the related servicer, including the master servicer, if any, as servicing compensation on the loans in accordance with the related pooling and servicing agreement or servicing agreement;

      o All Insurance Proceeds and all amounts received by the master servicer in connection with the liquidation of defaulted loans or property acquired relating to those defaulted loans, whether through foreclosure sale or otherwise. This includes all payments in connection with those loans received from the mortgagor, other than Liquidation Proceeds, exclusive of proceeds to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, net of Liquidation Expenses;

      o Any Buydown Funds, and, if applicable, investment earnings on the Buydown Funds required to be paid as described in this prospectus;

      o All proceeds of any mortgage loan in that trust purchased, or, in the case of a substitution, other amounts representing a principal adjustment, by the master servicer, the seller or any other person under the terms of the related pooling and servicing agreement or servicing agreement;

      o All amounts required to be deposited in that trust in connection with any losses on eligible investments under the related pooling and servicing agreement or servicing agreement; and

      o All other amounts required to be deposited in that trust under the related pooling and servicing agreement or servicing agreement.

      The master servicer is permitted, from time to time, to make withdrawals from the Collection Account for various purposes, as specified in the related pooling and servicing agreement or servicing agreement, which, in most cases, will include the following, except as otherwise provided in that agreement:

      o to make deposits to the Payment Account in the amounts and in the manner provided in the pooling and servicing agreement or servicing agreement;

      o to reimburse itself for Advances, including amounts advanced for taxes, insurance premiums or similar expenses as to any mortgaged property, out of late payments or collections on the related mortgage loan for which those Advances were made;

      o to pay to itself unpaid Servicing Fees, out of payments or collections of interest on each mortgage loan;

      o to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, and, if so provided in the related pooling and servicing agreement or servicing agreement, any profits realized on disposition of a mortgaged property acquired by deed in lieu of foreclosure or otherwise allowed under the related pooling and servicing agreement or servicing agreement;

      o to pay to itself or the seller all amounts received as to each mortgage loan purchased, repurchased or removed under the terms of the related pooling and servicing agreement or servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

      o to reimburse itself for any Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise, subject, in the case of a series with senior securities and subordinate securities, to limitations described in the related pooling and servicing agreement or servicing agreement as described in the related prospectus supplement;

      o to reimburse itself, the trustee or the depositor for other expenses incurred for which it, the trustee or the depositor is entitled to reimbursement or against which it, the trustee or the depositor is indemnified under the related pooling and servicing agreement or the related servicing agreement and indenture;

      o to make any other withdrawals permitted by the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement;

      o to pay to itself or any subservicer for the funding of any Draws made on the revolving credit loans, if applicable; and

      o to clear the Collection Account of amounts relating to the corresponding loans in connection with the termination of the trust under the pooling and servicing agreement or servicing agreement.

Servicing Accounts

      In those cases where a servicer is servicing a mortgage loan, the servicer will usually establish and maintain a Servicing Account that will be an Eligible Account and which is otherwise acceptable to the master servicer. The servicer is required to deposit into the Servicing Account all proceeds of mortgage loans received by the servicer, less its servicing compensation and any reimbursed expenses and advances, to the extent permitted by the subservicing agreement. On the date specified in the related prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account for each mortgage loan, after deducting from that remittance an amount equal to the servicing compensation and unreimbursed expenses and advances to which it is then entitled under the related subservicing agreement, to the extent not previously paid to or retained by it. In addition on each of those dates the servicer will be required to remit to the master servicer any amount required to be advanced under the related subservicing agreement, and the servicer will also be required to remit to the master servicer, within one business day of receipt, the proceeds of any principal Prepayments and all Insurance Proceeds and Liquidation Proceeds.

Buy-down Loans, GPM Loans and Other Subsidized Loans

      For each Buy-Down Loan, if any, included in a trust the master servicer will deposit all Buy-Down Amounts in a Buy-Down Fund. The amount of that deposit, together with investment earnings on that deposit at the rate specified in the related prospectus supplement, will provide sufficient funds to support the payments on that Buy-Down Loan on a level debt service basis. The master servicer will not be obligated to add to the Buy-Down Account should amounts in that account and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected. A Buy-Down Fund, in most cases, will not be included in or deemed to be a part of the trust.

      The terms of some of the loans may provide for the contribution of subsidy funds by the seller of the related mortgaged property or by another entity. The master servicer will deposit the subsidy funds in a Subsidy Fund for that loan. In most cases, the terms of the loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of that loan. Neither the master servicer, any servicer nor the depositor will be


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

obligated to add to that Subsidy Fund any of its own funds. The Subsidy Fund, in most cases, will not be included in or deemed to be a part of the trust.

      If the depositor values any GPM Loans deposited into the trust for a multiple class series on the basis of that GPM Loan's scheduled maximum principal balance, the master servicer will deposit in a GPM Fund complying with the requirements described above for the Collection Account an amount which, together with anticipated reinvestment income on that amount, will be sufficient to cover the amount by which payments of principal and interest on those GPM Loans assumed in calculating payments due on the securities of that multiple class series exceed the scheduled payments on those GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series on a prepayment of those GPM Loan as necessary and apply those amounts to the payment of principal and interest on the securities of that series. Neither the depositor, the master servicer nor any servicer will be obligated to supplement the GPM Fund should amounts in that account and investment earnings on those amounts prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. The GPM Fund, in most cases, will not be included in or deemed to be part of the trust.

      For any other type of loan which provides for payments other than on the basis of level payments, an account may be established as described in the related prospectus supplement on terms similar to those relating to the Buy-Down Fund, Subsidiary Fund or the GPM Fund.

Advances

      General. The related prospectus supplement will describe when the master servicer or servicer will make an Advance for delinquent payments of principal of and interest on a loan. In most cases, neither the master servicer nor any servicer will be obligated to make Advances. That obligation to make Advances may be limited in amount, may be limited to advances received from the servicers, if any, or may not be activated until a particular portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided for that obligation as described in the related prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds for which that Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies or Liquidation Proceeds from the related loan, the servicer or master servicer will be entitled to reimbursement from other funds in the Payment Account, Collection Account or Servicing Account. Recovery also may be from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement. For any multiple class series, so long as the related subordinate securities remain outstanding, those Advances may also be reimbursable in most cases out of amounts otherwise distributable to holders of the subordinate securities, if any.

      Advances in Connection with Prepaid Loans. In addition, when a borrower makes a principal prepayment in full between due dates on the related loan, the borrower will usually be required to pay interest on the principal amount prepaid only to the date of that prepayment. In order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the master servicer may be obligated to advance moneys as needed to cover a full scheduled payment of interest on the related loan, less any related Servicing Fees. That principal prepayment, together with a full scheduled payment of interest on that prepayment to the extent of the adjustment or advance, will be distributed to securityholders on the related distribution date. If the amount necessary to include a full scheduled payment of interest as described in the second preceding sentence exceeds the amount which the master servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

Maintenance of Insurance Policies and Other Servicing Procedures

      Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the master servicer will be required to maintain or to cause the borrower on each loan to


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

maintain or will use its best reasonable efforts to cause each servicer of a loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for some other hazards as is customary in the state in which the property securing the related loan is located. See "Description of Mortgage and Other Insurance" in this prospectus. In most cases, coverage will be in an amount at least equal to the greater of
(1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related loan.

      The master servicer will also maintain on REO Property that secured a defaulted loan and that has been acquired on foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of that REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired for a defaulted loan, other than under those applicable laws and regulations as shall at any time be in force and shall require for additional insurance. When, at the time of origination of a loan or at any time during the term of the loan the master servicer or the related servicer determines that the related mortgaged property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the borrower will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with an acceptable insurance carrier, in an amount representing coverage not less than the lesser of:

      o     the outstanding principal balance of the loan or

      o the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1983 or the National Flood Insurance Reform Act of 1994, as amended.

The pooling and servicing agreement or servicing agreement will obligate the mortgagor to obtain and maintain all requisite flood insurance coverage at the mortgagor's cost and expense, and on the mortgagor's failure to do so, authorizes the master servicer or servicer to obtain and maintain that coverage at the mortgagor's cost and expense and to seek reimbursement for that cost and expense from the mortgagor.

      Any amounts collected by the master servicer or the servicer, as the case may be, under those policies of insurance, other than amounts to be applied to the restoration or repair of the mortgaged property, released to the borrower in accordance with normal servicing procedures or used to reimburse the master servicer for amounts to which it is entitled to reimbursement, will be deposited in the Collection Account. In the event that the master servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO Property. This blanket policy may contain a deductible clause, in which case the master servicer will, in the event that there has been a loss that would have been covered by that policy absent that deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of that deductible clause.

      The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. In most cases, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing that Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a condominium unit relating to any condominium loan. In most cases, the condominium association is responsible for maintenance of hazard insurance insuring the entire condominium building, including each individual condominium unit, and the owner(s) of an individual condominium unit do not maintain separate hazard insurance policies. To the extent, however, that a


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

condominium association and the related borrower on a condominium loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's condominium unit or the related condominium building could significantly reduce the value of the collateral securing that condominium loan to the extent not covered by other credit support.

      Special Hazard Insurance Policy. If, and to the extent specified in the related prospectus supplement, the master servicer will maintain a special hazard insurance policy, in the amount specified in the related prospectus supplement, in full force and effect for the loans. In most cases, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy. However, if the cost of that replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, in most cases, be reduced to a level so that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account, net of amounts to be used to repair, restore or replace the related property securing the loan or to reimburse the master servicer or a servicer for related amounts owed to it. Some characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other Insurance--Hazard Insurance on the Loans."

      Primary Mortgage Insurance. To the extent described in the related prospectus supplement, the master servicer will be required to use its best reasonable efforts to keep, or to cause each servicer to keep, in full force and effect, a primary mortgage insurance policy for each conventional loan secured by single family property for which that coverage is required for as long as the related mortgagor is obligated to maintain that primary mortgage insurance under the terms of the related loan. The master servicer will not cancel or refuse to renew that primary mortgage insurance policy in effect at the date of the initial issuance of the securities that is required to be kept in force unless a replacement primary mortgage insurance policy for that cancelled or nonrenewed policy is maintained with a Qualified Insurer.

      Primary insurance policies will be required for manufactured home loans only to the extent described in the related prospectus supplement. If primary mortgage insurance is to be maintained for manufactured home loans, the master servicer will be required to maintain that insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

      FHA Insurance and VA Guarantees. To the extent specified in the related prospectus supplement, all or a portion of the loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps that are reasonably necessary to keep that insurance and guarantees in full force and effect. See "Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

      Pool Insurance Policy. The master servicer may be obligated to use its best reasonable efforts to maintain a pool insurance policy for the loans in the amount and with the coverage described in the related prospectus supplement. In most cases, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the loans. The master servicer will be obligated to pay the premiums for that pool insurance policy on a timely basis.

      The prospectus supplement will identify the pool insurer for the related series of securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the related prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable


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

efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced. However, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, in most cases, be reduced to a level so that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account, net of expenses of the master servicer or any related unreimbursed Advances or unpaid Servicing Fee. Typical terms of the pool insurance policy are described under "Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

      Bankruptcy Bond. The master servicer may be obligated to use its best reasonable efforts to obtain and after those efforts maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related agreement, unless coverage under that bankruptcy bond has been exhausted through payment of claims. The master servicer may be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of securities. See "Description of Mortgage and Other Insurance--Bankruptcy Bond" in this prospectus.

Presentation of Claims; Realization on Defaulted Loans

      The master servicer, on behalf of the trustee and the securityholders, will be required to present or cause to be presented, claims for any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable relating to any FHA insurance or VA guarantee respecting defaulted mortgage loans.

      The master servicer will use its reasonable best efforts to foreclose on, repossess or otherwise comparably convert the ownership of the real properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities for comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines:

      o that restoration or foreclosure will increase the Liquidation Proceeds of the related mortgage loan available to the securityholders after reimbursement to itself for those expenses, and

      o that those expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

In spite of anything to the contrary in this prospectus, in the case of a trust for which a REMIC election or elections have been made, the master servicer shall not liquidate any collateral acquired through foreclosure later than two years after the acquisition of that collateral, unless a longer period of time is necessary for the orderly liquidation of the collateral and the master servicer has obtained from the Internal Revenue Service, or IRS, an extension of the two year period within which it would otherwise be required to liquidate the collateral. While the holder of mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

      For a mortgage loan in default, the master servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both of those remedies if it determines that one remedy is more likely to result in a greater recovery. If that mortgage loan is an Additional Collateral Loan, the master servicer, or the related servicer, if the lien on the Additional Collateral for that Additional Collateral Loan is not assigned to the trustee on behalf of the securityholders, may proceed against the related mortgaged property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which that Additional Collateral is held, including any third-party guarantee. On the first to occur of final liquidation, by foreclosure or otherwise,


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

and a repurchase or substitution under a breach of a representation and warranty, that mortgage loan will be removed from the related trust if it has not been removed previously. Upon foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances, if any, and Excluded Balances as described in the related prospectus supplement.

      If any property securing a defaulted loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines:

      o that restoration will increase the Liquidation Proceeds of the loan after reimbursement of the expenses incurred by that servicer or the master servicer, and

      o that those expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

As to collateral securing a Cooperative Loan, any prospective purchaser will, in most cases, have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Legal Aspects of Loans--On Cooperative Loan Security" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring that approval could limit the number of potential purchasers for those shares and otherwise limit the trust's ability to sell and realize the value of those shares.

      For a defaulted manufactured home loan, the value of the related manufactured home can be expected to be less on resale than a new manufactured home. To the extent equity does not cushion the loss in market value, and that loss is not covered by other credit support, a loss may be experienced by the trust.

Enforcement of Due-on-sale Clauses

      In most cases, for a series, when any mortgaged property is about to be conveyed by the borrower, the master servicer will, to the extent it has knowledge of that prospective conveyance and prior to the time of the consummation of that conveyance, exercise the trustee's right to accelerate the maturity of that loan under the applicable "due-on-sale" clause, if any, unless the master servicer reasonably believes that the clause is not enforceable under applicable law or if the enforcement of that clause would result in loss of coverage under any primary mortgage insurance policy. If those conditions are not met or the master servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the master servicer is authorized to accept from or enter into a substitution or assumption agreement, on behalf of the trustee, with the person to whom that property has been or is about to be conveyed. Under this agreement, that person becomes liable under the loan and under which the original borrower is released from liability and that person is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the master servicer as additional servicing compensation. The terms of a loan may not be changed in connection with a substitution or assumption.

Servicing Compensation and Payment of Expenses

      The master servicer or any servicer will be entitled to a servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In most cases, the master servicer or any servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted loans and as otherwise specified in this prospectus.

      In most cases, the master servicer will pay the fees of the servicers, if any, and various expenses incurred in connection with the servicing of the loans, including, without limitation:

      o the payment of the fees and expenses of the trustee and independent accountants,


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

      o payment of insurance policy premiums and the cost of credit support, if any, and

      o payment of expenses incurred in enforcing the obligations of servicers and sellers and in the preparation of reports to securityholders.

Some of these expenses may be reimbursable under the terms of the related agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of servicers and sellers, from any recoveries in excess of amounts due on the related loans or from specific recoveries of costs.

      The master servicer will be entitled to reimbursement for various expenses incurred by it in connection with the liquidation of defaulted loans. The related trust will suffer no loss by reason of those expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under those insurance policies has been exhausted, the related trust will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to securityholders. In addition, the master servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, that right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other forms of credit support. The master servicer is also entitled to reimbursement from the Collection Account and the Payment Account for Advances.

      In most cases, the rights of the master servicer to receive funds from the Collection Account or the Payment Account for a series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of that series.

Evidence as to Compliance

      In most cases, each pooling and servicing agreement and each servicing agreement will provide for delivery, on or before a specified date in each year, to the trustee of an annual statement signed by an officer of each entity responsible for the servicing function to the effect that such entity has fulfilled in all material respects its obligations under the related agreement throughout the preceding year. If there has been material noncompliance with those servicing standards or a failure in the fulfillment of any obligation, that statement shall include a description of that noncompliance or specify such failure known, as the case may be, and the nature and status of the default. The statement may be provided as a single form making the required statements as to more than one agreement.

      The officer's certificate shall be accompanied by a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

      Each entity responsible for the servicing function will also deliver with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

      Copies of the annual reports on assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge, upon written request to the servicer or trustee. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

Matters Regarding the Master Servicer and the Depositor

      The master servicer for each series will be identified in the related prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.


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

      In most cases, the master servicer may not resign from its obligations and duties under the related pooling and servicing agreement or servicing agreement except on its determination that its duties under that agreement are no longer permissible under applicable law or except in connection with a permitted transfer of servicing. This resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related agreement.

      In the event of an Event of Default under the related pooling and servicing agreement or servicing agreement, the master servicer may be replaced by the trustee or a successor master servicer. See "The Agreements--Rights in the Case of Events of Default" in this prospectus.

      In most cases, the master servicer has the right, with the consent of the trustee, which consent shall not be unreasonably withheld, to assign its rights and delegate its duties and obligations under the pooling and servicing agreement or servicing agreement for each series; provided that the purchaser or transferee accepting that assignment or delegation:

      o is qualified to sell loans to and service mortgage loans for Fannie Mae or Freddie Mac;

      o     has a net worth of not less than $10,000,000;

      o is acceptable to each rating agency for purposes of maintaining its then-current ratings of the securities;

      o     is reasonably acceptable to the trustee; and

      o executes and delivers to the depositor and the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by that purchaser or transferee of the due and punctual performance and performed or observed by the master servicer under the related pooling and servicing agreement or servicing agreement from and after the date of that agreement.

      To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, that subsidiary or affiliate need not satisfy the criteria described above. However, in that instance the assigning master servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor master servicer described in the preceding paragraph.

      On and after the time the trustee receives a notice of termination or the resignation of the master servicer, the trustee shall be the successor to the master servicer, but only in its capacity as master servicer, and not in any other, and the transactions set forth or provided for therein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof. As compensation therefor, the trustee shall be entitled to all funds relating to the mortgage loans that the master servicer would have been entitled to charge to the Collection Account, provided that the terminated master servicer shall nonetheless be entitled to payment or reimbursement to the extent that such payment or reimbursement relates to the period prior to termination of the master servicer. Notwithstanding the foregoing, if the trustee has become the successor to the master servicer, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, which is also a Fannie Mae or Freddie Mac approved seller/servicer for first and second loans in good standing, having a net worth of at least $10,000,000, as the successor to the master servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer hereunder. Pending appointment of a successor to the master servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as herein above provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the related mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the master servicing fee. The trustee and such successor shall take such action, consistent with the related agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default by reason of any failure


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to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

      Each pooling and servicing agreement and each servicing agreement will also provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the related trust or the securityholders for any action taken or for failing to take any action in good faith under the related agreement or for errors in judgment. However, neither the master servicer, the depositor, nor any other person will be protected against any breach of warranty or representations made by that party under the related agreement or the failure to perform its obligations in compliance with any standard of care described in the related agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under that agreement. Each pooling and servicing agreement and each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification from the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under that agreement or by reason of reckless disregard of obligations and duties under that agreement. In addition, the related agreement provides that neither the master servicer nor the depositor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the related agreement which, in its opinion, may involve it in any expense or liability. The master servicer or the depositor may, in its discretion, undertake that action which it may deem necessary or desirable for the related agreement and the rights and duties of the parties to that agreement and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of that action and any liability resulting from that action will be expenses, costs, and liabilities of the trust and the master servicer or the depositor will be entitled to be reimbursed for those expenses, costs and liabilities out of the Collection Account, or the Payment Account, if applicable.

                                 CREDIT SUPPORT

General

      For any series, credit support may be provided for one or more classes of that series or the related mortgage assets. Credit support may be in the form of the following:

      o     a letter of credit;

      o the subordination of one or more classes of the securities of that series;

      o     subordination created through overcollateralization;

      o     the establishment of one or more reserve funds;

      o use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

      o     financial guarantee insurance;

      o     the use of cross-support features;

      o     interest rate swaps and yield supplement agreements; or

      o performance bonds, or any combination of the foregoing, in any case, in the amounts and having the terms and conditions as are acceptable to each rating agency which assigns a rating to the securities of the related series.

Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, subject to the limitations described in that insurance policy.


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

      For any series of securities backed by Trust Balances of revolving credit loans, the credit support provided with respect to the securities will cover any portion of any losses allocated to the Trust Balances, to the extent that credit support is available to cover losses otherwise allocable to those securities, subject to any limitations described in this prospectus and in the related prospectus supplement.

      In most cases, for a series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities at the security interest rate. If losses occur which exceed the amount covered by credit support or which are not covered by credit support, those losses will be borne by the securityholders. If credit support is provided for a series, the related prospectus supplement will include a description of:

      o     the amount payable under that credit support,

      o any conditions to payment under that credit support not otherwise described in this prospectus,

      o the conditions under which the amount payable under that credit support may be reduced and under which that credit support may be terminated or replaced, and

      o the material provisions of any agreement relating to that credit support.

Additionally, the related prospectus supplement will provide some information on the issuer of any third-party credit support, including:

      o     a brief description of its principal business activities,

      o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

      o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business, and

      o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

Subordinate Securities; Subordination Reserve Fund

      In some issuances, one or more classes of a series may be subordinate securities. The rights of the subordinate securityholders to receive distributions of principal and interest from the Payment Account on any distribution date may be subordinated to the rights of the senior securityholders to the extent of the then applicable Subordinated Amount as defined in the related prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders, including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the senior securityholders. The Subordinated Amount will usually increase whenever there is distributed to the subordinate securityholders amounts for which subordination payments have previously been paid to the senior securityholders, which will occur when subordination payments for delinquencies and some other deficiencies have been recovered.

      A series may include a class of subordinate securities entitled to receive cash flows remaining after distributions made to all other classes. That right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount. The subordination of a class may apply only in the event of some types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of some provisions of the federal bankruptcy code, 11 United States Code 101 et seq., and regulations promulgated under the federal bankruptcy code, or the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a loan.

      In some cases, for any series which includes one or more classes of subordinate securities, a Subordination Reserve Fund may be established. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of subordinate securities, or both, as specified in the related prospectus supplement. In most cases, the Subordination Reserve Fund will not be a part of the trust. If the Subordination Reserve Fund is not a part of the trust, the trustee will have a


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security interest in that Subordination Reserve Fund on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on senior securities under the circumstances described in the related prospectus supplement.

      Moneys deposited in any Subordination Reserve Fund will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from those investments will usually be credited to the Subordination Reserve Fund for that series, and any loss resulting from those investments will be charged to that Subordination Reserve Fund. Amounts in any Subordination Reserve Fund in excess of the required reserve fund balance may be periodically released to the subordinate securityholders under the conditions and to the extent specified in the related prospectus supplement. Additional information concerning any Subordination Reserve Fund will be described in the related prospectus supplement, including the amount of any initial deposit to that Subordination Reserve Fund, the required reserve fund balance to be maintained in the Subordination Reserve Fund, the purposes for which funds in the Subordination Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordination Reserve Fund, if any.

Overcollateralization

      Subordination may be provided by one or more classes of senior securities through overcollateralization, i.e., by having a greater amount of aggregate principal balance of the mortgage assets for a series than the aggregate principal balance of the securities of that series. That subordination may exist on the closing date or may be effected through the allocation of interest payments on the loans to reduce the principal balances of some classes of securities.

      In a series with overcollateralization, the allocation of losses to the securities is handled through the priority of payment process, first by interest that otherwise would pay down principal on the securities, and then those losses would be allocated to the senior securities only if the principal balance of the mortgage loans was reduced to less than the principal balance of the senior securities. The level of overcollateralization required under the provisions of the related pooling and servicing agreement or indenture will be subject to various tests based primarily on the loss and delinquency experience of the related mortgage assets, and will be raised and lowered accordingly.

Cross-Support Features

      If the mortgage assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust that includes a cross-support feature, only assets of the trust will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust. A trust will not provide a cross-support feature that benefits securities issued by any other trust, and a trust will not receive cross-support from any other trust.

Insurance

      Credit support for a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, for all loans comprising or underlying the mortgage assets for a series, or those loans that have specified characteristics. Those insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the related prospectus supplement, include:

      o a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy,

      o a special hazard insurance policy covering risks not covered by standard hazard insurance policies,


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

      o a bankruptcy bond covering a number of losses resulting from the bankruptcy of a borrower and application of various provisions of the Bankruptcy Code,

      o a repurchase bond covering the repurchase of a loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the organization of the related loan, or

      o other insurance covering other risks associated with the particular type of loan. See "Description of Mortgage and Other Insurance."

Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the loans comprising the mortgage assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Letter of Credit

      The letter of credit, if any, for a series of securities will be issued by the letter of credit bank specified in the related prospectus supplement. Under the letter of credit, the letter of credit bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under that letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. The letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of various provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under that letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust. See "Description of the Securities--Optional Termination" and "The Agreements--Termination." A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Financial Guarantee Insurance

      Financial guarantee insurance, if any, for a series of securities will be provided by one or more insurance companies. That financial guarantee insurance will guarantee, for one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions described in or determined in the manner specified in the related prospectus supplement. The financial guarantee insurance may also guarantee against any payment made to a securityholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the financial guarantee insurance for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

Reserve Funds

      One or more reserve funds may be established for a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination of the foregoing, in the amounts, if any, so specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in those reserve funds a specified amount of the distributions received on the related mortgage assets as specified in the related prospectus supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those deposits, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the securities, if required as a condition to the rating of that


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series by each rating agency rating that series. Reserve funds may be established to provide limited protection, in an amount satisfactory to each rating agency which assigns a rating to the securities, against various types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of various provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a loan. Following each distribution date amounts in that reserve fund in excess of any required reserve fund balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the trustee.

      Moneys deposited in any reserve funds will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from those investments will usually be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to the master servicer or a servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements--Investment of Funds." In most cases, the reserve fund, if any, for a series will not be a part of the trust.

      Additional information concerning any reserve fund will be provided in the related prospectus supplement, including the initial balance of that reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

Derivatives

      The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

      An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates). An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

      The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

      A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would


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receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

      Under a mandatory auction procedure, the auction administrator will solicit bids for purchase of the securities in the secondary market from dealers and institutional investors. The sponsor and depositor and their affiliates are not allowed to bid in an auction. There is no minimum required bid. If bids are received for the entire amount of the securities subject to the mandatory auction, then the auction will have been successful and the securities will be sold to the highest bidders. The prices at which the securities are sold through this procedure will be used as the value of the securities for purposes of the market value swap. If the total auction price is less than par, the market value swap counterparty will pay the shortfall. If the total auction price is greater than par, then the counterparty will receive the excess. If the total auction price is less than par, the original investors in the securities will receive the auction price plus the market value swap proceeds, which together will equal par.

      The mandatory auction will close if sufficient bids are received covering all of the offered securities that are subject to the mandatory auction, and if the market value swap covers any shortfall from par. If these conditions are not met, then the auction will have failed and the original investors will retain their securities. If these conditions are met, then the auction will close, and the original investors will be obligated to tender their securities and will receive the required par purchase price. If the offered securities are registered in book entry form, then the tender will take place through the book entry facilities, with no action required on the investor's part. When the mandatory auction closes and the original investors tender their securities and receive the par purchase price, the offered securities remain outstanding, and continue to receive distributions in accordance with their original terms.

      The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

      Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

      In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

      There can be no assurance that the trust will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a derivative when it would be economically advantageous to the trust to do so.

Performance Bond

      If stated in the related prospectus supplement, the master servicer or a servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the master servicer or


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servicer, as applicable, of one or more of its obligations under the related pooling and servicing agreement or servicing agreement, including its obligation to advance delinquent installments of principal and interest on mortgage loans and its obligation to repurchase mortgage loans in the event of a breach by the master servicer or servicer of a representation or warranty contained in the related pooling and servicing agreement or servicing agreement. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related rating agency, with the result that the outstanding rating on the securities would be reduced by the related rating agency, the master servicer or servicer will be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the securities or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.


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

                   DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

      The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages under those insurances are general descriptions only and do not purport to be complete.

Mortgage Insurance on the Loans

      In most cases, all mortgage loans that are conventional loans secured by single family property and which had initial LTV ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage on the amount of each of those mortgage loans in excess of 75% of the original appraised value of the related mortgaged property and remaining in force until the principal balance of that mortgage loan is reduced to 80% of that original appraised value.

      In some cases, a pool insurance policy will be obtained to cover any loss, subject to limitations described in this prospectus, occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. See "Pool Insurance Policy" in this prospectus. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against losses sustained in the event of a personal bankruptcy of the borrower under a mortgage loan. See "Legal Aspects of Loans" in this prospectus. Those losses will be covered to the extent described in the related prospectus supplement by the bankruptcy bond or other credit support, if any.

      To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed mortgage loan, and to the extent those losses are not covered by the pool insurance policy or other credit support for that series, those losses, if any, would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "Hazard Insurance on the Loans" in this prospectus. Other hazard risks will not be insured and the occurrence of those hazards could adversely affect payments to the securityholders.

      Primary Mortgage Insurance. While the terms and conditions of the primary mortgage insurance policies issued by one primary insurer will differ from those in primary mortgage insurance policies issued by other primary insurers, each primary mortgage insurance policy, in most cases, will pay either:

      o the insured percentage of the loss on the related mortgaged property;

      o the entire amount of that loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

      o at the option of the primary insurer under various primary mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, after that date, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred or an approved sale.

The amount of the loss as calculated under a primary mortgage insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of that mortgage loan and accrued and unpaid interest on that mortgage loan and reimbursement of various expenses, less:

      o rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from the related mortgaged property,

      o hazard insurance proceeds in excess of the amount required to restore that mortgaged property and which have not been applied to the payment of the mortgage loan,

      o     amounts expended but not approved by the primary insurer,

      o     claim payments previously made on that mortgage loan, and

      o     unpaid premiums and other amounts.

As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the mortgagor. the insured will typically be required, among other things, to:


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

      o advance or discharge hazard insurance premiums and, as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

      o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

      o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

The pooling and servicing agreement or servicing agreement for a series, in most cases, will require that the master servicer or servicer maintain, or cause to be maintained, coverage under a primary mortgage insurance policy to the extent this coverage was in place on the cut-off date. In the event that the depositor gains knowledge that, as of the closing date, a mortgage loan had a LTV Ratio at origination in excess of 80% and was not the subject of a primary mortgage insurance policy, was not included in any exception to that standard disclosed in the related prospectus supplement, and that the mortgage loan has a then current LTV Ratio in excess of 80%, then the master servicer or the servicer is required to use its reasonable efforts to obtain and maintain a primary mortgage insurance policy to the extent that this kind of policy is obtainable at a reasonable price.

      Any primary mortgage insurance or primary credit insurance policies relating to loans secured by manufactured homes will be described in the related prospectus supplement.

      FHA Insurance and VA Guarantees. The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under
Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and
Section 234 programs.

      Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

      The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, and additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

      When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for tax, insurance and similar payments made by it and to deduct amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to loans underlying a series of securities will be described in the related prospectus supplement.

      The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser


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

and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased on a pro rata basis with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. In spite of the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage on its assignment to the VA.

      Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of specified amounts. The amount of that additional coverage will be specified in the related prospectus supplement. Any VA guaranty relating to loans underlying a series of securities will be described in the related prospectus supplement.

      Pool Insurance Policy. The master servicer may be required to maintain the pool insurance policy and to present or cause the servicers, if any, to present claims under that policy on behalf of the trustee and the securityholders. See "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of those policies. The related prospectus supplement will describe any provisions of a pool insurance policy which are materially different from those described in this prospectus.

      The responsibilities of the master servicer, the amount of claim for benefits, the conditions precedent to the filing or payment of a claim, the policy provisions and the payment of claims under a pool insurance policy are similar to those described above for primary mortgage insurance policies, subject to the aggregate limit on the amount of coverage. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans in the related trust that have LTV ratios at the time of origination in excess of 80% and that a claim under that primary mortgage insurance policy has been submitted and settled. FHA insurance and VA guarantees will be deemed to be acceptable primary insurance policies under the pool insurance policy. Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which, in most cases, will be:

      o the amount of the unpaid principal balance of the defaulted mortgage loan immediately prior to the sale of the mortgaged property,

      o the amount of the accumulated unpaid interest on that mortgage loan to the date of claim settlement at the contractual rate of interest, and

      o advances made by the insured as described above less a number of specified payments.

      An approved sale is:

      o a sale of the mortgaged property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval,

      o a foreclosure or trustee's sale of the mortgaged property at a price exceeding the maximum amount specified by the pool insurer,

      o the acquisition of the mortgaged property under the primary mortgage insurance policy by the mortgage insurer, or

      o     the acquisition of the mortgaged property by the pool insurer.

      As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and merchantable title to the mortgaged property. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer


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

will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and that these expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

      The original amount of coverage under the pool insurance policy will be reduced over the life of the securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer on disposition of all foreclosed mortgaged properties covered by that policy. The amount of claims paid includes expenses incurred by the master servicer as well as accrued interest at the applicable interest rate on delinquent mortgage loans to the date of payment of the claim. See "Legal Aspects of Loans" in this prospectus. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the trust, and thus will affect adversely payments on the securities. In addition, the exhaustion of coverage under any pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance relating to a delinquent loan would not be recoverable from the proceeds of the liquidation of that loan or otherwise, it will not be obligated to make an advance for that delinquency since the Advance would not be ultimately recoverable by it. See "-- Servicing of Loans -- Advances."

      Mortgage Insurance for Manufactured Home Loans. A manufactured home loan may be an FHA loan or a VA loan. Any primary mortgage or similar insurance and any pool insurance policy relating to manufactured home loans will be described in the related prospectus supplement.

Hazard Insurance on the Loans

      Standard Hazard Insurance Policies for Mortgage Loans. The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. That coverage, in most cases, will be in an amount equal to the lesser of the principal balance of that mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement or servicing agreement will provide that the master servicer or servicer shall cause those hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to in the next paragraph and under "Special Hazard Insurance Policy" and "Other Hazard--Related Insurance Liability Insurance," or on the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors.

      In most cases, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of those terms and conditions are dictated by respective state laws. Those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in other cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement or servicing agreement, in most cases, requires the master servicer or servicer to cause to be maintained for that mortgage loan serviced, flood insurance as described under "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures."

      Standard Hazard Insurance Policies for Manufactured Home Loans. The terms of the pooling and servicing agreement or servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained for each manufactured home loan one or more standard hazard insurance


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

policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the mortgagor on the related manufactured home loan, whichever is less. That coverage may be provided by one or more blanket insurance policies covering losses on the manufactured home loans resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home's location was, at the time of origination of the related manufactured home loan, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

      If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for that manufactured home or indemnify the trustee against any damage to that manufactured home prior to resale or other disposition.

      Special Hazard Insurance Policy. Although the terms of those policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan, title to which has been acquired by the insured, and to the extent that damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained for that property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay. The amount of this payment is the lesser of (a) the cost of repair or replacement of that property or (b) on transfer of the property to the special hazard insurer, the unpaid principal balance of that loan at the time of acquisition of that property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the master servicer or the servicer for that property. If the unpaid principal balance plus accrued interest and various expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, various governmental actions, errors in design, faulty workmanship or materials, except under specific circumstances, nuclear reaction, flood if the mortgaged property is in a federally designated flood area, chemical contamination and other risks.

      Restoration of the property with the proceeds described under (a) in the preceding paragraph is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim that the pool insurance policy may be validly presented for the defaulted loan secured by that property. The payment described under (b) in the preceding paragraph will render unnecessary presentation of a claim relating to that loan under the pool insurance policy Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Bankruptcy Bond

      In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan, and, if specified in the related prospectus supplement, any related Additional Collateral, at an amount less than the then outstanding principal balance of that loan. The amount of the secured debt could be reduced to that value, and the holder of that loan thus would become an unsecured creditor to the extent the outstanding principal balance of that loan exceeds the value so assigned to the property, and any related Additional Collateral, by the bankruptcy court. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans" in this prospectus. If so provided in the related prospectus supplement, the master servicer will obtain a bankruptcy bond or similar insurance contract for proceedings relating to borrowers under the Bankruptcy Code. The bankruptcy bond will cover some losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court


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

of the principal amount of a loan and will cover some unpaid interest on the amount of that principal reduction from the date of the filing of a bankruptcy petition.

      The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all loans in the trust secured by single unit primary residences. In most cases, that amount will be reduced by payments made under that bankruptcy bond relating to those loans.

Repurchase Bond

      The seller, the depositor or the master servicer may be obligated to repurchase any loan, up to an aggregate dollar amount specified in the related prospectus supplement, for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of that loan. That obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the seller, the depositor or the master servicer.

                                 THE AGREEMENTS

      The following summaries describe specific provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the related agreements. Where particular provisions or terms used in the related agreements are referred to, those provisions or terms are as specified in the related agreements.

Assignment of Mortgage Assets

      General. The depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the mortgage assets and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the mortgage assets after the cut-off date specified in the related prospectus supplement, except for any Retained Interests. The trustee will, concurrently with that assignment, execute and deliver the securities.

      Assignment of Private Mortgage-Backed Securities. The depositor will cause private mortgage-backed securities to be registered in the name of the trustee, or its nominee or correspondent. The trustee, or its agent or correspondent, will have possession of any certificated private mortgage-backed securities. In most cases, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Funds--Private Mortgage-Backed Securities" in this prospectus. Each private mortgage-backed security will be identified in the mortgage certificate schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee. In the related agreement, the depositor will represent and warrant to the trustee regarding the private mortgage-backed securities:

      o that the information contained in the mortgage certificate schedule is true and correct in all material respects;

      o that, immediately prior to the conveyance of the private mortgage-backed securities, the depositor had good title thereto, and was the sole owner of those private mortgage-backed securities, subject to any Retained Interests;

      o that there has been no other sale by it of that private mortgage-backed securities; and

      o that there is no existing lien, charge, security interest or other encumbrance, other than any Retained Interest, on those private mortgage-backed securities.

      Assignment of Agency Securities. The depositor will transfer, convey and assign to the trustee, or its nominee or correspondent, all right, title and interest of the depositor in the Agency Securities and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the Agency Securities after the cut-off date specified in the related prospectus supplement, except for any Retained Interest. The depositor will cause the Agency Securities to be registered in the name of the trustee, or its nominee or correspondent, and the trustee will concurrently authenticate and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the


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related agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date and the annual pass-through rate or interest rate for each Agency Security conveyed to the trustee.

      Assignment of Mortgage Loans. In addition, except as provided below for some securities backed by Trust Balances of revolving credit loans, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian:

      o the mortgage note for each mortgage loan endorsed without recourse to the order of the trustee or in blank;

      o the original mortgage with evidence of recording indicated on that mortgage note, except for any mortgage not returned from the public recording office, in which case a copy of that mortgage will be delivered, together with a certificate that the original of that mortgage was delivered to the recording office; and

      o an assignment of the mortgage in recordable form and, if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents as described in the related agreement.

The trustee, or, in some cases, the custodian, will hold those documents in trust for the benefit of the securityholders.

      In most cases, the depositor will, at the time of delivery of the securities, cause assignments to the trustee of the mortgage loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, that recording is not required to protect the trustee's interest in the mortgage loan. As promptly as possible, the depositor will cause that assignments to be so recorded, in which event, the related agreement may require the depositor to repurchase from the trustee any mortgage loan required to be recorded but not recorded within that time, at the price described above for repurchase by reason of defective documentation. In most cases, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a mortgage loan to be recorded.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS(R) System may, at the discretion of a servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

      For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the related prospectus supplement. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any Excluded Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and that review covered all documentation for the Trust Balance.

      For any mortgage loans which are Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian:

      o the related original cooperative note endorsed to the order of the trustee,

      o the original security agreement, the proprietary lease or occupancy agreement,

      o     the recognition agreement,


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      o     an executed financing agreement, and

      o     the relevant stock certificate and related blank stock powers.

The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

      Each mortgage loan will be identified in the mortgage loan schedule appearing as an exhibit to the related agreement. That mortgage loan schedule will specify, among other things, for each mortgage loan:

      o the original principal amount and unpaid principal balance as of the cut-off date;

      o     the current interest rate;

      o the current scheduled payment of principal and interest; the maturity date of the related mortgage note;

      o if the mortgage loan is an ARM loan, the minimum mortgage rate, the maximum mortgage rate, if any, and the Periodic Rate Cap; and

      o whether the mortgage loan is an Additional Collateral Loan, a Balloon Loan, a Cooperative Loan, a GPM Loan, a GEM Loan, a Buy-Down Loan or a mortgage loan with other than fixed scheduled payments and level amortization.

      Assignment of Manufactured Home Loans. The depositor will cause any manufactured home loans included in the mortgage assets for a series of securities to be assigned to the trustee, together with principal and interest due on or for the manufactured home loans after the cut-off date specified in the related prospectus supplement. Each manufactured home loan will be identified in the loan schedule appearing as an exhibit to the related agreement. That loan schedule will specify, for each manufactured home loan, among other things:

      o the original principal balance and the outstanding principal balance as of the close of business on the cut-off date;

      o     the interest rate;

      o     the current scheduled payment of principal and interest; and

      o     the maturity date of the manufactured home loan.

      In addition, for each manufactured home loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original manufactured home loan and copies of documents and instruments related to each manufactured home loan and the security interest in the manufactured home securing each manufactured home loan. To give notice of the right, title and interest of the securityholders to the manufactured home loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all manufactured home loans as collateral. In most cases, the manufactured home loans will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured home loans without notice of that assignment. the interest of the securityholders in the manufactured home loans could be defeated. See "Legal Aspects of Loans--Manufactured Home Loans."

      The seller, or other party as described in the related prospectus supplement, will provide limited representations and warranties to the depositor and the trustee concerning the manufactured home loans. Those representations and warranties will include:

      o that the information contained in the loan schedule provides an accurate listing of the manufactured home loans and that the information about those manufactured home loans listed in that loan schedule is true and correct in all material respects at the date or dates when that information is furnished;

      o that, immediately prior to the conveyance of the manufactured home loans, the depositor had good title to, and was sole owner of, those manufactured home loans, subject to any Retained Interests;

      o that there has been no other sale by it of those manufactured home loans and that the manufactured home loan is not subject to any lien, charge, security interest or other encumbrance;


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      o     if the master servicer will not directly service the manufactured home loans, each subservicing agreement entered into with a servicer for manufactured home loans comprising the mortgage assets has been assigned and conveyed to the trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and

      o the depositor has obtained from each of the master servicer, the servicer, the originator of the manufactured home loans or other entity that is the seller of the related manufactured home loan representations and warranties relating to some information about the origination of and current status of the manufactured home loans, and has no knowledge of any fact which would cause it to believe that those representations and warranties are inaccurate in any material respect. See "Loan Underwriting Procedures and Standards" in this prospectus.

Repurchase and Substitution of Loans

      In most cases, if any document in the loan file delivered by the depositor to the trustee, or custodian on behalf of the trustee, is found by the trustee within 90 days of the execution of the related agreement, or promptly after the trustee's receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the related servicer or seller does not cure that defect within 90 days from the date the master servicer was notified of the defect by the trustee, or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the related servicer or seller if, and to the extent it is obligated to do so under the related servicing agreement or mortgage loan sale agreement will, not later than 90 days or within another period specified in the related prospectus supplement, from the date the seller or the master servicer was notified of the defect by the depositor, the master servicer or the trustee, repurchase the related mortgage loan or any property acquired relating to that repurchase from the trustee. The price to repurchase the related mortgage loan or property is equal to the outstanding principal balance of that mortgage loan, or, in the case of a foreclosed mortgage loan, the outstanding principal balance of that mortgage loan immediately prior to foreclosure, plus accrued and unpaid interest to the date of the next scheduled payment on that mortgage loan at the related mortgage rate.

      In most cases, the master servicer may, rather than repurchase the loan as described above, remove the loan from the trust and substitute in its place one or more other loans provided, however, that:

      o for a trust for which no REMIC election is made, that substitution must be effected within 120 days of the date of initial issuance of the securities, and

      o for a trust for which a REMIC election or elections are made, the trustee must have received a satisfactory opinion of counsel that the substitution will not result in a prohibited transactions tax under the Internal Revenue Code or cause the trust to lose its status as a REMIC, or in the case of a trust consisting of two or more REMICs, that the substitution will not cause that REMIC to lose its status as a REMIC; provided, however, that such opinion will not be required if (1) the substitution occurs within two years of the closing date and (2) the substitution occurs with respect to mortgage loans that are "defective" under the Code and the seller delivers to the trustee and the trust administrator an officer's certificate to that effect.

In most cases, any qualified substitute mortgage loan will have on the date of substitution:

      o an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted loan, the amount of any shortfall to be deposited to the Payment Account in the month of substitution for distribution to securityholders;

      o an interest rate not lower than and not more than 1% of the interest rate of the deleted loan;

      o have a LTV Ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

      o have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted loan; and

      o comply with all of the representations and warranties specified in the related agreement as of the date of substitution. The related agreement may include additional requirements relating to ARM


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            loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

In most cases, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a loan document.

      In most cases, the seller, or other party as described in the related prospectus supplement, will make representations and warranties about loans which comprise the mortgage assets for a series. See "Loan Underwriting Procedures and Standards--Representations and Warranties" in this prospectus. If the related seller, or other party, cannot cure a breach of those representations and warranties in all material respects within 60 days after notification by the master servicer, the depositor or the trustee of that breach, and if the breach is of a nature that materially and adversely affects interest of the securityholders in that loan, the seller is obligated to cure, substitute or repurchase the affected mortgage loan if those seller is required to do so under the applicable agreement.

Reports to Securityholders

      The master servicer will prepare and will forward or will provide to the trustee for forwarding to each securityholder on each distribution date, or as soon after that distribution date as is practicable, a statement providing, to the extent applicable to any series as specified in the related agreement, among other things:

      o as applicable, either (A) the amount of the distribution allocable to principal on the mortgage assets (by class), separately identifying the aggregate amount of any principal prepayments included in that distribution and the amount, if any, advanced by the master servicer or by a servicer or (B) the amount of the principal distribution in reduction of stated principal amount of each class and the aggregate unpaid principal amount of each class following that distribution;

      o as applicable, either (A) the amount of the distribution allocable to interest on the mortgage assets (by class and by any shortfalls or carry-forwards) and the amount, if any, advanced by the master servicer or a servicer or (B) the amount of the interest distribution;

      o the amount of servicing compensation for the mortgage assets paid during the Due Period commencing on the due date to which that distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

      o for accrual securities, prior to the Accrual Termination Date in addition to the information specified in (B) of the first clause above of this paragraph, the amount of interest accrued on those securities during the related Interest Accrual Period and added to the principal balance of those securities;

      o in the case of floating rate securities, the floating rate applicable to the distribution being made;

      o if applicable, (I) the number and aggregate principal balances of loans (A) delinquent for 30 to 59 days, (B) delinquent for 60 days to 89 days and (C) delinquent 90 days or more, as of the close of business on the determination date to which that distribution relates or (II) the number and aggregate principal balances of loans in foreclosure or delinquent (with a notation indicating which loans, if any, are in foreclosure) (A) 30 to 59 days, (B) 60 to 89 days and (C) 90 or more days, as of the close of business on the last day of the calendar month preceding that distribution date assuming twelve, thirty day months;

      o if applicable, the book value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date to which that distribution relates;

      o in the case of any other credit support described in the related prospectus supplement, the amount of coverage of that credit support as of the close of business on the applicable distribution date;

      o in the case of any series which includes a subordinate class, the Subordinated Amount, if any, determined as of the related determination date and if the distribution to the senior securityholders is less than their required distribution, the amount of the shortfall;


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

      o the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund including any Subordination Reserve Fund, if any, on that distribution date, after giving effect to distributions made on that date;

      o whether such loans are closed-end loans and/or revolving credit loans;

      o     the total cash flows received and the general sources thereof;

      o the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

      o the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

      o the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

      o the amount, if any, of excess cash flow or excess spread and the application of such excess cash flow;

      o     interest rates, as applicable, to the pool assets and securities;

      o the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

      o the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

      o the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the distribution date after giving effect to payments of principal distributed to securityholders on the distribution date;

      o number and amount of pool assets, together with updated pool composition information;

      o the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

      o if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

      o material breaches of pool asset representation or warranties or transaction covenants;

      o information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

      o information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

      o any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

      o the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

      o with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related agreement and specified in the related prospectus supplement;

      o in the case of revolving credit loans, the general payments and credit line terms of those loans and other pertinent features; and

      o     any other information as specified in the related agreement.


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

      In addition, within a reasonable period of time after the end of each calendar year the master servicer, in most cases, will furnish to each securityholder of record at any time during that calendar year a report summarizing the items provided to securityholders as specified in the related agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Additional Information" and "Reports to Securityholders." Information in the distribution date and annual reports provided to the securityholders will not have been examined and reported on by an independent public accountant. However, the master servicer will provide to the trustee a report by independent public accountants concerning the master servicer's servicing of the loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

Investment of Funds

      The Payment Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a series that may be invested by the trustee or by the master servicer or by the servicer, if any, can be invested only in eligible investments acceptable to each rating agency rating that series, which may include, without limitation:

      o direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality of the United States, provided that those obligations are backed by the full faith and credit of the United States;

      o commercial paper, having original maturities of not more than nine months, of any corporation incorporated under the laws of the United States or any state of the United States or the District of Columbia which on the date of acquisition has been rated by each rating agency in its highest short-term rating, or the lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency;

      o certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any bank or trust company incorporated under the laws of the United States or of any state of the United States or the District of Columbia. The short-term commercial paper of that bank or trust company, or in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of that holding company, at the date of acquisition must have been rated by each rating agency in its highest short-term rating;

      o money market funds or mutual funds organized under the Investment Company Act of 1940 rated in the highest rating category by each rating agency;

      o repurchase obligation, the collateral of which is held by a third party or the trustee, for any security described in the first clause above of this paragraph provided that the long-term unsecured obligations of the party agreeing to repurchase those obligations are at the time rated by each rating agency in one of its two highest long-term rating categories; and

      o those other investments which do not adversely affect the rating on the securities of that series as confirmed in writing by each rating agency.

      Funds held in a reserve fund or Subordinated Reserve Fund may be invested in eligible reserve fund investments which may include eligible investments, mortgage loans, mortgage pass-through securities, mortgage-backed bonds or notes or other investments to the extent specified in the related prospectus supplement.

      Eligible investments or eligible reserve fund investments for a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the trustee and amounts in the Payment Account, any reserve fund or the Subordinated Reserve Fund for that series are required or may be anticipated to be required to be applied for the benefit of securityholders of that series. The master servicer or other entity will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture.


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

      Unless provided in the related prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other reserve fund, Servicer Account, Collection Account or the Payment Account will be property of the trustee, the master servicer or a servicer and not available for distributions to securityholders. See "Servicing of Loans" in this prospectus.

Event of Default and Rights in the Case of Events of Default

      Pooling and Servicing Agreement and Servicing Agreement. Events of default under the pooling and servicing agreement or servicing agreement for each series of certificates or notes, respectively, in most cases, include:

      o any failure by the master servicer to remit to the trustee for distribution to the securityholders, or distribution to holders of the equity certificates for a series of notes, of that series any required payment which continues unremedied for five business days, or one business day for other required payments, after the giving of written notice of that failure, requiring the same to be remedied, to the master servicer by the trustee or the depositor for each series of certificates or by the trustee or the issuing entity for each series of notes, or to the master servicer, the depositor and the trustee for each series of certificates or to the master servicer, the issuing entity and the trustee for each series of notes by the related holders of securities of that series evidencing at least 25% of Voting Rights of the securities for the series;

      o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related pooling and servicing agreement or servicing agreement which continues unremedied for 30 days after the giving of written notice of that failure:

            o to the master servicer by the trustee or the depositor for each series of certificates or by the trustee or the issuing entity for each series of notes,

            o to the master servicer, the depositor and the trustee for each series of certificates, or

            o to the master servicer, the issuing entity and the trustee for each series of notes by the holders of securities of that series evidencing at least 25% of the Voting Rights of the securities; and

      o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

      In most cases, so long as an event of default remains unremedied under the pooling and servicing agreement or servicing agreement for a series, the trustee for that series or holders of the related securities evidencing at least 51% of the aggregate outstanding principal amount of the securities for that series, the first 51% who provide that notice, or the depositor may terminate all of the rights and obligations of the master servicer as servicer under the pooling and servicing agreement or servicing agreement and in and to the mortgage loans, other than its right as a securityholder or as holder of the equity certificates for a series of notes under the pooling and servicing agreement or servicing agreement, as applicable, which rights the master servicer will retain under all circumstances. The trustee will then succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement or servicing agreement. The trustee will also be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related pooling and servicing agreement or servicing agreement. In most cases, in the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of a Fannie Mae or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 or other amount as specified in the related prospectus supplement to act as a successor to the master servicer under the related pooling and servicing agreement or servicing agreement. Pending that appointment, the trustee is obligated to act in that capacity.

      Upon any such termination or appointment of a successor to the master servicer, the trustee shall give prompt written notice thereof to the securityholders and to each rating agency. Within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all securityholders notice of each such event of default actually known to the trustee, unless such event of default shall have been cured or waived.

      No securityholder of a series, solely by virtue of that holder's status as a securityholder, will have any right under the pooling and servicing agreement or servicing agreement for that series to institute any proceeding for the related pooling and servicing agreement or servicing agreement, unless:

      o that holder previously has given to the trustee for that series written notice of default,

      o the holders of securities evidencing at least 25% of the aggregate outstanding principal amount of the securities for that series have made written request to the trustee to institute that proceeding in its own name as trustee under that agreement, and

      o the holders of securities evidencing at least 25% of the aggregate outstanding principal amount of the securities for that series have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

      Indenture. In most cases, an event of default under the indenture will include:

      o a default for five days or more, or other period of time described in the related prospectus supplement, in the payment of any principal of or interest on any note or equity certificates of that series;

      o failure to perform any other covenant of the issuing entity in the indenture which continues for a period of 30 days after notice of that covenant is given in accordance with the procedures described in the related prospectus supplement;

      o any representation or warranty made by the issuing entity in the indenture or in any certificate or other writing delivered for or in connection with that representation or warranty or affecting that series having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice of that breach is given in accordance with the procedures described in the related prospectus supplement;

      o events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; or

      o     any other event of default provided for notes of that series.

      If an event of default for the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. If the notes of that series are accrual securities, the trustee or the holders of that majority may declare that portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, to be due and payable. That declaration may, under various circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

      If following an event of default for any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, despite that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been that declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

      o the holders of 100% of the then aggregate outstanding amount of the notes of that series consent to that sale,

      o the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of that sale, or

      o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66(2)/3% of the then aggregate outstanding amount of the notes of that series.


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

      In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of that event of default.

      In the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of that discount that is unamortized.

      No noteholder or holder of an equity certificate of a series, solely by virtue of that holder's status as a noteholder or holder of an equity certificate, will have any right under an owner trust agreement or indenture for that series to institute any proceeding for that agreement unless that holder previously has given to the trustee for that series written notice of default and unless the holders of notes or equity certificates of any class evidencing at least 25% of the aggregate percentage interests constituting that class have made written request on the trustee to institute that proceeding in its own name as trustee under that series and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute for that proceeding.

      Under the terms of the indenture, if an event of default occurs and is continuing, senior securityholders may be entitled to exercise specified rights of the holders of the securities, without the consent of subordinate securityholders, and the subordinate securityholders may exercise those rights only with the prior consent of the senior securityholders.

The Owner Trustee

      The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the owner trustee for each series of notes will be provided in the related prospectus supplement. The entity serving as owner trustee may have normal banking relationships with the depositor or the master servicer.

The Trustee

      The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the trustee for each series of securities will be provided in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of various local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust relating to a series of securities. In the event of that appointment, all rights, powers, duties and obligations conferred or imposed on the trustee by the pooling and servicing agreement or indenture relating to that series will be conferred or imposed on the trustee and that separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly on that separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee. Those agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment. However, the trustee shall continue to be responsible for its duties and obligations under the related agreement.

Duties of the Trustee

      The trustee makes no representations as to the validity or sufficiency of any related agreement, the securities or of any mortgage asset or related documents. If no event of default as described in the applicable agreement has occurred, the trustee is required to perform only those duties specifically required of it under that agreement. On receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy


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

or content of those documents furnished by it or the securityholders to the master servicer under the related agreement.

      The trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. See "Event of Default and Rights in the Case of Events of Default" in this prospectus. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation of Trustee

      The trustee may resign, by written notice to the depositor, the master servicer and to all securityholders; provided, that the resignation shall not be effective until a successor trustee is appointed. If no successor trustee has been appointed and has accepted the appointment within 60 days after giving that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The resigning trustee shall not resign and be discharged until the time that the successor trustee is approved by each rating agency. The trustee may also be removed at any time:

      o by the depositor, if the trustee ceases to be eligible to continue as trustee under the related pooling and servicing agreement or indenture;

      o     if the trustee becomes insolvent;

      o if a tax is imposed or threatened for the trust by any state in which the trustee or the trust held by the trustee under the related agreement is located; or

      o by the holders of securities evidencing at least 51% of the aggregate outstanding principal amount of the securities in the trust on notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Payment Account

      The trustee will establish a Payment Account in its name as trustee for the securityholders, or if it is so specified in the related prospectus supplement, the Payment Account may be established by the master servicer in the name of the trustee. The Payment Account will, in most cases, be an Eligible Account, and the funds held in that account may be invested, pending disbursement to securityholders of the related series, under the terms of the related pooling and servicing agreement or the related servicing agreement and indenture, in eligible investments. The master servicer or the trustee will usually be entitled to receive, as additional compensation, any interest or other income earned on funds in the Payment Account. There will be deposited into the Payment Account monthly all funds received from the master servicer and required withdrawals from any reserve funds. In most cases, the trustee is permitted from time to time:

      o to make withdrawals from the Payment Account for each series to remove amounts deposited in that account in error,

      o to pay to itself or the master servicer any reinvestment income on funds held in the Payment Account to the extent it is entitled,

      o to remit to the master servicer its Servicing Fee, assumption or substitution fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses,

      o     to make deposits to any reserve fund,

      o     to make regular distributions to the securityholders,

      o     to clear and terminate the Payment Account, and

      o to make other withdrawals as required or permitted by the related agreements.


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

Expense Reserve Fund

      If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date in an Expense Reserve Fund cash or eligible investments which will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit in the Expense Reserve Fund of all or a portion of cash flow, to the extent described in the related prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more eligible investments.

Amendment of Agreements

      The pooling and servicing agreement for each series of certificates may be amended by the depositor, the master servicer, and the trustee for that series, without notice to or consent of the certificateholders:

      o     to cure any ambiguity;

      o to correct or supplement any provision in that pooling and servicing agreement which may be defective or inconsistent with any other provision in that pooling and servicing agreement;

      o to make any other provisions regarding matters or questions arising under that pooling and servicing agreement which are not inconsistent with any other provisions of that pooling and servicing agreement; or

      o     to comply with any requirements imposed by the Internal Revenue
            Code.

Any of these amendments, other than for the reason described in the last clause of this paragraph, must not adversely affect in any material respect the interests of any certificateholders of that series.

      In most cases, the pooling and servicing agreement for each series of certificates may also be amended by the trustee, the master servicer and the depositor for that series with the consent of the holders possessing not less than 66(2)/3% of the aggregate outstanding principal amount of the certificates of each class of that series affected by that amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or modifying in any manner the rights of certificateholders of that series. That amendment may not:

      o reduce the amount or delay the timing of payments on any certificate without the consent of the holder of that certificate;

      o adversely affect the REMIC status, if a REMIC election or elections have been made, for the related trust of a series; or

      o reduce the aforesaid percentage of aggregate outstanding principal amount of certificates of each class, the holders of which are required to consent to that amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of certificates affected by that amendment.

      In spite of the foregoing, if a REMIC election or elections have been made for the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or any related REMIC or cause that trust or that REMIC to fail to qualify as a REMIC.

      In most cases, the servicing agreement or indenture for each series of notes may be amended by the parties to that agreement without the consent of any of the noteholders covered by that agreement:

      o     to cure any ambiguity;

      o to correct, modify or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

      o to make any other provisions regarding matters or questions arising under the agreement which are not inconsistent with the provisions of that agreement, provided that this action will not adversely affect in any material respect the interests of any noteholder covered by the agreement.


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

      In most cases, the servicing agreement or indenture for each series of notes may also be amended by the parties to that agreement with the consent of the holders evidencing not less than 66(2)/3% of the aggregate outstanding principal amount of the notes of each class of that series affected by that agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that agreement or modifying in any manner the rights of noteholders of that series. That the amendment may not:

      o reduce the amount of or delay the timing of, payments received on any note without the consent of the holder of that note;

      o adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding clause, without the consent of the holders of notes of that class evidencing not less than 66(2)/3% of the aggregate outstanding principal amount of the notes of each class of that series affected by that amendment; or

reduce the aforesaid percentage of aggregate outstanding principal amount of notes of each class, the holders of which are required to consent to that amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of notes affected by that amendment.

      The master servicer and any director, officer, employee or agent of the master servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the transaction documents.

Voting Rights

      The related prospectus supplement will describe the method of determining allocation of voting rights for a series, if other than as described in this prospectus. If specified in the related prospectus supplement, a provider of credit enhancement may be entitled to specified voting rights of the securityholders.

REMIC Administrator

      For any multiple class series of certificates as to which a REMIC election is made, preparation of reports and other administrative duties relating to the trust may be performed by a REMIC Administrator, who may be an affiliate of the depositor.

Termination

      The obligations created by the related agreements for a series will terminate on the distribution to securityholders of all amounts distributable to them under those agreements after:

      o the later of the final payment or other liquidation of the last mortgage loan remaining in the trust for that series or the disposition of all property acquired on foreclosure or deed in lieu of foreclosure of any mortgage loan, or

      o the repurchase by the master servicer, or another party as specified in the prospectus supplement, from the trustee for that series of all mortgage loans at that time subject to the related agreements and all property acquired in connection with any mortgage loan.

      The exercise of that right will effect early retirement of the securities of that series, but the right to so purchase is subject to the aggregate principal balances of the mortgage loans at the time of repurchase being, less than a fixed percentage, to be provided in the related prospectus supplement, of the cut-off date aggregate principal balance. In no event, however, will the trust created by the related agreements for a series of securities continue beyond the expiration of 21 years from the death of the last survivor of persons identified in those agreements. For each series, the master servicer or the trustee, as applicable, will give written notice of termination of the related agreements to each securityholder, and the final distribution will be made only on surrender and cancellation of the securities at an office or agency specified in the notice of termination. See "Description of the Securities--Optional Termination" in this prospectus.


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

                             LEGAL ASPECTS OF LOANS

      The following discussion contains summaries of various legal aspects of housing loans which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the law of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

      The mortgage loans, other than Cooperative Loans, comprising or underlying the mortgage assets for a series will be secured by either mortgages or deeds of trust, or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to a mortgage loan is located and may have first, second or third priority. Manufactured housing contracts evidence both the obligation of the obligor to repay the loan evidenced by those manufactured housing contracts and grant a security interest in the related manufactured homes to secure repayment of that loan. However, as manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under various circumstances become subject to real estate title and recording laws. See "The Trust Funds--The Manufactured Home Loans" in this prospectus. In some states, the filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest on the real property encumbered by the mortgage, deed of trust or deed to secure debt. However, in other states, the mortgage or deed of trust conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust, respectively. The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority for those instruments depends on their terms and in some cases the term of separate subordination or intercreditor agreements, the knowledge of the parties to the mortgage and, in most cases, on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, as described in the next sentence, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In a number of states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes:

      o     a separate undertaking to make payments on the mortgage note, and

      o an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner, the beneficiary, who is the lender, and a third-party grantee called the trustee.

      Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, often with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, often with a power of sale, until the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage, or the deed to secure debt, and, in a number of deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

      If specified in the prospectus supplement relating to a series of securities, the mortgage loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other


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things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related to that agreement, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. That lien or security interest is not, in most cases, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. That lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Cooperative buildings relating to the Cooperative Loans are usually located in the State of New York. In most cases, each Cooperative owns in fee or has a leasehold interest in the land on which and the building in which the separate dwelling units in that Cooperative are located. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage(s) on the Cooperative's building or underlying land, as is usually the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling those mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interests of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord and the occupant's lender are in most cases subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

      o arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

      o arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

      In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

      Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most cases, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents that tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. In most cases, the lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "Realizing on Cooperative Loan Security", on default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Realizing on Cooperative Loan Security" in this section of the prospectus.


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Tax Aspects of Cooperative Ownership

      In general, a "tenant-stockholder", as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of specific interest expenses and specific real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under
Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under that section for any particular year. In the event that a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Internal Revenue Code for those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans

      Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt, in most cases, is accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale, the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, prior to that sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In most cases, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the secured property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action historically was equitable in nature, and is addressed to a court of equity, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

      Foreclosure of a mortgage, in most cases, is accomplished by judicial action. The action is usually initiated by the service of legal pleadings on all parties having an interest of record in the real property.


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

Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years if defenses or counterclaims are interposed and is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time or even precluding the mortgagee from ever foreclosing the mortgage.

      In the case of foreclosure under a mortgage, a deed of trust, or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is in most cases a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for an amount equal to the unpaid principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. In some states, there is a statutory minimum purchase price which the lender may offer for the property and, in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. After that purchase, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

      If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien. To protect against this loss, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees, prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default under those senior mortgages, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgages. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. For those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and various governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale.

      If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the secured property subject to the senior lien. If proceeds from a foreclosure or similar sale of the secured property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be


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available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

      In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for a borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

      The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Realizing on Cooperative Loan Security

      The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. Subject to the terms of any recognition agreement, the proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by that tenant-stockholder. In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate that lease or agreement in the event the borrower defaults in the performance of covenants under that lease or agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.


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

      The recognition agreement, in most cases, provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under that proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender, in most cases, cannot restrict and does not monitor, could reduce the amount realized on the sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on that Cooperative Loan.

      Recognition agreements, in most cases, also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing on its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. That approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize on the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

      Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder, that is, the borrower or the Cooperative, to obtain title insurance of any type, although title insurance is available to both the borrower and the lender. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the cooperative dwelling unit in the event of foreclosure.

      A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases, provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. However, if a portion of the indebtedness remains unpaid, the tenant-stockholder is usually responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" in this section of the prospectus.

Rights of Redemption

      In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and some foreclosed junior lienors or other parties are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale.

      In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the


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redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

      Various states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized on the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no trust assets against which that deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is usually to prevent a beneficiary, grantee, or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

      For mortgage loans secured by collateral in addition to the related mortgaged properties, realization on the additional collateral may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have interpreted the UCC to prohibit or limit a deficiency award in a number of circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens on additional collateral consisting of various types of personal property, including, for example, bank accounts and, to some extent, insurance policies and annuities. Realization on that additional collateral will be governed by state laws applicable to that additional collateral rather than by the UCC, and the availability of deficiency awards under those state laws may be limited. Whether realization on any Additional Collateral is governed by the UCC or by other state laws, the ability of secured parties to realize on the additional collateral may be limited by statutory prohibitions that limit remedies for the related mortgage loans. Those prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both of those mortgaged properties and the additional collateral concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged properties through foreclosure before attempting to realize on the related additional collateral, including any third-party guarantees. Other state statutes require secured parties to foreclose on mortgaged properties and additional collateral concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure on the related mortgaged properties and where secured parties either are required or elect to proceed against those mortgaged properties before proceeding against the related additional collateral, limitations on the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties on the disposition of that additional collateral. Further, in some states where secured parties may choose whether to proceed against the related mortgaged properties or additional collateral first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies for the other. Consequently, the practical effect of the election requirement, in those states permitting that election,


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is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

      For Cooperative Loans. In most cases, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

      Federal Bankruptcy and Other Laws Affecting Creditor's Rights. In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed on the filing of a bankruptcy petition. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default of a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured only by property that is the principal residence of the debtor. In all cases, the secured creditor generally is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt. Therefore, for any Additional Collateral Loan secured by property of the debtor in addition to the debtor's principal residence, courts with federal bankruptcy jurisdiction may reduce the amount of each monthly payment, change the rate of interest, alter the repayment schedule, forgive all or a portion of the debt, reduce the lender's security interest to the value of the collateral and otherwise subject that mortgage loan to the cramdown provisions of Chapter 13.

      In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

      The Bankruptcy Code provides priority to tax liens over the lender's security. This may delay or interfere with the enforcement of rights relating to a defaulted loan. In addition, substantive requirements are imposed on lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities on lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, an originator's failure to comply with the federal Truth-in-Lending Act could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust


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or subsequent holders of the mortgage loans. For mortgage loans secured by collateral in addition to the related mortgaged properties, those tax liens may in some circumstances provide priority over the lien on that additional collateral.

      Some of the mortgage loans known as high cost loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, or Homeownership Act, if those mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any high cost loan could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of that high cost loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibits by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. An originator's failure to comply with these laws could subject the trust fund and other assignees of the mortgage loans to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or the subsequent holders of the mortgage loans. See "Loan Underwriting Procedures and Standards--Representations and Warranties."

Leasehold Considerations

      Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. In the case of each mortgage loan secured by a lien on the related mortgagor's leasehold interest under a ground lease, that ground lease contains provisions protective of the leasehold mortgagee. These provisions include a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and after that assignment to be assigned by the leasehold mortgagee or that purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease on any termination of the old ground lease.

Servicemembers Civil Relief Act

      Under the terms of the Servicemembers Civil Relief Act, or Relief Act, a mortgagor who enters military service after the origination of that mortgagor's mortgage loan, including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of that mortgagor's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States orders otherwise on application of the lender. The Relief Act applies to mortgagors who are members of the Air Force, Army,


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Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S.
Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement that may have been provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period after that period of active duty status. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related certificates in connection with those certificates. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Junior Mortgages; Rights of Senior Mortgagees

      Some of the mortgage loans may be secured by junior mortgages, deeds of trust or deeds to secure debt, which are junior to senior mortgages, deeds of trust or deeds to secure debt which are not part of the trust. The rights of the securityholders, as the holders of a junior mortgage, are subordinate in lien priority and in payment priority to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold on default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinstates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure that default and bring the senior loan current, and as a result, reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of that notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide. See "--Foreclosure on Mortgage Loans".

      The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

      The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled


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to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of that property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. In the case of a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

      When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Due-on-sale Clauses in Mortgage Loans

      In most cases, the loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      The Garn-St Germain Act also provides nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, in spite of the fact that a transfer of the property may have occurred. These include intra-family transfers, various transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may


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have an impact on the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Enforceability of Prepayment and Late Payment Fees

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations for contacts partially insured by the FHA under Title I, in some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

      Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. The Parity Act permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act including adjustable rate mortgage loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable regulations and opinions that previously authorized lenders to charge prepayment charges and late fees on Parity Act loans notwithstanding contrary state law, effective with respect to Parity Act loans originated on or after July 1, 2003. However, the OTS's action does not affect Parity Act loans originated before July 1, 2003. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of these charges. The master servicer will be entitled to all prepayment charges and late payment charges to the extent collected on the loans and these amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.

Equitable Limitations on Remedies

      In connection with lenders' attempts to realize on their security, courts have invoked general equitable principles. In most cases, the equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize on his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.


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Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. Similar federal statutes were in effect for mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to impose interest rate limits by adopting, before April 1, 1983, a law, or constitutional provision, which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      Usury limits apply to junior mortgage loans in many states.

Adjustable Interest Rate Loans

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

      o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for origination of alternative mortgage instruments by national banks,

      o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration, or NCUA, for origination of alternative mortgage instruments by federal credit unions, and

      o all other non-federally chartered housing creditors, including state-chartered savings banks and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

      Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken this action.

Environmental Legislation

      Under Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, and under state law in some states, a lender or secured creditor may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether it has contaminated the property. CERCLA imposes strict, as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the


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benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      In addition to CERCLA, other federal and state laws in some circumstances may also impose liability on a secured party for a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, asbestos, radon, and lead-based paint. In all such circumstances, such cleanup costs may be substantial. It is possible that those cleanup costs could become a liability of a Trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property, in most cases, are subordinated to the Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the Environmental Lien could be adversely affected.

      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make those evaluations prior to the origination of the secured loans. Neither the depositor nor any replacement servicer will be required by any agreement to undertake those evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on that property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that:

      o its mortgage was executed and recorded before the commission of the crime on which the forfeiture is based, or

      o the lender was, at the time of the execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Negative Amortization Loans

      A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, remanded to the United States District Court for the District of New Hampshire for further proceedings to determine whether a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.


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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and notes offered under this prospectus where Thacher Proffitt & Wood LLP, Sidley Austin Brown & Wood LLP, McKee Nelson LLP or Orrick, Herrington & Sutcliffe LLP is identified in the applicable prospectus supplement as counsel to the depositor. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to under "REMICs--Classifications of REMICs" and "REMICs--Tiered REMICs," are based are subject to change or differing interpretations, which could apply retroactively. If penalties were asserted against purchasers of the certificates or notes offered hereunder in respect of their treatment of the certificates or notes offered for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

      o is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

      o is directly relevant to the determination of an entry on a tax return.

      Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences." Securityholders are encouraged to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

      The following discussion addresses securities of two general types:

      o REMIC certificates representing interests in a trust that the Trustee will elect to have treated as one or more "real estate mortgage investment conduits," or REMICs, under Sections 860A through 860G of the Internal Revenue Code, or the REMIC Provisions, and

      o notes representing indebtedness of the issuing entity for federal income tax purposes.

      The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series.

REMICs

      In most cases, as to each series of certificates, the trustee will covenant to elect to treat the trust, or a portion of that trust, as one or more REMICs. The prospectus supplement for each series of certificates will identify all certificates representing "regular interests" and the "residual interest" in that REMIC. If a REMIC election or elections will not be made for a trust or some assets of a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement if those certificates are offered by that prospectus supplement.

      The following discussion is based in part on the rules governing original issue discount that are presented in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections, or the OID Regulations, and in part on the REMIC Provisions and the Treasury regulations issued under the REMIC Provisions, which together are referred to as the REMIC


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Regulations. The OID Regulations do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

Classification of REMICs

      At the time of the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of that trust, will qualify as a REMIC and the REMIC certificates offered under that REMIC will be considered to evidence ownership of regular interests or residual interests in that REMIC within the meaning of the REMIC Provisions.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described under "--Characterization of Investments in REMIC Certificates." Although the Internal Revenue Code authorizes the Treasury Department to provide relief in the event of an inadvertent termination of REMIC status, no regulations have been issued implementing this provision. That relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions.

      The American Jobs Creation Act of 2004, or the Jobs Act, allows, effective January 1, 2005, REMICs to hold reverse mortgages, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a "reverse mortgage," is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

Characterization of Investments in REMIC Certificates

      In most cases, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying those certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations. In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to a REMIC on that REMIC's startup day in exchange for regular or residual interests in that REMIC.

      The assets of the REMIC will include, in addition to loans, payments on loans, including temporary investments of those proceeds, held pending distribution on the REMIC certificates and may include property acquired by foreclosure held pending sale, and amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to


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be part of the loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the loans for purposes of the foregoing sections. In addition, in some instances loans, including Additional Collateral Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the loans not to qualify for one or more of those characterizations. The REMIC regulations do provide, however, that payments on loans held pending distribution are considered part of the loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Investors should review the description of the loans in the related prospectus supplement to assess the extent to which their REMIC regular interests will qualify as real estate assets within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code.

Tiered REMIC Structures

      For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. At the time of the issuance of that series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on those certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

   General

      Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMlC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income for REMIC regular certificates under an accrual method.

   Original Issue Discount

      Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount, in most cases, will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described in this section, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Internal Revenue Code requires that a reasonable prepayment assumption be used for loans held by, or loans underlying mortgage assets held by, a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of that REMIC regular certificate. The prepayment assumption used in reporting original issue


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discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, any master servicer nor the trustee will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually, during the entire term of the instrument, at a single fixed rate, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on that REMIC regular certificate. Because a portion of the interest payable on the certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of certificates as qualified stated interest, provided that class is not an interest-only class (or a class the interest on which is substantially disproportionate to its principal amount), or an accrual class (i.e. a class on which interest is not payable currently in all accrual periods).

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that amount will vary according to the characteristics of that REMIC regular certificates. If the original issue discount rules apply to those certificates, the related prospectus supplement will describe the manner in which those rules will be applied to those certificates in preparing information returns to the certificateholders and the IRS.

      Some classes of the regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the regular certificate and accounted for as original issue discount. Because interest on regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the regular certificates.

      In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of that REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that the portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of that REMIC regular certificate. However, the OID Regulations state that all or some portion of that accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a certificateholder.

      In spite of the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the


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weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of that REMIC regular certificate, by multiplying:

      o the number of complete years, rounding down for partial years, from the issue date until that payment is expected to be made, presumably taking into account the prepayment assumption, by

      o a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of that REMIC regular certificate.

Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of that de minimis original issue discount and a fraction, the numerator of which is the amount of that principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" for a description of that election under the OID Regulations.

      If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of that certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held that REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

      In most cases, as to each "accrual period," each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, the period that begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of

      o the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on that REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

      o the adjusted issue price of that REMIC regular certificate at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence will be calculated:

      o assuming that distributions on the REMIC regular certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption, and in the case of mortgage assets other than loans, that distributions will be made with for each mortgage asset in accordance with the prepayment assumption, if any, described in the participation agreement or other organizational document under which that mortgage asset was issued, and

      o using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption, and in the case of mortgage assets other than loans, that distributions will be made for each mortgage asset in accordance with the participation agreement or other organizational document under which that mortgage asset was issued. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of that certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.


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      The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

      A subsequent purchaser of a REMIC regular certificate that purchases that certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, that daily portion will be reduced, if that cost is in excess of the REMIC regular certificate's "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on that REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals:

      o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that certificate at the beginning of the accrual period which includes that day, plus

      o the daily portions of original issue discount for all days during that accrual period prior to that day, minus

      o any payments of amounts included in the stated redemption price made during that accrual period prior to that day for that certificate.

      The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

      The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

   Market Discount

      A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its


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remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code, that certificateholder in most cases will be required to allocate the portion of that distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, that election will apply to all market discount bonds acquired by that certificateholder on or after the first day of the first taxable year to which that election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If that election were made for a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or after that year. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium for a REMIC regular certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

      However, market discount for a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if that market discount is less than 0.25% of the remaining stated redemption price of that REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the market discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." That treatment may result in market discount being included in income at a slower rate than market discount would be required to be included in income using the method described in the preceding paragraph.

      Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department various rules described in the Committee Report should apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates accrues, at the certificateholder's option:

      o     on the basis of a constant yield method,

      o in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

      o in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect that regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.


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      To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which that market discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, under Section 1277 of the Internal Revenue Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. That deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which that market discount is includible in income. If that holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Premium

      A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of that REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, that election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. By analogy to bond premium regulations, any allocable premium in excess of the interest income may be deductible to the extent of prior accruals of interest. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating that certificateholder as having made the election to amortize premium. See "Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. Those rules presumably will require use of a prepayment assumption in accruing market discount or premium for REMIC regular certificates without regard to whether those certificates have original issue discount. The use of an assumption that there will be no prepayments might be required.

   Realized Losses

      Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until that holder's certificate becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss


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ultimately will not be realized, the law is unclear regarding the timing and character of that loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

   General

      Although a REMIC is a separate entity for federal income tax purposes, a REMIC, in most cases, is not subject to entity-level taxation, except with regard to prohibited transactions and other transactions. See " -- Prohibited Transactions and Other Possible REMIC Taxes." Rather, the taxable income or net loss of a REMIC is, in most cases, taken into account by the holder of the REMIC residual certificates. Accordingly, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

      A holder of a REMIC residual certificate, in most cases, will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned that REMIC residual certificate. In most cases, for this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" method. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income of or allowed as a loss to any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described under "Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive activity losses."

      A holder of a REMIC residual certificate that purchased that certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds that certificate. Those daily amounts, in most cases, will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations or otherwise, to reduce, or increase the income of a REMIC residual certificateholder that purchased that certificate from a prior holder of that certificate at a price greater than, or less than, the adjusted basis, as defined under "Basis Rules, Net Losses and Distributions," that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC Regulations, however, do not provide for those modifications.

      Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of that holder for federal income tax purposes. Although it appears likely that this payment would be includible in income immediately on its receipt, the IRS might assert that this payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of those payments, holders of REMIC residual certificates are encouraged to consult their tax advisors concerning the treatment of those payments for income tax purposes.

      On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.


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

      The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed under "--Excess Inclusions" and "--Non-economic REMIC Residual Certificates." The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by those REMIC residual certificateholders for the corresponding period may significantly adversely affect those REMIC residual certificateholders' after-tax rate of return. That disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC residual certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss.

   Taxable Income of the REMIC

      The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by amortization of any premium on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, amortization of any premium on the loans, bad debt losses for the loans and, except as described below, servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of those certificates in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" in this section of the prospectus, which describes a method for accruing that discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

      A loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in that loan, determined as described above, is less than, or greater than, its stated redemption price. That discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the loans. Premium on any loan to which that election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption. Further, that election would not apply to any loan originated on or before September 27, 1985. Instead, premium on that loan should be allocated among the principal payments on that loan and be deductible by the REMIC as those payments become due or on the prepayment of that loan.

      A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, which includes any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the "regular interests" were indebtedness of the REMIC. Original issue discount will be considered to accrue for this


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

purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular interests described in that Section will not apply.

      If a class of regular interests is issued at a premium, the net amount of interest deductions that are allowed the REMIC in each taxable year relating to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

      As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, that excess will be the net loss for the REMIC for that calendar quarter.

   Basis Rules, Net Losses and Distributions

      The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that certificate, increased by amounts included in the income of the REMIC residual certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to that REMIC residual certificateholder.

      A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent that net loss exceeds that REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which REMIC residual certificateholders are encouraged to consult their tax advisors.

      Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in that certificate. To the extent a distribution on a REMIC residual certificate exceeds that adjusted basis, it will be treated as gain from the sale of that certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their basis in those REMIC residual certificates will not be sufficiently large that those distributions will be treated as nontaxable returns of capital. Their basis in those REMIC residual certificates will initially equal the amount paid for those REMIC residual certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, those basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which that REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent that REMIC residual certificateholders' initial basis are less than the distributions to that REMIC residual certificateholders, and increases in those initial bases either occur after those distributions or, together with their initial bases, are less than the amount of those distributions, gain will be recognized to those REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.


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

      The effect of these rules is that a REMIC residual certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or on the sale of its REMIC residual certificate. See "--Sales of REMIC Certificates," in this section of the prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of that REMIC residual certificate to that REMIC residual certificateholder and the adjusted basis that REMIC residual certificate would have had in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

   Excess Inclusions

      Any "excess inclusions" for a REMIC residual certificate will be subject to federal income tax in all events.

      In general, the "excess inclusions" for a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

      o the daily portions of REMIC taxable income allocable to that REMIC residual certificate, over

      o the sum of the "daily accruals", as defined below, for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made for that REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      For REMIC residual certificateholders, an excess inclusion:

      o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization, and

      o will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," in this section of the prospectus.

Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that:

      o the alternative minimum taxable income of the taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions,

      o the alternative minimum taxable of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and

      o the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

      Under Treasury regulations yet to be issued, in the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions for those certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of that trust in proportion to the dividends received by those shareholders from that trust. Any amount so allocated will be treated as an excess inclusion for a REMIC residual certificate as if held directly by that


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

shareholder. A similar rule will apply for regulated investment companies, common trust funds and various cooperatives.

   Noneconomic REMIC Residual Certificates

      Under the REMIC Regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If that transfer is disregarded, the purported transferor will continue to remain liable for any taxes due for the income on that "noneconomic" REMIC residual certificate. The REMIC Regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents:

      o the present value of the expected future distributions, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

      o the transferor reasonably expects that for each anticipated excess inclusion the transferee will receive distributions for the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to various restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of that transfer being disregarded. Those restrictions will require each party to a transfer to provide an affidavit that no purpose of that transfer is to impede the assessment or collection of tax, including various representations as to the financial condition of the prospective transferee, as to which the transferor will also be required to make a reasonable investigation to determine that transferee's historic payments of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment of fixed base (within the meaning of an applicable tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000.

      The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. However, any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based on various assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors In REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of various REMIC residual certificates to foreign persons.

   Mark-to-market Rules

      Any REMIC residual certificate acquired after January 4, 1995 is not eligible to be marked to market under Internal Revenue Code Section 475 because it is not treated as a security.


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

   Possible Pass-through of Miscellaneous Itemized Deductions

      Fees and expenses of a REMIC in most cases will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class f, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. In most cases, those fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      For REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder of that certificate is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts:

      o an amount equal to that individual's, estate's or trust's share of those fees and expenses will be added to the gross income of that holder, and

      o that individual's, estate's or trust's share of those fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

      In addition, Section 68 of the Internal Revenue Code, which is scheduled to be phased out from 2006 through 2009, provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

      The amount of additional taxable income reportable by holders of those certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in that holder's gross income. Accordingly, those REMIC certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Those prospective investors are encouraged to consult with their own tax advisors prior to making an investment in those certificates.

   Sales of REMIC Certificates

      If a REMIC regular certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC regular certificate. The adjusted basis of a REMIC regular certificate, in most cases, will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by that certificateholder for that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on that REMIC regular certificate received by that certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Rules, Net Losses and Distributions." Except as provided in the following five paragraphs, the gain or loss described will be capital gain or loss provided that REMIC regular certificate is held as a capital asset, which in most cases is property held for investment, within the meaning of Section 1221 of the Internal Revenue Code.

      Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that gain does not exceed the excess, if any, of:

      o the amount that would have been includible in the seller's income for that REMIC regular certificate assuming that income had accrued on that REMIC regular certificate at a rate equal to 110% of the "applicable Federal rate", in most cases, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the


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

            application of the prepayment assumption to that certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of that certificate, over

      o the amount of ordinary income actually includible in the seller's income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased that certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period that REMIC certificate was held by that holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

      REMIC regular certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC regular certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction, in most cases, is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income, in most cases, will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include that net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires a REMIC residual certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Internal Revenue Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091, generally, of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to that REMIC residual certificateholder's adjusted basis in the newly acquired asset.

      Losses on the sale of a REMIC regular interest in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such form

   Prohibited Transactions and Other Possible REMIC Taxes

      The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.


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

      REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property," in most cases, means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. In most cases, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

      In most cases, to the extent permitted by then applicable laws, any prohibited transactions tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee, in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that any of those taxes arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. That tax not borne by the master servicer or the trustee will be charged against the related trust, resulting in a reduction in amounts payable to holders of the related REMIC certificates.

   Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations

      If a REMIC residual certificate is transferred to a "disqualified organization" as defined below, a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

      o the present value, which is discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC residual certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions for that REMIC residual certificate for periods after the transfer and

      o the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of that transfer, the prepayment assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. That tax would be, in most cases, imposed on the transferor of the REMIC residual certificate, except that where that transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for that tax for a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual knowledge that the affidavit was false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o residual interests in that entity are not held by disqualified organizations and

      o information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the related pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual certificate.

      In addition, if a "pass-through entity," as defined below, includes in income excess inclusions for a REMIC residual certificate and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

      o the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by that disqualified organization and

      o the highest marginal federal income tax rate imposed on corporations.

A pass-through entity, generally, will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity:

      o that holder's social security number and a statement under penalty of perjury that the social security number is that of the record holder or

      o a statement under penalty of perjury that the record holder is not a disqualified organization.


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

In the case of a REMIC residual certificate held by an "electing large partnership," all interests in that partnership are treated as held by disqualified organizations, regardless of the actual partners, and the amount that would be subject to tax under the second preceding sentence is excluded from the gross income of the partnership, in lieu of a deduction in the amount of that tax, in most cases, allowed to pass-through entities.

      For these purposes, a "disqualified organization" means:

      o the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Federal Home Loan Mortgage Corporation,

      o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

      o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, for that interest, be treated as a pass-through entity.

   Termination and Liquidation

      A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment relating to the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on that REMIC residual certificate is less than the REMIC Residual certificateholder's adjusted basis in that certificate, that REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of that difference, and that loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 860F(a)(4)(A)(i) of the Internal Revenue Code, which may be accomplished by designating in the REMIC's final tax return a date on which that adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning, on that date, the REMIC will not be subjected to any "prohibited transactions taxes" solely on account of that qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of regular and residual certificates within the 90-day period.

   Reporting and Other Administrative Matters

      Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. In most cases, the trustee will file REMIC federal income tax returns on behalf of the REMIC, will hold at least a nominal amount of REMIC residual certificates, and will be designated as and will act as the "tax matters person" for the REMIC in all respects.

      The trustee, as the tax matters person or as agent for the tax matters person, subject to various notice requirements and various restrictions and limitations, in most cases will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will, in most cases, be required to report that REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee, as the tax matters person or as agent for the tax matters person, and the IRS concerning that REMIC item. Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a REMIC


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residual certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other information.

      Reporting of interest income, including any original issue discount, for REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports in most cases are required to be sent to various trusts and individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts described in Sections 664(c) and 4947(a)(1) of the Internal Revenue Code, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information provided in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting, for the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets, will be made as required under the Treasury regulations, in most cases on a quarterly basis.

      As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, those regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

      The responsibility for complying with the foregoing reporting rules will be borne by the trustee.

   Backup Withholding as to REMIC Certificates

      Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code if recipients of those payments fail to furnish to the payor various information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from that tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

   Foreign Investors in REMIC Regular Certificates

      A REMIC Regular certificateholder that is not a United States person, as defined below, and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, in most cases, be subject to United States federal income or withholding tax relating to a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with various identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. For these purposes, United States person means a citizen or resident of the United States, a corporation or partnership (including an entity treated as a partnership or corporation for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other


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

than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply for a REMIC regular certificate held by a REMIC Residual certificateholder that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      Special rules apply to partnerships, estates and trusts, and in certain cases, certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on that United States shareholder's allocable portion of the interest income received by that controlled foreign corporation.

      Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question. In most cases, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

      On or prior to the date of the related prospectus supplement for the proposed issuance of each series of notes, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and related documents and on issuance of the notes, for federal income tax purposes:

      o     the notes will be treated as indebtedness and

      o the issuing entity, as created under the terms and conditions of the owner trust agreement, will not be characterized as an association, or publicly traded partnership, taxable as a corporation or as a taxable mortgage pool.

   Status as Real Property Loans

      Notes held by a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Internal Revenue Code section 7701(a)(19)(C)(v); and (ii) notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Internal Revenue Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code section 856(c)(3)(B).

   Taxation of Noteholders

      Notes in most cases will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC, as described above, except that:

      o income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and

      o the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes and


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

      o the character and timing of any loss as a result of defaults and delinquencies on the loans will be determined under the worthless security rules of Section 165(g) of the Internal Revenue Code rather than the bad debt rules of Section 166 of the Internal Revenue Code in the case where the issuer of the debt is an entity whose existence separate from a corporation is disregarded for United States federal income tax purposes. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

Reportable Transactions

      A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                                PENALTY AVOIDANCE

      The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors as to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA, or ERISA plans, and on persons who are ERISA fiduciaries with respect to the assets of those ERISA plans. Section 4975 of the Internal Revenue Code imposes similar prohibited transaction restrictions on qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts, or IRAs, described in Section 408 of the Internal Revenue Code (these qualified plans and IRAs, together with ERISA plans, are referred to in this section as Plans).

      Some employee benefit plans, such as governmental plans as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a qualified retirement plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules presented in Section 503 of the Internal Revenue Code.

      In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan and is made for the exclusive benefit of Plan participants and their beneficiaries,


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Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of Plans and persons having obtained specific relationships to a Plan, called Parties in Interest, unless a statutory, regulatory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available.

      ERISA Plan Asset Regulations. Transactions involving a trust that issues securities offered under this prospectus could constitute prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code for a Plan that purchases the securities, if the underlying mortgage assets and other assets included in the trust are deemed to be assets of the Plan. The DOL has promulgated ERISA Plan Asset Regulations defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Under the ERISA Plan Asset Regulations, in most cases, when a Plan acquires an "equity interest" in another entity, such as the trust, the underlying assets of that entity may be considered to be ERISA plan assets unless exceptions apply. In addition to several exceptions not applicable to an entity like the trust, a Plan's assets will not include an undivided interest in each asset of an entity in which that Plan makes an equity investment if benefit plan investors, that is, both Plans and other employee benefit plans not subject to ERISA, do not own, in the aggregate, 25% or more in value of any class of equity securities issued by the entity. Neither Plans nor persons investing ERISA plan assets should acquire or hold securities hereunder in reliance on the availability of any exception under the ERISA Plan Asset Regulations. The ERISA Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the ERISA Plan Asset Regulations, ERISA plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan, such as a certificate or a note with "substantial equity features," and depending on a number of facts relating to the investment, ERISA plan assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest, such as a trust. Without regard to whether the notes are characterized as equity interests, the purchase, sale and holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the applicable trustee or any of their respective affiliates is or becomes a Party in Interest for that Plan.

      Any person who has discretionary authority or control respecting the management or disposition of ERISA plan assets, and any person who provides investment advice for such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets in a trust constitute ERISA plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or some affiliates of those entities may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code for the investing Plan. In addition, if the mortgage assets and other assets included in a trust constitute ERISA plan assets, the purchase of certificates by a Plan, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

      The ERISA Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate," the Plan's assets include that certificate but do not, solely by reason of the Plan's holdings of that certificate, include any of the mortgages underlying that certificate. The ERISA Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" Freddie Mac certificates, GNMA certificates and Fannie Mae certificates. Accordingly, even if those Agency Securities included in a trust were deemed to be assets of Plan investors, the mortgages underlying those Agency Securities would not be treated as assets of those ERISA plans. Private mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the ERISA Plan Asset Regulations. Potential Plan investors are encouraged to consult their counsel and review the ERISA discussion in this prospectus and in the related prospectus supplement before purchasing private mortgage-backed securities.


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      Prohibited Transaction Exemption. The DOL has granted an individual prohibited transaction exemption, or PTE (PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41), to a predecessor of Credit Suisse Securities (USA) LLC, referred to as the Exemption. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under Section 4975(a) and (b) of the Internal Revenue Code, transactions relating to the servicing and operation of fixed pools of mortgage loans, manufactured housing loans or agency securities such as those described in this prospectus and the purchase, sale, holding and disposition of securities backed by such assets that are underwritten by an underwriter, provided that conditions listed in the Exemption are satisfied. For purposes of the Exemption, the term "underwriter" includes (a) the underwriter named in the Exemption, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager for a class of securities. "Securities" potentially covered by the Exemption would include certificates, interests issued by a trust that elects to be treated as a REMIC, and securities denominated as debt instruments that are issued by an investment pool, including owner trusts. The exemption does not cover revolving pools of assets.

      The Exemption provides a number of general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption. First, the acquisition of securities by a Plan or with ERISA plan assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Securities evidencing rights and interests that are subordinated to the rights and interests evidenced by the other Securities of the same entity if none of the loans backing the securities in the transaction has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%. Third, the Securities at the time of acquisition by or with ERISA plan assets must be rated in one of the four highest generic rating categories by Standard and Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch Ratings. Fourth, the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust may exceed 100% (but not 125%) at the date of issuance of the securities, except that such securities must not be subordinated to any other class of securities and must have been rated in one of the two highest generic categories by one of the Rating Agencies. Fifth, the trustee cannot be an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter. Sixth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting or placing the securities; the sum of all payments made to and retained by the depositor under the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith. Seventh, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Eighth, issuers other than certain trusts, the documents establishing the issuer and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the issuer from creditors of the sponsor.

      The Restricted Group consists of the depositor, the related seller, any underwriter, any insurer, any trustee, any swap counterparty, the servicer, any obligor with respect to contracts included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, and any affiliate of these parties.

      The Exemption also requires that a trust meet the following requirements:

      (1) The trust must consist solely of assets of a type that have been included in other investment pools;

      (2) The Securities issued by those other investment pools must have been rated in one of the four highest categories of one of the Rating Agencies for at least one year prior to the Plan's acquisition of securities; and


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

      (3) The Securities issued by those other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any Plan's acquisition of securities.

      A fiduciary of any Plan or other investor of ERISA plan assets contemplating purchasing a certificate or note must make its own determination that the general conditions described above will be satisfied for that certificate or note. The fiduciary should consider that the rating of a Security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted investment grade rating would not be required by the Exemption to dispose of the security). If the security meets the requirements of the Exemption, other than those relating to rating or subordination, such certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of securities by ERISA plans or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a certificate or note by a Plan or with ERISA plan assets of an Excluded Plan, as defined below, by any person who has discretionary authority or renders investment advice for ERISA plan assets of that Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

      If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code) by reason of Section 4975(c)(1)(E) of the Internal Revenue Code) in connection with:

      o the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for the investment of the relevant ERISA plan assets in the securities is (a) an obligor as to 5% or less of the fair market value of the assets of the related investment pool or (b) an affiliate of that person,

      o the direct or indirect acquisition or disposition of securities in the secondary market by a Plan or an entity investing ERISA plan assets, and

      o the holding of securities by a Plan or an entity investing ERISA plan assets.

      Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code) for transactions in connection with the servicing, management and operation of the investment pools. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code) for transactions in connection with the servicing, management and operation of the investment pools, provided that the general conditions of the Exemption are satisfied.

      The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code) if those restrictions would otherwise apply merely because a person is deemed to be a Party in Interest for an investing Plan (or the investing entity holding ERISA plan assets) by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the ownership of securities by a Plan or the investment of ERISA plan assets in securities.


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   Pre-Funding Accounts

      The Underwriter's PTE permits transactions using a pre-funding account whereby a portion of the loans are transferred to the trust fund within a specified period, the DOL Pre-Funding Period, following the closing date instead of requiring that all such loans be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Underwriter's PTE are satisfied.

   Swaps

      The Underwriter's PTE permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the Underwriters's PTE.

      An interest rate swap or, if purchased by or on behalf of the trust fund, an interest rate cap contract, collectively referred to in this prospectus as a "swap" or "swap agreement", is a permitted trust fund asset if:

            (a) it is an "eligible swap;"

            (b) it is with an "eligible counterparty;"

            (c) the classes of securities to which it relates may be purchased only by plans that are "qualified plan investors;"

            (d) it meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap;" and

            (e) it permits the trust fund to make termination payments to the swap counterparty, other than currently scheduled payments, solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

      An "eligible swap" is one which:

            (a) is denominated in U.S. dollars;

            (b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate");

            (c) has a notional amount that does not exceed either:

                  (1) the principal balance of the class of securities to which the swap relates; or

                  (2) the portion of the principal balance of that class
            represented by obligations ("allowable notional amount");

            (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged");

            (e) has a final termination date that is the earlier of the date the trust fund terminates and the date the related class of securities are fully repaid; and

            (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, that counterparty must either have a long-term rating in one of the three


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

highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

      A "qualified plan investor" is a plan where the decision to buy the class of securities to which the swap relates is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that fiduciary is either:

            (a) a "qualified professional asset manager," or QPAM, under PTCE 84-14;

            (b) an "in-house asset manager" under PTCE 96-23; or

            (c) has total assets, both plan and non-plan, under management of at least $100 million at the time the securities are acquired by the plan.

      Ratings Dependent Swaps. In "ratings dependent swaps," those where the rating of a class of securities is dependent on the terms and conditions of the swap, the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer, as agent for the trustee, must, within the period specified under the pooling and servicing agreement:

            (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate; or

            (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced, and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year.

In the event that the servicer, as agent for the trustee, fails to meet these obligations, holders of the securities that are Plans must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of that failure. Sixty days after the receipt of the report, the exemptive relief provided under the Underwriter's PTE will prospectively cease to be applicable to any class of securities held by a Plan to which the ratings dependent swap relates.

      Non-Ratings Dependent Swaps. "Non-ratings dependent swaps," those where the rating of the securities does not depend on the terms and conditions of the swap, are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer, as agent for the trustee, will, within a specified period after that rating withdrawal or reduction:

            (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate;

            (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

            (c) terminate the swap agreement in accordance with its terms.

      Yield Supplement Agreement. A "yield supplement agreement" is a permitted trust fund asset if it satisfies the conditions of an "eligible yield supplement agreement." Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional amount and is purchased by or on behalf of the trust fund to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions:

            (a) it is denominated in U.S. dollars;

            (b) it pays an allowable interest rate;

            (c) it is not leveraged;


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

            (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

            (e) it is entered into between the trust fund and an eligible counterparty; and

            (f) it has an allowable notional amount.

      Before purchasing a certificate or note, a fiduciary of a Plan or other investor of ERISA plan assets should itself confirm:

      o that the securities constitute "securities" for purposes of the Exemption, and

      o that the specific and general conditions provided in the Exemption and the other requirements provided in the Exemption would be satisfied.

In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities by or with ERISA plan assets.

      Any fiduciary or other Plan investor which proposes to purchase securities on behalf of or with ERISA plan assets is encouraged to consult with its counsel concerning the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any other prohibited transaction exemption in connection with that purchase. In particular, in connection with a contemplated purchase of securities which are certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, the fiduciary or other Plan investor should consider the potential availability of the Exemption or Prohibited Transaction Class Exemption 83-1, or PTCE 83-1, for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief for securities evidencing interests in trusts which include Cooperative Loans and certain other loans including home equity loans and may not provide exemptive relief for securities having particular cash-flow characteristics that may be issued by a trust.

      Additional Considerations Relating to Notes. As discussed above, under the Plan Asset Regulations, the assets of a trust would be treated as "plan assets" of a Plan for the purposes of ERISA and Section 4975 of the Code only if the Plan acquires an "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans without causing the assets of the trust to be considered assets of an investing plan. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a Party in Interest with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a Party in Interest with respect to such Plan. There can be no assurance that the trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes. In the event that the Exemption is not applicable to the notes, a Plan fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by "in-house asset managers", PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." The related prospectus supplement may contain restrictions on purchases of notes by Plans.

      Insurance Company General Accounts. Section 401(c) of ERISA provides guidance with respect to the application of the plan asset rules to insurance company general accounts. The DOL has issued final regulations under Section 401(c) of ERISA (the "Section 401(c) Regulations"), which generally became effective July 5, 2001. The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute "ERISA plan assets." Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a plan after December 31, 1998 or issued to Plans on or before


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

December 31, 1998 for which the insurance company does not comply with the requirements specified in the 401(c) Regulations may be treated as "ERISA plan assets." In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as "ERISA plan assets" of any Plan invested in such separate account except to the extent provided in the ERISA Plan Asset Regulations. Insurance companies contemplating the investment of general account assets in the certificates are encouraged to consult with their legal advisers with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to hold the securities.

      Representations from ERISA Plans Investing in Securities. The exemptive relief afforded by the Exemption, or any similar exemption that might be available, may not apply to the purchase, sale or holding of some securities, such as securities backed by revolving credit loans and certain subordinate securities or any securities which are not rated in one of the four highest generic rating categories (or two highest generic rating categories in the case of a transaction in which loans have a loan-to-value ratio or combined loan-to-value ratio that exceeds 100%) by one of the Rating Agencies. Whether the conditions of the Exemption will be satisfied with respect to the securities will depend upon the relevant facts and circumstances existing at the time a plan acquires the securities. Plan investors should make their own determination, in consultation with their counsel, before acquiring securities in reliance on the applicability of the exemption.

      In the absence of the Exemption, the purchase and holding of the securities by a plan or by individual retirement accounts or other plans subject to Section 4975 of the Internal Revenue Code may result in prohibited transactions or the imposition of excise tax or civil penalties. Consequently, transfers of any classes of securities not eligible for the Exemption, as specified in the related prospectus supplement, will not be registered by the trustee unless the trustee receives:

            (a) a representation from the transferee of the security, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Internal Revenue Code, nor a person acting on behalf of any plan or arrangement or using the assets of any plan or arrangement to effect the transfer, called a benefit plan investor;

            (b) if the purchaser is an insurance company, a certification substantially to the effect that the purchase of securities by or on behalf of that Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement and that the following statements are correct: the purchaser is an insurance company which is purchasing the securities with funds contained in an "insurance company general account," as the term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, called PTCE 95-60, and the conditions provided for in Sections I and III of PTCE 95-60 have been satisfied; or

            (c) an opinion of counsel to the trustee, the depositor and the master servicer which is satisfactory to the trustee, the depositor and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, which states that the purchase and holding of those securities by, on behalf or with the assets of, that Plan will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

      An opinion of counsel or certification will not be required for the purchase of securities registered through DTC. In the absence of the Exemption, unless the prospectus supplement for a series of securities imposes a different requirement, any purchaser of a security registered through DTC will be deemed to have represented by that purchase that either (a) the purchaser is not a Plan and is not purchasing those securities by, on behalf of or with the assets of, any Plan or (b) the purchaser is an insurance company which is purchasing the securities with funds contained in an "insurance company general account", as the term is defined in Section V(e) of PTCE 95-60, and the conditions provided for in Sections I and III of PTCE 95-60 have been satisfied.


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

      Tax Exempt Investors. A Tax Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a Tax Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates- Excess Inclusions."

      Consultation With Counsel. Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold securities on behalf of a Plan or with ERISA plan assets is encouraged to consult with its counsel about the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.

      The prospectus supplement for a series may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, for the securities offered by that prospectus supplement. There can be no assurance that any of these exemptions will apply for any particular Plan's or other Plan investor's investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.

                                LEGAL INVESTMENT

      Each class of securities offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. In most cases, securities of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, so long as they are rated by a rating agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities. This group includes, but is not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems, created under or existing under the laws of the United States or of any State, including the District of Columbia and Puerto Rico, whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Any class of securities that represents an interest in a trust that includes junior mortgage loans will not constitute "mortgage related securities" for purposes of SMMEA.

      Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities in relation to "mortgage related securities," the securities will constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of those securities so long as that contractual commitment was made or those securities acquired prior to the enactment of that legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented by those mortgage-related securities, federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.

      On April 23, 1998, the Federal Financial Institutions Examination Council issued the 1998 Policy Statement applicable to all depository institutions, providing guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26,


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

1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

      The OTS has issued Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," or TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position to conduct:

      o a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and

      o a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

For the purposes of TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of certificates offered by this prospectus and by the related prospectus supplement may be viewed as "complex securities". The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

      Some classes of securities offered by this prospectus, including any class that is not rated in one of the two highest categories by at least one rating agency, will not constitute "mortgage related securities" for purposes of SMMEA. Those classes of securities will be identified in the related prospectus supplement. Prospective investors in those classes of securities, in particular, should consider the matters discussed in the following paragraph.

      There may be other restrictions on the ability of some investors either to purchase various classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction applicable to that investor.

      Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

                                  LEGAL MATTERS

      Some specific legal matters in connection with the securities offered by this prospectus, including both federal income tax matters and the legality of the securities being offered, will be passed on for the depositor and for the underwriters by Thacher Proffitt & Wood LLP, New York, New York, Sidley Austin LLP, New York, New York, McKee Nelson LLP, New York, New York or Orrick, Herrington & Sutcliffe LLP, Los Angeles, California.


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

                                  THE DEPOSITOR

      The depositor will be Credit Suisse First Boston Mortgage Acceptance Corp. for each series of securities unless otherwise indicated in the related prospectus supplement.

      The depositor was incorporated in the State of Delaware on April 14, 1988 and is a wholly-owned subsidiary of Credit Suisse First Boston (USA), Inc. (formerly Donaldson, Lufkin & Jenrette, Inc.), a Delaware corporation, the name of which was subsequently changed to Credit Suisse (USA), Inc. The principal executive offices of the depositor are located at Eleven Madison Avenue, 4th Floor, New York, New York 10010. Its telephone number is (212) 325-2000.

      On November 3, 2000, Donaldson, Lufkin & Jenrette, Inc., a corporation organized under the laws of Delaware ("DLJ"), merged with and into an indirect wholly owned subsidiary of Credit Suisse Group, a corporation organized under the laws of Switzerland ("CSG"). As a result of this transaction, DLJ became an indirect wholly owned subsidiary of CSG and changed its name to Credit Suisse First Boston (USA), Inc. All former subsidiaries of DLJ, including the depositor, are currently subsidiaries of Credit Suisse (USA), Inc. (formerly known as Credit Suisse First Boston (USA), Inc.).

      The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. The depositor has one class of common stock, all of which is owned by Credit Suisse (USA), Inc.

      Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the securities of any series.

      As described in this prospectus, the only obligations of the depositor will be under various representations and warranties relating the mortgage assets. See "Loan Underwriting Standards Representations and Warranties" and "The Agreements--Assignment of Mortgage Assets" in this prospectus. The depositor will have no ongoing servicing responsibilities or other responsibilities for any Mortgage Asset. The depositor does not have nor is it expected in the future to have any significant assets with which to meet any obligations for any trust. If the depositor were required to repurchase or substitute a loan, its only source of funds to make the required payment would be funds obtained from the seller of that loan, or if applicable, the master servicer or, the servicer. See "Risk Factors" in this prospectus.

      After issuance of the securities for a series, the depositor will have no material obligations with respect to the securities and Trust Assets, other than the (i) the right to appoint a successor trustee upon the resignation or removal of the trustee and (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended.

                                 USE OF PROCEEDS

      The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the mortgage assets, to repay indebtedness which has been incurred to obtain funds to acquire the mortgage assets, to establish the reserve funds, if any, for the series and to pay costs of structuring, guaranteeing and issuing the securities. In some cases, securities may be exchanged by the depositor for mortgage assets. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of those additional offerings will be dependent on a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

      None of the offering proceeds for a series will be used to pay expenses incurred in connection with the selection and acquisition of the related Trust Assets and no such expenses will be paid to the sponsor, the master servicer, a servicer, the depositor, the issuing entity, an originator of the Trust Assets, the underwriter or any affiliate of the foregoing parties.

                              PLAN OF DISTRIBUTION

      The securities offered by this prospectus and by the related prospectus supplements will be offered in series may be sold directly by the depositor or may be offered through the underwriters through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

      The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

      o by negotiated firm commitment or best efforts underwriting and public re-offering by the underwriters;

      o by placements by the depositor with institutional investors through dealers; and

      o     by direct placements by the depositor with institutional investors.

      In addition, if specified in the related prospectus supplement, a series of securities may be offered in whole or in part in exchange for the loans, and other assets, if applicable, that would comprise the trust for those securities.

      If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters related to the offer and sale of a particular series of securities will be named on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

      In connection with the sale of the securities, the underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with those securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to various conditions precedent, that the underwriters will be obligated to purchase those securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in connection with those civil liabilities.

      The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

      The depositor anticipates that the securities offered by this prospectus will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of securities. Holders of securities are encouraged to consult with their legal advisors in this regard prior to that reoffer or sale.

                             ADDITIONAL INFORMATION

      The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, will file reports thereunder and reports required under the applicable agreements with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov). Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity's name.

      The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "The Agreements - Reports to Securityholders" and "Servicing of Loans- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Securities and Exchange Commission will be posted on the related trustee's internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and Exchange Commission. The address of the related trustee's website will be set forth in the related prospectus supplement.

                           REPORTS TO SECURITYHOLDERS

      Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the servicer, the subservicer or the trustee to each holder of record of the certificates of the related series. See "Description of the Certificates -- Reports to Certificateholders." Reports forwarded to holders will contain financial information that has not been examined or reported on by an independent certified public accountant. The depositor will file with the Securities and Exchange Commission those periodic reports relating to the trust fund for a series of certificates as are required under the Exchange Act.

      As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Additional Information."

      As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the related trustee's website referenced above under "Additional Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria as required by Item 1122(a) of Regulation AB, attestation reports as required by Item 1122(b) of Regulation AB, and statements of compliance as required by Item 1123 of Regulation AB prepared by or on behalf of each entity participating in the servicing function will be provided to the registered holders of the related securities upon request free of charge. See "Servicing of Loans - Evidence as to Compliance" and "The Agreements - Reports to Securityholders."

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a) or 15(d) of the Exchange Act, that relates to the trust fund for the certificates or notes. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for any series of certificates or notes will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of certificates or notes include an insurer's financial statements, a certificate policy, a mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K, Form 10-D and Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as may be required in connection with the related trust fund.

      At such time as may be required under the relevant SEC rules and regulations, the depositor may provide static pool information, in response to
Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide such information, the applicable prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.


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      The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates or notes, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates or notes, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed either by telephone to 212-325-2000 or in writing to Credit Suisse First Boston Mortgage Acceptance Corp., 11 Madison Avenue, New York, New York 10010, Attention: Treasurer.


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                                    GLOSSARY

      1998 Policy Statement--The revised supervisory statement setting for the guidelines for investments in "high risk mortgage securities". The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998.

      Accrual Termination Date--For a class of accrual securities, the distribution date on which all securities of the related series with final scheduled distribution dates earlier than that of that class of accrual securities have been fully paid, or another date or period as may be specified in the related prospectus supplement.

      Additional Collateral--Marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Additional Collateral owned by any guarantor, may consist of real estate.

      Additional Collateral Loan--A mortgage loan that, in addition to being secured by the related mortgaged property, is secured by other collateral owned by the related mortgagors or are supported by third- party guarantees secured by collateral owned by the related guarantors.

      Advance--A cash advance by the master servicer or a servicer for delinquent payments of principal of and interest on a loan, and for the other purposes specified in this prospectus and in the related prospectus supplement.

      Agency Securities--Mortgage-backed securities issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies.

      Available Distribution Amount--The amount in the Payment Account, including amounts deposited in that account from any reserve fund or other fund or account, eligible for distribution to securityholders on a distribution date.

      Balloon Loan--A mortgage loan with payments similar to a conventional loan, calculated on the basis of an assumed amortization term, but providing for a Balloon Payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than that assumed amortization term.

      Balloon Payment--The payment of all outstanding principal and interest made at the end of the term of a Balloon Loan.

      Bi-Weekly Loan--A mortgage loan which provides for payments of principal and interest by the borrower once every two weeks.

      Buy-Down Fund--A custodial account, established by the master servicer or the servicer for a Buy-Down Loan, that meets the requirements described in this prospectus.

      Buy-Down Loan--A level payment mortgage loan for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's scheduled payment during the early years of that mortgage loan.

      Buy-Down Period--The period in which the borrower is not obligated to pay the full scheduled payment otherwise due on a Buy-Down Loan.

      Buy-Down Mortgage Rate--For any Buy-Down Loan, the hypothetical reduced interest rate on which scheduled payments are based.

      Buy-Down Amounts--For any Buy-Down Loan, the maximum amount of funds that may be contributed by the Servicer of that Buy-Down Loan.

      Call Certificate--Any Certificate evidencing an interest in a Call Class.

      Call Class--A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust resulting in early retirement of the certificates of the series.

      Call Price--In the case of a call as to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

      Collection Account--For a series, the account established in the name of the master servicer for the deposit by the master servicer of payments received from the mortgage assets in a trust, or from the servicers, if any.


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      Contributions Tax--The imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

      Cooperative--A corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.

      Cooperative Dwelling--An individual housing unit in a building owned by a cooperative.

      Cooperative Loan--A housing loan made for a Cooperative Dwelling and secured by an assignment by the borrower/tenant-stockholder, of a security interest in shares issued by the applicable Cooperative.

      Designated Seller Transaction--A series of securities where the mortgage loans included in the trust are delivered either directly or indirectly to the depositor by one or more unaffiliated sellers identified in the related prospectus supplement.

      Disqualified Persons--For these purposes means:

      o the United States, any State or political subdivision of the United States or any State, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac,

      o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code,

      o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code,

      o an "electing large partnership," as described in Section 775 of the Code, or

      o any other person so designated by the trustee based on an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than that person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

      Draw--With respect to any revolving credit loan, money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on the revolving credit loan under the related credit line agreement at any time during the Draw Period.

      Draw Period--With respect to any revolving credit loan, the period specified in the related credit line agreement when a borrower on the revolving credit loan may make a Draw.

      Eligible Account--An account maintained with a federal or state chartered depository institution:

      o the short-term obligations of which are rated by each rating agency in its highest rating at the time of any deposit in that account,

      o insured by the FDIC to the limits established by that Corporation, the uninsured deposits in which account are otherwise secured in a way that, as evidenced by an opinion of counsel delivered to the trustee prior to the establishment of that account, the holders of the securities will have a claim as to the funds in that account and a perfected first priority security interest against any collateral securing those funds that is superior to claims of any other depositors or general creditors of the depository institution with which that account is maintained a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity, or

      o an account or accounts of a depository institution acceptable to the rating agencies.

Eligible Accounts may bear interest.

      Environmental Lien--A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

      Escrow Account--An account, established and maintained by the master servicer or the servicer for a loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premium and other comparable items that are required to be paid to the mortgagee are deposited.


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      Excluded Balance--With respect to any revolving credit loan, that portion of the principal balance of that revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, and which may also include balances attributable to Draws after the occurrence of certain events specified in the related prospectus supplement.

      Funding Account--An account established for the purpose of purchasing additional loans.

      GPM Fund--A trust account established by the master servicer or the servicer of a GPM Loan into which funds sufficient to cover the amount by which payments of principal and interest on that GPM Loan assumed in calculating payments due on the securities of the related multiple class series exceed scheduled payments on that GPM Loan.

      GPM Loan--A mortgage loan providing for graduated payments, having an amortization schedule:

      o requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments became fixed for the remainder of the mortgage term,

      o providing for deferred payment of a portion of the interest due monthly during that period of time, and

      o providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

      Insurance Proceeds--Amounts paid by the insurer under any of the insurance policies covering any loan or mortgaged property.

      Interest Accrual Period--The period specified in the related prospectus supplement for a multiple class series, during which interest accrues on the securities or a class of securities of that series for any distribution date.

      Liquidated Mortgage Loan--A defaulted mortgage loan as to which the master servicer has determined that all amounts which it expects to recover from or on account of that mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise have been recovered.

      Liquidation Expenses--Expenses incurred by the master servicer, or the related servicer, in connection with the liquidation of any defaulted mortgage loan and not recovered under a primary mortgage insurance policy.

      Liquidation Proceeds--Amounts received by the master servicer or servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

      Mark-to-Market Regulations--The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

      Parties in Interest--For a Plan, persons who have specified relationships to the Plans, either parties in interest within the meaning of ERISA or disqualified persons within the meaning of Section 4975 of the Internal Revenue Code.

      Payment Account--For a series, the account established in the name of the trustee for the deposit of remittances received from the master servicer relating to the mortgage assets in a trust.

      Periodic Rate Cap--For any ARM loan, the maximum amount by which mortgage rate of that ARM loan may adjust for any single adjustment period.

      Pre-Funding Limit--For the securities, the ratio of the amount allocated to the Funding Account to the proceeds of the offering of the securities, which must be less than or equal to 50%.

      Pre-Funding Period--For the securities, the period in which supporting payments of the related mortgage loans, having a value equal to no more than 50% of the proceeds of the offering of those securities, to be transferred to the related trust instead of requiring that the related mortgage loans be either identified or transferred on or before the Closing Date, which period will be no longer than 90 days or three months following the Closing Date.


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      Qualified Insurer--A mortgage guarantee or insurance company duly qualified as a mortgage guarantee or insurance company under the laws of the states in which the mortgaged properties are located, duly authorized and licensed in those states to transact the applicable insurance business and to write the insurance provided.

      REO Property--Real property which secured a defaulted loan which has been acquired on foreclosure, deed in lieu of foreclosure or repossession.

      Repayment Period--With respect to a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

      Retained Interest--For a mortgage asset, the amount or percentage specified in the related prospectus supplement which is not sold by the depositor or seller of the mortgage asset and, therefore, is not included in the trust for the related series.

      Restricted Group--The group consisting of any underwriter, the master servicer, any servicer, any subservicer, the trustee and any obligor for assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust as of the date of initial issuance of the securities.

      Servicer Account--An account established by a servicer, other than the master servicer, who is directly servicing loans, into which that servicer will be required to deposit all receipts received by it relating to the mortgage assets serviced by that servicer.

      Servicing Fee--The amount paid to the master servicer on a given distribution date, in most cases, determined on a loan-by-loan basis, and calculated at a specified per annum rate.

      Subordinated Amount--The amount, if any, specified in the related prospectus supplement for a series with a class of subordinate securities, that the subordinate securities are subordinated to the senior securities of the same series.

      Subordination Reserve Fund--The subordination reserve fund, if any, for a series with a class of subordinate securities, established under the related pooling and servicing agreement or indenture.

      Subsequent Mortgage Loan--Additional mortgage loans transferred to the related trust after the closing date.

      Subsidy Fund--For any loan, a custodial account, which may be interest-bearing, complying with the requirements applicable to a Collection Account in which the master servicer will deposit subsidy funds.

      Tax Exempt Investor--Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

      Trust Balance--With respect to a mortgage pool consisting of revolving credit loans, as described in the related prospectus supplement, a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance and minus the portion of the principal balance that has been transferred to another trust fund prior to the cut-off date, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

      United States Person--"United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.


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                       Home Equity Mortgage Trust 2007-1
                                 Issuing Entity

                           DLJ Mortgage Capital, Inc.
                               Sponsor and Seller

              Credit Suisse First Boston Mortgage Acceptance Corp.
                                    Depositor

                                 PNC Bank, N.A.
                                    Servicer

                        Home Equity Mortgage Trust 2007-1
                        Asset-Backed Notes, Series 2007-1
                                  $175,000,100
                                  (Approximate)

                              PROSPECTUS SUPPLEMENT

                                  Credit Suisse

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the securities in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered securities and for their unsold allotments or subscriptions. In addition, all dealers selling the offered securities will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                  March 8, 2007